 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-235402
PROSPECTUS
13,810,676 Shares of Common Stock
11,355,402 Shares of Common Stock by the Selling Stockholders
7,174,613 Warrants by the Selling Stockholders
BROADMARK REALTY CAPITAL INC.
This prospectus relates to the resale from time to time of (a) an aggregate 11,355,402 shares of common stock, par value $0.001 per share, of Broadmark Realty Capital Inc. (“Broadmark Realty,” “we,” “us,” or “our”), consisting of (i) 7,170,213 shares of common stock, (ii) 1,793,653 shares of common stock issuable upon the exercise of 7,174,613 warrants to purchase one fourth (1/4th) of one share of common stock at an exercise price of $2.875 per share, and (iii) 2,391,536 shares of common stock that may be issued pursuant to the exercise of an option, and (b) 7,174,613 warrants to purchase one fourth (1/4th) of one share of common stock at an exercise price of $2.875 per share by the selling stockholders named in this prospectus. This prospectus also relates to the issuance by us of up to 13,810,676 shares of our common stock consisting of (i) 8,624,000 shares of common stock issuable upon the exercise of 34,496,000 warrants to purchase one fourth (1/4th) of one share of common stock at an exercise price of $2.875 per share, and (ii) 5,186,676 shares of common stock issuable upon the exercise of 5,186,676 warrants to purchase one share of common stock at an exercise price of $11.50 per share.
The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of common stock and warrants.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BRMK.” Our warrants to purchase one fourth (1/4th) of one share of common stock at an exercise price of $2.875 per share are listed on the NYSE American under the symbol “BRMK WS.” On September 2, 2020, the closing sale price of our common stock was $9.92 and the closing sale price of the warrants was $0.2728.
We intend to elect to be treated as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. To assist us in complying with the limitations on ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. You should read the information under the section entitled “Description of Capital Stock and Warrants  —  Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
We are an “emerging growth company” under the federal securities laws and, as such, have elected to comply with certain reduced disclosure requirements in this prospectus and in future filings that we make with the Securities and Exchange Commission. See “Prospectus Summary  —  Emerging Growth Company Status.”
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 11, 2020

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus or as of another date specified herein, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We use market data and industry forecasts and projections as well as our own estimates throughout this prospectus. We have obtained certain market and industry data from publicly available industry publications. While this information has been obtained from sources that we believe to be reliable, we have not independently verified this information and the accuracy and completeness of the information is not guaranteed. Our estimates of potential market opportunities include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

i

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, or the context otherwise requires, certain capitalized terms used herein are defined as follows:
•
“BRELF II” refers to BRELF II, LLC, a Washington limited liability company.

•
“BRELF III” refers to BRELF III, LLC, a Washington limited liability company.

•
“BRELF IV” refers to BRELF IV, LLC, a Washington limited liability company.

•
“Broadmark Realty,” “Company,” “we,” “us” and “our” refer to Broadmark Realty Capital Inc., a Maryland corporation, together with its consolidated subsidiaries following the Business Combination and refer to the Predecessor Company Group for periods prior to the Business Combination.

•
“Business Combination” refers to that certain business combination contemplated by the Merger Agreement.

•
“Company Private Placement Warrants” refers to warrants to purchase one share of our common stock at an exercise price of $11.50 per share.

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•
“Farallon Entities” refers to Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., and Farallon Capital (AM) Investors, L.P., each an entity affiliated with Farallon Capital Management, L.L.C., and with each of which Broadmark Realty previously entered into a subscription agreement relating to the PIPE Investment.

•
“Merger Agreement” refers to the certain Agreement and Plan of Merger dated as of August 9, 2019, by and among Trinity, certain wholly owned subsidiaries thereof and the Predecessor Company Group.

•
“Merger Sub I” refers to Trinity Merger Sub I, Inc., a wholly owned subsidiary of Broadmark Realty organized as a corporation under the laws of Delaware.

•
“Merger Sub II” refers to Trinity Merger Sub II, LLC, a wholly owned subsidiary of Broadmark Realty organized as a limited liability company under the laws of Delaware.

•
“MgCo I” refers to Pyatt Broadmark Management, LLC, a Washington limited liability company.

•
“MgCo II” refers to Broadmark Real Estate Management II, LLC, a Washington limited liability company.

•
“MgCo III” refers to Broadmark Real Estate Management III, LLC, a Washington limited liability company.

•
“MgCo IV” refers to Broadmark Real Estate Management IV, LLC, a Washington limited liability company.

•
“PBRELF I” refers to PBRELF I, LLC, a Washington limited liability company.

•
“PIPE Investment” refers to those certain subscription agreements by and between Broadmark Realty and each of the Farallon Entities, whereby Broadmark Realty issued and sold to such investors an aggregate of 7,174,613 shares of common stock immediately prior to the consummation of the mergers that were part of the Business Combination at a price per share equal to the Reference Price, for an aggregate purchase price of approximately $75.0 million.

•
“Predecessor Companies” refers to PBRELF I, BRELF II, BRELF III and BRELF IV.

•
“Predecessor Company Group” refers to the Predecessor Management Companies and the Predecessor Companies.

•
“Predecessor Management Companies” refers to MgCo I, MgCo II, MgCo III and MgCo IV.

•
“Private REIT” refers to Broadmark Private REIT, LLC, a newly organized real estate finance company sponsored by us and organized as a limited liability company under the laws of Delaware.

ii

•
“Private REIT Manager” refers to Broadmark Private REIT Management, LLC, a Delaware limited liability company, which is the manager of the Private REIT and an indirect subsidiary of Broadmark Realty.

•
“Public Warrants” refers to warrants to purchase one fourth (1/4th) of one share of our common stock at an exercise price of $2.875 per share.

•
“REIT” refers to a real estate investment trust as such term is defined in the Internal Revenue Code of 1986, as amended.

•
“Reference Price” refers to approximately $10.45, which was the value of the funds held by Trinity in the account established for the benefit of its stockholders, net of certain taxes and determined as of the close of business on the business day immediately preceding the date of closing of the Business Combination, divided by the outstanding number of shares of Trinity Class A Common Stock that were then outstanding.

•
“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

•
“Securities” refers to our shares of common stock and our Warrants.

•
“Securities Act” refers to the Securities Act of 1933, as amended.

•
“Selling Stockholders” refers to the selling stockholders named in this prospectus.

•
“Trinity” refers to Trinity Merger Corp., a Delaware corporation.

•
“Trinity Sponsor” refers to HN Investors LLC, the sponsor of Trinity.

•
“Warrants” refers to warrants to purchase our common stock and includes both the Company Private Placement Warrants and the Public Warrants.

iii

PROSPECTUS SUMMARY
Unless the context otherwise requires, references to “Broadmark Realty,” “Company,” “we,” “us” and “our,” refer to Broadmark Realty Capital Inc., a Maryland corporation, together with its consolidated subsidiaries following the Business Combination and refer to the Predecessor Company Group for periods prior to the Business Combination.
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Company Overview
We are an internally managed commercial real estate finance company that provides secured financing to real estate investors and developers. We intend to elect to be treated as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. Based in Seattle, Washington, we specialize in underwriting, funding, servicing and managing a portfolio of short-term, first deed of trust loans to fund the construction and development of, or investment in, residential or commercial properties. Historically, our portfolio of loans has primarily consisted of loans to fund the construction and development of residential properties, but we also make loans on commercial real estate projects. Our objective is to preserve and protect stockholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. We believe our ability to quickly offer and finalize loan terms and expeditiously manage and fund ongoing construction draws provides us a competitive advantage over traditional funding sources as well as alternative lenders that may involve higher execution risk. We apply a disciplined underwriting approach to our loans, rooted in management’s deep understanding of real estate markets, property construction budgets and timelines and assessing borrower financial strength. We operate in select states that we believe have favorable demographic trends and provide us the ability to efficiently access the underlying collateral in the event of borrower default. As of June 30, 2020, our portfolio of active loans had approximately $1.1 billion of total commitments outstanding across borrowers in eleven states and the District of Columbia, of which $832.3 million of total principal balance were funded and outstanding by us and $6.9 million by the Private REIT. We refer to loans that have outstanding commitments or principal balances that have not been repaid or retired, including by foreclosure, as “active loans.” Total commitments refers to the aggregate sum of outstanding principal balances, construction holdbacks and committed amounts for future draws and interest reserves on our loans.
Business Combination
On November 14, 2019, we consummated the Business Combination combining the Predecessor Company Group and Trinity. Prior to the Business Combination, Trinity was a special purpose acquisition company listed on the Nasdaq Global Market that was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As a result of the Business Combination, our shares of common stock were listed on the New York Stock Exchange on November 15, 2019.
Our Business and Loan Portfolio
Historically, we have funded the growth of our real estate loan portfolio with private capital and have not used debt or leverage to finance our loans. We had no debt outstanding as of December 31, 2019 or June 30, 2020. Going forward, we intend to fund our growth through the issuance of common stock, potential use of cash management tools such as a credit facility and the sale of participation interests in loans we originate to the Private REIT.
Properties securing our loans are generally classified as residential properties, commercial properties or undeveloped land, and are typically not income producing. Each loan is secured by a first deed of trust lien on real estate. Our lending policy limits the committed amount of each loan to a maximum loan-to-value

(“LTV”) ratio of up to 65% of the “as-complete” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. Our lending policy also limits the initial outstanding principal balance of each loan to a maximum LTV of up to 65% of the “as-is” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. At the time of origination, the difference between the initial outstanding principal and the total commitment is the amount held back for future release subject to property inspections, progress reports and other conditions in accordance with the loan documents. Unless otherwise indicated, LTV is measured by the total commitment amount of the loan at origination divided by the “as-complete” appraisal. LTVs do not reflect interim activity such as construction draws or interest payments capitalized to loans, or partial repayments of the loan. As of June 30, 2020, the weighted average LTV across our active loan portfolio based on “as-complete” appraisals was 59.9%. In addition, each loan is also personally guaranteed on a recourse basis by the principals of the borrower and/or others, at our discretion, to provide further credit support for the loan. The guarantee may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate or assets owned by the guarantor.
Our loans typically range from $0.1 to $35 million in total commitment at origination, generally bear interest at a fixed annual rate of 10% to 13% and have initial terms typically ranging from five to 18 months in duration, which we often elect to extend for several months based on our evaluation of the project. As of June 30, 2020, the average total commitment of our active loans was $5.2 million and the weighted average remaining term to maturity of our active loans was approximately seven months. We usually receive loan origination fees, or “points,” typically ranging from 4% to 5% of the total commitment at origination, along with loan extension fees, each of which varies in amount based upon the term of the loan and the quality of the borrower and the underlying collateral. In addition to loan origination fees, we receive late fees paid by borrowers and/or are reimbursed by borrowers for costs associated with services provided by us, such as closing costs, collection costs on defaulted loans and construction draw inspection fees.
Our typical borrowers include real estate investors, developers and other commercial borrowers. We do not lend to owner-occupants of residential real estate. Loan proceeds are generally used to fund the vertical construction, horizontal development, investment, land acquisition and refinancing of residential properties and to a lesser extent commercial properties. We also make loans to fund the renovation and rehabilitation of residential and commercial properties. Our loans are generally structured with partial funding at closing and additional loan installments disbursed to the borrower upon satisfactory completion of previously agreed stages of construction.
A principal source of new transactions has been repeat business from our customers and their referral of new business. We also receive leads for new business from real estate brokers and mortgage brokers, a limited amount of advertising and through our website.
We seek to minimize risk of loss through our disciplined underwriting standards. We originate and fund loans secured by first deed of trust liens on residential and commercial real estate located in states that we believe have favorable demographic trends and that provide more efficient and quicker access to collateral in the event of borrower default. We also manage and service our loan portfolio. As of June 30, 2020, we had realized aggregate principal losses of $3.0 million or approximately 0.1% of our total loan face amounts originated since inception of the Predecessor Companies. We believe that the demand/supply imbalance for residential construction-related real estate loans presents significant opportunities for us to selectively originate high-quality first deed of trust loans on attractive terms.
We built our business on a deep knowledge of the residential and commercial real estate market combined with a risk management approach that is designed to protect and preserve capital. We believe our flexibility and ability to structure loans that address the needs of our borrowers without compromising our standards on risk, our expertise in the loan market and our focus on newly originated first deed of trust loans have been the basis for our success.
Our Target Market
At June 30, 2020, we operated in 14 states and the District of Columbia, and our loan portfolio was spread across 11 states and the District of Columbia, with the majority of loans located in Washington, Utah, Colorado, Texas, Oregon and Idaho. We strategically focus on these states as they have exhibited strong population growth. At June 30, 2020, more than 90% of our portfolio was secured by properties located in states ranked in top ten for net population migration between 2010 and 2019 according to the Census Bureau, including Washington, Utah, Colorado, Texas and Idaho. Additionally, each of Washington, Colorado, Utah and Texas are non-judicial foreclosure states, which we believe encourages borrowers to comply with the loan terms and provides us the option to take control of the collateral more quickly in the event of borrower default. We continue to increase our national presence, and in this regard, began operating in the Southeast region in 2018 and the Mid-Atlantic region in 2019.
Industry and Market Opportunity
Real estate investment is a capital-intensive business that typically relies heavily on debt financing to acquire, develop, improve, construct, renovate and maintain properties. We focus on providing construction, development and investment loans for the U.S. housing and real estate industries. Due to structural changes in banking, regulation and monetary policies over the last decade, there has been a reduction in the number of lenders offering financing for real estate development. We believe there is a significant market opportunity to originate real estate loans secured by the underlying real estate as collateral. Our management team further believes that the demand for relatively small real estate loans to construct, develop or invest in residential or, to a lesser extent commercial real estate, located in states with favorable demographic trends presents a compelling opportunity to generate attractive risk-adjusted returns.
Historically, regional and community banks were the primary providers of construction financing to smaller, private builders. Over the past several decades, there has been significant consolidation within the commercial banking industry, with the number of commercial and savings institutions having decreased by 61% and 72%, respectively, between 1992 and 2019, as reported by the FDIC. In addition, many traditional real estate lenders that competed for new loan origination opportunities within our target markets must adhere to tighter capital requirements due to changing banking regulations following the 2008 financial crisis. The chart below illustrates the decline in number of commercial and savings banks from 1992 to 2019.

Source: FDIC
While the number of traditional banks and construction loans offered by them has steadily declined, private residential construction spending and housing starts continued to increase from the lows following the 2008 financial crisis through 2019. Total housing starts for 2019 remain well below both historical averages and the 1.6 million annual housing starts needed to meet current demand, according to Freddie Mac. The chart below illustrates historical housing starts from 1988 to 2019 versus the minimum annual need per Freddie Mac:

Source: Federal Reserve Bank of St. Louis and Freddie Mac
We believe the longer-term outlook for new housing demand remains strong given limited residential housing supply and low interest rate environment for home buyers despite the COVID-19 pandemic and the economic consequences arising from it. In February 2020, Freddie Mac estimated that 2.5 million additional housing units are needed to make up for the shortage.
We believe we are well positioned to capitalize and profit from these industry dynamics. We and our Predecessor Companies have operated in the Pacific Northwest markets since 2010 and in the Mountain West markets since 2014. More recently, through the Predecessor Companies we expanded into Southeast markets in 2018 and into Mid-Atlantic markets in 2019.
Recent Developments
Declaration of Common Stock Dividend
On August 10, 2020, we declared a cash dividend of $0.06 per share of common stock payable on September 15, 2020 to stockholders of record as of August 31, 2020, and on September 10, 2020, we declared a cash dividend of $0.06 per share of common stock payable on October 15, 2020 to stockholders of record as of September 30, 2020.
Risk Factors
An investment in our common stock is subject to significant risks. You should carefully consider the matters discussed under the section captioned “Risk Factors” beginning on page 9 before deciding to invest in our common stock. These risk factors include but are not limited to the following:
•
An extended economic slowdown, or lengthy or severe recession or declining real estate values, particularly in a market where our loans are concentrated;

•
The impact of the coronavirus (COVID-19) pandemic and measures implemented to contain the spread of the virus on our business and market conditions;

•
Our inability to mitigate increases in loan default rates and/or our inability to manage loans in default without incurring significant losses;

•
Our inability to compete with other lenders, who may, among other things, be better capitalized than us;

•
Our inability to raise capital to allow us to grow our business;

•
Our inability to manage future growth effectively;

•
Loss of one or more members of our senior management team or our inability to hire and retain qualified loan originators or grow and maintain our relationships with key loan brokers;

•
Our inability to maintain required licenses and authorizations to conduct our business;

•
An adverse outcome in a litigation or regulatory proceeding;

•
Security breaches or disruptions to our computer network;

•
Our failure to qualify or maintain our status as a REIT; and

•
Our inability to remediate certain material weaknesses in internal control over financial reporting or the development or identification of a new material weakness.

Emerging Growth Company Status
We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012. We are currently taking advantage of exemptions from various reporting requirements that are otherwise applicable to public companies that are not classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and the extended transition period provided in the Securities Act for complying with new or revised accounting standards. We will cease to qualify as an emerging growth company effective December 31, 2020 unless the eligibility standards are modified. The loss of emerging growth company status will result in our losing our reporting exemptions noted above, and in particular require our independent registered public accounting firm to provide an attestation report on the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2020 under Section 404(b) of the Sarbanes-Oxley Act.
Corporate Information
We were incorporated in the State of Maryland on July 26, 2019. On November 14, 2019, in connection with the Business Combination, we became a successor issuer to Trinity by operation of Rule 12g-3(a) promulgated under the Exchange Act.
Our principal executive offices are located at 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, and our telephone number is (206) 971-0800. Our website address is www.broadmark.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.
Summary Selected Consolidated Historical Financial and Other Data
The following selected consolidated historical financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included in this prospectus.
The following table presents the consolidated statement of income data for the successor period from November 15, 2019 through December 31, 2019 and the predecessor period from January 1, 2019 through November 14, 2019 and the years ended December 31, 2018 and 2017, and the consolidated successor balance sheet data as of December 31, 2019 and the consolidated predecessor balance sheet data as of December 31, 2018 and 2017. Such financial data are derived from our audited consolidated financial statements included elsewhere in this Registration Statement on Form S-11. The table also presents the consolidated statement of income data for the six months ended June 30, 2020, and the consolidated balance sheet data at June 30, 2020 which are derived from our unaudited financial statements that are included in this prospectus. The financial information presented in unaudited financial statements has been prepared in accordance with the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements and notes include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the condensed consolidated financial position, results of operations and cash flows for the periods presented.

The Business Combination transaction reflected a change in accounting basis for the Predecessor Company Group. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Principal Factors Affecting the Comparability of our Results of Operations.”
Our historical financial results, including the financial information as of and for the six months ended June 30, 2020, are not necessarily indicative of the results expected as of and for the year ended December 31, 2020 or for any future period.
Operating Data: (dollars in thousands)	Successor Six Months Ended June 30, 2020	Successor Period from November 15, 2019 through December 31, 2019	Predecessor Period from January 1, 2019 through November 14, 2019	Predecessor Year Ended December 31, 2018	Predecessor Year Ended December 31, 2017
Revenues
Interest income	$46,733	$13,207	$82,225	$58,429	$31,772
Fee income	14,105	2,767	32,785	37,417	20,447
Total Revenue	60,838	15,974	115,010	95,846	52,219
Other income (expense):
Change in fair value of optional subscription liabilities	3,146	(4,924)	—	—	—
Expenses
Impairment:
Loss provision	3,931	—	3,342	1,783	330
Operating expenses:
Compensation and employee benefits	6,237	2,527	5,554	3,945	1,797
General and administrative	6,778	2,843	10,402	8,278	4,704
Transaction costs	—	367	25,789	—	—
Total Expenses	16,946	10,661	45,087	14,006	6,831
Income before income taxes	47,038	5,313	69,923	81,840	45,388
Income tax provision	—	—	—	90	—
Net income	$47,038	$5,313	$69,923	$81,750	$45,388
Earnings per common share:(1)
Basic	$0.36	$0.04	—	—	—
Diluted	$0.36	$0.04	—	—	—

(1)
The Company has not presented earnings per unit in the predecessor periods as it believes the information would not be meaningful to investors given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

Balance Sheet (dollars in thousands)	Successor as of June 30, 2020	Successor as of December 31, 2019	Predecessor as of December 31, 2018	Predecessor as of December 31, 2017
Mortgage Notes Receivable, net	$817,319	$821,589	$589,572	$318,091
Total other assets	373,017	387,140	128,294	77,341
Total assets	1,190,326	1,208,729	717,866	395,432
Total liabilities	12,428	24,257	32,756	13,041
Total equity	1,177,898	1,184,472	685,110	382,391
Total liabilities and equity	$1,190,326	$1,208,729	$717,866	$395,432

(dollars in thousands)	Successor Six Months Ended June 30, 2020	Combined Successor and Predecessor Consolidated Year Ended December 31, 2019
Core earnings(1)	$50,985	$113,273
Core earnings per share, basic(1)	$0.39	$0.86(2)
Core earnings per share, diluted(1)	$0.39	$0.86(2)

(1)
Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate our performance. We believe that the adjustments to compute “core earnings” specified below allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as certain gains and losses (including provision for loan losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.

We define core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments in mortgage notes receivable; (ii) realized and unrealized gains or losses on our investments; (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.
Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies.
(2)
Substantially all of the Company’s outstanding common stock was issued as part of the closing of the Business Combination, and therefore, no common stock was outstanding during the predecessor periods. Core earnings per share for the year ended December 31, 2019 was calculated based on the weighted average shares for the successor period as if they were outstanding as of the beginning of the periods presented.

Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure for the periods presented:
(amounts in thousands, except share and per share data)	Successor Six Months Ended June 30, 2020	Successor Period from November 15, 2019 through December 31, 2019	Combined Successor and Predecessor Consolidated Three Months Ended December 31, 2019	Combined Successor and Predecessor Consolidated Year Ended December 31, 2019
Net income	$47,038	$5,313	$(6,812)(1)	$75,236
Adjustments for non-core earnings:
Transaction costs	—	367	26,156	26,156
Non-cash stock compensation expense	1,881	1,417	1,417	1,417
First year public company transition expenses(3)	2,066	989	989	989
Change in fair value of optional subscription liabilities	(3,146)	4,924	4,924	4,924
Amortization of intangible assets	(785)	1,030	1,030	1,030
Loan loss provision	3,931	—	—	3,342
Loss/(gain) on settlement of Real property	—	—	—	179
Core earnings	$50,985	$14,040	$27,704	$113,273
Earnings per share, basic	$0.36	$0.04	$(0.05)	$0.57
Earnings per share, diluted	$0.36	$0.04	$(0.05)	$0.57
Core earnings per share, basic	$0.39	$0.11	$0.21	$0.86
Core earnings per share, diluted	$0.39	$0.11	$0.21	$0.86
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,120,290	132,111,329	132,111,329(2)	132,111,329(2)
Diluted	132,120,290	132,499,386	132,499,386(2)	132,499,386(2)

(1)
The Unaudited Combined Successor and Predecessor Consolidated Three Months Ended December 31, 2019 was prepared for informational and illustrative purposes only and should be read in conjunction with the statements of income for the predecessor period of January 1, 2019 through November 14, 2019 and the successor period of November 15, 2019 through December 31, 2019 included herein. The consolidated statement of income prior to November 14, 2019 represented the activity of the Predecessor Company Group and the consolidated statement of income beginning on November 15, 2019 through December 31, 2019 represented the activity of the successor entity.

(2)
Substantially all of the Company’s outstanding common stock was issued as part of the closing of the Business Combination, and therefore, no common stock was outstanding during the predecessor periods. The weighted average shares outstanding for the predecessor periods utilizes the weighted average shares for the successor period as if they were outstanding as of the beginning of the periods presented.

(3)
Expenses directly related to first year of public company reporting and compliance, primarily professional fees in connection with the design and implementation of internal controls and procedures under Section 404 of the Sarbanes-Oxley Act.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to our Business
The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations.
The COVID-19 pandemic and the resulting containment measures have caused economic and financial disruptions that have materially adversely affected, and are expected to continue to materially adversely affect, our business and results of operations. The extent to which the pandemic will continue to materially adversely affect our business and results of operations will depend on numerous evolving factors and future developments that we are not able to predict, including the duration, spread and severity of the pandemic; the nature, extent and effectiveness of containment measures; the extent and duration of the effect on the economy, unemployment, construction and housing prices; and how quickly and to what extent normal economic and operating conditions can resume.
The COVID-19 pandemic and containment measures have contributed to, among other things:
•
significant and rapid economic contraction and a record rise in unemployment.

•
adverse impacts on the progress of construction on our borrowers’ projects and their respective abilities to complete projects in accordance with the terms of their loans.

•
Adverse impacts on the demand for and the value of some types of commercial and residential real estate that that may delay or otherwise adversely impact our borrowers’ ability to sell or lease properties they are developing in an amount sufficient to repay their loans.

•
a significant increase in loans in default and slowdown in the rate of new loan originations, primarily as a result of the adverse impacts on the creditworthiness of our borrowers and other counterparties and their ability to pay amounts owed to us and our ability to collect such amounts.

•
adverse impacts on capital and credit market conditions, which may limit our access to and increase the cost of capital.

•
an increased risk to the value of our investment in mortgage notes receivable, which has the potential to result in impairment charges.

•
an increased risk of potential delays in foreclosure proceedings and the enforcement of our rights with respect to loans in default.

•
Delays in foreclosure proceedings, including moratoriums in some jurisdictions, and the enforcement of our rights with respect to loans in default.

•
an increased risk of an information or cyber-security incident, fraud, or a failure to maintain the uninterrupted operation of our information systems, among other things, as a result of an increase in remote work.

To the extent these impacts continue or intensify, or return to the extent they have diminished, we expect our business and results of operations to be adversely affected.
As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Key Indicators of Financial Condition and Operating Performance-Credit Quality of our Loan Portfolio” , we saw an increase in the amount of loans in contractual default for the three and six months ended June 30, 2020. For the three and six months ended June 30, 2020, we recognized a loan loss provision expense of $0.3 and $3.9 million compared to negligible amounts in prior periods.

The pandemic and containment measures have caused us to modify our strategic plans and business practices, including the amount of capital deployed and the property types that we lend on and may adversely affect our plans to remediate the material weaknesses in our internal control over financial reporting.
If the impact from the pandemic is prolonged, it could increase the negative impacts to our business and may also heighten many of the other risks described in this “Risk Factors” section. We do not yet know the full extent of how COVID-19 and the containment measures will affect our business and results of operations, however, the continuing effects are expected to have a material adverse impact on our business and results of operations.
Our loan origination activities, revenues and profits are limited by available funds. If we do not increase our working capital, we will not be able to grow our business.
As a commercial real estate finance company, our revenue and net income is limited to interest and fees received or accrued on our loan portfolio. Our ability to originate real estate loans is limited by the funds at our disposal. At June 30, 2020, we had $218.0 million in cash and cash equivalents, and we are obligated to fund $260.4 million of construction holdbacks for our existing loans. We intend to use the proceeds from this offering, the repayment of outstanding loans and any additional capital, raised publicly, privately, or in the Private REIT to originate real estate loans. We cannot assure you that such funds will be available in sufficient amounts to enable us to expand our business.
Our inability to manage future growth effectively could have an adverse impact on our financial condition and results of operations.
Our ability to implement our business strategy and grow our business depends upon our ability to identify and originate additional mortgage loans that meet our underwriting criteria, which may include making loans in additional geographic areas where we have little experience and understanding of the market. Additionally, we may not be able to hire and train sufficient personnel or develop management, information and operating systems suitable for our growth. Any failure to effectively manage our future growth could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
In the future, we may modify our underwriting standards and methods of obtaining financing to make mortgage loans without stockholder approval, which may increase the level of risk in an investment in our common stock.
While we have no current intention of modifying the historical loan initiation standards in any material manner, we may do so in the future if we believe it would be favorable to our business. For example, the criteria necessary for a borrower to qualify for a loan may be made less stringent, which could result in an increased amount of loan defaults. We may also determine in the future to issue preferred stock and may incur indebtedness to fund an increase of our loan portfolio or for other working capital purposes. Any such actions may be taken without stockholder approval. Issuing preferred stock or incurring indebtedness may reduce the amount of capital that will be available for distribution to stockholders and the amount available to make new loans if the funds are necessary to make required payments under such instruments. Any such changes could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
We depend on our senior management team based upon their long-standing business relationships, the loss of any of whom could threaten our ability to operate our business successfully.
Our future success depends, to a significant extent, upon the continued services of our management team. The mortgage lending experience of our senior management team and the extent and nature of relationships they have developed with developers and owners of residential and commercial properties are critical to our success. We cannot assure their continued employment. For example, Adam J. Fountain resigned as our Executive Vice President as of March 31, 2020 although he continues to provide consulting services to us in connection with the Private REIT. The loss of services of one or more members of our management team could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not be able to hire and retain qualified loan originators or grow and maintain our relationships with key loan brokers, and if we are unable to do so, our ability to implement our business and growth strategies could be limited.
We depend on our loan originators to generate borrower clients by, among other things, developing relationships with commercial property owners, real estate agents and brokers, developers and others, which we believe leads to repeat and referral business. Accordingly, we must be able to attract, motivate and retain skilled loan originators. The market for loan originators is highly competitive and may lead to increased costs to hire and retain them. We cannot guarantee that we will be able to attract or retain qualified loan originators. If we cannot attract, motivate or retain a sufficient number of skilled loan originators, at a reasonable cost or at all, our business could be materially and adversely affected. We also depend on our network of loan brokers, who generate a significant portion of our loan originations. While we strive to cultivate long-standing relationships that generate repeat business for us, brokers are free to transact business with other lenders and have done so in the past and will do so in the future. Our competitors also have relationships with some of our brokers and actively compete with us in bidding on loans shopped by these brokers. We also cannot guarantee that we will be able to maintain or develop new relationships with additional brokers.
We may not be able to obtain or maintain required licenses and authorizations to conduct our business and may fail to comply with various state and federal laws and regulations applicable to our business.
In general, lending is a highly regulated industry in the United States and we are required to comply with, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, the USA Patriot Act, regulations promulgated by the Office of Foreign Asset Control, and U.S. federal and state securities laws and regulations. In addition, certain states have adopted laws or regulations that may, among other requirements, require licensing of lenders and financiers, prescribe disclosures of certain contractual terms, impose limitations on interest rates and other charges, and limit or prohibit certain collection practices and creditor remedies.
Among the states that we make loans in, we are currently subject to licensing requirements in Oregon and Idaho. There is no guarantee that we will be able to obtain, maintain or renew any required licenses or authorizations to conduct our business or that we would not experience significant delays in obtaining these licenses and authorizations. As a result, we could be delayed in conducting certain business if we were first required to obtain certain licenses or authorizations or if renewals thereof were delayed. Furthermore, once licenses are issued and authorizations are obtained, we are required to comply with various information reporting and other regulatory requirements to maintain those licenses and authorizations, and there is no assurance that we will be able to satisfy those requirements or other regulatory requirements applicable to our business on an ongoing basis, which may restrict our business and could expose us to penalties or other claims.
Any failure to obtain, maintain or renew required licenses and authorizations or failure to comply with regulatory requirements that are applicable to our business could result in material fines and disruption to our business and could have a material adverse effect on our business, financial condition, operating results and our ability to make distributions to our equity holders.
The accuracy of our financial statements may be materially affected if our estimates, including loan loss allowances, prove to be inaccurate.
Financial statements prepared in accordance with accounting principles generally accepted in the United States, or “GAAP,” require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include but are not limited to assessing the adequacy of the allowance for loan losses and assessing impairments on real estate held for use or held for sale. These estimates, judgments and assumptions are inherently uncertain, especially in turbulent economic times, and, if they prove to be wrong, then we face the risk that charges to income will be required, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
We incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance efforts.
As privately held companies, the companies comprising the Predecessor Company Group were not required to comply with certain public company obligations. As a public company, we are incurring significant additional legal, accounting, insurance and other expenses. The Dodd-Frank Wall Street Report and Consumer Protection Act of 2010, as amended, and the Sarbanes-Oxley Act, as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. Compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, have and will continue to increase our expenses, including our legal and accounting costs, and make some activities more time-consuming and costly. These laws, rules and regulations have made it more expensive for us to obtain director and officer liability insurance. The substantial increase in legal, accounting, insurance and certain other expenses negatively impact our results of operations and financial condition.
We may be subject to “lender liability” litigation.
A number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. From time to time, borrowers or other participants in projects we have financed have threatened lender liability claims against us and may do so in the future. We cannot assure you that such claims will not arise or that we will not be subject to significant liability if a claim of this type were to arise.
Litigation may adversely affect our business, financial condition and results of operations.
We are, from time to time, subject to legal proceedings and regulatory requirements applicable to our business and industry. Litigation can be lengthy, expensive and disruptive to our operations and results cannot be predicted with certainty. There may also be adverse publicity associated with litigation, regardless of whether the allegations are valid or whether we are ultimately found not liable. As a result, litigation could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
There can be no assurance that our corporate insurance policies will mitigate all insurable losses, costs or damages to our business.
Based on the history of the Predecessor Company Group and our type of business, we believe that we maintain adequate insurance coverage to cover probable and reasonably estimable liabilities should they arise. However, there can be no assurance that these estimates will prove to be sufficient, nor can there be any assurance that the ultimate outcome of any claim or event will not have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to our equity holders.
Cybersecurity threats and other security breaches and disruptions could compromise sensitive information belonging to us or our employees, borrowers and other counterparties and expose us to liability, which would cause our business and reputation to suffer.
In the ordinary course of business, we may acquire and store sensitive data on our network, such as our proprietary business information and personally identifiable information of our prospective and current borrowers, loan guarantors and our employees. The secure processing and maintenance of this information is critical to our business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers, breaches, unauthorized access, which may be due to employee error, malfeasance, system errors, acts or omissions of third parties including those that we do business with or otherwise. Any such breach or access could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, destroyed or stolen. Any such breach, access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory actions and penalties, disruption to our operations and the services that we provide to customers or damage our reputation, which could adversely affect our business, financial condition and operating results and our ability to make distributions to our equity holders.
There can be no guarantee that we will make distributions or generate yields comparable to our current or historic levels.
The past distributions and yields of the Predecessor Companies are no guarantee of our future performance. Our distributions of dividends are not guaranteed and will be paid only to the extent earned by us and authorized by our board. Multiple factors could adversely impact our ability to generate income and pay dividends, such as those set forth under “— Market Risks Related to Real Estate Loans,” and “—Risks Related to Our Loan Portfolio.” The timing and amount of dividends will be determined by our board. There is no guarantee that we will achieve results that will allow us to pay a specified level of cash dividends or to increase the level of such dividends in the future.
We are a holding company and our only material asset is our interest in our subsidiaries, and we are accordingly dependent upon distributions made by our subsidiaries to make payments, pay dividends and pay taxes.
We are a holding company with no material assets other than our ownership of our subsidiaries. As a result, we have no independent means of generating revenue or cash flow. Our ability to make payments, pay dividends and pay taxes will depend on the financial results and cash flows of our subsidiaries and the distributions we receive from our subsidiaries. Additionally, to the extent that we need funds and any of our subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or any of our subsidiaries is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.
The ability of our subsidiaries to make distributions to us may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which such subsidiary is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering such subsidiary insolvent. If our cash resources are insufficient to fund our obligations, we may be required to incur indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders.
Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the price of our common stock or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board’s attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with employees and other service providers and make it more difficult to attract and retain qualified personnel. It could also negatively impact our ability to generate new loans. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Most of our management team does not have prior experience in operating a public company.
Most of our management team does not have prior experience in managing a publicly traded company. As such, our management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Our lack of prior experience in dealing with the reporting and other obligations and laws pertaining to public companies could result in our management being required to devote significant time to these activities which may result in less time being devoted to our management and growth.
If members or former members of our management engage in business activities of the types conducted by us, we may be materially adversely affected.
Certain members and former members of our management and their affiliates have in the past provided management services to other real estate lending companies that originate and acquire mortgages. In prior years, such persons invested in second deed of trust liens for their own accounts or for the accounts of others, where we have made a first deed of trust lien, or in the equity of a borrower or the developer that owns the secured property. Certain members and former members of our management have entered into restrictive covenant agreements with non-competition provisions. If these agreements are not effective in preventing these parties from engaging in business activities that are competitive with us, it could have a material adverse effect on our business, financial condition, results of operations or prospects and our ability to make distributions to our equity holders.
Market Risks Related to Real Estate Loans
A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our loans and harm our operations.
A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our loans and harm our financial condition and results of operations and limit our ability to raise capital. As a result, we believe the risks associated with our business will be more severe during periods of economic slowdown or recession because these periods are likely to be accompanied by declining real estate values and declining demand for new mortgage loan originations. Declining real estate values are likely to have one or more of the following adverse consequences:
•
reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties;

•
make it more difficult for existing borrowers to remain current on their payment obligations;

•
significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of collateral may be insufficient to cover our cost on the loan; and

•
reduce the speed or ability for our mortgages to be repaid upon their balloons through the sale or refinance of our collateral.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our interest income from loans in our portfolio as well as our ability to originate new loans, which could adversely affect our business, financial condition and operating results and our ability to make distributions to our equity holders.
In addition, public health crises, pandemics and epidemics, such as the COVID-19 pandemic, which has broadly impacted the economy, could have a material adverse effect on economic activity, including our business by reducing the demand for commercial or residential real estate that our borrowers might have developed or increasing the time and expense of such development projects.
An increase in interest rates could adversely affect our ability to generate income and pay dividends.
Rising interest rates generally reduce the demand for mortgage loans due to the higher cost of borrowing. The rising cost of borrowing may cause reduced demand for real estate, possibly resulting in declining real estate values. Declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default. In addition, rising interest rates may also cause loans that we originated prior to an interest rate increase to provide yields that are below prevailing market interest rates. These factors could adversely affect our business, financial condition, results of operations and our ability to make distributions to our equity holders.
We operate in a highly competitive market and competition could have a material adverse effect on our business, financial condition and results of operations.
We operate in a highly competitive market and we believe these conditions will persist for the foreseeable future as the financial services industry continues to consolidate, producing larger, better capitalized and more geographically diverse companies with broad product and service offerings, and new entrants come into the real estate lending market. As a result, our profitability depends, in large part, on our ability to compete effectively.
Our existing and potential future competitors include “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, credit unions, insurance companies, mutual funds, pension funds, private equity funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices and high net worth individuals. We may also compete with companies that partner with and/or receive financing from the U.S. government. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. In addition, larger and more established competitors may enjoy significant competitive advantages, including enhanced operating efficiencies, more extensive referral networks, greater and more favorable access to investment capital and more desirable lending opportunities. Several of these competitors, including mortgage REITs, have recently raised or are expected to raise significant amounts of capital, which enables them to make larger loans or a greater number of loans. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us, such as funding from various governmental agencies or under various governmental programs for which we are not eligible. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of possible loan transactions or to offer more favorable financing terms than we could. For example, we may find that the pool of potential qualified borrowers available to us is limited. Finally, as a REIT and because we operate in a manner intended to be exempt from the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may face further restrictions to which some of our competitors may not be subject. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders. As a result of these competitive factors, we may not in the future be able to originate and fund mortgage loans on favorable terms, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Prepayment rates are difficult to predict and may result in excess capital; the inability to redeploy this capital at comparable yields or risk could result in lower income.
The frequency at which prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) occur on our mortgage loans is difficult to predict and is affected by a variety of factors, including the prevailing level of interest rates, economic, demographic, tax, social, legal, legislative and other factors. To the extent that faster prepayment rates occur, the principal payments received from prepayments may be reinvested in lower-yielding mortgage loans, which may reduce our income in the long run. Therefore, if actual prepayment rates differ from anticipated prepayment rates, then there could be an adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Terrorist attacks and other acts of violence or war may affect the real estate industry generally and our business, financial condition and results of operations.
We cannot predict the severity of the effects that potential future terrorist attacks could have on us. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the United States and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our financial condition and results of operations, increase our funding costs and limit our ability to raise capital. The economic impact of such events could also adversely affect the credit quality of some of our loans and the property underlying our common stock. Losses resulting from these types of events may not be fully insurable.
Risks Related to Our Loan Portfolio
We may be adversely affected by the economies and other conditions of the markets in which we operate, and in particular, that of certain states in which we have a high concentration of loans.
The geographic distribution of our loan portfolio exposes us to risks associated with the real estate and commercial lending industry in general, and to a greater extent within the states and regions in which we have concentrated our loans. These risks include, without limitation:
•
declining real estate values;

•
overbuilding;

•
extended vacancies of properties;

•
increases in operating expenses such as property taxes and energy costs;

•
changes in zoning laws;

•
rising unemployment rates;

•
occurrence of environmental events;

•
rising casualty or condemnation losses; and

•
uninsured damages from floods, hurricanes, earthquakes or other natural disasters.

At June 30, 2020, our total committed mortgage loans were most concentrated in the following six states ($ in millions):
State	Total Committed Amount of Mortgage Loans	Percent of Total Portfolio
Washington	$260.5	23.3%
Colorado	259.8	23.2%
Utah	241.1	21.5%
Texas	175.2	15.6%
Oregon	85.2	7.6%
Idaho	54.9	4.9%
Total top six states	$1,076.7	95.7%
Other	44.8	4.0%
Total	$1,121.5	100%
While we make loans in additional markets, we remain particularly subject to the general economic and market conditions in the six states identified above. The occurrence of any one or more of the above enumerated conditions in such states could cause a decline in the value of properties securing our loans which would reduce the value of the collateral and the potential proceeds available to borrowers to repay their loans. For example, COVID-19 may negatively impact the commercial and residential real estate markets, which could reduce demand and the value for properties and make it less likely that a borrower can sell or lease the property they are developing in an amount sufficient to repay the borrower’s loan, or that a developer, who would be our borrower, will elect to go forward with a new project.

In the event that we should foreclose on a property, we may be unable to sell it at a value that would allow us to recoup the proceeds of the loan. Any such events that would increase volatility of values of residential and commercial properties could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Additionally, other neighboring states may become more attractive for investors, developers, builders and other commercial borrowers based on favorable costs and other conditions to construct or improve or renovate real estate properties. Changes in other markets may result in increased development and demand for loans in those markets and result in a corresponding decrease in development and demand for loans in the markets in which we concentrate our loan activity. Any adverse economic or real estate developments or any adverse changes in the local business climate in any such states could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Borrowers that incur mortgage loans from us may not qualify for conventional bank financing or would be regarded as higher risk borrowers, and on such basis, may be more likely to default on repayment of their loans.
Borrowers who are obligated under the mortgage loans that we issue are sometimes persons who do not qualify for conventional bank financing or who could be regarded to be higher risk borrowers. Consequently, conventional mortgage banking philosophy dictates that these borrowers are more likely to default on the repayment of their obligations. In the event of any default under a mortgage loan issued by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
In addition, we extend mortgage loans to borrowers who are not organized as single purpose entities. A single purpose entity structure can allow a lender to better isolate the borrower and its assets from consolidation into a bankruptcy case filed on behalf of its affiliates. Because we extend mortgage loans to borrowers not organized as single purpose entities, there could be an increased risk that we may not be able to maintain our security interest in the mortgage collateral, thereby decreasing recovery in the event of a default in a mortgage loan.
Short-term loans may involve a greater risk of loss than traditional mortgage loans.
Borrowers usually use the proceeds of a long-term mortgage loan or sale to repay a short-term loan. Typically, we issue short-term mortgage loans with initial terms less than twelve months, subject to extension at our option. We may therefore depend on a borrower’s ability to obtain permanent financing or sell the property to repay our loan, which could depend on market conditions and other factors. In a period of rising interest rates or tightening credit markets, it may be more difficult for borrowers to obtain long-term financing, which increases the risk of non-payment. Short-term loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of a default, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the interim loan. To the extent we suffer any such losses with respect to our mortgage loans, such losses could result in a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
We make construction loans, which are subject to additional risks as compared to loans secured by existing structures or land.
As of June 30, 2020, approximately 153 of the loans in our active loan portfolio (representing approximately 70% of our total commitments) were construction loans. Construction loans are subject to additional risks that may not be applicable to loans secured by existing structures and land. Construction budgets may be unrealistic or unforeseen variables may arise, prolonging the development and increasing the costs of the construction project, which may delay the borrower’s ability to sell or rent the finished property, which would be the source of funds for repayment of the loan. While we believe we have reasonable procedures in place to manage construction funding loans, there can be no certainty that we will not suffer losses on construction loans. In addition, if a builder fails to complete a project, we may be required to complete the project. Any such default could result in a substantial increase in costs in excess of the original budget and delays in completion of the project.
Additionally, we may make construction loans without having all the funds on hand that will ultimately be required for final funding of the loan. In the event that we suffer substantial borrower defaults, overestimate the pace of repayments of loans or are unable to obtain or raise additional capital, we may be unable to fund all of our construction loan commitments. In the event that we suffer substantial borrower defaults, or are unable to raise additional capital, we may be unable to fund a performing construction loan.
Any default on a construction loan by a borrower, or our default in funding a construction loan as called for in the loan agreement, could have a material adverse effect to our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Loans secured by first deed of trust liens on residential real estate are subject to increased risk.
At June 30, 2020, approximately 133 of the loans in our active loan portfolio (representing approximately 53% of our total commitments) were secured by residential real property. None of these loans are guaranteed by the U.S. government or any government sponsored enterprise. Therefore, the value of the underlying property, the creditworthiness and financial position of the borrower and the enforceability of the lien will significantly impact the value of such mortgage. In the event of a foreclosure, we may assume direct ownership of the underlying collateral. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, and any costs or delays involved in the foreclosure or liquidation process may increase losses.
Further, residential mortgage loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s mortgage debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as a mortgage holder or property owner, including assignee liability, responsibility for tax payments, environmental hazards and other liabilities. In some cases, these liabilities may be “recourse liabilities” or may otherwise lead to losses in excess of the purchase price of the related mortgage or property, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Most of our loans include a balloon payment at maturity, which payment commonly represents the full amount due under the loan. Failure by borrowers to make the balloon payments when due could have a material adverse impact on our financial condition.
Our loan payment terms customarily require a balloon payment at maturity. Given the fact that many of the properties securing our loans are not income producing, and most of the borrowers are entities with no assets other than the single property that is the subject of the loan, borrowers may have considerable difficulty making the balloon payment at maturity. Borrowers’ inability to repay loans at maturity, together with all the accrued interest thereon, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.
Most of our loans are secured by properties, whether residential or commercial, that are under development, construction or renovation and are not income producing. The risks of delinquency and foreclosure on these properties may be greater than similar risks associated with loans made on the security of income producing properties. In the case of income producing properties, the ability of a borrower to repay the loan typically depends primarily upon the successful operation of such property. If the net operating income of the subject property is reduced, the borrower’s ability to repay the loan, or our ability to receive adequate returns on its loans, may be impaired.
In the case of non-income producing properties, the expectation is that our loans will be repaid out of sale or refinancing proceeds. Thus, the borrower’s ability to repay our mortgage loans will depend, to a great extent, on the value of the property at the maturity date of the loan. In the event of any default under a mortgage loan issued by us, we will bear a risk of loss to the extent of any deficiency between the value of the collateral and the outstanding principal and accrued interest of the mortgage loan, and any such losses could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan may be an expensive and lengthy process, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
To the extent that our loan documentation or files contain defects, inaccuracies or inconsistencies, or our loan due diligence processes prove to be inadequate, we could experience decreased recoveries in the event of foreclosure and thereby potentially reduce the amount of distributions to our common stockholders.
While we endeavor to maintain accurate and complete loan documentation and loan files, from time to time, our loan documentation and files may contain defects, inaccuracies or inconsistencies, or information that is incorrect or out of date. To the extent this occurs, or our loan due diligence processes prove to be inadequate, there is a risk that, in the event of a default, we will not be able to enforce our rights to foreclose upon the collateral securing such defaulted loans. If this were to occur, the amount available to our common stockholders for distributions could potentially be reduced.
Liability relating to environmental matters may impact the value of properties that we may acquire or the properties underlying our loans.
Liability relating to environmental matters may decrease the value of the underlying properties securing our loans and may adversely affect the ability of a person to sell or rent such property or borrow using such property as collateral. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on, about, under or in its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. We do not always conduct a Phase I environmental survey as part of our underwriting process. To the extent that an owner of an underlying property becomes liable for removal costs, testing, monitoring, remediation, bodily injury or property damage, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset related to such property. If we acquire any properties by foreclosure or otherwise, the presence of hazardous substances on a property may adversely affect the property’s value and our ability to sell the property. Additionally, we may incur substantial remediation costs, thereby harming our financial condition. The discovery of environmental liabilities attached to such properties could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our equity holders. Moreover, some U.S. federal, state and local laws provide that, in certain situations, a secured lender, such as ourselves, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or previous owner caused the environmental damage. Therefore, the presence of hazardous substances on certain property could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.
We review our loan portfolio for impairment on a quarterly and annual basis and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indicators of impairment include, but are not limited to, a sustained significant decrease in the value of the collateral securing the loan, including the value of the real estate and other assets pledged to secure the loan as well as personal guarantees by the principals of the borrower, or a borrower’s inability to stay current with respect to its obligations under the terms of the loan. A significant amount of judgment is involved in determining the presence of an indicator of impairment. If we determine that the value of the collateral is less than the amount outstanding on the loan or the amount that may become due upon the maturity of the loan, a loss must be recognized for the difference between the fair value of the property and the carrying value of the loan. The evaluation of the market value of the underlying collateral requires a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Our due diligence may not reveal all of the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.
Despite our efforts to manage credit risk, there are many aspects of credit risk that we cannot control. Our credit policies and procedures may not be successful in limiting future delinquencies, defaults and losses, or they may not be cost effective. Our underwriting reviews and due diligence procedures may not be effective in identifying all potential credit risks. Borrower and guarantor circumstances could change during the term of the loan. The value of the properties collateralizing or underlying the loans may decline. The frequency of default and the loss severity on loans upon default may be greater than we anticipate. If properties securing our mortgage loans become real estate owned as a result of foreclosure, we bear the risk of not being able to sell the property and recover our investment and of being exposed to the risks attendant to the ownership of real property.
Before approving and funding a mortgage loan, we undertake due diligence of the borrower, its principals (if the borrower is not an individual) and the property that will be mortgaged to secure the loan. Such due diligence includes review of (i) the credit history of the borrower if an individual, and to the extent available and considered materially significant, a business entity, if applicable, (ii) the borrower and guarantor or guarantors’ financial statements and tax returns, (iii) the independently appraised value of the property, (iv) legal and lien searches against the borrower, the guarantors and the property, (v) where deemed appropriate, a certificate or insurance binder of hazard insurance, (vi) a review of the documentation related to the property, including title information and (vii) other reviews and or assessments that we may deem appropriate to conduct. There can be no assurance that we will conduct any specific level of due diligence, or that, among other things, the due diligence process will uncover all relevant facts, which could result in losses on the loan in question, which, in turn, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Third-party diligence reports are made as of a point in time and are therefore limited in scope.
Appraisals, engineering, and environmental reports, as well as a variety of other third-party reports, are generally obtained with respect to each of the mortgaged properties underlying our loans at or about the time of origination. Appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the properties may fluctuate significantly after the date that appraisals are performed. In addition, any third-party report, including any engineering report, environmental report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance, remediation and capital improvement items. Any missing or incomplete information in the appraisal and engineering and environmental reports prepared by third parties may affect our loan underwriting, and if foreclosure on the property became necessary, could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
If casualty insurance is prohibitively expensive or unavailable for certain events, or the borrower were to allow its casualty insurance to lapse, then, in the event a casualty were to occur, our loan may not be adequately secured.
Our policy is to require fire and/or casualty insurance on property improvements that would be sufficient, together with the value of the underlying land, to pay off all obligations, including the subject mortgage. There are certain disasters, however, for which no insurance is available or for which insurance may be deemed to be too expensive (examples would include flood and earthquake insurance). Furthermore, we have no control over the borrower’s actions or the state of the property that might reduce available coverage, call for economically prohibitive premiums, or otherwise render the subject real property uninsurable. In addition, should insurance coverage lapse due to premiums not paid by the borrower, or should a policy be cancelled for other reasons, we may not be protected unless substitute or new insurance is in force. In this event, we may be required to pay the premiums to maintain such insurance, to the extent available, which could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our equity holders.
Risks Related to Our REIT Qualification and Investment Management Regulation
We cannot assure you that we will be able to successfully manage our business as a REIT.
The Predecessor Company Group had limited experience operating as a REIT. The REIT provisions of the Internal Revenue Code of 1986, as amended (the “Code”), are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Failure to qualify as a REIT would subject us to income taxation (including interest and possibly penalties for prior periods in which we failed to qualify as a REIT) as a regular “C” corporation, which would reduce the amount of cash available for distribution to our stockholders.
Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.
In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets, the sources of our income and the diversity of our stock ownership. Also, we generally must make distributions to our stockholders aggregating annually at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain). Compliance with these requirements and all other requirements for qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Even a technical or inadvertent mistake could jeopardize our REIT status. In addition, the determination of various factual matters and circumstances relevant to REIT qualification is not entirely within our control and may affect our ability to qualify as a REIT.
If we fail to qualify as a REIT, we will be subject to tax as a regular “C” corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.
We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable period ending December 31, 2019, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2020 and subsequent taxable years. Our continued qualification as a REIT will depend on our ability to meet, on an ongoing basis, various complex requirements concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the annual REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis.
If we fail to qualify for taxation as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease our cash available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. We would also fail to qualify as a REIT in the event we were treated under applicable U.S. Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the Business Combination, it is possible that we would be treated as a successor REIT under the foregoing rules and thus be unable to qualify as a REIT.
Our ownership of and relationship with taxable REIT subsidiaries is limited, and a failure to comply with the limits would jeopardize our REIT qualification, and our transactions with our taxable REIT subsidiaries may result in the application of a 100% excise tax if such transactions are not conducted on arm’s-length terms.
A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries (“TRSs”). A TRS may earn income that would not be qualifying income if earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay U.S. federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
Our wholly owned subsidiary that provides certain investment management services with respect to our assets as well as third parties has elected to be treated as a TRS. We may elect for certain other of our subsidiaries to be treated as TRSs. Our TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax income will be available for distribution to us but will not be required to be distributed to us. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.
Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.
To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments for any reason, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory, other than foreclosure property.
Even if we qualify as a REIT, we may be subject to some taxes that will reduce our cash flow.
Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on income from some activities conducted or sales made as a result of a foreclosure, excise taxes, and state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. Moreover, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory (other than foreclosure property), we may hold some of our assets through a TRS or other subsidiary corporation that will be subject to corporate level income tax at regular corporate rates. In addition, if a TRS borrows funds either from us or a third party, such TRS may be unable to deduct all or a portion of the interest paid, resulting in a higher corporate tax liability. Furthermore, the Code imposes a 100% excise tax on certain transactions between a TRS and a REIT that are not conducted on an arm’s length basis. We intend to structure any transaction with a TRS on terms that we believe are arm’s length to avoid incurring this 100% excise tax. There can be no assurances, however, that we will be able to avoid application of the 100% excise tax. The payment of any of these taxes would reduce our cash flow.
Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT.
If the fair market value or income potential of our qualifying assets for purposes of our qualification as a REIT declines as a result of increased interest rates, changes in prepayment rates, general market conditions, government actions or other factors, or the fair market value of or income from non-qualifying assets increases, we may need to increase our qualifying real estate assets and income or liquidate our non-qualifying assets to maintain our REIT qualification. If the change in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets we may own. We may have to sell or acquire assets or make other decisions that we otherwise would not make absent our REIT election.
The REIT distribution requirements could adversely affect our ability to execute our business plan and may force us to incur debt or sell assets during unfavorable market conditions to make such distributions.
To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our “REIT taxable income” (determined without regard to the dividends paid deduction and excluding net capital gain) each year, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our “REIT taxable income” each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. We intend to make distributions to our stockholders to comply with the REIT distribution requirements.
Our taxable income may substantially differ from our net income based on U.S. GAAP, and differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may recognize interest or other income on a mortgage loan for U.S. federal income tax purposes before we receive any payments of interest on such mortgage. We may also hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification. Moreover, under the Tax Cuts and Jobs Act, or the “TCJA,” we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income by us earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.” In addition, the TCJA limits the deduction for business interest expense to 30% of “adjusted taxable income,” which rules could result in the deduction allowable in the computation of taxable income to be less than the amount of interest payments actually made during the tax year. Additionally, we may also be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness.
As a result, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible in certain circumstances to make distributions sufficient to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. In such circumstances, we may be forced to incur debt on unfavorable terms, sell assets at disadvantageous prices, distribute amounts that would otherwise have been invested in future loans, or make a taxable distribution of shares of our common stock, as part of a distribution in which stockholders may elect to receive shares (subject to a limit measured as a percentage of the total distribution).
We may be required to report taxable income from certain investments in excess of the economic income we ultimately realize from them.
We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally reported as income when, and to the extent that, any payment of principal of the debt instrument is made or the debt instrument is disposed of or retired. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, we may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds its adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed.

Moreover, debt instruments that we originate or acquire may be issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If any such debt instrument turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.
Additionally, under the TCJA, we are generally required to take certain amounts into income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income by us earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our “phantom income.”
Finally, in the event that any debt instruments held or acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on us having taxable income in that later year or thereafter.
Our investments in construction loans will require us to make estimates about the fair value of land improvements that may be challenged by the IRS.
We expect to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) that will secure the loan and that are to be constructed from the proceeds of the loan. There can be no assurance that the U.S. Internal Revenue Service (“IRS”) would not challenge our estimate of the loan value of the real property.
If any subsidiary REIT failed to qualify as a REIT, we could be directly or indirectly subject to higher taxes and could fail to remain qualified as a REIT.
We may directly or indirectly (through disregarded subsidiaries, pass-through entities or a TRS) own shares of a subsidiary that has elected to be taxed as a REIT for U.S. federal income tax purposes. Any such subsidiary REIT would be subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If any such subsidiary REIT were to fail to qualify as a REIT, then (i) such subsidiary REIT would become subject to U.S. federal income tax and applicable state and local taxes on its taxable income at regular corporate rates and (ii) our ownership of shares in such subsidiary REIT, unless held indirectly through BRMK Management, Corp. or another TRS, would cease to be a qualifying asset for purposes of the asset tests applicable to REITs. If any such subsidiary REIT not held indirectly through BRMK Management, Corp. or another TRS were to fail to qualify as a REIT, it is possible that we would fail certain of the asset tests applicable to REITs, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.
We could have potential deferred and contingent tax liabilities as a result of acquiring assets in the Business Combination that were previously owned by non-REIT “C” corporations.
Even if we qualify for taxation as a REIT, we will be subject to U.S. federal corporate income tax at the highest regular rate (currently 21%) on all or a portion of the gain recognized from the disposition of any asset acquired from BRELF III in the Business Combination occurring within the five-year period following BRELF III’s REIT conversion on January 1, 2019. In other words, if during the five year period beginning on January 1, 2019, we recognize gain on the disposition of any asset BRELF III owned on January 1, 2019, then, to the extent of the excess of (i) the fair market value of such asset as of January 1, 2019, over (ii) BRELF III’s adjusted income tax basis in such asset as of January 1, 2019, we will be required to pay U.S. federal corporate income tax on this gain at the highest regular rate applicable to corporations. The same treatment would apply, for a period of as long as five years beginning on the date of the closing of the Business Combination, to any assets acquired in the Business Combination by us from a Predecessor Company that failed to qualify as a REIT in a taxable year ending on or prior to the Business Combination. These requirements could limit, delay or impede future sales of certain assets. We currently do not expect to sell any asset if the sale would result in the imposition of a material tax liability. We cannot, however, assure you that we will not change our plans in this regard.
We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.
To maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we would generally be required to distribute to our stockholders at least 90% of our REIT taxable income each year, which requirement we currently intend to satisfy through regular cash distributions to our stockholders out of legally available funds therefor. We have not, however, established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board and will depend on our earnings, our financial condition, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our board may deem relevant from time to time. We may not be able to make distributions in the future and our board may change our distribution policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay distributions to our stockholders: the profitability of the assets we hold or acquire; the allocation of assets between our REIT-qualified and non-REIT qualified subsidiaries; our ability to make profitable investments and to realize profits therefrom; and defaults in our asset portfolio or decreases in the value of our portfolio. As a result, we cannot assure you that we will achieve results that will allow us to make required cash distributions for any year.
Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our stock if it is perceived as a less attractive investment.
The maximum tax rate applicable to income from “qualified dividends” payable by non-REIT “C” corporations to U.S. stockholders that are individuals, trusts and estates generally is 20% (which rate does not include the 3.8% net investment income tax). Dividends payable by a REIT, however, generally are not eligible for the current reduced rate, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received by such REIT from taxable corporations (such as a TRS), to income that was subject to tax at the REIT/corporate level, or to dividends properly designated by the REIT as “capital gains dividends.” Effective for taxable years beginning before January 1, 2026, non-corporate U.S. stockholders generally may deduct 20% of their dividends from REITs (excluding “qualified dividend” income and “capital gains dividends”). For those U.S. stockholders in the top marginal tax bracket of 37%, the deduction for applicable REIT dividends yields an effective income tax rate of 30% on such REIT dividends, which is higher than the 20% tax rate on “qualified dividend” income paid by non-REIT “C” corporations. Although the reduced rates applicable to dividend income from non-REIT “C” corporations do not adversely affect the taxation of REITs or dividends payable by REITs, it could cause investors who are non-corporate taxpayers to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT “C” corporations that pay qualified dividends, which could depress the market price of investments in REITs, including our stock.
In the future, we may seek to pay dividends in the form of stock, in which case holders of our stock may be required to pay income taxes in excess of the cash dividends they receive.
We may seek in the future to distribute taxable dividends that are payable in cash and stock, at the election of each stockholder. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. Accordingly, stockholders receiving a distribution of shares of our stock may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. In addition, in such case, a U.S. stockholder could have a capital loss with respect to the stock sold that could not be used to offset such dividend income. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock, in which case, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. In addition, such a taxable stock dividend could be viewed as equivalent to a reduction in our cash distributions, and that factor, as well as the possibility that a significant number of our stockholders could determine to sell stock in order to pay taxes owed on dividends, may put downward pressure on the market price of our stock.
The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs (i.e., REITs that are required to file annual and periodic reports with the SEC under the Exchange Act). Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. The IRS modified Revenue Procedure 2017-45 with the issuance of Revenue Procedure 2020-19, which temporarily reduced the percentage of the total dividend that must be available in cash to at least 10% for distributions declared on or after April 1, 2020 and on or before December 31, 2020. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholders may be required to pay tax in excess of the cash that they receive.
Complying with the REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.
To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities (the “75% asset test”). The remainder of our investments (other than securities includable in the 75% asset test) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. Additionally, in general, no more than 5% of the value of our total assets (other than securities includable in the 75% asset test) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more TRSs, and debt instruments issued by publicly offered REITs, to the extent not secured by real property or interests in real property, cannot exceed 25% of the value of our total assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate or forgo otherwise attractive investment opportunities. These actions could have the effect of reducing our income and amounts available for distribution by us to our stockholders and the income and amounts available to service our indebtedness, if any.
In addition to the asset tests set forth above, to qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and we may be unable to pursue investment opportunities that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for us to qualify as a REIT. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset. Compliance with the source-of-income requirements may also limit our ability to acquire debt instruments at a discount from their face amount. Thus, compliance with the REIT requirements may hinder our ability to make, or in certain cases, maintain ownership of, certain attractive investments and, thus, reduce our income and amounts available for distribution or to service our indebtedness, if any.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our stock.
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The rules dealing with U.S. federal, state, and local taxation are constantly under review by persons involved in the legislative process and by the IRS, the U.S. Department of the Treasury, and other taxing authorities. Changes to the tax laws, with or without retroactive application, could have a material adverse effect on us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to remain qualified as a REIT or the tax consequences of such qualification.
If we or the Private REIT were deemed to be an investment company under the Investment Company Act, we would be materially and adversely affected. The Private REIT Manager, the Company’s wholly owned subsidiary, may become subject to registration under the Investment Advisers Act in the future, subjecting it to substantial regulations.
If it were established that either the Company or the Private REIT was an unregistered investment company, such entity could be subject to monetary penalties and injunctive relief in an action brought by the SEC. An unregistered investment company could be unable to enforce contracts with third parties, and third parties might seek rescission of transactions undertaken during the period that it was established that the Company or the Private REIT was an unregistered investment company. In the event that the Company or the Private REIT were required to register as an investment company under the Investment Company Act, such entity would become subject to substantial regulation with respect to its capital structure, management, operations, restrictions on transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including possible constraints on holding illiquid assets, diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our and/or the Private REIT’s respective abilities to conduct business and would require any affected entity to significantly restructure its real estate finance business and its lending and/or loan participation strategies.
The Private REIT Manager will be required to register with the SEC as an investment adviser under the Investment Advisers Act if the Private REIT’s gross assets reach $150 million or more, unless another exemption to registration is available. As a registered investment adviser, the Private REIT Manager will become subject to substantial regulation with respect to its compliance policies and procedures, books and record keeping obligations, and duty to obtain client consent to certain transactions, including any change in control of the Private REIT Manager that would result in an “assignment” of its voting equity interests (as that term is defined in the Investment Advisers Act).
Risks Related to Taxes and the Business Combination
If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination did not qualify as a tax-free reorganization for U.S. federal income tax purposes with respect to a Predecessor Company, we may be subject to significant tax liabilities.
If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect to a Predecessor Company, so long as such Predecessor Company qualified as a REIT at the time of the merger, such Predecessor Company generally would not have incurred a U.S. federal income tax liability so long as such Predecessor Company made distributions (which would have been deemed to include for this purpose the fair market value of the shares of our common stock issued pursuant to the applicable merger) to such Predecessor Company’s members in an amount at least equal to the net income or gain recognized on the deemed sale of such Predecessor Company’s assets to us. In the event that such distributions were not sufficient to eliminate all of such Predecessor Company’s tax liability as a result of the deemed sale of its assets to us, we would be liable for any remaining tax owed by such Predecessor Company as a result of such merger.

If the IRS were to determine that the merger of any of the Predecessor Companies in connection with the Business Combination failed to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code with respect to a Predecessor Company and such Predecessor Company did not qualify as a REIT at the time of such merger, such Predecessor Company would generally have recognized gain or loss on the deemed transfer of its assets to us, and we would be liable for any tax imposed on such Predecessor Company, which tax could be significant.
We may be subject to adverse tax consequences if the IRS were to determine that one or more Predecessor Companies failed to qualify as a REIT for U.S. federal income tax purposes.
If the IRS were to determine that any Predecessor Company failed to qualify as a REIT through the consummation of the Business Combination, we may have inherited significant tax liabilities and could fail to qualify as a REIT. Even if we retain our REIT qualification, if any Predecessor Company did not qualify as a REIT or lost its REIT qualification for a taxable year ending on or with the Business Combination, we will face serious tax consequences that could substantially reduce our cash available for distribution to our stockholders because:
•
if any Predecessor Company did not qualify as a REIT at the time of the consummation of the Business Combination, the merger of such Predecessor Company could have failed to qualify as a “reorganization” under Section 368(a) of the Code with respect to such Predecessor Company;

•
we, as the successor by merger to each Predecessor Company, would have generally inherited any corporate income, excise and other tax liabilities of the Predecessor Companies, including penalties and interest, which inherited tax liabilities could be particularly substantial if such merger of such Predecessor Company failed to qualify as a “reorganization” within the meaning of Section 368(a) of the Code with respect to such Predecessor Company;

•
we would be subject to tax on certain built-in gain on each asset of each applicable Predecessor Company; and

•
we could be required to pay a special distribution and/or employ applicable deficiency dividend procedures (including penalties and interest payments to the IRS) to eliminate any earnings and profits accumulated by each applicable Predecessor Company during taxable periods that it did not qualify as a REIT.

As a result of these factors, any failure by one or more Predecessor Companies to have qualified as a REIT for any taxable year ending on or before the consummation of the Business Combination could impair our ability to expand our business and raise capital, and could materially adversely affect the value of our common stock.
We have succeeded to certain of the Predecessor Companies’ tax liabilities.
We generally will take a carryover basis and holding period in the assets transferred in connection with the mergers of the Predecessor Companies in connection with the Business Combination. As the successor by merger, we generally are responsible for all of the Predecessor Companies’ liabilities including any unpaid taxes (and penalties and interest, if any), whether as a result of a failure by any Predecessor Company to have distributed all of its taxable income in any tax period, including the short taxable period ending on the date of the Business Combination, or taxes that might otherwise have been due and payable by such Predecessor Company. In addition to us inheriting such tax liabilities, if one or more Predecessor Companies failed to qualify as a REIT for any period ending on or prior to the Business Combination, the amount of the applicable Predecessor Companies’ tax liabilities inherited by us as a result of the Business Combination could be substantial.
Risks Related to Ownership of Our Securities and this Offering
Our management team has broad discretion in the use of proceeds of this offering and, despite our efforts, we may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management team has broad discretion in the use of proceeds of this offering and, despite our efforts, we may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return. We intend to use the net proceeds from this offering to fund our lending activities, with any remainder to be used for other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. As a result, the net proceeds from this offering may be used for lending activities or other general business purposes that do not increase our operating results or enhance the value of our common stock.
Certain of our directors, who were formerly executive officers of the Predecessor Management Companies, own a significant portion of the outstanding shares of our common stock. These parties may have interests that differ from those of other stockholders.
As of June 30, 2020, approximately 3.5% of our outstanding shares of common stock were beneficially owned by our Chairman of the board, Joseph Schocken, and our Chief Executive Officer, Jeffrey Pyatt, who is also a director. Each of Messrs. Schocken and Pyatt was an executive officer of the Predecessor Management Companies prior to the Business Combination.
Each of Messrs. Schocken or Pyatt may be able to influence the outcome of matters submitted for director action, subject to the obligation of each such director to comply with his statutory duties under Maryland law, and may be able to influence matters submitted for stockholder action, including the election of our board and approval of significant corporate transactions, including business combinations, consolidations and mergers.
Each of Messrs. Schocken or Pyatt is able to exert influence on us, and may be able to exercise his influence in a manner that is not in the interests of our other stockholders. Such influence could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for common stock. Prospective investors in our common stock should consider that the interests of such directors may differ from their interests in material respects.
We have identified certain material weaknesses in our internal control over financial reporting. We may not remediate these material weaknesses on a timely basis, or may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations. As a result, stockholders could lose confidence in our financial and other public reporting, which would then be likely to negatively affect our business and the market price of our common stock.
Material weaknesses in our internal control over financial reporting were identified as of December 31, 2019 for Broadmark Realty and as of December 31, 2018 for the Predecessor Companies. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. We are taking steps to remediate these material weaknesses. These remediation measures may be time consuming and costly, and might place significant demands on our financial, accounting and operational resources. In addition, there is no assurance that we will be successful in hiring any necessary finance and accounting personnel in a timely manner, or at all.
Effective internal control over financial reporting is necessary for us to provide reliable financial reports and is important in helping to prevent mistakes in our financial statements and financial fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or identification of any additional material weaknesses that may exist, may adversely affect the accuracy and timing of our financial reporting, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, we may be unable to prevent fraud, investors may lose confidence in our financial reporting, and the price of our common stock may decline as a result.
Any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be new material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. In addition, our reporting obligations as a public company could place a significant strain on our management, operational and financial resources and systems for the foreseeable future and may cause us to fail to timely achieve and maintain the adequacy of its internal control over financial reporting.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. Because of its inherent limitations, internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. There is no assurance that the measures we are currently undertaking or may take in the future will be sufficient to maintain effective internal controls or to avoid potential future deficiencies in internal control, including material weaknesses.
No independent registered public accounting firm has ever performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, because no such evaluation has been required. Had any independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional material weaknesses may have been identified. Our independent registered public accounting firm is not required to attest to and report on the effectiveness of the internal control over financial reporting of any of our entities until after we cease to be an emerging growth company. At that time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting are documented, designed, or operating. Failing to remediate existing material weaknesses and maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results and could cause a decline in the price of our common stock.
Any projections, forecasts or estimates that we have issued or may issue in the future are subject to significant inherent uncertainties and may not be realized.
Any financial and other projections and forecasts or estimates that we have issued or may issue from time to time in the future are necessarily based on numerous assumptions, expectations and other inputs. As a result, they are inherently subject to significant business, economic, and competitive uncertainties and contingencies and other significant risks, many of which are beyond our control. Actual results can differ from our expectations, and those differences can be material. Any projections, forecasts or estimates should not be regarded as a representation by us as to the financial or other matters addressed by such projections, forecasts or estimates, as there can be no assurance that any of these projections, forecasts or estimates will be realized. In light of the foregoing, you should not place undue reliance on any projections, forecasts or estimates, which constitute forward-looking statements and are inherently subject to numerous significant risks and uncertainties.
The market price and trading volume of our common stock may be volatile and could decline significantly.
The public trading markets have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the price you purchased it at, or otherwise at a favorable price. We cannot assure you that the market price of our common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
•
the realization of any of the risk factors presented in this prospectus;

•
actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•
additions and departures of key personnel;

•
failure to comply with the requirements of the markets on which our common stock is listed;

•
failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•
future issuances, sales or resales, or anticipated issuances, sales or resales, of our common stock;

•
perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•
the performance and market valuations of other similar companies;

•
future announcements concerning our business or our competitors’ businesses;

•
broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•
speculation in the press or investment community;

•
actual, potential or perceived control, accounting or reporting problems;

•
changes in accounting principles, policies and guidelines; and

•
the impact of epidemics, other public health concerns, civil unrest and political uncertainty.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.
If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, the trading price and trading volume of our common stock could decline significantly.
The market for our common stock may be influenced by the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts may not continue to publish research on us. If no securities or industry analysts maintain coverage of us, the market price and liquidity for our common stock could be negatively impacted. If one or more of the analysts who cover us downgrade their opinions about our common stock, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our common stock could decrease, which might cause the trading price and trading volume to decline significantly.
Future issuances of debt securities and equity securities may adversely affect us, including the market price of our common stock and may be dilutive to existing stockholders.
While we presently do not incur indebtedness to finance our business, there is no assurance that we may not incur debt or issue equity ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders.
We may issue additional shares of common stock upon the exercise of Warrants, upon the Farallon Entities’ exercise of their option to purchase additional shares of common stock, or for other purposes, which would dilute your ownership interests and may depress the market price of our common stock.
We currently have warrants outstanding to purchase approximately 15.6 million shares of common stock in the aggregate at an aggregate purchase price of $11.50 per share. Additionally, as part of the PIPE Investment, the Farallon Entities have an option to purchase up to $25.0 million of additional shares of common stock, which is exercisable during the 365-day period following the consummation of the Business Combination at the Reference Price. Further, there were approximately 4.4 million shares of common stock remaining available for issuance pursuant to equity awards under the Broadmark Realty 2019 Stock Incentive Plan at June 30, 2020. We may also issue additional shares of common stock or other equity securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without stockholder approval in many circumstances.
Our issuance of additional shares of common stock or other equity securities would have the following effects:
•
our existing stockholders’ proportionate ownership interest in us may decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease;

•
the relative voting strength of each previously outstanding share of common stock may be diminished; and

•
the market price of our common stock may decline.

We are an “emerging growth company,” and we cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.
We are an “emerging growth company” as defined in the JOBS Act. We are currently taking advantage of exemptions from various reporting requirements that are otherwise applicable to public companies that are not classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and the extended transition period provided for complying with new or revised accounting standards. We will cease to qualify as an emerging growth company effective December 31, 2020 unless the eligibility standards are modified. When we cease to be an emerging growth company, we will no longer qualify for the reporting exemptions noted above, and in particular our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2020 under Section 404(b) of the Sarbanes-Oxley Act.
Our stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders will face.
Our board determines our major policies, including our policies regarding financing, growth and debt capitalization. Our board may amend or revise these and other policies without a vote of our stockholders. The broad discretion of our board in setting policies and the inability of our stockholders to exert control over those policies increases the uncertainty and risks such stockholders will face. In addition, our board may change its investment objectives without seeking stockholder approval. Although our board has duties to us under Maryland law and intends only to change its investment objectives when our board determines that a change is in our best interest, a change in our investment objectives could cause a decline in the value of the stockholders’ investment in us.
Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (i) actually received an improper benefit or profit in money, property or services or (ii) was actively and deliberately dishonest as established by a final judgment, which was material to the cause of action. Moreover, (i) our charter requires us to indemnify our directors and officers to the maximum extent permitted under Maryland law and (ii) we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law, except as expressly limited by the indemnification agreements. As a result, we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons.
Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests.
Certain provisions of the Maryland General Corporation Law (the “MGCL”) may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:
•
“Business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes certain fair price and/or supermajority stockholder voting requirements on these combinations; and

•
“Control share” provisions that provide that holders of our “control shares” (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights with respect to their control shares, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

By resolution of our board, we have opted out of the business combination provisions of the MGCL, which means that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by a majority of our directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our board may by resolution elect to opt into the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt into the control share provisions of the MGCL in the future. Notwithstanding the foregoing, an alternation or repeal of the board resolutions exempting such business combinations will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
Our charter contains certain provisions restricting the ownership and transfer of our capital stock that may delay, defer or prevent a change of control transaction that might involve a premium price for holders of our common stock or that our stockholders otherwise believe to be in their best interests.
Our charter contains certain ownership limits with respect to our capital stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (including our common stock), excluding any shares that are not treated as outstanding for federal income tax purposes. Our board, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. This ownership limit as well as other restrictions on ownership and transfer in our charter may:
•
Discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for holders of our common stock or that our stockholders otherwise believe to be in their best interests; and

•
Result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.
A majority of our entire board, without stockholder approval, has the power under our charter to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and to set the terms of such newly classified or reclassified shares. As a result, we may issue one or more classes or series of common stock or preferred stock with preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to, or otherwise conflict with, the rights of our common stockholders. Although our board has no such intention at the present time, it could establish a class or series of common stock or preferred stock that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.
Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit their ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements.
If our common stock becomes subject to the “penny stock” rules of the SEC, the trading market in our common stock may become significantly more limited, which would make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.
Our common stock could be considered a “penny stock” if it trades below $5.00. Under Rule 15g-9 of the Exchange Act, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Such broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of shares of our common stock.
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations of future operations, are forward-looking statements. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. Likewise, the Company’s statements regarding anticipated growth in its operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “projects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this prospectus are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause the Company’s actual results to differ include, but are not limited to:
•
disruptions in our business operations, including construction lending activity, relating to COVID-19;

•
adverse impact of COVID-19 on the value of our goodwill established in the Business Combination;

•
the magnitude, duration and severity of the COVID-19 pandemic;

•
the impact of actions taken by governments, businesses, and individuals in response to the COVID-19 pandemic;

•
the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19;

•
changes in laws or regulations applicable to our business, employees, lending activities, including current and future laws, regulations and orders that limit our ability to operate in light of COVID-19;

•
defaults by borrowers in paying debt service on outstanding indebtedness;

•
impairment in the value of real estate property securing our loans;

•
availability of origination and acquisition opportunities acceptable to us;

•
potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

•
general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;

•
general and local commercial and residential real estate property conditions;

•
changes in federal government policies;

•
changes in federal, state and local governmental laws and regulations that impact our business, assets or classification as a real estate investment trust;

•
increased competition from entities engaged in construction lending activities;

•
changes in interest rates;

•
the availability of, and costs associated with, sources of liquidity;

•
the ability to manage future growth;

•
changes in personnel and availability of qualified personnel; and

•
other risks and uncertainties set forth in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
All of the shares of common stock and Warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay any fees, discounts, selling commissions, stock transfer taxes and legal expenses incurred by such Selling Stockholders in disposing of their shares of common stock and/or Warrants offered pursuant to this prospectus.
We will receive the proceeds from the exercises of the Warrants and the exercises of the option to purchase shares of our common stock; provided, however, that under certain circumstances, (i) the Warrants may be exercised on a cashless basis, and/or (ii) the option may be settled by a cash payment to the Selling Stockholders, in which case, we will not receive any proceeds from exercises of the Warrants and/or the option, as applicable. For information regarding the cashless exercise of the Warrants see “Description of Capital Stock and Warrants — Warrants,” and for information regarding the settlement of the option by cash payment to the Selling Stockholders, see “Certain Relationships and Related Person Transactions — Company Transactions — Private Placement with Farallon Entities.”
We will not receive the proceeds from the sale of the shares of our common stock issuable upon the exercises of the Warrants or the option. We intend to use the net proceeds received from Warrant exercises and option exercises, if any, to fund new real estate loans and for general corporate purposes.

DIVIDEND HISTORY AND POLICY
To qualify as a REIT and so that we are generally not subject to U.S. federal income and excise tax, we pay monthly cash dividends to our stockholders out of distributable cash, equal to substantially all of our net taxable income. We have not, however, established a minimum dividend payment level and our ability to pay dividends may be adversely affected by a number of factors, including the risk factors described in this prospectus. Since the Business Combination, we have paid cash dividends on our common stock as set forth below:
Month	Dividend Per Share ($)	Record Date	Payment Date
November – December 2019(1)	0.12	December 31, 2019	January 15, 2020
January 2020	0.08	January 31, 2020	February 14, 2020
February 2020	0.08	February 28, 2020	March 13, 2020
March 2020	0.08	March 31, 2020	April 15, 2020
April 2020	0.06	April 30, 2020	May 15, 2020
May 2020	0.06	May 29, 2020	June 15, 2020
June 2020	0.06	June 30, 2020	July 15, 2020
July 2020	0.06	July 31, 2020	August 14, 2020
August 2020	0.06	August 31, 2020	September 15, 2020(2)
September 2020	0.06	September 30, 2020	October 15, 2020(2)

(1)
Includes portion of November following Business Combination

(2)
Dividend declared but not yet paid

We currently plan to declare and pay dividends on a monthly basis. The timing and amount of dividends will be made at the discretion of our board and may depend on (among other things) our earnings, financial condition, REIT qualification, restrictions on paying dividends under Maryland law, any contractual restrictions on dividends to which we may become subject to in the future, any changes in U.S. tax policy, and other factors that our board may deem relevant from time to time. We may not be able to pay dividends in the future and our board may change our dividend policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay dividends to our stockholders:
•
any changes in federal or state regulatory policies that would limit our ability to make loans in a particular geographic area or to a particular type of customer;

•
the profitability of the loans made by us; and

•
defaults in our mortgage loans or decreases in the value of our loan portfolio.

We cannot assure you that we will achieve results that will allow us to pay a specified level of cash dividends or increase the level of such dividends in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read together with our condensed consolidated financial statements and related notes and the “Risk Factors” included herein. The following discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties. Actual results may differ materially from those contained in any forward-looking statements. The results of operations for the three months and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2020 or for any other period.
Broadmark Realty, a Maryland corporation, is an internally managed commercial real estate finance company that provides secured financing to real estate investors and developers. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. Based in Seattle, Washington, we specialize in underwriting, funding, servicing and managing a portfolio of short-term, first deed of trust loans to fund the construction and development of, or investment in, residential or commercial properties. We operate in select states that we believe to have favorable demographic trends, and that provide us the ability to efficiently access the underlying collateral in the event of borrower default. As of June 30, 2020, our portfolio of active loans had approximately $1.1 billion of total commitments outstanding across borrowers in 11 states and the District of Columbia, of which approximately $832.3 million of total principal balance were funded and outstanding by us and $6.9 million by the Private REIT. We operate our business as one reportable segment.
Properties securing our loans are generally classified as residential properties, commercial properties or undeveloped land, and are typically not income producing. Each loan is secured by a first deed of trust lien on real estate. Our lending policy limits the committed amount of each loan to a maximum loan-to-value (“LTV”) ratio of up to 65% of the “as-complete” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. Our lending policy also limits the initial outstanding principal balance of each loan to a maximum LTV of up to 65% of the “as-is” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. At the time of origination, the difference between the initial outstanding principal and the total commitment is the amount held back for future release subject to property inspections, progress reports and other conditions in accordance with the loan documents. Unless otherwise indicated, LTV is measured by the total commitment amount of the loan at origination divided by the “as-complete” appraisal. LTVs do not reflect interim activity such as construction draws or interest payments capitalized to loans, or partial repayments of the loan. As of June 30, 2020, the weighted average LTV was 59.9% across our active loan portfolio based on “as-complete” appraisals. In addition, each loan is also personally guaranteed on a recourse basis by the principals of the borrower, and/or others at our discretion to provide further credit support for the loan. The guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate or assets owned by the guarantor.
Our loans typically range from $0.1 to $35 million in total commitment at origination, generally bear interest at a fixed annual rate of 10% to 13% and have initial terms typically ranging from five to 18 months in duration based on the size of the project and expected timeline for completion of construction, which we often elect to extend for several months based on our evaluation of the project. As of June 30, 2020, the average total commitment of our active loans was $5.2 million and the weighted average remaining term to maturity of our active loans was approximately seven months. We usually receive loan origination fees, or “points,” typically ranging from 4% to 5% of the total commitment at origination, along with loan extension fees, each of which varies in amount based upon the term of the loan and the quality of the borrower and the underlying collateral. In addition to loan origination fees, we receive late fees paid by borrowers and/or are reimbursed by borrowers for costs associated with services provided by us, such as closing costs, collection costs on defaulted loans and construction draw inspection fees.
In addition to the natural seasonality inherent in our business whereby winter months are typically less favorable to construction, restrictions related to the Business Combination decreased the amount of our loan originations for the second half of 2019 and early 2020. After August 2019, the pending Business Combination required us to essentially pause our ability to raise capital and in turn originate new loans. In the first quarter of 2020, we focused on rebuilding our pipeline and began to strategically deploy the proceeds from the Business Combination; these rebuilding efforts began to slow in March due to the uncertainty associated with the impacts of COVID-19. We believe that the launch of the Private REIT in March 2020 will provide access to additional capital in the future to participate in loans originated by Broadmark, which we expect to position us to increase originations and grow our asset base, subject to market conditions. As of June 30, 2020, the Private REIT’s assets under management were approximately $12.4 million.
The COVID-19 pandemic is significantly affecting, and can be expected to continue to impact, the capital markets and the construction lending market, at least in the near term. While we have implemented a variety of business continuity initiatives, restrictions imposed in connection with COVID-19 or the impact on key employees could create significant challenges for our operations. We have experienced an adverse impact on our loan portfolio primarily in the form of a significant increase in defaulted loans, a slow-down in construction progress and an expected reduction in demand for and the value of commercial and residential real estate properties. For example, delays in local government permitting and inspections arising from measures to limit the spread of COVID-19 have delayed some projects, adversely affecting the ability of borrowers to complete the projects in accordance with the terms of the loans. Similarly, the COVID-19 pandemic and containment measures have contributed to, among other things, adverse impacts on demand for and the value of commercial and residential real estate that our borrowers have developed that make it less likely that a borrower can sell or lease the property it is developing in an amount sufficient to repay the borrower’s loan, or that a developer, who would be our borrower, will elect to go forward with a new project. As a result, we are seeing an increase in delinquencies and requests for extensions or forbearance. Delays in repayment of our outstanding loans reduce the capital available for future loan originations. If the pandemic is prolonged, it could increase the adverse impact on our business and results of operations.
Key Indicators of Financial Condition and Operating Performance
In assessing the performance of our business, we consider a variety of financial and operating metrics, which include both GAAP and non-GAAP metrics, including the following:
Interest income earned on our loans.   A primary source of our revenue is interest income earned on our loan portfolio. Our loans typically bear interest at a fixed annual rate of 10% to 13%, paid monthly, primarily from interest reserves and, to a lesser extent, cash payments. As we have historically had no debt outstanding, we have had no borrowing costs and accordingly our gross interest income earned on our loans has been equivalent to net interest income.
Fees and other revenue recognized from originating and servicing our loans.   Fee income is comprised of loan origination fees, loan renewal fees and inspection fees. The majority of fee income is comprised of loan origination fees, or “points,” which typically range from 4% to 5%, on an annualized basis, of the total commitment at origination. In addition to origination fees, we earn loan extension fees when maturing loans are renewed or extended. Loans are generally only renewed or extended if the loan is not in default and satisfies our underwriting criteria, including, our maximum LTV ratio of up to 65% of the appraised value as determined by an independent appraiser at the time of loan origination, or based on an updated appraisal if required. We also earn inspection fees when an inspection of work progress is required to fund a loan draw, although inspection fees are typically passed on to pay third party inspectors.
Loan originations.   Our operating performance is heavily dependent upon our ability to originate new loans to invest new capital and re-invest returning capital from loans being repaid. Given the short-term nature of our loans, loan principal is repaid on a faster basis than to other types of lenders, making our originations function an important factor in our success.
The following tables contains the total amount of our loan originations and repayments for the periods indicated:
(dollars in millions)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Loans originated	$50.5	$158.6
Loans repaid	$53.8	$148.9

Credit quality of our loan portfolio.   Maintaining the credit quality of the loans in our portfolio is of critical importance as loans that do not perform in accordance with their terms may have a negative impact on earnings and liquidity. As of June 30, 2020, a total of 30 loans are in contractual default totaling $177.0 million in principal balance outstanding, which excluding ten loans for which forbearance agreements were executed totaling $41.3 million in principal outstanding. Of the loans in contractual default, 13 loans had impairment as of June 30, 2020 with our estimated losses reflected in our allowance for loan losses of $6.8 million. As a result of economic conditions and uncertainty from the COVID-19 pandemic, we had an increase in contractual defaults of 17 loans during the three months ended March 31, 2020 with three of these contractual defaults being resolved during the three months ended June 30, 2020. Our new contractual defaults decreased to eight loans during the three months ended June 30, 2020 with only two new contractual defaults in the month of June 2020 evidencing a positive trend in contractual defaults.
Core Earnings.   Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate our performance. We define core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments in mortgage notes receivable; (ii) realized and unrealized gains or losses on both our investments and optional subscription liabilities; (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.
Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as gains and losses (including provision for loan losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.
Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:
(amounts in thousands, except share and per share data)	Successor Three Months Ended June 30, 2020	Successor Six Months Ended June 30, 2020	Successor Period from November 15, 2019 through December 31, 2019	Combined Successor and Predecessor Consolidated Three Months Ended December 31, 2019(1)	Combined Successor and Predecessor Consolidated Year Ended December 31, 2019
Net income	$19,759	$47,038	$5,313	$(6,812)	$75,236
Adjustments for non-core earnings:
Transaction costs	—	—	367	26,156	26,156
Non-cash stock compensation expense	967	1,881	1,417	1,417	1,417
First year public company transition expenses(3)	834	2,066	989	989	989
Change in fair value of optional subscription liabilities	1,458	(3,146)	4,924	4,924	4,924
Amortization of intangible assets	119	(785)	1,030	1,030	1,030
Loan loss provision	309	3,931	—	—	3,342
Loss/(gain) on settlement of Real property	—	—	—	—	179
Core earnings	$23,446	$50,985	$14,040	$27,704	$113,273
Earnings per share, basic	$0.15	$0.36	$0.04	$(0.05)	$0.57
Earnings per share, diluted	$0.15	$0.36	$0.04	$(0.05)	$0.57
Core earnings per share, basic	$0.18	$0.39	$0.11	$0.21	$0.86
Core earnings per share, diluted	$0.18	$0.39	$0.11	$0.21	$0.86
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,165,005	132,120,290	132,111,329	132,111,329(2)	132,111,329(2)
Diluted	132,165,005	132,120,290	132,499,386	132,499,386(2)	132,499,386(2)

(1)
The Unaudited Combined Successor and Predecessor Consolidated Three Months Ended December 31, 2019 was prepared for informational and illustrative purposes only and should be read in conjunction with the statements of income for the predecessor period of January 1, 2019 through November 14, 2019 and the successor period of November 15, 2019 through December 31, 2019 included herein. The consolidated statement of income prior to November 14, 2019 represented the activity of the Predecessor Company Group and the consolidated statement of income beginning on November 15, 2019 through December 31, 2019 represented the activity of the successor entity.

(2)
Substantially all of the Company’s outstanding common stock was issued as part of the closing of the Business Combination, and therefore, no common stock was outstanding during the predecessor periods. The weighted average shares outstanding for the predecessor periods utilizes the weighted average shares for the successor period as if they were outstanding as of the beginning of the periods presented.

(3)
Expenses directly related to first year of public company reporting and compliance, primarily professional fees in connection with the design and implementation of internal controls and procedures under Section 404 of the Sarbanes-Oxley Act.

Principal Factors Affecting the Comparability of our Results of Operations
As a commercial real estate finance company, our results are affected by factors such as changes in economic climate, demand for housing, population trends, construction costs and the availability of real estate financing from other lenders. These factors may have an impact on our ability to originate new loans or the performance of our existing loan portfolio.
From November 15, 2019, our consolidated financial statements reflect BRELF II, one of the Predecessor Companies, as the accounting acquirer and Successor entity, acquiring the other three Predecessor Companies, the four Predecessor Management Companies, and Trinity in the Successor period. The Business Combination transaction reflects a change in accounting basis for the Predecessor Company Group (other than BRELF II). As Trinity was a special purpose acquisition company, its acquisition is reflected as the issuance of shares for cash. For periods prior to November 15, 2019, in lieu of presenting separate financial statements of each of the Predecessor Companies and Predecessor Management Companies, consolidated financial statements have been presented, as these entities were under common management. Broadmark Realty is the successor issuer to Trinity.
As a result of the Business Combination, beginning from November 15, 2019, our consolidated financial statements are presented on a new basis of accounting pursuant to ASC 805, Business Combinations to reflect BRELF II acquiring the other entities within the Predecessor Company Group and Trinity. For more information refer to Note 3 to the unaudited condensed consolidated financial statements included in this quarterly report.
Results from Operations
Results of Operations for Three and Six Month Periods ended June 30, 2020 and 2019
The tables below set forth the results of our operations and the results of the operations of our Predecessor for the periods presented, both in dollars and as a percentage of revenue. The period-to-period comparison of results is not necessarily indicative of results for future periods.
	Three Months Ended		Six Months Ended
Statements of Operations Data:	June 30, 2020 (Successor)	June 30, 2019 (Predecessor)	June 30, 2020 (Successor)	June 30, 2019 (Predecessor)
Revenues
Interest income	$22,180	$23,456	$46,733	$44,079
Fee income	6,890	13,117	14,105	22,277
Total Revenue	29,070	36,573	60,838	66,356
Other Income (Expense):
Change in fair value of optional subscription liabilities	(1,458)	—	3,146	—
Expenses
Impairment:
Loan loss provision	309	297	3,931	73
Operating expenses:
Compensation and employee benefits	3,044	1,925	6,237	3,853
General and administrative	4,500	3,151	6,778	6,241
Total Expenses	7,853	5,373	16,946	10,167
Income before income taxes	19,759	31,200	47,038	56,189
Income tax provision	—	—	—	—
Net income	$19,759	$31,200	$47,038	$56,189

	Three Months Ended		Six Months Ended
Percentage of Revenue:	June 30, 2020 (Successor)	June 30, 2019 (Predecessor)	June 30, 2020 (Successor)	June 30, 2019 (Predecessor)
Revenues:
Interest income	76%	64%	77%	66%
Fee income	24	36	23	34
Total Revenue	100	100	100	100
Other Income:
Change in fair value of optional subscription liability	(5)	0	5	0
Expenses
Impairment:
Loss provision (recovery)	1	1	7	0
Operating expenses:
Compensation and employee benefits	11	5	10	6
General and administrative	15	9	11	9
Total Expenses	27	15	28	15
Income before income taxes	68	85	77	85
Income tax provision	0	0	0	0
Net income	68%	85%	77%	85%
Unless otherwise stated, for purposes of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the comparison of the results of operations for the three months ended June 30, 2020 and June 30, 2019, Successor period refers to the three months ended June 30, 2020, and references to Predecessor period refer to the three months ended June 30, 2019, and for the discussion of the results of operations for the six months ended June 30, 2020 and June 30, 2019, Successor period refers to the six months ended June 30, 2020, and references to Predecessor period refer to the six months ended June 30, 2019.
Comparison of Results of Operations for the Three Months Ended June 30, 2020 and June 30, 2019
Revenue
Total revenue for the three months ended June 30, 2020 and 2019 were $29.1 and $36.6 million, respectively, a decrease of $7.5 million. The decrease primarily relates to a decrease in origination and extension fee income relative to the Predecessor period, which are discussed below.
Expenses
Total expenses for the three months ended June 30, 2020 and 2019 were $7.9 and $5.4 million, respectively, an increase of $2.5 million. The increase was primarily due to an increase in the general and administrative expenses resulting from an increase in accounting and legal fees associated with being a public company, including certain non-recurring expenses, and an increase in compensation and benefits primarily associated with stock-based compensation expense from equity awards.
Interest Income
Interest income decrease by $1.3 million or 5.4% for the three months ended June 30, 2020 from the three months ended June 30, 2019 primarily attributable to the increase in loans designated as non-performing and placed on non-accrual status primarily attributable to the impact of the COVID-19 pandemic on the current economic environment.
Fee Income
Fee income decreased by $6.2 million or 47.5% for the three months ended June 30, 2020 from the three months ended June 30, 2019 primarily attributable to a decrease in origination and extension fee income relative to the Predecessor period primarily as a result of (1) us beginning to defer and amortize these fees on November 15, 2019 whereas in the past, the Predecessor’s policy was to record the fees when received and (2) decrease in new originations during the three months ended June 30, 2020 due to disruptions in our construction lending activity associated with the COVID-19 pandemic.
Provision for loan losses
There was no significant change in the amount of the provision for loan losses for the three months ended June 30, 2020 from the three months ended June 30, 2019.
Other Income
The change in fair value of the Optional Subscription Liability is an unrealized gain or loss based on the fair value of an optional subscription of up to $25 million of additional common stock issued as a part of the Business Combination. The Optional Subscription Liability warrants contain a cash settlement feature, which requires accounting for the fair value of the liability at each reporting period. Other expense of $1.5 million was recognized during the Successor period resulting from the increase in value of the optional subscription warrants during the period which resulted from the increase in the market price of our common stock.
Compensation and Employee Benefits
Compensation and employee benefits expense increased by $1.1 million or 58.1% for the three months ended June 30, 2020 from the three months ended June 30, 2019 primarily attributable to $1.0 million of stock-based compensation expense recorded for the three months ended June 30, 2020 and $0.3 million related to an increase in employee headcount. The stock-based compensation expenses resulted from grants of RSUs at fair value, which are being amortized over the respective vesting periods. These increases were partially offset by a decrease of $0.2 million in expenses related to grants of restricted units in the Predecessor period.
General and Administrative
General and administrative expense increased by $1.3 million or 42.8% for the three months ended June 30, 2020 from the three months ended June 30, 2019 primarily as a result of an increase in accounting and legal fees of $3.1 million associated with being a new public company including certain first year public company expenses. These increases were partially offset by a decrease of $1.8 million of non-recurring broker commissions associated with growth in the loan portfolio during the three months ended June 30, 2019.
Comparison of Results of Operations for the Six Months Ended June 30, 2020 and June 30, 2019
Revenue
Total revenue for the six months ended June 30, 2020 and the six months ended June 30, 2019 were $60.8 and $66.4 million, respectively, a decrease of $5.6 million. The decrease primarily relates to a decrease in origination and extension fee income relative to the Predecessor period primarily as a result of us beginning to defer and amortize these fees on November 15, 2019 whereas in the past, the Predecessor’s policy was to record the fees when received. These decreases were partially offset by incremental interest income from a net increase in the size of our loan portfolio during the six months ended June 30, 2020 compared to the six months ended June 30, 2019.
Expenses
Total expenses for the six months ended June 30, 2020 and the six months ended June 30, 2019 were $16.9 and $10.2 million, respectively, an increase of $6.7 million. The increase was primarily due to an increase of $3.9 million in the loan loss provision expense resulting from an increase in non-performing loans and an increase in compensation and benefits of $2.4 million primarily associated with stock-based compensation expense under our new employee stock incentive plan.

Interest Income
Interest income increased by $2.7 million or 6.0% for the six months ended June 30, 2020 from the six months ended June 30, 2019 primarily attributable to incremental interest income from a net increase in the size of our loan portfolio of approximately 15% from June 30, 2019 to June 30, 2020, partially offset by the result of placing loans on non-accrual status primarily attributable to the impact of the COVID-19 pandemic on the current economic environment.
Fee Income
Fee income decreased by $8.2 million or 36.7% for the six months ended June 30, 2020 from the six months ended June 30, 2019 primarily attributable to a decrease in origination and extension fee income relative to the Predecessor period primarily as a result of (1) us beginning to defer and amortize these fees on November 15, 2019 whereas in the past, the Predecessor’s policy was to record the fees when received and (2) decrease in new originations during the six months ended June 30, 2020 due to disruptions in our construction lending activity associated with the COVID-19 pandemic.
Provision for loan losses
Provision for loan losses increased by $3.9 million for the six months ended June 30, 2020 from the six months ended June 30, 2019 as a result of an increase in non-performing loans associated with the current economic environment primarily related to the impact of the COVID-19 pandemic.
Other Income
The change in fair value of the Optional Subscription Liability is an unrealized gain or loss based on the fair value of an optional subscription of up to $25 million of additional common stock issued as a part of the Business Combination. The Optional Subscription Liability warrants contain a cash settlement feature, which requires accounting for the fair value of the liability at each reporting period. Other income of $3.1 million was recognized during the Successor period resulting from the decline in value of the optional subscription warrants during the period which resulted from the decrease in the market price of our common stock.
Compensation and Employee Benefits
Compensation and employee benefits expense increased by $2.4 million or 61.9% for the six months ended June 30, 2020 from the six months ended June 30, 2019 primarily attributable to $1.9 million of stock-based compensation expense recorded for the six months ended June 30, 2020 and $0.8 million related to an increase in employee headcount. The stock-based compensation expenses resulted from grants of RSUs. The fair values of the RSUs are being amortized over the vesting periods. These increases were partially offset by a decrease of $0.3 million in expenses related to grants of restricted units in the Predecessor period.
General and Administrative
General and administrative expense increased by $0.5 million or 8.6% for the six months ended June 30, 2020 from the six months ended June 30, 2019. This increase is primarily a result of an increase in accounting and legal fees of $4.4 million associated with being a new public company, partially offset by (1) $3.1 million of non-recurring broker commissions associated with growth in the loan portfolio during the six months ended June 30, 2019 and (2) a reversal of intangible asset amortization of $0.8 million that was originally recognized in 2019 but was a measurement period adjustment in 2020 when the preliminary valuation of intangible assets was decreased.
Contractual Obligations and Commitments
The following table illustrates our contractual obligations and commercial commitments by due date as of June 30, 2020:
(dollars in thousands)	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligations	$12,076	$647	$1,879	$1,993	$7,557
Construction holdbacks	260,401	230,435	29,966	—	—
Total	$272,477	$231,082	$31,845	$1,993	$7,557

Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets as of June 30, 2020.
Critical Accounting Policies and Estimates
The most significant accounting estimates involve a high degree of judgment or complexity. Management believes the estimates and judgments most critical to the preparation of our consolidated financial statements and to the understanding of our reported financial results include those made in connection with loan impairment and valuation of investments in real estate and income taxes. Management evaluates our policies and assumptions on an ongoing basis.
Our significant accounting policies related to these accounts in the preparation of our consolidated financial statements are described under the heading “Management Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2019. As of the date of this filing, there were no significant changes to any of the critical accounting policies and estimates previously described in our Annual Report on Form 10-K except as supplemented below.
Loan Impairment and Valuation of Investments in Real Estate
Because of, among other factors, the fluctuating market conditions that currently exist in the national real estate markets, and the volatility and uncertainty in the financial and credit markets, it is possible that the estimates and assumptions, most notably those related to the fair value of impaired mortgage loans and investments in real property, could change materially due to the continued volatility of the real estate and financial markets or as a result of a significant dislocation in those markets.
The fair value of impaired mortgage loans and investments in real estate is generally determined using third party appraisals, comparable sales and competitive market analyses. The valuation inputs are highly judgmental.
We evaluate each loan for impairment at least quarterly. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan, at which time, the loan is deemed to be impaired. Placing a loan in contractual default does not in and of itself result in an impairment if we deem it probable that we will ultimately collect all amounts due. If a loan is considered to be impaired, we record an allowance through the provision for loan losses to reduce the carrying value of the loan to the fair value of the collateral, as all of our loans are classified as collateral dependent as repayment is expected solely from the collateral.
We regularly evaluate the extent and impact of any credit deterioration associated with the performance and/or value of the underlying collateral, as well as the financial capability of the borrower, through a personal guarantee to make this determination.
Recently Issued Accounting Pronouncements
For a description of our adoption of new accounting pronouncements and the impact thereof on our business, see “Note 2 — Summary of Significant Accounting Policies” of our unaudited condensed consolidated financial statements included herein.
JOBS Act
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for public companies that qualify as “emerging growth companies” under the JOBS Act. Emerging growth companies under the JOBS Act are allowed to elect to comply with new or revised accounting pronouncements based on the effective date for private companies rather than the effective date for publicly traded companies. Broadmark Realty is currently an emerging growth company and has elected to delay the adoption of new or revised accounting standards. As a result, Broadmark Realty may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for publicly traded companies that are not emerging growth companies. As such, Broadmark Realty’s financial statements may not be comparable to companies that comply with public company effective dates.
We will cease to qualify as an emerging growth company effective December 31, 2020 unless the eligibility standards are modified. Loss of emerging growth company status will result in our losing our reporting exemptions noted above, and in particular require our independent registered public accounting firm to provide an attestation report on the effectiveness of our internal control over financial reporting as of and for the year ended December 31, 2020 under Section 404(b) of the Sarbanes-Oxley Act.
Period from November 15, 2019 to December 31, 2019 (Successor) and Period from January 1, 2019 to November 14, 2019 (Predecessor) Compared to the Year Ended December 31, 2018 (Predecessor)
The Business Combination
From November 15, 2019, Broadmark Realty’s consolidated financial statements reflect BRELF II, one of the Predecessor Companies, as the accounting acquirer and successor entity, acquiring the other three Predecessor Companies, the four Predecessor Management Companies, and Trinity in the successor period. The Business Combination transaction reflects a change in accounting basis for the Predecessor Company Group (other than BRELF II). As Trinity was a special purpose acquisition company, its acquisition is reflected as the issuance of shares for cash. For periods prior to November 15, 2019, in lieu of presenting separate financial statements of each of the Predecessor Companies and Predecessor Management Companies, consolidated financial statements have been presented, as these entities were under common management. Broadmark Realty is the successor issuer to Trinity.
The table below sets forth the results of operations of Broadmark Realty and the Predecessor for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.
As a result of the Business Combination, beginning from November 15, 2019, Broadmark Realty’s consolidated financial statements are presented on a new basis of accounting pursuant to Accounting Standards Codification (“ASC”) 805, Business Combinations (refer to Note 3 to the consolidated financial statements included herein), to reflect BRELF II acquiring the other entities within the Predecessor Company Group and Trinity.

The following table summarizes key components of our results of operations for the periods indicated.
(dollars in thousands)	Successor November 15 through December 31, 2019	Predecessor January 1 through November 14, 2019	Year Ended December 31, 2018
Revenues
Interest income	$13,207	$82,225	$58,429
Fee income	2,767	32,785	37,417
Total Revenue	15,974	115,010	95,846
Expenses
Impairment:
Loss provision	—	3,342	1,783
Other Expense:
Change in fair value of optional subscription liabilities	4,924	—	—
Operating expenses:
Compensation and employee benefits	2,527	5,554	3,945
General and administrative	2,843	10,402	8,278
Transaction costs	367	25,789	—
Total Expenses	10,661	45,087	14,006
Income before income taxes	5,313	69,923	81,840
Income tax provision	—	—	90
Net income	$5,313	$69,923	$81,750
Revenues
Total revenue for the successor period from November 15 to December 31, 2019 (the “2019 Successor Period”), the Predecessor period from January 1 to November 14, 2019 (the “2019 Predecessor Period”) and the predecessor year ended December 31, 2018 (the “2018 Predecessor Period”) was $16.0 million, $115.0 million and $95.8 million, respectively. An increase of $35.1 million in the Successor and Predecessor Period from the 2018 Predecessor Period was due to increased access to capital through fundraising and the related expansion of the lending portfolio.
Expenses
Total expenses for the 2019 Successor Period, the 2019 Predecessor Period and the 2018 Predecessor Period was $10.7 million, $45.1 million and $14.0 million, respectively. An increase of $41.8 million in the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period was due to nonrecurring expenses related to the Business Combination, costs related to launching a new regional lending entity, and additional personnel costs from the growth of the Company.
Interest Income
Interest income increased by $37.0 million for the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period was primarily attributable to incremental interest income from a year over year net increase in the size of our loan portfolio of more than $232 million from December 31, 2018 to December 31, 2019.
Fee Income
Fee income decreased by $1.9 million for the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period primarily attributable to a decrease in origination and extension fee income during the 2019 Predecessor Periods relative to the 2018 Predecessor Period as a result of certain restrictions on our capital raising and deployment as we awaited completion of the Business Combination. We began to defer and amortize these fees beginning November 15, 2019 whereas in the past, the Predecessor Company Group’s policy was to record the fees when received, as differences resulting from this practice and GAAP were deemed immaterial.
Provision for loan losses
Provision for loan losses increased by $1.6 million for the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period as a result of an increase in loans in default of $21.6 million primarily associated with an increase in the size of our loan portfolio.
Other Expense
The change of fair value of an optional subscription liability is an unrealized loss that is as a result of the issuance of an optional subscription of up to $25 million of additional common stock (“Farallon Optional Subscription”) as part of the merger agreement. The Farallon Optional Subscription warrants contain a cash settlement feature, which requires accounting for the fair value of the optional subscription liability at each reporting period. The increase in expense is associated with the increase in stock price from November 15, 2019 to December 31, 2019 and does not impact the predecessor period.
Compensation and Employee Benefits
Compensation and employee benefits expense increased by $4.1 million for the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period primarily attributable to $1.4 million of stock-based compensation expense recorded for the period from November 15, 2019 through December 31, 2019 and an increase in employee headcount and performance-based bonuses. The stock-based compensation expenses resulted from RSUs with 2019 grant dates for financial reporting purposes. The fair values of the RSUs are being amortized over the vesting periods.
General and Administrative
General and administrative expense increased by $5.0 million for the 2019 Successor and 2019 Predecessor Periods from the 2018 Predecessor Period as a result of increased operating costs associated with growth in the loan portfolio, including broker commissions, and costs associated with implementing and maintaining public company compliance.
Transaction Costs
Transaction costs for the 2019 Successor and 2019 Predecessor Periods was $0.4 million and $25.8 million, respectively, including fees paid to investment banks, legal counsel and accounting firms as well as one-time payments associated with the Business Combination.

Comparison of Results of Operations for the years ended December 31, 2018 and 2017
	Year Ended December 31,		Increase (Decrease)
(dollars in thousands)	2018	2017	Amount	%
Revenues
Interest income	$58,429	$31,772	$26,657	83.9%
Fee income	37,417	20,447	16,970	83.0%
Total Revenue	95,846	52,219	43,627	83.5%
Expenses
Impairment:
Loss provision	1,783	330	1,453	440.3%
Operating expenses:
Compensation and employee benefits	3,945	1,797	2,148	119.5%
General and administrative	8,278	4,704	3,574	76.0%
Total Expenses	14,006	6,831	7,175	105.0%
Income before income taxes	81,840	45,388	36,452	80.3%
Income tax provision	90	—	90	—
Net income	$81,750	$45,388	$36,362	80.1%
Revenues
Total revenue for the year ended December 31, 2018 was $95.8 million compared to $52.2 million for the year ended December 31, 2017. An increase of $43.6 million, or 83.5%, was due to increased access to capital through fundraising and the related expansion of the lending portfolio.
Expenses
Total expenses for the year ended December 31, 2018 was $14.0 million compared to $6.8 million for the year ended December 31, 2017. An increase of $7.2 million, or 105.0%, was due to costs related to launching a new regional lending entity and additional personnel costs from the growth of the Company.
Interest Income
Interest income increased by $26.7 million primarily attributable to incremental interest income from a year over year net increase in the size of our loan portfolio of more than $272 million during the twelve months ended December 31, 2018.
Fee Income
Fee income increased by $17 million primarily attributable to incremental origination fee income driven by a year over year increase in loan originations of $247 million.
Provision for Loan Losses
Provision for loan losses increased by $1.5 million primarily as a result of an increase in loans in default of $11.2 million associated with an increase in the size of our loan portfolio year over year.
Compensation and Employee Benefits
Compensation and employee benefits expense increased by $2.1 million primarily as a result of the increase in the number of employees related to the growth of the Company’s business operations.
General and Administrative
General and administrative expenses increased by $3.6 million primarily as a result of an increase in legal fees and operating expenses associated with the growth of the business operations.

Off-Balance Sheet Arrangements
We had no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Broadmark Realty did not enter into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets as of December 31, 2019.
Contractual Obligations and Commitments
The following table illustrates our contractual obligations and commercial commitments by due date as of December 31, 2019 ($ in thousands):
	Payments by Period
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligations	$518	$518	$—	$—	$—
Construction reserves	253,708	222,562	31,146	—	—
Total	$254,226	$223,080	$31,146	$—	$—
Critical Accounting Policies and Estimates
Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.
Loan Impairment and Valuation of Investments in Real Estate
Because of, among other factors, the fluctuating market conditions that currently exist in the national real estate markets, and the volatility and uncertainty in the financial and credit markets, it is possible that the estimates and assumptions, most notably those related to the fair value of impaired mortgage loans and investments in real property, could change materially due to the continued volatility of the real estate and financial markets or as a result of a significant dislocation in those markets.
The fair value of impaired mortgage loans and investments in real estate, is generally determined using third party appraisals, comparable sales and competitive market analyses. The valuation inputs are highly judgmental.
We evaluate each loan for impairment at least quarterly. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan, at which time, the loan is placed into default. If a loan is considered to be impaired, we record an allowance through the provision for loan losses to reduce the carrying value of the loan to the fair value of the collateral, as all of our loans are classified as collateral dependent as repayment is expected solely from the collateral.
We regularly evaluate the extent and impact of any credit deterioration associated with the performance and/or value of the underlying collateral, as well as the financial capability of the borrower, through a personal guarantee to make this determination.
Income Taxes
We intend to elect to be taxed as a REIT under the Code and the corresponding provisions of state law. To qualify as a REIT, we must distribute at least 90% of our annual REIT taxable income to stockholders (not including taxable income retained in our taxable subsidiaries) within the time frame set forth in the Code and we must also meet certain other requirements that relate to, among other things, assets it may hold, income it may generate and its stockholder composition. We have formed a taxable REIT subsidiary (“TRS”) to engage in certain activities, which, if we were to carry on such activities directly, would give rise to non-qualifying gross income for REIT compliance purposes and could jeopardize our ability to continue to be taxed as a REIT. The TRS’s activities are included in our consolidated financial statements. Taxable income generated by our TRS’s activities will be subject to income taxation, as will any REIT taxable income that we do not distribute to stockholders. The U.S. federal rate of tax imposed on income earned by a corporation is currently 21%. State income taxation may apply as well, including in states which we operate that may not recognize our REIT election for state income tax purposes.
In addition, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We also could be subject to federal taxation of 100% of the net income derived from the sale or other disposition of property, including in some cases foreclosure property, if we hold the property primarily for sale to customers in the ordinary course of a trade or business. In order to avoid 100% taxation of income or gain realized on such property, we may contribute the property to our TRS, in which case any income or gain will be subject to taxation at regular corporate rates. We believe that we do not currently hold assets for sale to customers in the ordinary course of business and that none of the assets currently held for sale or that have been sold would be considered a prohibited transaction within the REIT taxation rules.
If we fail to qualify for taxation as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease our cash available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. We would also fail to qualify as a REIT in the event we were treated under applicable Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the Business Combination, it is possible that we would be treated as a successor REIT under the foregoing rules and thus be unable to qualify as a REIT.
Recently Issued Accounting Pronouncements
For a description of our adoption of new accounting pronouncements and the impact thereof on our business, see “Note 2  —  Summary of Significant Accounting Policies” of our consolidated financial statements set forth herein.
Liquidity and Capital Resources
Overview
Our primary liquidity needs include ongoing commitments to fund our lending activities and future funding obligations for our existing loan portfolio, paying dividends and funding other general business needs. Our primary sources of liquidity and capital resources to date have been derived from the capital contributions from members of the Predecessor Companies, cash flow from operations and payoffs of loans in our existing portfolio. Neither the Successor nor the Predecessor, has utilized any borrowings since inception. As of June 30, 2020, our cash and cash equivalents totaled $218.0 million.
We seek to meet our long-term liquidity requirements, such as real estate lending needs, including future construction draw commitments through our existing cash resources and return of capital from investments, including loan repayments. Additionally, going forward, we intend to fund our growth through the issuance of common stock, potential use of cash management tools such as a credit facility, and the sale of participation interests in loans we originate to the Private REIT, and fee income from the Private

REIT. As of June 30, 2020, we had $1.1 billion of total loan commitments outstanding, of which our portion and the Private REIT’s portion of the total principal balance funded and outstanding were $832.3 and $6.9 million, respectively.
We believe our existing sources of liquidity are sufficient to fund our existing commitments. We anticipate the COVID-19 pandemic may continue to result in some delays in the payoff of our outstanding loans, which would reduce the capital available to fund new loans. As a result, we plan to seek to fund growth in the near term through the sale of participation interests in new mortgage loans to the Private REIT, which will depend on the ability of the Private REIT to raise capital. To the extent funds available for new loans are limited, we will manage our capital deployment based on the receipt of payoffs. In the longer term, we plan to raise equity capital from time to time as a key component of our growth strategy, subject to market conditions. In addition, we are seeking to obtain a working capital credit facility to increase our available cash for deployment. By providing backup liquidity for future draws, a working capital credit facility would enable us to use a larger percentage of our cash balances for lending activities without planning to incur debt in the ordinary course of business. We cannot assure whether we will be able to obtain a credit facility on favorable terms or at all.
As a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders, including taxable income where Broadmark Realty does not receive corresponding cash. We intend to distribute all or substantially all of our REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.
Sources and Uses of Cash
The following table sets forth changes in cash and cash equivalents for the six months ended June 30, 2020 and June 30, 2019:
(dollars in thousands)	Successor Six Months Ended June 30, 2020	Predecessor Six Months Ended June 30, 2019
Cash provided by (used in):
Operating activities	46,768	54,022
Investing activities	(3,612)	(126,635)
Financing activities	(63,401)	145,968
Net increase / (decrease) in cash & cash equivalents	(20,245)	73,355
Comparison of Results of Cash Flows for the Six Months Ended June 30, 2020 and June 30, 2019
Net cash provided by operating activities for the six months ended June 30, 2020 and 2019 were $46.8 and $54.0 million, respectively. The results of operating activities were affected by an increase in the loan portfolio since June 30, 2019, the effects of the COVID-19 pandemic in 2020 and an increase in expenses resulting from our growth and associated costs with being a public company.
Net cash used in investing activities for the six months ended June 30, 2020 and 2019 were $3.6 and $126.6 million, respectively. The decrease in cash used in 2020 of $123.0 million was primarily due to a slowing of new loan originations resulting from (1) the need to ramp up lending after the suspension of fundraising mandated by the guidelines of the Business Combination, (2) the disruption of our construction lending pace by the COVID-19 pandemic and (3) a surge in pay-offs in the first quarter of 2020.
Net cash used in financing activities for the six months ended June 30, 2020 was $63.4 million which entirely consists of dividends paid. Net cash provided by financing activities for the six months ended June 30, 2019 was $144.9 million primarily related to member contributions net of distributions.
Material Weakness in Internal Control over Financial Reporting
We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
As previously disclosed in the Company’s Form S-4 related to the Business Combination, the Predecessor Company Group reported certain material weaknesses in internal control over financial reporting identified in connection with the audit of the members of the Predecessor Company Groups’ financial statements at December 31, 2018. We reported in our Form 10-K for the year ended December 31, 2019 that the material weakness previously identified remained as of December 31, 2019.
The material weaknesses identified include (i) lack of formalized internal control policies and procedures as it relates to financial reporting and (ii) insufficient resources to provide appropriate segregation of duties related to the preparation and review of information used in financial reporting, as well as review controls over the financial statement reporting process.
The control deficiencies described above created a reasonable possibility that a material misstatement to the consolidated financial statements would not be prevented or detected on a timely basis and therefore we concluded that the deficiencies represent material weaknesses in our internal control over financial reporting and our internal control over financial reporting was not effective as of December 31, 2019. At this time, we do not believe such material weaknesses have been fully remediated.
Management’s Remediation Plan
We are executing the following steps to remediate the aforementioned material weaknesses in internal control over financial reporting:
•
Continue to enhance internal control policies and procedures developed and implemented during 2019 to ensure that a robust and effective internal control environment exists and persists across the organization; including ensuring effective risk assessments are performed to identify and assess necessary changes in the application of GAAP, financial reporting processes and the design and effective operation of internal controls;

•
Seek to attract, train and retain individuals that have the appropriate skills and experience related to complex accounting matters and financial reporting;

•
Implement enhanced accounting and financial reporting software; and

•
Continue to report regularly to the audit committee on the progress and results of the remediation plan, including the identification, status and resolution of internal control deficiencies.

There is no assurance that the material weaknesses will be fully remediated during 2020 particularly given the disruption of COVID-19 on the Company’s business and operations.
During the quarter ended June 30, 2020, we augmented our finance and accounting staff by hiring a Chief Accountant with extensive experience in accounting operations, SEC reporting and implementing internal controls. Presently our finance and accounting staff are working remotely as a result of COVID-19, which is requiring some adjustments to our procedures and may impact our plans to remediate the material weaknesses in internal control over financial reporting. Except as set forth above, there were no changes in the Company’s internal control over financial reporting (as such terms are defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
At June 30, 2020, the Company did not have any outstanding “market risk sensitive instruments,” as such term is used within the meaning of Item 305 of SEC Regulation S-K. However, the Company is subject to other types of business risk described below and under “Risk Factors  —  Market Risks Related to Real Estate Loans.”

Interest Rate Risk
While all the Company’s loans bear a fixed rate and the Company does not have any interest-rate sensitive instruments obligations outstanding, the nature of the Company’s business exposes it to business risk arising from changes in interest rates. Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. An increase or decrease in interest rates would not impact the interest charged on the Company’s then existing loan portfolio, as the Company’s loans bear fixed rates of interest. However, a rapid significant increase in interest rates may reduce the demand for mortgage loans due to the higher cost of borrowing, potentially resulting in a reduced demand for real estate, declining real estate values and higher default rates. Alternatively, a significant rapid decline in interest rates may negatively affect the amount of interest that the Company may charge on new loans, including those that are made with capital received as outstanding loans mature. Additionally, declining interest rates may also result in prepayments of existing loans, which may also result in the redeployment of capital in new loans bearing lower interest rates.
Credit Risk
The Company’s loans are subject to credit risk. Credit risk is the exposure to loss from loan defaults. Default rates are subject to a wide variety of factors, including, but not limited to, borrower financial condition, property performance, property management, supply and demand factors, construction trends, consumer behavior, regional economics, interest rates, the strength of the U.S. economy, epidemics and public health emergencies and other factors beyond the Company’s control. All loans are subject to the possibility of default. The Company seeks to mitigate credit risk by originating loans which are secured by first deed of trust liens on real estate with a maximum loan-to-value ratio of 65%. The Company also undertakes extensive due diligence of the property that will be mortgaged to secure the loans, including review of third-party appraisals on the property.
Risks Related to Real Estate
Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, events such as natural disasters, including hurricanes, earthquakes and pandemics, acts of war and terrorism, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, construction cost, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the loans, which could also cause the Company to suffer losses. These factors could adversely affect the Company’s business, financial condition, results of operations and ability to make distributions to its members.

BUSINESS
Overview
We are an internally managed commercial real estate finance company that provides secured financing to real estate investors and developers. We intend to elect to be treated as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2019. Based in Seattle, Washington, we specialize in underwriting, funding, servicing and managing a portfolio of short-term, first deed of trust loans to fund the construction and development of, or investment in, residential or commercial properties. Historically, our portfolio of loans has primarily consisted of loans to fund the construction and development of residential properties, but we also make loans on commercial real estate projects. Our objective is to preserve and protect stockholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. We believe our ability to quickly offer and finalize loan terms and expeditiously fund ongoing construction draws provides us a competitive advantage over traditional funding sources as well as alternative lenders that may involve higher execution risk. We apply a disciplined underwriting approach to our loans, rooted in management’s deep understanding of real estate markets, property construction budgets and timelines and assessing borrower financial strength. We operate in select states that we believe have favorable demographic trends and provide us the ability to efficiently access the underlying collateral in the event of borrower default. As of June 30, 2020, our portfolio of active loans had approximately $1.1 billion of total commitments outstanding across borrowers in eleven states and the District of Columbia, of which approximately $832.3 million was funded by us and $6.9 million by the Private REIT. We refer to loans that have outstanding commitments or principal balances that have not been repaid or retired, including by foreclosure, as “active loans.” Total commitments refers to the aggregate sum of outstanding principal balances, construction holdbacks and committed amounts for future draws and interest reserves on our loans.
Business Combination
On November 14, 2019, we consummated the Business Combination combining the Predecessor Company Group and Trinity. Prior to the Business Combination, Trinity was a special purpose acquisition company listed on the Nasdaq Global Market that was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As a result of the Business Combination, our shares of common stock were listed on the New York Stock Exchange on November 15, 2019.
Our Business and Loan Portfolio
Historically, we have funded the growth of our real estate loan portfolio with private capital and have not used debt or leverage to finance our loans. We had no debt outstanding as of December 31, 2019 or June 30, 2020. Going forward, we intend to fund our growth through the issuance of common stock, potential use of cash management tools such as a credit facility and the sale of participation interests in loans we originate to the Private REIT.
Properties securing our loans are generally classified as residential properties, commercial properties or undeveloped land, and are typically not income producing. Each loan is secured by a first deed of trust lien on real estate. Our lending policy limits the committed amount of each loan to a maximum loan-to-value (“LTV”) ratio of up to 65% of the “as-complete” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. Our lending policy also limits the initial outstanding principal balance of each loan to a maximum LTV of up to 65% of the “as-is” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. At the time of origination, the difference between the initial outstanding principal and the total commitment is the amount held back for future release subject to property inspections, progress reports and other conditions in accordance with the loan documents. Unless otherwise indicated, LTV is measured by the total commitment amount of the loan at origination divided by the “as-complete” appraisal. LTVs do not reflect interim activity such as construction draws or interest payments capitalized to loans, or partial repayments of the loan. As of June 30, 2020, the weighted average LTV across our active loan portfolio based on “as-complete” appraisals was 59.9%. In addition, each loan is also personally guaranteed on a recourse basis by the principals of the borrower and/or others, at our discretion, to provide further credit support for the loan. The guarantee may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate or assets owned by the guarantor.
Our loans typically range from $0.1 to $35 million in total commitment at origination, generally bear interest at a fixed annual rate of 10% to 13% and have initial terms typically ranging from five to eighteen months in duration, which we often elect to extend for several months based on our evaluation of the project. As of June 30, 2020, the average total commitment of our active loans was $5.2 million and the weighted average remaining term to maturity of our outstanding loans was approximately seven months. We usually receive loan origination fees, or “points,” typically ranging from 4% to 5% of the total commitment at origination, along with loan extension fees, each of which varies in amount based upon the term of the loan and the quality of the borrower and the underlying collateral. In addition to loan origination fees, we receive late fees paid by borrowers and/or are reimbursed by borrowers for costs associated with services provided by us, such as closing costs, collection costs on defaulted loans and construction draw inspection fees.
Our typical borrowers include real estate investors, developers and other commercial borrowers. We do not lend to owner-occupants of residential real estate. Loan proceeds are generally used to fund the vertical construction, horizontal development, investment, land acquisition and refinancing of residential properties and to a lesser extent commercial properties. We also make loans to fund the renovation and rehabilitation of residential and commercial properties. Our loans are generally structured with partial funding at closing and additional loan installments disbursed to the borrower upon satisfactory completion of previously agreed stages of construction.
A principal source of new transactions has been repeat business from our customers and their referral of new business. We also receive leads for new business from real estate brokers and mortgage brokers, a limited amount of advertising and through our website.
We seek to minimize risk of loss through our disciplined underwriting standards. We originate and fund loans secured by first deed of trust liens on residential and commercial real estate located in states that we believe have favorable demographic trends and that provide more efficient and quicker access to collateral in the event of borrower default. We also manage and service our loan portfolio. We believe that the demand/supply imbalance for residential construction-related real estate loans presents significant opportunities for us to selectively originate high-quality first deed of trust loans on attractive terms.
We built our business on a deep knowledge of the residential and commercial real estate market combined with a risk management approach that is designed to protect and preserve capital. We believe our flexibility and ability to structure loans that address the needs of our borrowers without compromising our standards on risk, our expertise in the loan market and our focus on newly originated first deed of trust loans have been the basis for our success.
Markets
At June 30, 2020, we operated in 14 states and the District of Columbia, and our loan portfolio was spread across eleven states and the District of Columbia, with the majority of loans located in Washington, Utah, Colorado, Texas, Oregon and Idaho. We strategically focus on these states as they have exhibited strong population growth. At June 30, 2020, more than 90% of our portfolio was secured by properties located in states ranked in top ten for net population migration between 2010 and 2019 according to the Census Bureau, including Washington, Utah, Colorado, Texas and Idaho. Additionally, each of Washington, Colorado, Utah and Texas are non-judicial foreclosure states, which we believe encourages borrowers to comply with the loan terms and provides us the option to take control of the collateral more quickly in the event of borrower default. We continue to increase our national presence, and in this regard, began operating in the Southeast region in 2018 and the Mid-Atlantic region in 2019.
Industry and Market Opportunity
Real estate investment is a capital-intensive business that typically relies heavily on debt capital to acquire, develop, improve, construct, renovate and maintain properties. We focus on providing construction, development and investment loans for the U.S. housing and real estate industries. Due to structural changes in banking, regulation and monetary policies over the last decade, there has been a reduction in the number of lenders servicing this segment. We believe there is a significant market opportunity to originate real estate loans secured by the underlying real estate as collateral. Our management team further believes that the demand for relatively small real estate loans to construct, develop or invest in residential or, to a lesser extent commercial real estate, located in states with favorable demographic trends presents a compelling opportunity to generate attractive risk-adjusted returns.
Historically, regional and community banks were the primary providers of construction financing to smaller, private builders. Over the past several decades, there has been significant consolidation within the commercial banking industry, with the number of commercial and savings institutions having decreased by 61% and 72%, respectively, between 1992 and 2019, as reported by the FDIC. In addition, many traditional real estate lenders that competed for loan origination within our target markets have been faced with tighter capital constraints due to changing banking regulations following the 2008 financial crisis. The chart below illustrates the decline in number of commercial and savings banks from 1992 to 2019.

Source: FDIC
While the number of traditional banks and construction loans offered by them has steadily declined, private residential construction spending and housing starts continued to recover from the lows following the 2008 financial crisis through 2019. Current housing starts still remain well below historical averages. In addition, housing starts remain well below the 1.6 million annual housing starts needed to meet current demand, according to Freddie Mac. The chart below illustrates historical housing starts from 1988 to 2019 versus the minimum annual need per Freddie Mac:

Source: Federal Reserve Bank of St. Louis and Freddie Mac
We believe the longer-term outlook for new housing demand remains strong given limited residential housing supply and low interest rate environment for home buyers despite the COVID-19 pandemic and the economic consequences arising from it. In February 2020, Freddie Mac estimated that 2.5 million additional housing units are needed to make up for the shortage.
We believe we are well positioned to capitalize and profit from these industry dynamics. We and our Predecessor Companies have operated in the Pacific Northwest markets since 2010 and in the Mountain West markets since 2014. More recently, through the Predecessor companies we expanded into Southeast markets in 2018 and into Mid-Atlantic markets in 2019.
Business and Growth Strategy
Our objective is to preserve and protect stockholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. Our business strategy is to directly originate, fund, manage, and service short-term loans secured by first deed of trust liens on real property in order to generate attractive returns. We believe our ability to react quickly to the needs of borrowers, flexibility in terms of structuring loans to meet the needs of borrowers, consistency and expediency in funding future construction draws, intimate knowledge of the relevant markets in which we operate, and focus on newly originated first deed of trust loans positions us to generate attractive returns.
Our strategy to achieve this objective includes the following:
•
continue to increase market share in existing states to satisfy unmet demand;

•
increase geographic footprint by focusing on non-judicial foreclosure states with favorable economic and demographic trends;

•
capitalize on opportunities created by the long-term structural changes in the real estate lending market resulting from consolidation and increased regulatory oversight of commercial banks and savings institutions;

•
capitalize on the relative strength of our unleveraged balance sheet to grow our customer and asset base while competitors with weaker balance sheets may be capital constrained;

•
remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle;

•
grow the Private REIT, generating an additional revenue stream by way of management fees to us; and

•
operate so as to qualify as a REIT for federal income tax purposes and distribute annually at least 90% of our REIT taxable income.

Loan Portfolio
The following table highlights certain information regarding Broadmark Realty’s real estate lending activities for the periods indicated:
(Dollar amounts in millions)	For the Six Months Ended June 30,		For the Years Ended, December 31,
	2020	2019	2019	2018
Loans originated	37	72	116	194
Loans repaid	75	72	140	140
	As of June 30,		As of December 31,
	2020	2019	2019	2018
Number of loans outstanding	216	264	241	266
Unpaid principal balance (end of period balance)(1)	$832.3	$722.7	$829.0	$591.3
Total commitment	$1,121.5	$1,031.3	$1,101.3	$898.1
Average total commitment	$5.2	$3.9	$4.6	$3.4
Weighted average contractual interest rate per annum(2)	12%	12%	12%	12%

(1)
June 30, 2020 excludes $6.9 million of Private REIT participation, and construction holdbacks of $7.1 million and interest reserves of $0.7 million on participation interests sold to the Private REIT. The Private REIT was determined to be a voting interest entity for which we, through our wholly owned subsidiary acting as manager with no equity investment, do not hold a controlling interest in and do not consolidate the Private REIT. Furthermore, the Private REIT participation in loans originated by us meets the characteristics of a participating interest in accordance with ASC 860 and therefore, is treated as a sale of mortgage notes receivable and is derecognized from our condensed consolidated financial statements.

(2)
Does not include origination fees.

The following table sets forth aggregate number of loans and the total commitment amounts at origination during each of the calendar years set forth below.
Year of Origination	Number of Loans	Total Commitment ($M)(1)
2020 (through June 30)	37	$158.6
2019	116	$446.6
2018	194	$647.0
2017	175	$397.7
2016 and prior	565	$523.6

(1)
Excludes subsequent loan amendments including amendments that increase the total commitment.

Broadmark Realty categorizes its loans into three distinct purposes:
•
Vertical Construction.   Loans which utilize at least 20% of total commitment at origination to fund vertical construction of residential, commercial and mixed-use properties.

•
Horizontal Development.   Loans which do not fund vertical construction and utilize at least 20% of total commitment at origination to fund horizontal improvements including: initial site preparation, ground clearing, installing utilities, and road, sidewalk and gutter paving.

•
Investment.   Loans which do not fund vertical or horizontal construction including financings of built real estate properties or raw land.

The following table sets forth the number of total loans and commitment amount of mortgage loans based on the intended loan purpose, and the percentage of the total commitment by purpose as compared to the total portfolio, in each case at June 30, 2020.
	At June 30, 2020
Loan Purpose	# of Loans	Total Commitment ($M)%
Vertical Construction	153	$781.3	69.7%
Horizontal Development	29	194.3	17.3%
Investment	34	145.9	13.0%
Total	216	$1,121.5	100.0%
Broadmark Realty categorizes its loans into five property types:
•
For Sale Residential.   All for sale residential product including single family homes, townhomes, condominiums and other attached product.

•
For Rent Residential.   All rental residential product including multifamily rental apartments and senior housing.

•
Commercial/Other.   Non-residential real estate including retail, office, industrial and hotels.

•
Horizontal Development.   Vertical construction ready sites including finished single-family lots, finished townhome lots and multifamily and commercial development sites.

•
Raw Land.   Undeveloped land prior to horizontal development.

The following table sets forth the number of total loans and commitment amount of mortgage loans based on the types of properties securing Broadmark Realty’s mortgage loans, and the percentage of the total commitment by property security of the loan as compared to the total portfolio at June 30, 2020.
	At June 30, 2020
Property Type	# of Loans	Total Commitment ($M)%
For Sale Residential	112	$397.8	35.5%
For Rent Residential	21	197.3	17.6%
Horizontal Development	33	201.2	17.9%
Commercial/Other	32	246.3	22.0%
Raw Land	18	78.9	7.0%
Total	216	$1,121.5	100.0%
At June 30, 2020, we owned one commercial property that we had acquired through foreclosure, which had a carrying value of $3.7 million.
The following table sets forth the number of total loans and total committed amounts of mortgage loans by state, and the percentage of the total committed amount by state as compared to the total portfolio at June 30, 2020.
	June 30, 2020
State	# of Loans	Total Commitment ($M)%
WA	58	$260.5	23.2%
CO	48	259.8	23.2%
UT	31	241.1	21.5%
TX	17	175.2	15.6%
OR	12	85.2	7.6%
ID	16	54.9	4.9%
Other	34	44.8	4.0%
Total	216	$1,121.5	100.0%
Operations Overview
Loan Origination and Servicing Process
Broadmark Realty is experienced in secured lending, with significant combined real estate and financial services experience of its senior management team. Broadmark Realty’s senior management team spends a significant portion of its time on borrower development as well as on underwriting and structuring the loans in Broadmark Realty’s portfolio. A principal source of new transactions for Broadmark Realty has been repeat business from our customers and their referral of new business. When underwriting a loan, the primary focus of Broadmark Realty’s analysis is the value of a property. Prior to making a final decision on a loan application Broadmark Realty conducts extensive due diligence of the property as well as the borrower and its principals.
The mortgage loans originated by Broadmark Realty generally meet the following criteria:
•
Collateral.   New loans are secured by a first deed of trust lien on real estate.

•
Amount.   The amount of Broadmark Realty’s loans range from $0.1 to $35 million in total commitment at origination (average total commitment of $5.2 million for our active loans at June 30, 2020). Our present loan policy limits new loans to an individual size of no greater than 5.0% of the aggregate total commitment of our active loans, and a maximum exposure to any single borrower of 10.0%.

•
Loan to Value.   The maximum LTV ratio for a loan at origination is 65.0% of the “as-complete” appraised value of the underlying collateral; and a maximum initial outstanding principal balance of the loan at origination is 65% of the “as-is” appraised value of the underlying collateral, in each case as determined by an independent appraiser at the time of the loan origination.

•
Interest rate.   Generally, a fixed rate between 10.0% and 13.0% per annum with a late fee of 10.0% of the amount outstanding and a default rate of 24.0% per annum.

•
Origination fees.   Typically ranges from 4.0% to 5.0% of the total commitment at origination. In addition, if the term of the loan is extended, additional points are payable upon the extension.

•
Term.   Typically, five to twelve months. Broadmark Realty may agree to extend the maturity date so long as the borrower complies with all loan covenants, financial and non-financial, and the loan otherwise satisfies its then existing underwriting criteria. If Broadmark Realty extends the maturity date to a date that is equal to or greater than twelve months after the initial loan origination, then the loan is registered to go through the underwriting process again, including receipt and review by Broadmark Realty of a new independent appraisal report.

•
Covenants.   To timely pay all taxes, insurance, assessments, and similar charges with respect to the property; to maintain hazard insurance; and to maintain and protect the property.

•
Events of default.   Include: (i) failure to make payment when due; and (ii) breach of a covenant.

•
Payment terms.   Interest only is payable monthly in arrears. Principal is due in a “balloon” payment at the maturity date. Interest earned from an interest holdback is capitalized in the loan principal balance.

•
Escrow.   Generally, none required.

•
Holdbacks.   Construction loans typically include a holdback for future construction draws which are funded in arrears following confirmation of work completion. Loans may also include a holdback for interest payments due to a lack of income generated by the real estate.

•
Security.   Each loan is evidenced by a promissory note, which is secured by a first deed of trust lien on real property owned by the borrower and is personally guaranteed on a recourse basis by the principals of the borrower and/or others, at the discretion of Broadmark Realty, which guarantee may be collaterally secured by a pledge of the guarantor’s interest in the borrower or other real estate owned by the guarantor.

•
Fees and Expenses.   As is typical in real estate finance transactions, the borrower incurs all expenses in connection with securing the loan, including the cost of a property appraisal, the cost of an environmental assessment report, if any, the cost of a credit report and all title, recording fees and legal fees.

Upon receipt of a potential borrower’s executed loan application, Broadmark Realty will commence the underwriting process. Before approving and funding a loan, Broadmark Realty undertakes extensive due diligence of the borrower, its principals, the guarantor and the property that will be mortgaged to secure the loan. Such due diligence generally includes:
•
Borrower and Guarantor Information.   Review of a borrower’s credit application, operating agreement or other organizational documents, and review of business and guarantor financial statements and tax returns.

•
Confirmatory Collateral Information.   Review of an independent appraisal report (customarily including market data and analysis and information regarding comparable properties), preliminary title report, tax records, documentation evidencing proper hazard insurance for improved property, and other property information. Loans secured by existing commercial properties require a Phase I environmental site assessment.
•
Project Transaction Information.   Review of the property purchase and sale agreement, title insurance, itemized construction budget, building permits, building plans, and specifications and marketing plans and materials.

•
Physical Inspection.   Broadmark Realty performs a physical inspection of the property, which includes a check of the property’s location, characteristics, qualities, and potential value as represented by the borrower, as well as a review of the comparable properties identified in the independent appraisal report in order to confirm that the properties identified as comparable in the appraisal report are truly comparable.

Loan Servicing
Broadmark Realty services all of its loans internally, and manages loan payments, draw requests, and loan accounting histories and records. The loan draw process in particular is an important part of Broadmark Realty’s business as it provides borrowers with quick access to capital in order to keep their projects moving, and allows Broadmark Realty to inspect the quality and pace of the borrower’s work. Once a borrower has submitted a draw request, Broadmark Realty will have the project inspected to ensure that the work for which funding is being requested has been completed in a manner satisfactory to Broadmark Realty. In addition, any required county and city inspections are completed and lien releases from all vendors and subcontractors are collected before funds are disbursed. Although the process is thorough, Broadmark Realty makes a point of responding to draw requests as quickly as possible as timing is of paramount importance to a project’s success.
In addition, Broadmark Realty will conduct periodic testing, process loan payoff requests, and collect past due and delinquent payments. In the case of a loan default, Broadmark Realty has broad authority to take such actions as it believes best in working out the defaulted loan, including selling the defaulted loan or foreclosing on the real property serving as collateral for the loan.
Loan Funding
Broadmark Realty’s ability to grow its business is primarily constrained by its ability to raise capital to fund additional real estate loans. Prior to the Business Combination, Broadmark Realty funded loans primarily through the use of private capital. Going forward, Broadmark Realty intends to fund its growth through issuance of common stock, potential use of cash management tools such as a credit facility and the sale of participation interests in loans we originate to the Private REIT.
Private REIT
The Private REIT primarily participates in short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties located in the United States that are originated, underwritten and serviced by Broadmark Realty. The Private REIT is managed by the Private REIT Manager. Similar to Broadmark Realty, the Private REIT’s investment objective is to provide attractive risk-adjusted returns primarily through fees and interest income primarily generated from investing in participation interests in Broadmark Realty’s real estate portfolio. The Private REIT initiated operations in 2020 and expects to elect to be taxed as a REIT for U.S. federal income tax purposes at such point in time as the Private REIT satisfies the requirements for making such election and certain other conditions are met. The Private REIT will be classified as a partnership for U.S. federal income tax purposes until such election is made, should the Private REIT not make the election to be taxed as a REIT effective as of its initial tax year.
Broadmark Realty and the Private REIT entered into a Master Loan Participation Agreement (the “Participation Agreement”) pursuant to which a subsidiary of Broadmark Realty expects to offer the Private REIT participation interests in loans that it originates. Broadmark Realty retains sole authority with respect to whether to permit the Private REIT to participate in any particular loan. Broadmark Realty also retains sole authority with respect to the participation percentage of each loan that the Private REIT will receive. While Broadmark Realty generally expects to permit the Private REIT to participate equally in loans that it originates, Broadmark Realty is not required to permit the Private REIT to participate in any particular loan, and the Private REIT will be able to participate in loans only in the amount permitted by Broadmark Realty and will be further limited by the amount of its “Cash Available to Lend.” “Cash Available to Lend” typically will include cash in excess of the Private REIT’s obligations under existing mortgages or participations therein, including contributions of cash from the admission of investors and repayments of mortgages or sales of assets, but excluding cash distributable to investors, cash existing or accrued expenses and liabilities, reserves for estimated construction draws and anticipated redemption payments, or write-downs of defaulted mortgages, if any, in each case as determined by the Private REIT Manager in its discretion. In the event that the Private REIT has Cash Available to Lend in excess of the loan participation interests offered to it by Broadmark Realty, the Private REIT could originate its own mortgages or purchase mortgages from third parties that are comparable to those originated by Broadmark Realty.
The Private REIT Manager is compensated with respect to the mortgages initiated by the Private REIT or participations in Broadmark Realty’s mortgages through the Private REIT Manager’s receipt of 80% of all fee-based income (generally borrower loan fees, including origination points, late fees and extension fees) and 20% of all cash distributable to Private REIT investors in excess of the monthly 0.5% preferred return to investors.
The Private REIT is continuously offering its preferred units to qualified investors in a private placement pursuant to Regulation D promulgated under the Securities Act. The initial sale of Private REIT preferred units occurred in March 2020, and at June 30, 2020, the Private REIT’s assets under management were approximately $12.4 million.
Competition
Real estate lending is a competitive business. Broadmark Realty competes for lending opportunities with a variety of institutional lenders and investors, including other “hard money” lenders, mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage banks, credit unions, insurance companies, mutual funds, pension funds, private equity real estate funds, hedge funds, institutional investors, investment banking firms, non-bank financial institutions, governmental bodies, family offices, and high net worth individuals. New parties continue to enter the market resulting in increased competition and pricing pressure.
Broadmark Realty competes on the basis of borrower relationships, product offerings, loan structure, terms, and service. Broadmark Realty’s success depends on its ability to maintain and capitalize on relationships with borrowers and their representatives, offer attractive loan terms and provide superior service.
Seasonality
While Broadmark Realty typically originates loans year-round, incremental loan disbursements are made with greater frequency during the spring, summer and fall, when weather is generally more favorable for construction, and borrowers complete previously agreed stages of construction, allowing developers to draw down on additional amounts of capital available under their loan agreements. As a result of these more frequent disbursements, Broadmark Realty generally maintains greater amounts of cash on hand to fund these disbursements during these seasons.
Intellectual Property and Proprietary Data
Broadmark Realty’s business does not depend on exploiting or leveraging any particular intellectual property rights. To the extent that Broadmark Realty owns any rights to intellectual property, it relies on a combination of registered and state, federal, and common law trademarks, service marks, trade names, copyrights, and trade secret protection. Broadmark Realty currently has an application for registration of the trademark “Broadmark” pending with the United States Patent Trademark Office (“USPTO”) and has two applications pending the USPTO for the design of the Broadmark Realty logo.

Properties
Broadmark Realty leases its executive offices in Seattle, Washington and has entered a lease to expand its space to accommodate growth.
Employees
As of June 30, 2020, Broadmark Realty had 42 employees.
Regulation and Compliance
Broadmark Realty’s operations are subject, in certain circumstances, to supervision and regulation by state and U.S. federal government authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. In addition, Broadmark Realty and its subsidiaries may rely on exemptions from various requirements of the Securities Act, the Exchange Act, the Investment Company Act, and the Investment Advisers Act. These exemptions are sometimes highly complex and may, in certain circumstances, depend on compliance by third parties who Broadmark Realty does not control.
Regulation of Commercial Real Estate Lending Activities
In general, commercial real estate lending is a highly regulated industry in the United States and Broadmark Realty is required to comply with, among other statutes and regulations, certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans, the USA Patriot Act, regulations promulgated by the Office of Foreign Asset Control, and U.S. federal and state securities laws and regulations. In addition, certain states have adopted laws or regulations that may, among other requirements, require licensing of lenders and financiers, prescribe disclosures of certain contractual terms, impose limitations on interest rates and other charges, and limit or prohibit certain collection practices and creditor remedies. Broadmark Realty is required to comply with the applicable laws and regulations in the states in which it does business.
Exemptions from Investment Company Act
Although we reserve the right to modify our business methods at any time, we believe that none of the Company, our subsidiary that issues and holds the mortgages (the “Mortgage Subsidiary”) or the Private REIT is currently required to register as an investment company under the Investment Company Act. However, our business strategies may evolve over time.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities” are, among other things, securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
The Company believes it will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily, or propose to engage primarily, or hold itself out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, the Company is primarily engaged in the non-investment company business of its wholly owned subsidiaries.
The Company believes that it will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. The Company is a holding company that conducts its operations and holds assets primarily through its wholly-owned subsidiaries, including the Mortgage Subsidiary. The Mortgage Subsidiary is excluded from the definition of investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which provides an exclusion for companies engaged primarily in investment in mortgages and other liens on or interests in real estate. In order to qualify for this exclusion, the Mortgage Subsidiary must maintain, on the basis of positions taken by the SEC’s Division of Investment Management in interpretive and no-action letters, a minimum of 55% of the value of its total assets in mortgage loans and other related assets that are considered “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of SEC guidance that supports the treatment of other investments as Qualifying Interests, the Mortgage Subsidiary will treat those other investments appropriately as real estate-related assets or miscellaneous assets depending on the circumstances. With respect to the Company’s other subsidiaries that maintain this exclusion or another exclusion or exception under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof), or otherwise do not meet the definition of “investment company,” the Company’s interests in these subsidiaries do not and will not constitute “investment securities.”
The Private REIT is not registered, and does not intend to register, as an investment company under the Investment Company Act in reliance upon an exclusion from the definition of investment company provided in Section 3(c)(7) or Section (c)(1) of the Investment Company Act.
Exemption from Investment Advisers Act
The Company does not have a wholly owned subsidiary that would be required to register under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or under any state securities laws, based on their current activities. The Private REIT Manager relies on the exemption from registration under the Advisers Act registration for certain private fund advisers set forth in Section 203(m)(1) of the Advisers Act and Rule 203(m)-1 promulgated thereunder.
The Private REIT Manager will be required to register with the SEC as an investment adviser under the Investment Advisers Act if the Private REIT’s assets reach $150 million or more, unless another exemption is available. As a registered investment adviser, the Private REIT Manager will become subject to substantial regulation with respect to its compliance policies and procedures, books and record keeping obligations, and to receive client consent to certain transactions, including any change in control of the Private REIT Manager that would result in an “assignment” of voting equity interests (as that term is defined in the Advisers Act).
Exemption from Securities Act of 1933
The Private REIT continuously offers its preferred units to qualified investors in a private placement pursuant to Regulation D promulgated under the Securities Act.
Compliance with Broker-Dealer Regulations
The Private REIT has engaged a registered broker-dealer to act as placement agent, and the Private REIT Manager voluntarily has agreed to pay the placement agent’s annual fee for the first year without reimbursement from the Private REIT. Certain of the Private REIT Manager’s personnel are registered representatives of the placement agent who market the Private REIT preferred units to eligible investors. Although neither the placement agent nor its registered representatives receives any sales commission with respect to the Private REIT preferred units, the Private REIT Manager’s personnel could be eligible to receive a bonus from the Company based on multiple factors, including the growth of the Private REIT Manager. The Private REIT and the Private REIT Manager have engaged third party broker-dealers to refer investors. The Private REIT Manager pays an initial referral fee to third-party broker-dealers equal to 1.0% of a subscriber’s accepted capital contribution to the Private REIT, and, after the first anniversary thereof, an annual fee of 0.50% of the accepted contribution, payable quarterly in arrears for so long as such subscriber continues to hold Private REIT preferred units.
Legal Proceedings
Broadmark Realty is involved in legal proceedings which arise in the ordinary course of business. It believes that the outcome of such matters, individually and in the aggregate, will not have a material adverse effect on its business, financial condition and results of operations.

Policies with Respect to Certain Activities
The following is a discussion of our investment, financing and certain other policies that we have adopted. We intend to conduct our business in a manner such that we are not treated as an investment company under the Investment Company Act. We intend to conduct our business in a manner that is consistent with maintaining our qualification to be taxed as a REIT. These policies may be amended or revised from time to time at the discretion of our board without a vote of our stockholders.
Lending Policies
Real estate lending is our business and our current intention is to continue to focus exclusively on making short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Our intent is to continue to focus primarily on Washington, Utah, Colorado, Texas, Oregon and Idaho, but also to increase our geographic footprint by focusing on non-judicial foreclosure states with favorable demographic trends. We currently have licenses in Oregon and Idaho. Similarly, we intend to continue to focus only on lending opportunities that will be secured by first deed of trust liens. We have no interest in funding mezzanine, subordinated debt or unsecured debt. Any change in our lending policy would require the approval of our board.
Our executive officers have authority over all lending decisions and wide latitude to set the terms of each particular loan. Our general policy is that (i) each of our loans shall be secured by a first deed of trust lien on real estate, and (ii) the maximum principal amount of a loan shall not exceed 65.0% of the “as-complete” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. These policies may be waived by our loan committee in appropriate circumstances where there are other indicators of strong credit quality, and may be modified by our board.
Financing and Leverage Policy
Our primary liquidity needs include ongoing commitments to fund our lending activities and future funding obligations for our existing loan portfolio, paying dividends and funding other general business needs. Our primary sources of liquidity and capital resources to date have been derived from the capital contributions from members of the Predecessor Companies, cash flow from operations and payoffs of existing loans. Neither the Broadmark Realty nor the Predecessor Company Group has utilized any borrowings since inception. As of June 30, 2020, our cash and cash equivalents totaled $218.0 million.
We seek to meet our long-term liquidity requirements, such as real estate lending needs including future construction draw commitments, through our existing cash resources and return of capital from investments, including loan repayments. Additionally, going forward, we intend to fund our growth through the issuance of common stock, potential use of cash management tools such as a credit facility and the sale of additional participation interests in loans we originate to the Private REIT.
There is no assurance that Broadmark Realty will not issue debt or equity ranking senior to our common stock in the future. For example, we are exploring establishing a revolving credit facility for cash management purposes but have no current plans to incur debt to fund our lending. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that Broadmark Realty issues in the future may have rights, preferences and privileges more favorable than those of the shares of our common stock. Because Broadmark Realty’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond Broadmark Realty’s control, it cannot predict or estimate the amount, timing, nature or success of Broadmark Realty’s future capital raising efforts. As a result, future capital raising efforts may reduce the market price of the shares of our common stock and be dilutive to existing stockholders.
Any decision to use leverage and the appropriate level of leverage would be made by our board based on its assessment of a variety of factors, including our historical and projected financial condition, liquidity and results of operations, financing covenants, the cash flow generation capability of assets, the availability of credit on favorable terms, our outlook for borrowing costs relative to the unlevered yields on our assets,

REIT qualification, applicable law and other factors. Our decision to use leverage will not be subject to the approval of our stockholders and there are no restrictions in our governing documents in the amount of leverage that we may use.
Investment Policies
Investment in Real Estate or Interests in Real Estate
Our business has been and continues to be one that focuses on originating, servicing and managing a portfolio of funding short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Direct investment in real estate is not our primary focus. Any decision to invest in real estate or to purchase an interest in real estate outside of our core business, including the acquisition of a portfolio of loans, would only be undertaken with the approval of our board.
Sales of Loans
We do not make loans with the intent of selling them to third parties. However, from time to time, we may determine to do so. Since the commencement of the Predecessor Company Group’s 2017 fiscal year, we have sold seven loans with an aggregate face value of $6.8 million.
Securities of or Interests in Persons Primarily Engaged in Real Estate Activities
We have not purchased, nor do we currently intend to purchase, securities of or interests in entities that are engaged in real estate activities. In any event, because we must comply with various requirements under the Code in order to be taxed as a REIT, including restrictions on the types of assets we may hold, the sources of our income and accumulation of earnings and profits, and because we want to avoid being characterized as an investment company under the Investment Company Act, our ability to engage in these types of transactions, such as acquisitions of “C” corporations, may be limited. Accordingly, any decision to purchase securities of or interests in entities that are engaged in real estate activities would require the approval of our board.
Policies with Respect to Other Activities
We have the authority to issue debt securities, including senior securities, offer shares of common stock, preferred shares or options to purchase shares of common stock in exchange for property and to repurchase or otherwise reacquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. Our board has the authority, without further stockholder approval, to authorize us to issue additional common shares or preferred shares, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate, subject to applicable laws and regulations. See “Description of Capital Stock and Warrants.” We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. Any decision to raise capital through the sale of equity or debt securities and any decision to repurchase common shares requires the approval of our board.

MANAGEMENT
Directors and Executive Officers
Directors
Our board consists of the following seven directors:
Name	Age as of June 30, 2020	Position
Joseph L. Schocken	73	Chairman and Director
Jeffrey B. Pyatt	60	President and Chief Executive Officer and Director
Stephen G. Haggerty	52	Director
Daniel J. Hirsch	46	Director
Kevin M. Luebbers	53	Director
Norma J. Lawrence	65	Director
David A. Karp	60	Director
Each of the Broadmark Realty directors, other than Jeffrey B. Pyatt, serves as a non-executive director.
A brief biography of our directors is set forth below.
Joseph L. Schocken has served as our Chairman of our board since the consummation of the Business Combination. Prior to the Business Combination, Mr. Schocken served as Chief Executive Officer of the Predecessor Company Group from the time he founded the Predecessor Company Group in 1987 through the consummation of the Business Combination. He also serves as President of Tranceka Capital, LLC (formerly Broadmark Capital, LLC, and referred to herein as “Tranceka Capital”). In 2010, Mr. Schocken was a co-founder of MgCo I. In addition, Mr. Schocken served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly through an entity, as a member of the board of managers of each of the Predecessor Management Companies from their inception, through in each case, the date of consummation of the Business Combination. Mr. Schocken has guided Tranceka Capital, LLC’s corporate finance practice through private equity transactions and now leads the merchant banking and family office activities, where he oversees the handling of a portfolio of private and public company holdings. Prior to forming Tranceka Capital, LLC and MgCo I, Mr. Schocken helped form Broadmark Asset Management Company. He has previously advised and assisted in the development of capital formation strategy for multiple public and private companies. Mr. Schocken is interested in national economic policy, has served as an appointee of President Obama to the National Advisory Council on Innovation and Entrepreneurship, has written several white papers and articles on capital formation which have led to testimony before committees at both the U.S. House and Senate, and is recognized as one of the driving forces behind the 2011 JOBS Act. He serves on the AIPAC National Council, DNC National Finance Committee, and the Seattle Affordable Middle Income Housing Council. Mr. Schocken received a Bachelor of Arts from the University of Washington and an M.B.A. from the Harvard Business School.
Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. Prior to that, he served as President of MgCo I from the time that he co-founded it in 2010 and served as a member of the board of directors of each of the Predecessor Companies from their inception and, directly or indirectly, as a member of the board of managers of each of the Predecessor Management Companies from their inception, in each case through the consummation of the Business Combination. Prior to founding MgCo I, Mr. Pyatt co-founded and managed a private lending fund, Private Lenders Group, from 2004 to 2009. Mr. Pyatt has served on the boards for three different Boys and Girls Clubs as well as numerous other non-profits. Mr. Pyatt received a Bachelor of Science in accounting from the University of Denver and a master’s degree in taxation from the University of Denver College of Law.

Stephen G. Haggerty has served as a director since our formation. Mr. Haggerty has served as a Managing Partner of Trinity Real Estate Investments LLC (“Trinity Investments”) since May 18, 2018. Mr. Haggerty oversees corporate strategy, leadership and capital markets execution of Trinity Investments. Before Trinity Investments, Mr. Haggerty was the Global Head of Capital Strategy, Franchising and Select Service at Hyatt Hotels Corporation from 2014 to 2018. In that role, Mr. Haggerty was responsible for implementing Hyatt’s overall capital and franchising strategy and overseeing the Select Service business. Prior to assuming that position, Mr. Haggerty was the Executive Vice President, Global Head of Real Estate and Capital Strategy from 2012 to 2014. In that role, Mr. Haggerty was responsible for implementing Hyatt’s capital strategy, managing Hyatt’s hotel asset base and providing support to the teams of Development professionals around the world. Before joining Hyatt Hotels Corporation, Mr. Haggerty spent 13 years serving in several positions of increasing responsibility with Marriott International, Inc., including finance, asset management and development roles in various locations around the world, including Hong Kong and London. Mr. Haggerty was also a board member of Playa Hotels & Resorts from 2012 to 2018, during which Playa Hotel & Resorts became a public company. Mr. Haggerty received a Bachelor of Science from Cornell University.
Daniel J. Hirsch has served as our director since the consummation of the Business Combination. Mr. Hirsch served as a consultant to Trinity Investments from January 2019 through November 17, 2019. In addition, Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. During his tenure as a director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the chair of the Compensation Committee and a member of the Nominating and Governance Committee. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC) since 2018 and is currently a member of the Compensation Committee and Nominating and Governance Committee. Mr. Hirsch has extensive knowledge of the capital markets and the real estate sector, drawn from several senior positions he held at Farallon between 2003 and 2016, including Managing Member of the Real Estate Group, Managing Director and Legal Counsel. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.
David A. Karp has served as a director since the consummation of the Business Combination. Mr. Karp is a 36-year veteran in real estate investment finance and management. He was most recently Executive Vice President and Chief Financial Officer of Empire State Realty Trust, Inc. (NYSE: ESRT), a real estate investment trust that owns and operates office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building. Mr. Karp joined ESRT’s predecessor in 2011 and was responsible for finance, capital markets, accounting, and investor relations. Prior to that, Mr. Karp served as Managing Director and Chief Financial Officer of Forum Partners Investment Management LLC from 2006 to 2011 and Chief Operating Officer from 2009 to 2011, where he was responsible for both firm-level and fund-level financial management and strategy. From 1996 to 2005, Mr. Karp served as President, Chief Operating Officer and Chief Financial Officer of Falcon Financial Investment Trust, which he co-founded. Mr. Karp has an MBA in Finance and Real Estate from the Wharton School of the University of Pennsylvania and a B.A., summa cum laude, in Economics from the University of California at Berkeley.
Norma J. Lawrence has served as a director since the consummation of the Business Combination. Ms. Lawrence currently serves on the board of directors of Marcus & Millichap Inc. (NYSE: MMI), a brokerage company providing real estate investment brokerage, financing and advisory services. Previously, Ms. Lawrence was a partner at KPMG, LLP, where she was employed from 1979 to 2012 and provided extensive accounting and auditing services to companies in the real estate and hospitality industries. Ms. Lawrence is currently a member of WomenCorporateDirectors and was a member of the National Association of Real Estate Investment Trusts, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries, the California Society of Certified Public Accountants, and the American Institute of Certified Public Accountants. She also was a member of the Organization of Women

Executives, the Valley Development Forum, and the Los Angeles Chapter of Construction Financial Management Association. Ms. Lawrence received a B.A. in mathematics and an M.B.A. in finance and accounting from the University of California, Los Angeles.
Kevin M. Luebbers has served as a director since the consummation of the Business Combination. Mr. Luebbers served as a consultant to Trinity from May 2019 through October 2019, and for Trinity Investments from October 2019 through November 17, 2019. Mr. Luebbers co-founded and has served as managing partner of VIC Partners, LLC, an investment partnership focused on acquiring and repositioning hotel properties, since 2004. Prior to that, he was executive vice president and chief financial officer at RFS Hotel Investors, Inc., a publicly traded real estate investment trust from 2000 to 2003, where he was responsible for the company’s capital markets and treasury functions. Prior to that, Mr. Luebbers served as senior vice president of planning and investment analysis at Hilton Hotels Corporation from 1996 to 2000. Mr. Luebbers was a board member and audit committee chairman of Ambassadors International, Inc., a publicly traded cruise, marina and travel and event company, from 2005 to 2008. Mr. Luebbers received a B.S. from Cornell University and an M.B.A. from the University of California at Berkeley.
Director Independence
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and an audit committee, a compensation committee and a nominating/corporate governance committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of a company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). After reviewing all relevant relationships and considering the NYSE requirements for independence, the board determined that each of Messrs. Haggerty, Hirsch, Luebbers and Karp, and Ms. Lawrence are independent under the NYSE listing standards.
Executive Officers
Our executive officers are as follows:
Name	Age as of June 30, 2020	Position
Jeffrey B. Pyatt	60	President and Chief Executive Officer and Director
David Schneider	38	Chief Financial Officer
Linda D. Koa	44	Chief Operating Officer and Secretary
Nevin Boparai	41	Chief Legal Officer
Daniel Hirsty	30	Chief Credit Officer
A brief biography of our executive officers is set forth below.
Jeffrey B. Pyatt has served as our President and Chief Executive Officer and a director since the consummation of the Business Combination. See the immediately preceding sub-section for additional biographical information.
David Schneider has served as our Chief Financial Officer since December 2019. Mr. Schneider previously served as Chief Accounting Officer of New Residential Investment Corp. (NYSE: NRZ), a mortgage real estate investment trust, and as a Managing Director of its external manager, since May 2018, and prior to that, served as Senior Vice President and Comptroller for New Residential Investment Corp. since May 2014. Previously, Mr. Schneider served in various other senior financial and regulatory reporting roles, including as Vice President of Corporate Accounting Policy at JPMorgan Chase, Director of Global Accounting Policy and Advisory at American Express, and Assistant Vice President of Internal Audit at Credit Suisse. Mr. Schneider is a licensed certified public accountant in New York, and a member of the New York State Society of Certified Public Accountants. He is a graduate of Fordham University with a Bachelor of Science in Accounting.

Linda D. Koa has served as our Chief Operating Officer since March 2020. Ms. Koa previously served as Vice President, Operations of the Company beginning on November 14, 2019. Prior to that, she served as Vice President of Operations and Client Services for Tranceka Capital, LLC since 2017. Prior to that, Ms. Koa was Co-Head of West Coast Operations and Client Services at Envestnet/Tamarac, a financial software firm from 2015 to 2017. She previously held various roles, including as a Senior Manager with Charles Schwab from 2010 to 2012 and Vice President with Merrill Lynch from 2007 to 2009. Prior to that, she held various roles with Prudential Financial. Ms. Koa received a B.A. in Political Science and an M.B.A. from the University of Washington.
Nevin Boparai has served as our Chief Legal Officer since September 8, 2020. Mr. Boparai previously served as Assistant General Counsel, Corporate & Securities at Ventas, Inc. (NYSE: VTR), a healthcare real estate investment trust, since January 2015. Mr. Boparai also served as Managing Director of Ventas Life Science and Healthcare Real Estate Fund, a perpetual life, private capital vehicle. Prior to that, Mr. Boparai served as Counsel, Corporate Transactions for Abbott Laboratories and as an Associate with the law firm of Jones Day. Mr. Boparai received his Juris Doctor from Boston University School of Law and his Bachelor of Arts from Rutgers University.
Daniel Hirsty has served as our Chief Credit Officer since March 2020. Mr. Hirsty previously served as Vice President of Credit of the Company beginning on November 14, 2019. Prior to that, he served as Asset Manager for MgCo I from 2018 to 2019 and as Associate for Tranceka Capital, LLC from 2017 to 2018. Prior to that, Mr. Hirsty served as Financial Analyst for BHP Billiton, a multinational mining, metals and petroleum public company, from 2014 to 2017. Mr. Hirsty received a B.A. in Political Science from the University of Washington and an M.A. in Professional Accounting from The University of Texas at Austin.
Outside Director Compensation
Director Compensation Table
The following table provides information regarding the compensation of our outside directors for the fiscal year ended December 31, 2019, other than Mr. Schocken. Mr. Schocken is compensated pursuant to a consulting agreement for his service as our Non-executive Chairman and does not receive separate compensation for service as a director. In addition, our Chief Executive Officer Mr. Pyatt does not receive any additional compensation for his service as a board member. For a description of the compensation paid to Mr. Schocken and Mr. Pyatt, please refer to “Executive Compensation.” We refer to directors who are neither employees of, nor have a consulting agreement with, the Company or its subsidiaries, as “outside directors.”
Name	Fees Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Stephen G. Haggerty	22,500	—	—	22,500
Daniel J. Hirsch	22,500	—	—	22,500
Kevin M. Luebbers	25,000	—	—	25,000
Norma J. Lawrence	22,500	—	—	22,500
David A. Karp	28,750	—	—	28,750

(1)
Does not include Restricted Stock Units granted in February 2020 partially in recognition of 2019 service.

According to our director compensation policy now in effect, each outside director receives an annual retainer of $165,000, consisting of a $75,000 annual cash retainer paid in quarterly installments, and a RSU grant with a fair market value of $90,000. The RSU awards will be granted on the date of each annual meeting of stockholders and will vest based subject to continued service until the earliest to occur of (1) the first anniversary of the date of the grant, (2) the election of directors at the first annual meeting of stockholders occurring after the date of the grant or (3) the outsider director’s death or disability, or termination of service in connection with a change in control. Each RSU represents the right to receive one share of common stock upon vesting.
We pay additional cash compensation to our lead independent director, committee chairs and committee members, in the annual amounts set forth below (paid quarterly):
•
Lead independent director: $25,000.

•
Chair of the Audit Committee: $20,000.

•
Chair of the Compensation Committee: $15,000.

•
Chair of the Nominating and Corporate Governance Committee: $10,000.

•
Chair of the Finance Committee: $10,000.

•
Other Audit Committee members: $10,000.

•
Other Compensation Committee members: $5,000.

•
Other Nominating and Corporate Governance Committee members: $5,000.

•
Other Finance Committee members: $5,000.

As a result of all of our outside directors joining our board on November 14, 2019, following the completion of the Business Combination (other than Mr. Haggerty, who was a director of the Company prior to the Business Combination), directors only received a quarter of the cash retainer for 2019 that they would otherwise receive for a full year of service. Additionally, each outside director received an initial award of 8,613 RSUs in February 2020. The number of RSUs was determined based upon the value of the annual award of RSUs ($90,000) divided by the Reference Price. This initial award will vest based on the director’s continued service through November 14, 2020 (the first anniversary of the Business Combination).
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of the board are Messrs. Haggerty and Hirsch, and Ms. Lawrence, with Mr. Haggerty serving as chairman, each of whom is an independent director. None of our executive officers serve as members of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board or our Compensation Committee.

EXECUTIVE COMPENSATION
Our executive compensation program is designed to align the interests of our executive officers with those of our stockholders, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.
Predecessor Group Compensation
During 2019, prior to completion of the Business Combination on November 14, 2019 (the “Pre-Combination Period”), Jeffrey B. Pyatt, Joseph L. Schocken, Adam Fountain and Joanne Van Sickle, the executive officers of the Predecessor Company Group, generally were compensated for their services to the Predecessor Management Companies through distributions by such entities. The distributions were paid pro-rata based upon the executive officers’ beneficial ownership of equity in the different Predecessor Management Companies. In addition to the distributions, during the Pre-Combination Period, certain executive officers received health and welfare benefits, the cost of which was offset against distributions that such executive officers otherwise would have received from the Predecessor Management Companies. Additionally, Ms. Van Sickle received an hourly fee for her service as Controller of each of the Predecessor Management Companies in the aggregate amount of $144,558 for 2019.
Compensation Following the Business Combination
Employment Agreements and Equity Compensation
General
In connection with the entry into the Merger Agreement, each of Messrs. Pyatt, Fountain and Ms. Van Sickle entered into employment agreements with us, and Mr. Schocken entered into a consulting agreement, in each case with such agreements to be effective following the completion of the Business Combination. Additionally, each of Messrs. Pyatt, Fountain and Schocken agreed to the terms of an equity award, which awards were to be made following completion of the Business Combination and were contingent upon the approval of our Compensation Committee. In connection with the completion of the Business Combination, we entered into an employment agreement with David Schneider pursuant to which he became our Chief Financial Officer. Mr. Schneider’s employment agreement provided for an initial equity award to be made to him.
The employment agreements with Messrs. Pyatt, Fountain and Ms. Van Sickle became effective November 14, 2019, which was the date of completion of the Business Combination. Mr. Schneider’s employment agreement also became effective as of the date of completion of the Business Combination, although his employment did not begin until December 9, 2019, as provided in the agreement. The employment agreements generally provide for an initial three-year term of employment, which will automatically renew for one-year terms thereafter unless either party gives written notice of non-extension to the other party.
Salary and Bonus
The employment agreements provide for an annual base salary, a potential bonus and certain benefits. The employment agreements include a target annual bonus amount for each officer, which is equivalent to a percentage of each executive officer’s annual base salary, with the exception of Mr. Schneider, whose employment agreement provides for a $250,000 target bonus, which target amount shall be subject to the annual review and increase (but not decrease) by the board. Our Compensation Committee has engaged a compensation consultant to assist it in developing appropriate performance targets for our executives.
Equity Awards
Mr. Pyatt and Mr. Fountain agreed to the terms of an award of RSUs at the time we entered into the Merger Agreement. The issuance of the RSUs was contingent upon completion of the Business Combination and approval of the award by our Compensation Committee.
Mr. Pyatt’s award of 95,694 RSUs vests with respect to one-third of the RSUs upon the first anniversary of the completion of the Business Combination, and the remaining two-thirds of the RSUs will vest in equal monthly installments thereafter over the 24-month period ending on November 14, 2022, such that the RSUs will be fully vested on November 14, 2022. Mr. Fountain’s contemplated award was not granted as a result of his resignation as an employee from the Company.
Pursuant to his employment agreement, Mr. Schneider received an award of 48,000 RSUs, determined by dividing $600,000 by the closing price of our common stock on the grant date. Mr. Schneider’s award vests in one-third increments on each of the first three anniversaries of December 9, 2019.
The awards to each of Mr. Pyatt and Mr. Schneider were issued on February 3, 2020 upon formal approval by the Compensation Committee and board following the registration of the underlying shares under the Securities Act of 1933, as amended. Since Mr. Pyatt’s award was issued substantially in accordance with terms agreed upon in 2019, the award was deemed granted in 2019 for financial reporting purposes and reflected in the Summary Compensation Table, although the RSUs were formally approved and issued in 2020. In contrast, because the number of shares to be subject to Mr. Schneider’s RSU award was not determined until the date of grant, as such number was contingent upon the closing trading price of our shares of common stock on the grant date, his RSU is deemed granted in 2020 for financial reporting purposes, and will be reflected in the Summary Compensation Table next year for 2020 compensation.
The table below sets forth the annual salary and target amount of bonus for each of Messrs. Pyatt, Schneider, Fountain and Ms. Van Sickle’s employment agreements, as well as the initial equity award for such executive officers.
Name	Annual Base Salary ($)	Target Bonus	Shares subject to initial RSU Award
Jeffrey B. Pyatt	400,000	62.5% of Annual Base Salary	95,694
David N. Schneider	350,000	$250,000	48,000
Adam J. Fountain (resigned)	400,000	62.5% of Annual Base Salary	—(1)
Joanne Van Sickle (resigned)	150,000	166.66% of Annual Base Salary	—

(1)
Mr. Fountain’s RSU award was not granted due to his resignation.

Benefits
Pursuant to their respective employment agreements, Messrs. Pyatt and Schneider are eligible to participate, and Mr. Fountain and Ms. Van Sickle were eligible until the effective date of their resignation, to participate in health care, insurance, retirement and other employee benefit plans as are generally made available by the Company to its employees. Additionally, we provide parking at our office for our executive officers.
Mr. Schneider’s employment agreement provides him with certain temporary relocation benefits that were intended to incentivize him to relocate to Seattle, Washington and join the Company. These relocation benefits include (i) temporary housing, certain travel costs, and reimbursement for reasonable relocation costs, up to $50,000 in the aggregate. In addition, Mr. Schneider received one-time signing bonus of $150,000 paid in January 2020. In the event that Mr. Schneider resigns other than for good reason, or his employment is terminated for cause (as such terms are defined in his employment agreement and set forth below under the caption “— Termination”) within one year of his start date, then he shall be obligated to repay a pro rata portion of the signing bonus and relocation benefits paid.
Termination
Under the employment agreements, in the event that any such executive officer is terminated without cause, or resigns for good reason, then such executive officer shall be entitled to, among other benefits, salary continuation for twenty-four months (twelve months for Mr. Schneider), and a payment in the amount equal to the premium for COBRA benefits under the Company’s group health plan for twenty-four months (twelve months for Mr. Schneider), which the executive officer may, at his or her option, use to procure continuing benefits. The employment agreements define “cause” as (i) any act of fraud, embezzlement, theft, intentional dishonesty, misrepresentation or breach of fiduciary duty by the executive officer with respect to the Company or its subsidiaries, (ii) the executive officer’s gross negligence or willful misconduct in the performance of his or her duties to the Company, (iii) the executive officer’s failure or refusal to follow any reasonable directive of the officer to whom such executive officer reports, and if such failure and refusal is curable, if such failure or refusal is not cured within 15 days after the Company’s written notice to the executive officer of such failure or refusal, (iv) the executive officer’s (A) breach of certain restrictions on non-disclosure and non-competition and non-solicitation obligations under the employment agreement, (B) breach of any material written policy of the Company which if curable, is not cured within fifteen (15) days after the Company’s written notice of such breach, or (C) material breach of his or her employment agreement, which if curable, is not cured within fifteen (15) days after the Company’s written notice of such breach; or (v) the executive officer’s conviction of, indictment for or entering of a guilty plea or plea of no contest or nolo contendere with respect to any felony or any crime involving an act of moral turpitude. The employment agreements define “good reason” as (i) a material and sustained diminution in the executive officer’s duties, or a reduction of executive officer’s title, (ii) a material breach by the Company of the executive officer’s employment agreement, (iii) relocation of the executive’s principal place of employment to a location that is more than 50 miles from executive officer’s place of employment when the employment agreement became effective, unless the executive officer has consented to such relocation, (iv) a reduction in the executive officer’s base salary, unless such reduction is part of an across the board reduction for senior executives of the Company, or (v) a material reduction in the executive officer’s target annual bonus. Notwithstanding the foregoing, an executive officer shall not have good reason unless (A) the executive officer provides written notice to the Company of any such action within thirty (30) days of the date on which such action first occurs and provides the Company with thirty (30) days to remedy such action, (B) the Company fails to remedy such action within such cure period, and (C) the executive officer resigns within thirty (30) days of the expiration of the cure period.
Additionally, in the event of the executive officer’s termination of employment as a result of his or her death or disability (as defined in the employment agreements), then the Company shall make payments in the amount equal to the premium for COBRA benefits under the Company’s group health plan for twelve months, which the executive officer or his or her estate (as applicable) may use to procure continuing benefits.
The employment agreements provide that following termination of an executive officer’s employment for any reason, such executive officer will be prohibited from competing with us and soliciting our clients for a twenty-four month period (twelve months for Mr. Schneider), and from attempting to hire our employees for a twelve month period. Each of Mr. Fountain and Ms. Van Sickle are subject to these obligations following their resignation as employees of the Company.
Schocken Consulting Agreement and Equity Award
Mr. Schocken entered into a consulting agreement with us that became effective November 14, 2019, pursuant to which he serves as our Non-Executive Chairman. He will serve in such capacity until either the Company or Mr. Schocken gives written notice of his termination as Non-Executive Chairman, provided that neither party may give notice of termination without cause prior to November 14, 2020, which is the one year anniversary of the date of completion of the Business Combination. As consideration for Mr. Schocken serving as the Non-Executive Chairman, he will be paid an aggregate of $650,000 over the two-year period from November 14, 2019 until November 14, 2021, which amount (i) is inclusive of any other fees that the Company may pay to its other non-employee directors, and (ii) is payable over the same two-year period whether Mr. Schocken serves the full two-year term or not. Should Mr. Schocken continue to serve as our Non-Executive Chairman after November 14, 2021, then he will be entitled to the board’s customary fee for service as a director and Non-Executive Chairman in an amount deemed appropriate by our board.
Additionally, Mr. Schocken received an award for 95,694 RSUs pursuant to terms of the award agreed at the time we entered into the Merger Agreement, with its payment subject to completion of the Business Combination and approval by our Compensation Committee. The award was issued on February 3, 2020 and vested in full on such date. Since the award was issued substantially in accordance with terms agreed upon in 2019, the award was deemed granted in 2019 for financial reporting and reflected in the Summary Compensation Table, although the RSUs were formally approved and issued in 2020.

Departures Following Year End
Mr. Fountain resigned from the Company effective March 31, 2020. In connection with Mr. Fountain’s resignation from the Company, we entered into an Independent Contractor Agreement with Mr. Fountain. Pursuant to the Independent Contractor Agreement, Mr. Fountain is to provide marketing services to Broadmark Private REIT Management, LLC, a subsidiary of the Company, as an independent contractor and as requested by the Company from time to time from April 1, 2020 through December 31, 2020, at a rate of $200 per hour. Additionally, the Independent Contractor Agreement provides for the payment of a $250,000 bonus to Mr. Fountain in the event that Broadmark Private REIT Management, LLC or its affiliate, Broadmark Private REIT, LLC, raise or have assets under management of at least $60 million by December 31, 2020 and in certain other circumstances where the Company or Broadmark Private REIT, LLC determine not to accept subscriptions, abandon the offering of units through Broadmark Private REIT, LLC or where the Company terminates the independent contractor relationship with Mr. Fountain prior to December 31, 2020 without cause. The agreement also provides for the Company to continue to fund certain health and welfare benefits currently made available to Mr. Fountain through no later than December 31, 2020.
In connection with Ms. Van Sickle’s retirement from the Company on April 30, 2020, we entered into an amendment to her employment agreement effective as of February 1, 2020. Pursuant to the amendment, Ms. Van Sickle provided the Company with transitional accounting services from February 1, 2020 until April 30, 2020 as a part-time, hourly employee.
2020 Annual Cash Bonus Program
In August 2020, our Compensation Committee approved, and our board ratified, a cash bonus program for 2020 for our executive officers. Pursuant to the cash bonus program each executive officer will be eligible to receive a cash bonus for 2020 based upon a specified percentage of such officer’s annual base salary. The amount of bonus to be paid shall be determined based upon the level of performance we achieve and the achievement by each executive officer of certain performance metrics during 2020. The table below sets forth the future payouts that can be earned by our named executive officers under the cash bonus program for 2020 as a percentage of their base salary at the threshold, target and high performance levels.
	Threshold	Target	High
Jeffrey B. Pyatt	62.5%	125.0%	200.0%
David Schneider	50.0%	100.0%	150.0%
The performance metrics and the relative weightings are as follows: Adjusted Core Earnings Per Share (50%), growth of our private manager subsidiary (12.5%), remedying our control deficiencies (12.5%) and achievement of certain individual performance objectives (25%). For purposes of the cash bonus program, Adjusted Core Earnings Per Share means Core Earnings, as defined in our SEC filings, less realized losses on investments. Realized losses on investments is defined as our realized losses on investments, including (1) loan charge-offs net of any recoveries along with write-downs taken on loans upon our taking title to the underlying real estate, and (2) losses incurred on real estate owned during the holding period and upon sale of the real estate net of any gains on the sale of real estate owned. Adjusted Cored Earnings is a non-GAAP financial measure.

Summary Compensation Table
The following table provides information regarding the compensation of each person who served as Chief Executive Officer of the Company or the Predecessor Company Group during 2019, our Chief Financial Officer and the next two most highly compensated executive officers of the Company during 2019. We refer to this group as our named executive officers. The compensation shown below includes compensation paid by the Company and the Predecessor Company Group.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Jeffrey B. Pyatt, President and Chief Executive Officer	2019	50,000	—	1,060,290	—	—	6,928,781	8,039,071
	2018	—	—	—	—	—	8,669,797	8,669,797
Joseph L. Schocken, Non-Executive Chairman and Chief Executive Officer of Predecessor Company Group	2019	—	—	1,060,290	—	—	7,599,579	8,659,869
	2018	—	—	—	—	—	8,669,797	8,669,797
David N. Schneider, Chief Financial Officer(3)	2019	21,875	150,000(3)	—	—	—	—	171,875
Adam J. Fountain, Former Executive Vice President(4)	2019	50,000	—	—	—	—	2,423,082	2,473,082
Joanne Van Sickle, Former Controller(5)	2019	163,308	—	—	—	—	1,942,579	2,105,887
	2018	139,968	—	—	—	—	2,067,550	2,207,518

(1)
Represents the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board ASC Topic 718, which awards were agreed to in connection with the entry into the Merger Agreement, but were not approved and issued until February 2020.

(2)
The amounts in the All Other Compensation column for 2019 for each of Messrs. Pyatt, Schocken and Fountain, and Ms. Van Sickle reflect the aggregate amount of distributions received by each named executive officer from the Predecessor Management Companies during the Pre-Combination Period. For Mr. Schocken, All Other Compensation also includes the $650,000 Mr. Schocken is entitled to be paid over the two-year term of his consulting agreement for service as our Non-Executive Chairman, among other benefits.

(3)
Mr. Schneider joined the Company on December 9, 2019. Bonus reflects a signing bonus.

(4)
Mr. Fountain resigned effective March 31, 2020.

(5)
Ms. Van Sickle resigned as Controller effective February 1, 2020.

Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2019 after giving effect to the RSUs granted in 2019 for financial reporting purposes but that were formally approved and issued in February 2020. Since December 31, 2019, we have granted RSUs representing an additional 137,750 shares of our common stock.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	334,928	—(1)	4,569,378
Equity compensation plans not approved by stockholders	—	—	—
Total	334,928	—	4,569,378

(1)
No exercise price is payable with respect to the outstanding RSUs, which are the only outstanding equity awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
Our board adopted a written Related Party Transaction Policy that provides that all related party transactions shall be subject to review by the disinterested members of the Audit Committee of our board. Pursuant to the Related Party Transaction Policy, a related party transaction includes any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which, (1) an executive officer, director, director nominee, beneficial owner of greater than 5% of the Company’s outstanding shares of common stock, par value $0.001 per share, or their respective immediate family members (each a “Related Person”) has a direct or indirect material interest, (2) the aggregate amount involved will or may be expected to exceed $100,000, and (3) the Company or one of its subsidiaries was or is to be a participant. The policy generally requires a Related Person to report any transactions or arrangements that could be related party transactions in advance to the Company’s Chief Financial Officer or other designee. If it is determined that the transaction or arrangement could be a related party transaction, the transaction or arrangement must be presented to the Audit Committee for review and approval, disapproval or ratification. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of a Related Person’s interest in the transaction.
Predecessor Company Transactions
Management Services of the Predecessor Management Companies
Prior to the Business Combination, the Predecessor Management Companies were beneficially owned by Messrs. Schocken, Pyatt and Fountain and Ms. Van Sickle, among other officers of the Predecessor Company Group. The specific executive officers who owned interests, and their percentage interests, in each Predecessor Management Company varied depending on the particular Predecessor Management Company. With limited exceptions, the Predecessor Company Group’s executive officers were ultimately compensated by their receipt of distributions from the applicable Predecessor Management Company, which distributions were contingent upon revenues generated by the Predecessor Management Company from services provided to the applicable Predecessor Company.
For a share of fee-based income paid by borrowers to the Predecessor Management Companies, the Predecessor Management Companies provided loan origination, loan processing and servicing, and other management and administrative services to the Predecessor Companies. In addition, each Predecessor Management Company owned all of the common units of the Predecessor Company it managed. Preferred units of each Predecessor Company, referred to herein as the “preferred units,” were held by members other than the applicable Predecessor Management Company and were entitled to first receive a preferred return from available cash and 20% of fee based income. Any remaining “distributable cash” was allocated 80% to holders of the preferred units and 20% to the applicable Predecessor Management Company, as the sole common unitholder. Remaining distributable cash equaled cash received by a Predecessor Company from payments of interest income on its mortgage loan portfolio, 20% of fee based income, and other items of income from the operation of the Predecessor Company’s business, but excluded refinancing or sales of mortgages, sales of real property (except to the extent of any gain therefrom) or contributions of capital upon the admission of new members, less expenses, reserves for estimated accrued expenses or liabilities and write-downs of defaulted mortgages, if any. The table below sets forth compensation earned by each of the Predecessor Management Companies for management services with respect to the real estate lending business of the Predecessor Companies in 2019 through the effective date of the Business Combination.
Predecessor Company	Predecessor Management Company	2019 Compensation
PBRELF I	MgCo I	$39,862,604
BRELF II	MgCo II	$46,739,135
BRELF III	MgCo III	$2,054,930
BRELF IV	MgCo IV	$176,059

Each of the Predecessor Management Companies was entitled to receive payment for, or reimbursement of, the applicable Predecessor Company’s Direct Expenses (as defined below), loans or advances of funds by the Predecessor Management Company to the applicable Predecessor Company and certain indemnification costs and expenses. “Direct Expenses” included all expenses directly related to or imposed on the applicable Predecessor Company, including business and occupation taxes, auditing, tax advisory and tax filing preparation, and general legal, accounting, and other similar ordinary professional fees, but did not include any operating expenses related to the ordinary and necessary expenses incurred in the operation of a Predecessor Company on a day-to-day basis. Placement fees and ongoing trail fees paid to Tranceka Capital, an entity beneficially owned by Mr. Schocken, and other third-party marketing agents were expenses borne by the applicable Predecessor Management Company. See “— Placement Fees” below. The limited liability company agreement of each Predecessor Company provided for indemnification from expenses, liabilities, losses (including attorneys’ fees, judgments, fines and amounts paid in settlement) of the applicable Predecessor Management Company and its respective managers, members, principals, officers and employees, and other persons who are made a party or threatened to be made a party to any action, suit or other proceeding by reason of such relationship or proceedings arising out of actions or omissions in an official capacity.
As part of the Business Combination, we acquired the Predecessor Management Companies and each Predecessor Company, and accordingly, compensation is no longer paid to the equity holders of the Predecessor Management Companies, including our executive officers, in this manner.
Placement Fees
Prior to the consummation of the Business Combination each Predecessor Company issued preferred units to raise capital to fund real estate loans. Under Financial Advisory/Investment Banking Agreements between Tranceka Capital and certain of the Predecessor Management Companies, Tranceka Capital provided services to the applicable Predecessor Management Company related to raising capital for the applicable Predecessor Company. Under these agreements, Tranceka Capital was paid a commission from the Company of 1% in the month capital was raised, and after twelve months also received a “tail” commission of 0.5% per year, payable in quarterly installments. In 2019, Tranceka Capital, received $5,735,973 in placement and trail fees in the aggregate from the Predecessor Management Companies as compensation for referring investors. Registered representatives of Tranceka Capital, including executive officers of the Predecessor Management Companies, referred investors to the Predecessor Management Companies and were paid for such service by Tranceka Capital. Additionally, a family member of Mr. Fountain received approximately $539,529 in placement and trail fees in 2019. Payment of placement and trail fees by the Predecessor Management Companies to Tranceka Capital continued until the date of consummation of the Business Combination. Effective as of the Business Combination, the Predecessor Management Companies terminated the Financial Advisory/Investment Banking Agreements with Tranceka Capital. Tranceka Capital received cash and shares of our common stock with an aggregate value of $10 million in consideration for the termination of the Financial Advisory/Investment Banking Agreements.
Participation in Loans
In the past, Tranceka Capital assisted a limited number of borrowers with development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum loan amount that the applicable Predecessor Company could make under its lending guidelines. In certain cases, Tranceka Capital assisted in funding developers’ projects by obtaining additional private debt or equity funding. While the applicable Predecessor Company received a first deed of trust secured by the underlying collateral for any loan it made, private investors sourced by Tranceka Capital (which at times included certain executives of the Predecessor Management Companies and their family members) in some instances received a full or partial interest in a second deed of trust on the same underlying collateral, a personal guarantee or an equity investment in the borrower or developer that owns or owned the secured property. In some cases, a party related to Tranceka Capital received indirect equity interests in the borrower as payment of some or all of the commission earned by Tranceka Capital.
As a result of commissions earned by Tranceka Capital for sourcing investors, Mr. Schocken, through his ownership in Tranceka Capital, and Mr. Fountain have equity investments of approximately $120,000 in the aggregate in an entity (“InvestorCo”) that owns a preferred equity interest in one of the Company’s borrowers. In addition, a member of Mr. Schocken’s family and a member of Mr. Fountain’s family hold equity investments of $200,000 and $50,000, respectively, in InvestorCo. An entity that Mr. Schocken manages was the Manager of InvestorCo through January 12, 2020. The borrower has an outstanding project development loan of approximately $9.2 million that is secured by a first deed of trust on the underlying development. We placed the loan in default in September 2019 and subsequently sold the property.
Additionally, executive officers of the Predecessor Management Companies and their affiliates or family members also made loans directly to a number of borrowers engaging in development transactions that required a greater amount of project financing than the applicable Predecessor Company had available to lend, or where the loan amount would have exceeded the maximum amount of loan that the applicable Predecessor Company could make under its lending guidelines. In these cases, the affiliated lenders received a full or partial interest in a second deed of trust on the same underlying collateral, or an equity investment in the borrower or developer that owns the secured property. As of June 30, 2020, none of such loans remained outstanding.
Going forward, we do not expect directors or executive officers to provide financing in connection with development transactions financed by the Company. Any such transactions would be subject to the provisions related to conflicts of interest in our Code of Business Conduct and Ethics and, to the extent applicable, the Related Party Transaction Policy. With respect to existing interests, we have implemented a policy restricting personnel with an interest in the loans from participating in decisions with respect to such loans.
Cost Sharing Agreement
Tranceka Capital leased office space from an unaffiliated third party, a portion of which was occupied by the Predecessor Management Companies on a month to month basis during the Pre-Combination Period. MgCo I reimbursed Tranceka Capital for 80% of the cost of the office lease and for certain other office and administrative costs, which were then allocated among the Predecessor Management Companies based on the relative value of their assets under management. The aggregate amount paid by the Predecessor Management Companies for use of space leased by Tranceka Capital and for other office and administrative costs in 2019 was $323,073. Subsequent to the Business Combination, the Company assumed the lease from Tranceka Capital.
Predecessor Management Company Executive Officer and Family Member Investments in the Predecessor Companies
Certain executive officers of the Predecessor Company Group and members of their families were investors in the Predecessor Companies. The executive officers and their family members at the time of consummation of the Business Combination had total capital balances of approximately $9.4 million in the Predecessor Companies. The investments by these individuals were made on the same terms as those by non-affiliated investors and were converted into shares of our common stock upon the consummation of the Business Combination on the same basis as the units held by non-affiliated investors.
Family Member Employee
A family member of Joanne Van Sickle was employed by the Predecessor Company Group, and following the Business Combination, remained employed by us. In the aggregate, the employee received approximately $220,000 in total compensation for 2019, of which $106,555 is the grant fair value of RSUs deemed granted in 2019 and formally issued in 2020.
Trinity Sponsor
On January 26, 2018, Trinity issued 8,625,000 shares of Trinity Class B Common Stock (the “Founder Shares”) to Trinity Sponsor in exchange for an aggregate purchase price of $25,000.
Concurrently with the closing of Trinity’s initial public offering, Trinity Sponsor purchased 12,350,000 Trinity private placement warrants (the “Trinity Private Warrants”) at $1.00 per warrant, generating gross proceeds of $12,350,000.

Pursuant to a Sponsor Agreement among Trinity Sponsor, Trinity, the Company and the Predecessor Company Group entered into on the date we entered into the Merger Agreement, among other things, Trinity Sponsor agreed to, upon the consummation of the Business Combination, (i) surrender and transfer to Trinity, for no consideration, 3,801,360 Founder Shares, and (ii) surrender and transfer to Trinity, for no consideration, 7,163,324 Trinity Private Warrants. Upon the consummation of the Business Combination, (i) the remaining 4,823,640 outstanding Founder Shares automatically converted into shares of our common stock on a one-for-one basis, and (ii) the remaining 5,186,676 Trinity Private Warrants converted into Company Private Placement Warrants.
On August 9, 2019, the date that we entered into the Merger Agreement, Trinity Sponsor made a non-interest bearing working capital loan in the amount of $1.0 million to Trinity. On November 14, 2019, the date of completion of the Business Combination, Trinity repaid the loan in full.
Trinity agreed to reimburse Trinity Sponsor in an amount not to exceed $10,000 per month for office space, and secretarial and administrative services, commencing on May 14, 2018 through the consummation of an initial Business Combination.
Sponsor Agreements
Mr. Haggerty has a pecuniary interest in the Company Private Placement Warrants owned by Trinity Investments, including through Mr. Haggerty’s ownership of an interest in Trinity Investments. Taking into account his ownership interests in Trinity Investments, Mr. Haggerty is expected to have a direct or indirect ownership interest in an additional 1,119 Company Private Placement Warrants to acquire 1,119 shares of our common stock, in addition to the securities that he presently owns. The interest in these shares and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent a less than 1% beneficial ownership interest by Mr. Haggerty in the Company to the extent these securities are deemed to be beneficially owned by him.
Mr. Hirsch was appointed as a director of the Company immediately following the completion of the Business Combination. From January 2019 through November 17, 2019, Mr. Hirsch served as a consultant to Trinity Investments pursuant to a consulting agreement (the “Hirsch Consulting Agreement”). The Hirsch Consulting Agreement provided for cash compensation of $7,500 per month by Trinity Investments to Mr. Hirsch during the period he served as a consultant and a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination. The success fee Mr. Hirsch will receive is 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Investments. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Hirsch in the Company. Instead of transferring these securities to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.
Mr. Luebbers was appointed as a director of the Company immediately following the completion of the Business Combination. Mr. Luebbers served as a consultant to Trinity between May 2019 and October 2019 pursuant to a consulting agreement with Trinity (the “Luebbers Trinity Consulting Agreement”). The Luebbers Trinity Consulting Agreement provided for cash compensation of $21,667 per month during its term. Mr. Luebbers received cash compensation aggregating approximately $113,228 from Trinity under the Luebbers Trinity Consulting Agreement during 2019. From October 2019 through November 17, 2019, Mr. Luebbers served as a consultant to Trinity Investments pursuant to a consulting agreement with Trinity Investments (the “Luebbers Trinity Investments Consulting Agreement”). The Luebbers Trinity Investments Consulting Agreement provided for cash compensation of $7,500 per month payable by Trinity Investments to Mr. Luebbers during the term of the agreement. In addition, the Luebbers Trinity Investments Consulting Agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the Business Combination. The success fee Mr. Luebbers will receive is 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Sponsor. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Luebbers in the Company. Instead of transferring these securities to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.
Company Transactions
Private Placement with Farallon Entities
In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company entered into certain subscription agreements with the Farallon Entities for a private placement (the “PIPE Investment”) of the Company’s shares of common stock, pursuant to which the Company issued and sold to the Farallon Entities an aggregate of 7,174,163 shares of common stock for an aggregate purchase price of approximately $75.0 million immediately prior to the consummation of the Business Combination at a price per share equal to the Reference Price. In addition, pursuant to the subscription agreements, the Farallon Entities have an option to purchase up to $25.0 million of additional shares of common stock, exercisable at the Reference Price during the 365-day period following the consummation of the Business Combination. In connection with the PIPE Investment, the Company issued to the Farallon Entities an aggregate of 7,174,163 Public Warrants. The Farallon Entities received a fee for each Warrant equal to the cash payable per each Warrant held by unaffiliated Public Warrant holders in connection with the warrant amendment proposal approved as part of the Business Combination, in an amount equal to $1.60. In addition, the Farallon Entities are entitled to cash settle, in whole or in part, the exercise of their option to purchase up to $25.0 million of additional shares of common stock to the extent the delivery of the additional shares to the Farallon Entities would result, together with their affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with the Farallon Entities or their affiliates for purpose of Section 13(d) of the Exchange Act, in beneficial ownership in excess of 9.9% of the shares of common stock outstanding immediately after giving effect to such issuance of the shares of common stock. In such case, the Farallon Entities would be entitled to receive, instead of shares of common stock, a cash payment equal to the “in the money” portion of the shares with respect to which the option is exercised, calculated as (A) the number of additional shares of our common stock for which the Farallon Entities elect to cash settle rather than settle through physical delivery, multiplied by (B) (i) the per share volume-weighted average price of shares of our common stock in regular trading hours on the national exchange on which our common stock is listed or admitted for trading, as reported for the period of ten consecutive trading days ending on the trading day prior to the date on which the written notice by the Farallon Entities with respect to the election to cash settle is received by the Company, minus (ii) the purchase price per share under the option, which is equal to the Reference Price. For example, if the Farallon Entities exercise in full their option to purchase up to an additional $25.0 million shares of our common stock at a time when the Farallon Entities beneficially own 9.9% of our common stock prior to giving effect to the exercise of the option, the Farallon Entities would be entitled to cash settle the entire $25.0 million option exercise purchase amount. Using the Reference Price, the Farallon Entities would be entitled to purchase approximately 2.39 million shares upon the exercise of the option. If the per share market value of the Company’s common stock at the time the option is exercised is $12.00 per share (determined in accordance with the subscription agreement relating to the PIPE Investment), then the Company would be required to make a payment of approximately $3.70 million (or $1.54647771 per share, representing the difference between $12.00 and the Reference Price) to the Farallon Entities in connection with the option exercise, instead of issuing shares of our common stock to the Farallon Entities.
We also provided the Farallon Entities with certain registration rights in connection with the PIPE Investment, pursuant to which we registered in December 2019 the shares of our common stock, Public Warrants and shares issuable upon exercise of the option and Public Warrants under the Securities Act. For additional information regarding the registration rights granted to the Farallon Entities, please see “Shares Available for Future Sale.”
Other Transactions
See “— Predecessor Company Transactions  —  Participation in Loans” above for information regarding interests of directors and executive officers in outstanding loans. See “Executive

Compensation — Compensation Following the Business Combination  —  Departures Following Year End” for information regarding an independent contractor agreement entered into with Adam Fountain in connection with Mr. Fountain’s resignation from the Company effective March 31, 2020.
Our charter provides for certain indemnification rights for our directors and officers, and we entered into an indemnification agreement with each of our executive officers and directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following information table sets forth information known to us regarding the beneficial ownership of our common stock as of August 24, 2020 by:
•
each of the Company’s directors;

•
each of our named executive officers;

•
all of the Company’s directors, director nominees and executive officers as a group; and

•
each person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days, and equity awards vesting within 60 days, are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of our common stock is based on 132,231,184 shares of our common stock issued and outstanding as of August 24, 2020. As of August 24, 2020, we had 385 holders of record of our common stock.
Name of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Joseph L. Schocken(2)	2,083,657	1.6%
Jeffrey B. Pyatt(3)	2,500,960	1.9%
Stephen G. Haggerty(4)	821,184	*
Daniel J. Hirsch(5)	30,000	*
Kevin M. Luebbers(6)	20,000	*
Norma J. Lawrence	—	*
David A. Karp	—	*
David Schneider	—	*
Adam Fountain(7)	607,773	*
Joanne Van Sickle(8)	413,288	*
All current directors and executive officers as a group (10 individuals)(9)	5,497,106	4.2%
All directors, executive officers and other named executive officers (12 individuals, including former executive officers)(10)	6,518,167	4.9%
Greater than 5% Stockholders:
Farallon Capital Management, L.L.C.(11)	11,355,402	8.3%
Vanguard Group Inc.(12)	8,851,056	6.7%
Multi-Sector Credit, LLC(13)	8,090,231	6.1%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101.

(2)
Includes 140,358 shares held directly by Mr. Schocken, 189,039 shares held by Tranceka, LLC, 229,588 shares held by Tranceka Capital, LLC and 1,524,672 shares held by Tranceka Holdings, LLC. Mr. Schocken is the beneficial owner of the shares held by Tranceka, LLC, Tranceka Capital, LLC and Tranceka Holdings, LLC as he holds voting and dispositive power over such shares.

(3)
Includes 13,337 shares held jointly by Mr. Pyatt and his wife, and 2,487,623 shares held by Pyatt Lending Company, LLC. Mr. Pyatt and his spouse are the beneficial owners of the shares held by Pyatt Lending Company, LLC as they share voting and dispositive power over such shares.

(4)
Includes 209,521 Company Private Placement Warrants currently exercisable for 209,521 shares of our common stock. Mr. Haggerty has a pecuniary interest in Company Private Placement Warrants owned by Trinity Investments through Mr. Haggerty’s ownership of an interest in Trinity Investments. In the aggregate, taking into account his ownership interests in Trinity Investments, Mr. Haggerty is expected to have a direct or indirect ownership interest in an additional 1,119 Company Private Placement Warrants to acquire 1,119 shares of our common stock, in addition to the securities that he presently owns. The interest in these shares and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent, a less than 1% beneficial ownership interest by Mr. Haggerty in the Company to the extent these securities were deemed to be beneficially owned by him.

(5)
Mr. Hirsch served as a consultant to Trinity Investments pursuant to a consulting agreement, as discussed under “Certain Relationships and Related Party Transactions”. Mr. Hirsch’s consulting agreement provides for a success fee payable by Trinity Investments to Mr. Hirsch in connection with the completion of the Business Combination, pursuant to which Mr. Hirsch will receive 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Investments. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Hirsch in the Company. Instead of transferring the 137,305 shares of our common stock and 259 of the Company Private Placement Warrants to Mr. Hirsch, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

(6)
Mr. Luebbers served as a consultant to Trinity Investments pursuant to a consulting agreement, as discussed under “Certain Relationships and Related Party Transactions”. Mr. Luebbers’ consulting agreement provides for a success fee payable by Trinity Investments to Mr. Luebbers in connection with the completion of the Business Combination, pursuant to which Mr. Luebbers will receive 137,305 shares of our common stock and 259 of the Company Private Placement Warrants held by Trinity Investments following the expiration of a lock-up agreement to which Trinity Sponsor is a party. These shares of common stock and Company Private Placement Warrants, together with the shares he will receive upon vesting of the RSUs he has been awarded as part of his compensation as a director, and the shares of our common stock he owned as of August 24, 2020, are expected to represent, in the aggregate, a less than 1% beneficial ownership interest by Mr. Luebbers in the Company. Instead of transferring the 137,305 shares of our common stock and 259 of the Company Private Placement Warrants to Mr. Luebbers, Trinity Investments may, at its election, pay the success fee in cash in an amount equal to the value of these securities.

(7)
Mr. Fountain resigned as an executive officer as of March 31, 2020.

(8)
Ms. Van Sickle resigned as an executive officer as of February 1, 2020.

(9)
The reported amount excludes the Company Private Placement Warrants held by Trinity Investments that Mr. Haggerty has an interest in, and those shares of common stock and Company Private Placement Warrants that may be transferred to Messrs. Hirsch and Luebbers by Trinity Investments.

(10)
The reported amount excludes the Company Private Placement Warrants held by Trinity Investments that Mr. Haggerty has an interest in, and those shares of common stock and Company Private Placement Warrants that may be transferred to Messrs. Hirsch and Luebbers by Trinity Investment, but includes shares of our common stock owned by Mr. Fountain and Ms. Van Sickle, each of whom is a former executive officer.

(11)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020 and subsequent information provided to us by Farallon Capital Management, L.L.C. Includes (i) 7,170,213 shares of our common stock (including 2,384,159 shares of our common stock directly held by Farallon Capital Partners, L.P. (“FCP”)), 3,101,221 shares of our common stock directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 573,569 shares of our common stock directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 376,367 shares of our common stock directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 537,696 shares of our common stock directly held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), and 197,201 shares of our common stock directly held by Farallon Capital (AM) Investors, L.P. (“FCAMI”)), (ii) 2,391,536 shares of our common stock, that may be issued pursuant to the option under the PIPE Investment (including 795,186 shares of our common stock that may be issued directly to FCP, 1,034,340 shares of our common stock that may be issued directly to FCIP, 191,323 shares of our common stock that may be issued directly to FCIP II, 125,555 shares of our common stock that may be issued directly to FCIP III, 179,365 shares of our common stock that may be issued directly to FCIP V, and 65,767 shares of our common stock that may be issued directly to FCAMI), and (iii) 1,793,653 shares of our common stock, calculated as one quarter of the 7,174,613 Public Warrants (including 596,390 shares of our common stock calculated based on 2,385,559 Public Warrants directly held by FCP, 775,755 shares of our common stock calculated based on 3,103,021 Public Warrants directly held by FCIP, 143,492 shares of our common stock calculated based on 573,969 Public Warrants directly held by FCIP II, 94,167 shares of our common stock calculated based on 376,667 Public Warrants directly held by FCIP III, 134,524 shares of our common stock calculated based on 538,096 Public Warrants directly held by FCIP V, and 49,325 shares of our common stock calculated based on 197,301 Public Warrants directly held by FCAMI). Farallon Partners, L.L.C. (“FPLLC”), as the general partner of FCP, FCIP, FCIP II, FCIP III, and FCAMI (the “FPLLC Entities”) and the sole member of FCIP V GP (as defined below), may be deemed to beneficially own such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to each of the FPLLC Entities. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of FCIP V, may be deemed to beneficially own shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a (i) managing member or senior managing member, as the case may be, of FPLLC or (ii) manager or senior manager, as the case may be, of FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC or FCIP V GP, may be deemed to beneficially own such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment held by or issuable to the FPLLC Entities or FCIP V. Each of FPLLC, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of our common stock received as part of the PIPE Investment, issued pursuant to the option under the PIPE Investment and Public Warrants received in connection with the PIPE Investment. The address for each of the entities and individuals identified in this footnote is One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(12)
Based solely on a Schedule 13G filed with the SEC on February 11, 2020 by Vanguard Group Inc. (“Vanguard Group”). Vanguard Group reported sole voting and dispositive power with respect to 8,851,056 shares of common stock. Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(13)
Based solely on information reported in a Schedule 13G filed with the SEC on November 22, 2019, Multi-Sector Credit, LLC and SCS Capital Management, LLC share voting power and dispositive power over 8,090,231 shares of common stock. The address of Multi-Sector Credit, LLC and SCS Capital Management, LLC is 888 Boylston Street, Suite 1010, Boston, MA 02199.

SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time of (a) an aggregate of 11,355,402 shares of our common stock, consisting of (i) 7,170,213 shares of our common stock, (ii) 1,793,653 shares of our common stock issuable upon the exercise of 7,174,613 Public Warrants held by the Selling Stockholders, and (iii) 2,391,536 shares of our common stock issuable upon the exercise of an option under the PIPE Investment, and (b) 7,174,613 Public Warrants by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell any or all of the shares of our common stock and Public Warrants held by them and offered pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below until such persons dispose of the shares of common stock or Public Warrants identified below.
The following table sets forth, as of the date of this prospectus, the names of each Selling Stockholder, the number of shares of common stock beneficially owned by each Selling Stockholder and the aggregate number of shares of common stock and Public Warrants that the Selling Stockholders may offer pursuant to this prospectus.
The beneficial ownership of our common stock is based on 132,231,184 shares of our Common Stock issued and outstanding as of August 24, 2020.
	Before the Offering					After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock	Number of Warrants	Number of Shares of Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Shares of Common Stock	Number of Warrants
Farallon Capital (AM) Investors, L.P.	312,293 (1)	*	197,301	312,293 (1)	197,301	—	*	—
Farallon Capital Institutional Partners II, L.P.	908,384 (2)	*	573,969	908,384 (2)	573,969	—	*	—
Farallon Capital Institutional Partners, III, L.P.	596,089 (3)	*	376,667	596,089 (3)	376,667	—	*	—
Four Crossings Institutional Partners V, L.P.	851,585 (4)	*	538,096	851,585 (4)	538,096	—	*	—
Farallon Capital Institutional Partners, L.P.	4,911,316 (5)	3.7%	3,103,021	4,911,316 (5)	3,103,021	—	*	—
Farallon Capital Partners, L.P.	3,775,735 (6)	2.8%	2,385,559	3,775,735(6)	2,385,559	—	*	—

*
Less than 1 percent

(1)
Number of shares of common stock includes (i) 197,201 shares held directly, (ii) 49,325 shares underlying 197,301 Public Warrants held by the Selling Stockholder and (iii) 65,767 shares that may be issued to the Selling Stockholder pursuant to an option.

(2)
Number of shares of common stock includes (i) 573,569 shares held directly, (ii) 143,492 shares underlying 573,969 Public Warrants held by the Selling Stockholder and (iii) 191,323 shares that may be issued to the Selling Stockholder pursuant to an option.

(3)
Number of shares of common stock includes (i) 376,367 shares held directly, (ii) 94,167 shares underlying 376,667 Public Warrants held by the Selling Stockholder and (iii) 125,555 shares that may be issued to the Selling Stockholder pursuant to an option.

(4)
Number of shares of common stock includes (i) 537,696 shares held directly, (ii) 134,524 shares underlying 538,096 Public Warrants held by the Selling Stockholder and (iii) 179,365 shares that may be issued to the Selling Stockholder pursuant to an option.

(5)
Number of shares of common stock includes (i) 3,101,221 shares held directly, (ii) 775,755 shares underlying 3,103,021 Public Warrants held by the Selling Stockholder and (iii) 1,034,340 shares that may be issued to the Selling Stockholder pursuant to an option.

(6)
Number of shares of common stock includes (i) 2,384,159 shares held directly, (ii) 596,390 shares underlying 2,385,559 Public Warrants held by the Selling Stockholder and (iii) 795,186 shares that may be issued to the Selling Stockholder pursuant to an option.

For additional information regarding the beneficial ownership of our securities owned by the Selling Stockholders, see “Security Ownership of Certain Beneficial Owners and Management.”
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our common stock and/or Public Warrants.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of common stock or Public Warrants registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of common stock or Public Warrants in this offering. See “Plan of Distribution.”

DESCRIPTION OF CAPITAL STOCK AND WARRANTS
In this section, references to “we,” “our,” and “us” refer only to Broadmark Realty Capital Inc., a Maryland corporation, and not our consolidated subsidiaries.
The following description of the material terms of our common stock is qualified by reference to the provisions of our charter (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).
General
We have authorized for issuance a total of 600,000,000 shares of stock, consisting of 500,000,000 shares of common stock, and 100,000,000 shares of preferred stock, par value $0.001 per share. Our Charter authorizes our board, with the approval of a majority of the entire board and without any action by our stockholders, to amend our Charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of stock (including preferred stock) and to the provisions of our Charter regarding restrictions on ownership and transfer of our stock, holders of our common stock have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board and declared by us, and are entitled to share ratably in our assets legally available for distribution to the holders of common stock in the event of our liquidation, dissolution or winding up of affairs.
There generally are no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to the common stock.
Subject to the provisions of our Charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power.
Power to Reclassify and Issue Stock
Our board may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of any preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our Charter to set, subject to the provisions of our Charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock, or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.
Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock
The power of our board to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of common stock or our preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock, or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for shares of common stock owned by our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares of common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Our Charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and qualifying as a REIT, among other reasons. The relevant sections of our Charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock, excluding any shares of capital stock that are not treated as outstanding for federal income tax purposes. This restriction is referred to herein as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limit or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of such class or series of our capital stock and thereby violate the ownership limit.
Our Charter provides that our board, subject to certain limits, upon receipt of a request that complies with the requirements of our Charter and any policy adopted by our board, may retroactively or prospectively exempt a person from the ownership limit and establish a different limit on ownership for such person.
As a condition of the exception, our board may require (i) such representations and/or undertakings as it may deem necessary or prudent; and (ii) an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to it, in order to protect, determine or ensure our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our board may impose such conditions or restrictions as it deems appropriate in connection with such an exception.
Our board may increase or decrease the ownership limit of any class or series of our capital stock for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of the applicable class or series of our capital stock equals or falls below the decreased ownership limit, although any further acquisition of such class or series of our capital stock (other than by a previously exempted person) will violate the decreased ownership limit. Our board may not increase or decrease the ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own in the aggregate more than 49.9% in value of our outstanding stock or would cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.
The Charter further prohibits any person from:
•
beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•
transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); or

•
beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code.

Any attempted transfer of shares of our capital stock or other event which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the prohibited owner will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date the shares are transferred to the trust, the trustee will have the authority (at the trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by the prohibited owner prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the Charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends or other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trustee, the shares are sold by the prohibited owner, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for the shares that exceeds the amount he, she or it was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accepts the offer, which we may reduce by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us or our designee, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the ownership and transfer restrictions, the transfer that would have resulted in a violation will be void ab initio, and the prohibited owner shall acquire no rights in those shares.
Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will (i) bear a legend referring to the restrictions described above or (ii) state that we will furnish a full statement about the above restrictions on ownership and transfer to a stockholder on request and without charge.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us or, in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Every beneficial owner of 5% or more (or any lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice stating his, her or its name and address, the number of shares of each class and series of shares of our capital stock that he, she or it beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder (including the stockholder of record) will, upon demand, be required to provide us with information we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for shares of common stock owned by our stockholders or otherwise be in the best interests of our stockholders.
Transfer Agent
The transfer agent for the common stock is American Stock Transfer & Trust Company, LLC.
Warrants
As of June 30, 2019, we had 46,857,289 Warrants issued and outstanding, including (1) 5,186,676 Company Private Placement Warrants held by Trinity Sponsor, and (2) 41,670,613 Public Warrants.
The Warrants will expire November 14, 2024, which is the date five years after the completion of our initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We may call the Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise its Warrant prior to the scheduled redemption date.
If we call the Warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its Warrant to do so on a “cashless basis.” If we take advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. If we require cashless exercise in this manner, we will not receive cash proceeds in connection with the Warrant exercises; however, the number of shares to be issued upon exercise of the Warrants would be reduced and thereby lessen the dilutive effect of a Warrant redemption.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described in the preceding paragraph, (b) regular monthly, quarterly or other periodic cash dividends or cash distributions, or (c) any other cash dividend or distribution required to be paid in order for us to qualify or maintain our status as a REIT within the meaning of the Code, or otherwise avoid the imposition of U.S. federal and state income and excise taxes, so long as we qualify or are seeking to maintain our status as a REIT at the time of such cash dividend or distribution, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ours as an entirety or substantially as an entirety in connection with which we dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the Warrant.
The Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company and us, which was amended in connection with the completion of the Business Combination by the first amendment and the second amendment to the warrant agreement among Continental Stock Transfer & Trust Company, American Stock Transfer & Trust Company, LLC, as successor Warrant agent, and us. You should review a copy of the warrant agreement, including the first and second amendment thereto, each of which were filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.
Except as the context may otherwise require, references to the warrant agreement herein refer to the warrant agreement, as amended. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one (1) vote for each share of common stock held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the Warrant holder.
Public Warrants
Each Public Warrant will entitle the registered holder to purchase one-fourth (1/4th) of one share of common stock at a price of $2.875, with the exercise of Public Warrants for less than a full share not permissible, subject to adjustment as discussed herein.

Company Private Placement Warrants
Each Company Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share subject to adjustments as described herein. The Company Private Placement Warrants (including the common stock issuable upon exercise of the Company Private Placement Warrants) will not be redeemable by us so long as they are held by a permitted transferee of Trinity Sponsor or its permitted transferees. Trinity Sponsor, or its permitted transferees, has the option to exercise the Company Private Placement Warrants on a cashless basis. Except as described herein, the Company Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Company Private Placement Warrants are held by holders other than Trinity Sponsor or its permitted transferees, the Company Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants, except with respect to the number of shares of common stock for which each Company Private Placement Warrant is exercisable and the remitted exercise price, as described herein.
Trinity Sponsor has advised us that it transferred all of the Company Private Placement Warrants held by it to its members, each of whom was a permitted transferee.
Contractual Restrictions on Transfers of Shares of Our Common Stock
On the date the Merger Agreement was entered into, certain members of the Predecessor Management Companies, Trinity Sponsor and certain affiliate parties of Trinity Sponsor, each entered into a lock-up agreement with B. Riley FBR, Inc. prohibiting the transfer of shares of our common stock for a period specified in the lock-up agreement, subject to limited exceptions. For information regarding these lock-up agreements, see “Shares Eligible for Future Sale  —  Lock-up Agreements” in this prospectus.
Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws
Although the following summary describes certain provisions of Maryland law and the material provisions of our Charter and our Bylaws, it is not a complete description of our Charter and Bylaws. You should review copies of these documents, which are filed as exhibits to the registration statement to which this prospectus is a part.
Our Board of Directors
Our Charter and Bylaws provide that our number of directors may be established, increased or decreased only by our board, but may not be less than the minimum number required under the MGCL, which is one, or, unless the bylaws are amended, more than fifteen. We have elected by a provision in our Charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy on our board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.
Each member of our board is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a majority of the votes cast for each nominee for director (except in contested elections, in which case a plurality of the votes cast will be required for election). Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock will be able to elect all of the directors.
Removal of Directors
Our Charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause (as defined in the Charter), and then only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and from filling the vacancies created by such removal with their own nominees.
Resignation Policy for Directors
Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. Our board has adopted a policy regarding the election of directors in uncontested elections. Pursuant to such policy, if an incumbent director fails to receive a majority of the votes cast in an uncontested election, he or she must offer to resign from our board. Our Nominating and Corporate Governance Committee will consider such offer to resign, will determine whether to accept such director’s resignation and will submit such recommendation for consideration by our board. Our board will take formal action to determine whether to accept the resignation and we will publicly disclose, in a press release, filing with the SEC or by other public announcement (including through a posting on our website), the decision of our board no later than 90 days following our certification of the stockholder vote.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions it determines.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our board has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by a majority of our directors (including a majority of directors who are not affiliates or associates of such persons). However, our board may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares is considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or the bylaws of the corporation.
Our Bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our capital stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in such corporation’s charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in such corporation’s charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:
•
the corporation’s board of directors will be divided into three classes;

•
the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors generally is required to remove a director;

•
the number of directors may be fixed only by vote of the directors;

•
a vacancy on the board of directors may be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for the calling of a special meeting of stockholders.

We have elected in our Charter to be subject to the provision of Subtitle 8 providing that vacancies on our board may be filled only by the remaining directors, even if such remaining directors do not constitute a quorum. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board without stockholder approval. Moreover, our Charter provides that we may not elect to classify our board through the provisions of Subtitle 8 without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors. In addition, without having elected to be subject to Subtitle 8, our Charter and Bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board, (2) vest in our board the exclusive power to fix the number of directors and (3) require, unless called by the Chairman of our board, the President, the Chief Executive Officer or our board, the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. Our board is not currently classified.
Meetings of Stockholders
Pursuant to our Bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business as may properly be brought before the meeting will be held on a date and at the time and place set by our board. Each of our directors is elected by our stockholders to serve until the next annual meeting following his or her election and until his or her successor is duly elected and qualifies under Maryland law. In addition, the Chairman of our board, the President, the Chief Executive Officer or our board may call a special meeting of our stockholders. Subject to the provisions of the Bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by them will also be called by our Secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our Bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including any proxy materials), and the requesting stockholder(s) must pay such estimated cost before our Secretary may prepare and mail the notice of the special meeting.
Amendments to the Charter and the Bylaws
Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain provisions related to the removal of directors and the vote required to amend those provisions (which must be declared advisable by our board and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter), our Charter generally may be amended only if the amendment is declared advisable by our board and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board, with the approval of a majority of our entire board, and without any action by the stockholders, may also amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. Our board may also amend the Charter to change our name or make certain other ministerial changes without stockholder approval.
Our board has the exclusive power to adopt, amend or repeal any provision of our Bylaws and to make new bylaws.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, convert, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our Charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

No Appraisal Rights
Our Charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.
Advance Notice of Director Nominations and New Business
Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to a notice of the meeting, (2) by or at the direction of our board or (3) by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in our Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable. To be timely, such notice shall be delivered to our Secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board or (2) provided that the special meeting has been properly called by our board or a duly authorized officer in accordance with the Bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date for the meeting, at the time of giving of notice and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in the Bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.
Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
Our Charter and Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control of us or other transaction that might involve a premium price for holders of shares of common stock owned by our stockholders or otherwise be in the best interests of our stockholders, including:
•
supermajority vote and cause requirements for removal of directors;

•
the requirement that stockholders holding at least a majority of the outstanding shares of common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

•
provisions requiring that vacancies on our board may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

•
the power of our board, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

•
the exclusive power of our board to amend our Bylaws;

•
the power of our board to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

•
the restrictions on ownership and transfer of our capital stock; and

•
advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL is repealed, or the business combination is not approved by our board, or the provision in our Bylaws opting out of the control share acquisition provisions of the MGCL was rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our Charter or our Bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. This provision does not cover claims made by stockholders pursuant to the securities laws of the United States, or any rules or regulations promulgated thereunder.
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification in either case if it determines that the director or officer is fairly and reasonably entitled to indemnification, but only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our Charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:
•
any of our present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our Charter also permits us, with the approval of our board, to indemnify and advance expenses to any individual who served as our predecessor in any of the capacities described above and to any employee or agent of ours or any of our predecessors.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
REIT Qualification
Our Charter provides that our board may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of the acquisition, holding, and disposition of common stock and Warrants registered hereunder and our qualification and taxation as a REIT. This discussion assumes that holders will hold our common stock and Warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not apply to any Selling Stockholders (or any person whose adjusted tax basis in its common stock or Warrants is determined, in whole or in part, by reference to any Selling Stockholder’s adjusted tax basis in its common stock or Warrants) or holders of Company Private Placement Warrants.
This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and except as otherwise discussed below, the special tax rules that may apply to certain types of investors, such as:
•
banks or financial institutions;

•
insurance companies;

•
brokers, dealers or traders in securities, commodities or currencies;

•
traders that elect to use a mark-to-market method of accounting;

•
persons holding Securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
U.S. expatriates or former long-term residents of the United States;

•
partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

•
“S” corporations;

•
regulated investment companies;

•
real estate investment trusts;

•
grantor trusts;

•
persons holding Company Private Placement Warrants;

•
holders who receive common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding a 10% or more (by vote or value) beneficial interest in us;

•
except as expressly set forth below, Non-U.S. Holders (as defined below); and

•
tax-exempt entities.

If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners generally will depend on the status of your partners and your activities. If you are a partnership or a partner in a partnership, you should consult your tax advisor as to the U.S. federal tax consequences of acquiring, owning and disposing of common stock or Warrants.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations as of the date hereof, all of which are subject to differing interpretations or change, possibly on a retroactive basis. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income tax (such as gift and estate taxes).
THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK OR WARRANTS. THE U.S. FEDERAL INCOME TAX TREATMENT TO THE HOLDERS DESCRIBED HEREIN WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE

U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF COMMON STOCK AND WARRANTS.
U.S. Holders
For purposes of this discussion, a U.S. Holder is a beneficial owner of common stock or a Warrant who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court in the United States and for which one or more U.S. persons have the authority to control all substantial decisions or (ii) that has an election in effect under applicable income tax regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A Non-U.S. Holder is a beneficial owner of common stock or a Warrant that is not a U.S. Holder and is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Taxation of Us-General
We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2019. We believe that we have been organized and have been operated, and we intend to continue to operate, in a manner that will allow us to qualify for taxation as a REIT under the Code.
Since the Business Combination, Bryan Cave Leighton Paisner LLP (“BCLP”) has acted as our special counsel for tax matters. We will receive an opinion of BCLP to the effect that, commencing with the beginning of our taxable year ended December 31, 2019 and through the date hereof, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2019 and each taxable year thereafter. It must be emphasized that the opinion of BCLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents, this prospectus, and other relevant documents. Additionally, the opinion of BCLP is conditioned upon factual representations and covenants made by our management, regarding our organization, assets, present and future conduct of our business operations and our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and operate and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by BCLP or us that we will be able to qualify as a REIT or, if we so qualify, that we will be able to maintain our status as a REIT. BCLP will have no obligation to advise us or the holders of common stock or Warrants of any subsequent change in the matters stated, represented or assumed in rendering its opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (“IRS”), or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in BCLP’s opinion.
Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by BCLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we have operated and will continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a “C” corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “— Taxation of Taxable U.S. Holders of Common Stock and Warrants.”
Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•
We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below, but the income from the sale or operation of the property will generally be subject to income tax at the corporate tax rate.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% asset tests (discussed below) that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate and the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may be able to retain our REIT qualification in certain circumstances but we will be required to pay a penalty of $50,000 for each such failure.
•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•
A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Broadmark Realty and any taxable REIT subsidiary (“TRS”) Broadmark Realty may own if, and to the extent, that the IRS successfully adjusts the reported amounts of these items.

•
If we acquire appreciated assets from a corporation that is not a REIT (or from another REIT that acquired appreciated assets from a corporation that is not a REIT) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition by us (or such other REIT) from the non-REIT corporation. Certain assets acquired by Broadmark Realty from the Predecessor Companies in connection with the Business Combination will be subject to this rule.

•
We generally will be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or “REMICs,” to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that Broadmark Realty owns a REMIC residual interest or a taxable mortgage pool through a TRS, Broadmark Realty will not be subject to this tax.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid its proportionate share of the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in such holder’s Broadmark Realty stock. Stockholders that are U.S. corporations will also be required to appropriately adjust their earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations to be promulgated.

•
Broadmark Realty will have subsidiaries or own interests in other lower-tier entities that are “C” corporations, including TRSs, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
•
that is managed by one or more trustees or directors;

•
the beneficial ownership of which is evidenced by transferable stock or by transferable certificates of beneficial interest;

•
that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

•
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

•
the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

•
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, taking into account certain constructive ownership rules described in the Code, by five or fewer “individuals” (as defined in the Code to include specified entities);

•
which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

•
that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that the first through fourth conditions must be met during the entire taxable year. The fifth and sixth conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made, which was our taxable year ending December 31, 2019. Our charter will provide restrictions regarding the ownership and transfer of our stock, which are intended, among other purposes, to assist in satisfying the share ownership requirements described in the fifth and sixth conditions. For purposes of the sixth condition, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from certain stockholders that such stockholders disclose the actual owners of their stock (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that the sixth condition is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand for a written statement from a REIT is required by U.S. Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
In the case of a REIT that is a partner in a partnership, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Consequently, to the extent that Broadmark Realty directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though Broadmark Realty may have no control or only limited influence over the partnership.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT and that do not affirmatively elect to be treated as corporations generally are also disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Broadmark Realty holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by Broadmark Realty (for example, if any equity interest in the subsidiary is acquired by a person other than Broadmark Realty or another disregarded subsidiary of Broadmark Realty), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Broadmark Realty and its subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary or the gain that it recognizes from the sale or other disposition of the subsidiary’s stock. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of a TRS in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to Broadmark Realty by one or more of its TRSs, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates (but will not be eligible for the 20% deduction described below). See “— Taxation of Taxable U.S. Holders of Common Stock and Warrants” and “—Annual Distribution Requirements.”
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. In addition, a TRS is not permitted to manage a lodging facility or a health care facility.
Broadmark Realty and BRMK Management, Corp. (formerly known as Trinity) have elected for BRMK Management, Corp. to be treated as a TRS as BRMK Management, Corp. will provide certain investment management services with respect to the assets of Broadmark Realty, as well as third parties, and income from investment management services provided to third parties is not qualifying income for purposes of the 75% or 95% gross income tests. Broadmark Realty may form or acquire equity interests in additional TRSs in the future.

Gross Income Tests
In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and non-U.S. currency transactions, must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by a mortgage on real property or on an interest in real property;

•
dividends or other distributions on, and gain (not derived from a “prohibited transaction”) from the sale of, stock in other REITs;

•
gain from the sale of real estate assets (other than a nonqualified publicly offered REIT debt instrument);

•
income and gain derived from foreclosure property;

•
amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income or profits;

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from certain kinds of temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and non-U.S. currency transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property or on an interest in real property. If a mortgage is secured by both real property and personal property and the value of the personal property does not exceed 15% of the aggregate value of the property securing the mortgage, the mortgage is treated as secured solely by real property for this purpose. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property and the value of the personal property securing the mortgage exceeds 15% of the value of all property securing the mortgage and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we originated or acquired the mortgage loan, the interest income will be apportioned between the real property and the personal property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.
To the extent that a REIT is required to apportion its interest income between real property and personal property, the apportionment is based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to originate or acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
Although we will endeavor to accurately determine the values of the real property securing our loans at the time we acquire or commit to acquire such loans, such values may not be susceptible to a precise determination and will be determined based on the information available to us at such time. If the IRS were to successfully challenge our valuations of such assets and such revaluations resulted in a higher portion of our interest income being apportioned to property other than real property, depending on our other sources of gross income, we could fail to meet the 75% gross income test. If we do not meet this test, we could potentially cease to qualify as a REIT or may be required to pay a penalty tax to the IRS as described above under “— Taxation of REITs in General.”
In addition, if we modify any of our distressed debt investments by agreement with the borrower, and if the modification is treated as a “significant modification” under the applicable U.S. Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we generally may be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which value may have decreased materially. In Revenue Procedure 2014-51, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2014-51 may therefore allow us to modify certain of our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2014-51, which could adversely affect our ability to continue to satisfy the 75% gross income test.
We may, on a select basis, purchase mezzanine loans, which are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, to the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of those loans.
We may also, on a select basis, enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions that we treat as true leases are financing arrangements or loans rather than true leases for federal income tax purposes. Recharacterization of a sale-leaseback transaction as a financing arrangement or loan could cause us to fail the gross income tests or asset tests and, consequently, jeopardize our REIT status.
Dividend Income
Broadmark Realty may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For our taxable year ending December 31, 2020, we may need to limit distributions from Broadmark Realty’s management company subsidiary (formerly known as Trinity) in order for us to satisfy the 75% gross income test for that year. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Hedging Transactions
In the future, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction will not constitute gross income for purposes of the 75% or 95% gross income tests if we properly identify the transaction as specified in applicable U.S. Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Failure to Satisfy the Gross Income Tests
We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the U.S. Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Phantom Income
Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized with respect to such assets.
We may acquire assets in the secondary market for less than their face amount and recognize market discount income. It is also likely that we will invest in debt instruments requiring us to accrue the difference between the instrument’s stated redemption price at maturity and its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or “OID”). These assets may generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” We may also be required under the terms of any indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.
Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Asset Tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets.
•
First, at least 75% of the value of our total assets must be represented by some combination of:

•
cash and cash items;

•
U.S. government securities;

•
interests in real property;

•
interests in mortgage loans secured by real property or interests in real property;

•
stock (or transferable certificates of beneficial interest) in other REITs;

•
debt instruments issued by publicly offered REITs;

•
temporary investments in stock and debt instruments attributable to the investment of new capital; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•
Second, of our investments not included in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets (referred to herein as the “5% asset test”).

•
Third, of our investments not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value (referred to herein as the “10% vote test,” the “10% value test” or together, the “10% asset test”).

•
Fourth, of our investments not included in the 75% asset class, the aggregate value of all securities of TRSs held by Broadmark Realty may not exceed 20% of the value of Broadmark Realty’s gross assets.

•
Fifth, of our investments not included in the 75% asset class, debt instruments issued by publicly offered REITs, if they would not otherwise qualify as “real estate assets,” cannot exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of the 10% value test if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership for purposes of the 10% value test to the extent of the REIT’s interest as a partner in the partnership.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We will monitor the value of Broadmark Realty’s investments in its TRSs to ensure compliance with the rule that no more than 20% of the value of its assets may consist of TRS stock and securities. If we fail the 5% asset test or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate and the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
•
the sum of:

•
90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•
90% of the net income (after tax), if any, from foreclosure property (as described below); minus

•
the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.
Except for distributions by “publicly offered REITs,” distributions must not be “preferential dividends” in order for such distributions to be counted towards the distribution requirement. A dividend is not a preferential dividend if it is pro rata among all outstanding stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. We believe that we are and will continue to be a publicly offered REIT and, therefore, will not be subject to this limitation.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, our stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in Broadmark Realty by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
If we fail to distribute during each calendar year at least the sum of:
•
85% of our REIT ordinary income for such year,

•
95% of our REIT capital gain net income for such year, and

•
any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed (taking into account excess distributions from prior periods) and (ii) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (i) the actual receipt of cash, including receipt of distributions from Broadmark Realty’s subsidiaries and (ii) the inclusion of items in income by Broadmark Realty for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes with OID, such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of common stock.
If we fail to meet the distribution requirement in any taxable year, including if we do not have sufficient funds to make the required distribution, we generally would cease to qualify as a REIT. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from certain stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business (i.e., “dealer property”) by a REIT, by a pass-through subsidiary in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned directly by Broadmark Realty or indirectly through its pass-through subsidiaries will be held as inventory or primarily for sale to customers in the ordinary course of business. However, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances. No assurance can be given that any particular asset in which Broadmark Realty holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property:
•
that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property;

•
for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and

•
for which such REIT makes a proper election to treat the property as foreclosure property.

REITs generally are subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we anticipate receiving any income that is not qualifying income for purposes of the 75% gross income test as a result of a foreclosure, we intend to elect, if eligible, to treat the related property as foreclosure property.
Failure to Qualify
In the event that we violate a provision of the Code that would result in our failure to continue to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions may be available to us to avoid such disqualification if:
•
the violation is due to reasonable cause and not due to willful neglect;

•
we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and

•
the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).

This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at the regular corporate rate. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders generally will be taxable, in the case of our stockholders who are individual U.S. Holders, as “qualified dividend income” at the maximum tax rate applicable to long-term capital gains, and dividends in the hands of our corporate U.S. Holders may be eligible for the dividends received deduction. However, distributions to individual U.S. Holders during any year in which we are not a REIT will not be eligible for the deduction equal to 20% of the amount of such dividends described below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief. We would also fail to qualify as a REIT in the event we were treated under applicable U.S. Treasury regulations as a successor to another REIT whose qualification as a REIT was previously terminated or revoked. If a Predecessor Company failed to qualify as a REIT prior to the consummation of the Business Combination, it is possible that we would be treated as a successor REIT under the foregoing rules and thus unable to qualify as a REIT.
Taxation of Taxable U.S. Holders of Common Stock and Warrants
This section summarizes the taxation of U.S. Holders who hold common stock or Warrants that are not tax-exempt organizations.
Distributions
Provided that we qualify as a REIT, distributions made to our taxable U.S. Holders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, generally will be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs generally are not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. Holders who receive dividends from taxable subchapter “C” corporations.
In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. Holders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder has held common stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. Holders will be treated as having received, for U.S. federal income tax purposes, their proportionate share of our undistributed capital gains as well as a corresponding credit for their proportionate share of the taxes paid by us on such retained capital gains. U.S. Holders will increase their adjusted tax basis in common stock by the difference between their proportionate share of such retained capital gain and their proportionate share of the tax paid by us. Long-term capital gains generally are taxable at reduced maximum federal rates in the case of U.S. Holders taxed at the rates applicable to individuals, and ordinary income rates for U.S. Holders taxed at the rates applicable to corporations.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted tax basis of our shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. Holder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. Holder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. Holder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
With respect to U.S. Holders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to such U.S. Holders at the same rates as capital gain, provided that the U.S. Holder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
•
the qualified dividend income received by us during such taxable year from certain non-REIT “C” corporations (including any TRS in which we may own an interest);

•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction or conversion transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

In addition, the total amount of dividends that we may designate as “qualified dividend income” or “capital gain dividends” may not exceed our dividends paid for the taxable year. Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a domestic “C” corporation (other than a REIT or an entity taxed as a regulated investment company, or “RIC,” for U.S. federal income tax purposes), any TRS that Broadmark Realty may form, or a “qualified foreign corporation” and specified holding period and other requirements are met.
Dividends received by non-corporate U.S. Holders from us that are neither attributable to “qualified dividend income” nor designated as “capital gain dividends” will be eligible for a deduction equal to 20% of the amount of such dividends in taxable years beginning before January 1, 2026.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Holders and do not offset income of U.S. Holders from other sources, nor do they affect the character of any distributions that are actually made by us, which generally are subject to tax in the hands of U.S. Holders to the extent that we have current or accumulated earnings and profits.
Dispositions of Common Stock and Warrants
In general, a U.S. Holder will realize gain or loss upon the sale or other taxable disposition of common stock or Warrants in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. Holder’s adjusted tax basis in the common stock or Warrants, as applicable, at the time of the disposition. In general, a U.S. Holder’s adjusted tax basis will equal the U.S. Holder’s acquisition cost, and in the case of common stock, increased by the excess of net capital gains deemed distributed to the U.S. Holder (discussed above) less tax deemed paid on such gain, and reduced by distributions in excess of our current and accumulated earnings and profits as described above under “— Distributions.” In general, capital gains and losses recognized by a U.S. Holder upon the disposition of common stock or Warrants will be treated as long-term capital gains and losses if the common stock or Warrants, as applicable, have been held for more than one year at the time of disposition and will be treated as short-term capital gains and losses if the common stock or Warrants, as applicable, have been held for one year or less at the time of disposition.
In general, long-term capital gains recognized by non-corporate U.S. Holders upon the sale or disposition of common stock or Warrants will be subject to a reduced maximum U.S. federal income tax rate, and short-term capital gains will be taxed at ordinary income rates. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at the regular corporate rate, whether or not classified as long-term capital gains.
Capital losses generally are available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of non-corporate taxpayers, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a U.S. Holder who has held the stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. Holder as long-term capital gain. U.S. Holders are advised to consult with their tax advisors with respect to their capital gain tax liability with respect to a sale of common stock or Warrants.
If an investor recognizes a loss upon a subsequent disposition of our common stock or Warrants in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive Activity Losses and Investment Interest Limitations
Distributions made by us and gain arising from the sale or exchange by a U.S. Holder of our common stock or Warrants will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any “passive losses” against income or gain relating to common stock or Warrants. Distributions made by us, to the extent they do not constitute a return of capital or capital gains, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. Holder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Medicare Tax
Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock or Warrants.
Exercise or Lapse of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, you generally will not recognize taxable gain or loss as a result of the acquisition of common stock upon exercise of a Warrant. Your tax basis in each share of common stock received upon exercise of Warrants generally will be an amount equal to the sum of your initial tax basis in such Warrants and the exercise prices. Your holding period for the common stock received upon exercise of such Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of such Warrants and will not include the period during which you held such Warrant. If a Warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in such Warrant.
The tax consequences of a cashless exercise of Warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either case, your basis in the common stock received would equal your basis in the Warrants exercised. If the cashless exercise were treated as not being a gain realization event, your holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include your holding period in the Warrants exercised.
It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, you could be deemed to have surrendered an amount of Warrants exercisable for the number of shares of common stock having a value equal to the exercise price for the total number of Warrants to be exercised. You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and your tax basis in the Warrants deemed surrendered. In this case, your tax basis in the common stock received would be expected to be equal to the sum of the fair market value of the common stock received in respect of the Warrants deemed surrendered and your tax basis in the Warrants exercised. Your holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, you should consult your tax advisor regarding the tax consequences of a cashless exercise of Warrants.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain circumstances, as discussed in the section of this prospectus entitled “Description Of Capital Stock And Securities Offered-Warrants.” If you are a U.S. Holder of Warrants, you would be treated as receiving a constructive distribution from us if the adjustment increases your proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of common stock that is treated as a dividend, as described under “— Distributions” above. Such a constructive distribution would be subject to tax as an ordinary dividend as described under that section in the same manner as if you received a cash distribution from us.
Information Reporting and Backup Withholding
We or our paying agent must report annually to U.S. Holders and the IRS amounts paid to such holders on or with respect to our common stock during each calendar year, the amount of proceeds from the sale of our common stock, and the amount of tax, if any, withheld from such payments. A U.S. Holder will be subject to backup withholding on dividends paid on our common stock and proceeds from the sale of common stock at the applicable rate if the U.S. Holder is not otherwise exempt and (i) the holder fails to provide us or our paying agent with a correct taxpayer identification number, (ii) we or our paying agent is notified by the IRS that the holder provided an incorrect taxpayer identification number, (iii) we or our paying agent is notified by the IRS that the holder failed to properly report payments of interest or dividends or (iv) the holder fails to certify under penalty of perjury that it has provided a correct taxpayer identification number and has not been notified by the IRS that it is subject to backup withholding. A U.S. Holder generally may establish that it is exempt from or otherwise not subject to backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Taxation of Tax-Exempt U.S. Holders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this discussion as unrelated business taxable income, or “UBTI.” Distributions by us and income from the sale of our common stock, and income attributable to the exercise of a Warrant, generally should not give rise to UBTI to a tax-exempt U.S. Holder provided that:
•
a tax-exempt U.S. Holder has not held common stock or Warrants as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder);

•
common stock or a Warrant is not otherwise used in an unrelated trade or business; and

•
we do not hold an asset that gives rise to excess inclusion income.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (ii) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions in our charter limiting ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT, however, no assurances can be provided.
Tax-exempt U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state and local tax consequences of owning common stock or Warrants.
Taxation of Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of common stock and Warrants applicable to Non-U.S. Holders of common stock or Warrants. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of Non-U.S. Holders. In addition, this discussion assumes that:
•
a Non-U.S. Holder will not have held more than 10% of our stock (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which such Non-U.S. Holder disposes of common stock or Warrants, as applicable, or receives distributions from us; and

•
each of the common stock and Warrants are and will continue to be “regularly traded” on an established securities market located in the United States within the meaning of the applicable Code provision and U.S. Treasury regulations (although there can be no assurance that this will continue to be the case).

Ordinary Dividends
Any distributions we make to Non-U.S. Holders with respect to shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of such Non-U.S. Holder’s eligibility for such reduced rate (on an applicable IRS Form W-8). Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the stock otherwise distributable in such dividend and use such stock or the proceeds of such disposition to satisfy the withholding tax imposed.
The withholding tax does not apply to dividends paid to Non-U.S. Holders that provide a Form W-8ECI, certifying that the dividends are effectively connected with their conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident. A Non-U.S. Holder that is a corporation that receives effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Non-Dividend Distributions
Any distribution not constituting a dividend will be treated first as reducing (but not below zero) a Non-U.S. Holder’s adjusted tax basis in such holder’s shares of common stock and, to the extent such distribution exceeds such holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock that would be subject to the rules discussed below under “— Dispositions of Common Stock and Warrants.” Unless either (i) any gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, distributions by us which are not dividends will not be subject to U.S. federal income or withholding tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, a Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends
Capital gain dividends received by Non-U.S. Holders from us generally are not subject to U.S. federal income or withholding tax, unless either (i) the receipt of such dividends are effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.
However, under Section 897 of the Code, a distribution made by us to a Non-U.S. Holder, to the extent attributable to gain from the disposition of a “U.S. real property interest” held by us directly or through pass-through or certain other subsidiaries, will be treated as an ordinary dividend subject to the rules discussed above under “— Ordinary Dividends.”
Dispositions of Common Stock and Warrants
Gain recognized by a Non-U.S. Holder from the sale of our common stock or Warrants (including gain recognized as a result of a Warrant’s exercise, if such exercise is a taxable event, as described above in “— Taxation of Taxable U.S. Holders of Common Stock and Warrants — Exercise or Lapse of a Warrant”) generally will not be subject to U.S. federal income or withholding tax, except in two cases: (i) if any gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by such holder) or (ii) if such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Foreign Account Tax Compliance Act (“FATCA”)
FATCA imposes a 30% U.S. federal withholding tax on payments of dividends on our common stock made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the U.S. Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are non-U.S. entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a “non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless in each case, an exemption applies.
While withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our common stock or Warrants, under proposed U.S. Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our common stock. Non-U.S. Holders may have to comply with certification procedures to establish that such Non-U.S. Holders are not United States persons in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Investment in Real Property Tax Act (“FIRPTA”)
Non-U.S. Holders (other than certain non-U.S. pension funds) disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests (referred to as “U.S. real property holding corporation”), are generally subject to taxation under FIRPTA on the gain recognized on the disposition. Because U.S. real property interests do not generally include mortgage loans, we do not expect to be a U.S. real property holding corporation, although we cannot assure you that we will not become one in the future.
Even if we were to become a U.S. real property holding corporation, the FIRPTA tax does not apply to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by Non-U.S. Holders on a sale of our common stock or Warrants would be subject to FIRPTA tax, unless our common stock or Warrants were regularly traded on an established securities market and the Non-U.S. Holder did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. Prospective Non-U.S. Holders of our common stock or Warrants should consult their tax advisors regarding the application and effect of FIRPTA on an investment in us.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax laws, with or without retroactive application, could materially and adversely affect us and our stockholders. We cannot predict how changes in the tax laws might affect us or our stockholders. New legislation, U.S. Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

State, Local and Non-U.S. Taxes
We, and the holders of our common stock or Warrants, may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and holders of our common stock or Warrants may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective holders of our common stock or Warrants should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in us.

PLAN OF DISTRIBUTION
The Selling Stockholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of our common stock or warrants or interests therein on any stock exchange, market or trading facility on which the shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our common stock or Public Warrants or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
one or more underwritten offerings;

•
block trades in which the broker-dealer will attempt to sell the shares of our common stock or Public Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
distributions to their members, partners or shareholders;

•
short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•
directly to one or more purchasers;

•
through agents;

•
broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of common stock or Public Warrants at a stipulated price per share or Public Warrant;

•
a combination of any of the above methods of sale; and

•
any other legally permitted method of sale.

In connection with the sale of shares of our common stock or Public Warrants or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock or Public Warrants in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock or Public Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or Public Warrants to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock or Public Warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of shares of our common stock or Public Warrants offered by them will be the purchase price of shares of our common stock or Public Warrants less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock or Public Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.
The Selling Stockholders also may in the future resell a portion of their shares of our common stock or Public Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act, in any case rather than pursuant to this prospectus.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or Public Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or Public Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, shares of our common stock or Public Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock and Public Warrants offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our common stock or Public Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of our common stock or Public Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of shares of our common stock or Public Warrants by bidding for or purchasing shares of our common stock or Public Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our common stock or Public Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our common stock or Public Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the subscription agreements for the PIPE Investment, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act.
We have agreed to use our commercially reasonable efforts to (i) maintain the continuous effectiveness of this registration statement until all such securities have been disposed of by the Selling Stockholders and (b) file all reports, and provide all customary and reasonable cooperation, necessary to enable the Selling Stockholders to resell the shares of common stock and Public Warrants pursuant to this prospectus or under Rule 144 under the Securities Act (to the extent then available). The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
Selling Stockholders may use this prospectus in connection with resales of shares of our common stock and Public Warrants. This prospectus and any accompanying prospectus supplement or post-effective amendment will identify the Selling Stockholders, the terms of the shares of our common stock or Public Warrants and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or Public Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement or post-effective amendment, the Selling Stockholders will receive all the net proceeds from the resale of shares of our common stock or Public Warrants.
A Selling Stockholder that is an entity may elect to make an in-kind distribution of shares of our common stock or Public Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of our common stock or Public Warrants pursuant to the distribution through a registration statement.
There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock and/or the Public Warrants offered by this prospectus.

SHARES ELIGIBLE FOR FUTURE SALE
Our charter provides that we may issue up to 500,000,000 shares of common stock. We may elect to sell shares in order to raise capital. In addition, as of June 30, 2020, approximately 15,600,000 shares of our common stock are issuable upon the exercise of outstanding warrants to acquire shares of our common stock at an aggregate purchase price of $11.50 per share. Additionally, the Selling Stockholders have an option to purchase up to up to $25.0 million of additional shares of our common stock, which is exercisable during the 365-day period following the consummation of the Business Combination at the Reference Price.
Our common stock is listed on the NYSE under the symbol “BRMK.” No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares of our common stock issued upon the exercise of warrants), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors  —  Risks Related to the Ownership of Our Common Stock” in this prospectus.
For a description of certain restrictions on ownership and transfer of shares of our common stock held by certain of our stockholders, see “Description of Capital Stock and Warrants  —  Restrictions on Ownership and Transfer.”
Equity Incentive Plans
As of August 24, 2020, there are 426,281 shares of common stock subject to outstanding restricted stock units granted under our 2019 Stock Inventive Plan, and there are a total of 4,358,170 additional shares of common stock are available for issuance under the 2019 Stock Incentive Plan. We have filed with the SEC a registration statement on Form S-8 covering the shares of common stock issuable pursuant to the outstanding restricted stock units and other equity awards that we may make under the 2019 Stock Incentive Plan. Accordingly, shares of common stock registered under such registration statement are available for sale in the open market, unless such shares of common stock are subject to Rule 144 restrictions applicable to our affiliates or the lock-up restrictions described below.
Registration Rights
Broadmark Realty provided Trinity Sponsor and the Farallon Entities with certain customary registration rights in connection with the initial public offering of Trinity and the PIPE Investment, respectively. These registration rights are described below.
Registration Rights in favor of Trinity Sponsor
We are parties to a registration rights agreement with Trinity Sponsor, which at the completion of the Business Combination, was the holder of 4,823,640 shares of our common stock and 5,186,676 Company Private Placement Warrants to acquire an additional 5,186,676 shares of our common stock. Pursuant to the registration rights agreement, the holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register the holder’s securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements that we file and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we are not required to register the shares of common stock until termination of the applicable lock-up period described below under “— Lock-up Agreements”. We have registered the resale of the shares issuable upon the exercise of the Company Private Placement Warrants under the Securities Act.
The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities which may arise under the Securities Act.
Trinity Sponsor has advised us that it has distributed all of our shares of common stock and Company Private Placement Warrants that it owned to its members. Such transferees may be entitled to exercise the registration rights granted to Trinity Sponsor, pursuant to the terms of the registration rights agreement.

Registration Rights in favor of the Farallon Entities
Pursuant to the subscription agreements we entered into with the Farallon Entities relating to the PIPE Investment, we granted certain registration rights to the Farallon Entities. Pursuant to the subscription agreements we agreed to file a registration statement with the SEC registering the resale of the 7,174,613 shares of our common stock purchased by the Farallon Entities in the PIPE Investment, the 7,174,613 Public Warrants we issued to the Farallon Entities, and any shares of our common stock issued or issuable pursuant to the exercise of the warrants. In addition, if the Farallon Entities acquire any shares of our common stock upon the exercise of the option issued to them as part of the PIPE Investment, then we are obligated to file a registration statement registering the resale of such shares. We have registered the resale of the shares of common stock and warrants held by the Farallon Entities, as well as the shares issuable upon the exercise of the warrants and the option held by the Farallon Entities. We have agreed to use our commercially reasonable efforts to maintain the continuous effectiveness of a registration statement covering such securities until the securities have been disposed of by the Farallon Entities.
The subscription agreement for the PIPE Investment also provides that we will indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.
Lock-Up Agreements
On the date the Merger Agreement was entered into, certain members of the Predecessor Management Companies, Trinity Sponsor and certain affiliate parties of Trinity Sponsor each entered into a lock-up agreement with B. Riley FBR, Inc., providing that each such holder, during the period commencing on the closing of the Business Combination and continuing until the earlier of (i) one year after the closing date of the Business Combination (which date is November 14, 2020), or (ii) (x) the date on which the last sale price of the Broadmark Realty common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing date of the Business Combination, or (y) the date on which Broadmark Realty completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of our common stock for cash, securities or other property, will not sell, offer to sell, pledge or transfer any of our shares of common stock held by such holder, subject to certain limited exceptions.
Trinity Sponsor has advised us that it distributed all of our shares of common stock that it owned to its members, and that the shares held by the transferees continue to be subject to the terms of the lock-up agreement.

LEGAL MATTERS
Bryan Cave Leighton Paisner LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements. Venable LLP, Baltimore, Maryland, has passed upon the validity of the shares of common stock offered by this prospectus. Gibson, Dunn & Crutcher LLP, New York, New York, has passed upon the validity of the Broadmark Realty warrants offered by this prospectus.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2019 and for the period from November 15, 2019 to December 31, 2019 and the financial statements of the Predecessor Company Group as of December 31, 2018 and for the period from January 1, 2019 to November 14, 2019, and for each of the two years in the period ended December 31, 2018 included in this prospectus and registration statement have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports which are included herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Trinity at December 31, 2018, and for the period from January 24, 2018 (inception) through December 31, 2018, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov. We also make available through our website at www.broadmark.com, our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Written requests for copies of the documents we file with the SEC should be directed to: Broadmark Realty Capital Inc., 1420 Fifth Avenue, Suite 2000, Seattle, Washington 98101, Attn: Corporate Secretary.

INDEX TO FINANCIAL STATEMENTS
Broadmark Realty Capital Inc.
Page
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2020 and December 31, 2019	F-3
Unaudited Condensed Consolidated Statements of Income for the Three and Six Months Ended June 30, 2020 (Successor) and Three and Six Months Ended June 30, 2019 (Predecessor)	F-4
Unaudited Condensed Consolidated Statement of Stockholders’ Equity For The Three and Six Months Ended June 30, 2020 (Successor) and Three and Six Months Ended June 30, 2019 (Predecessor)	F-5
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2020 (Successor) and Six Months Ended June 30, 2019 (Predecessor)	F-7
Notes to Unaudited Condensed Consolidated Financial Statements	F-8
Report of Independent Registered Public Accounting Firm (Predecessor Company Group)	F-29
Report of Independent Registered Public Accounting Firm (Successor)	F-30
Consolidated Balance Sheets as of December 31, 2019 (Successor) and as of December 31, 2018 (Predecessor)	F-31
Consolidated Statements of Income for the Period from November 15, 2019 through December 31,
2019 (Successor) for the Period from January 1, 2019 through November 14, 2019 (Predecessor), for the Year Ended December 31, 2018 (Predecessor), and for the Year Ended December 31, 2017
(Predecessor).
F-32
Consolidated Statements of Members’ Equity for the Period from January 1, 2019 through November 14, 2019 (Predecessor), for the Year Ended December 31, 2018 (Predecessor), and for the Year Ended December 31, 2017 (Predecessor).
F-33
Consolidated Statement of Stockholders’ Equity for the Period from November 15, 2019 through December 31, 2019 (Successor)	F-34
Consolidated Statements of Cash Flows for the Period from November 15, 2019 through
December 31, 2019 (Successor), for the Period from January 1, 2019 through November 14, 2019
(Predecessor), for the Year Ended December 31, 2018 (Predecessor), and for the Year Ended
December 31, 2017.
F-35
Notes to Consolidated Financial Statements	F-36
Trinity Merger Corp.
For the Nine Months Ended September 30, 2019
Condensed Balance Sheet	F-59
Condensed Statements of Operations	F-60
Statements of Changes in Stockholders’ Equity	F-61
Condensed Statements of Cash Flows	F-62
Notes to Condensed Financial Statements	F-63
For the Year Ended December 31, 2018
Report of Independent Registered Public Accounting Firm	F-76
Condensed Balance Sheet	F-77
Condensed Statement of Operations	F-78

Broadmark Realty Capital Inc.
Unaudited Condensed Consolidated Balance Sheets
(dollar amounts in thousands, except share amounts)
	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$217,969	$238,214
Mortgage notes receivable, net	817,319	821,589
Interest and fees receivable	8,986	4,108
Investment in real property, net	3,690	5,837
Intangible assets, net	791	4,970
Goodwill	136,965	131,965
Other assets	4,606	2,046
Total assets	$1,190,326	$1,208,729
Liabilities and Equity
Accounts payable and accrued liabilities	$4,494	$8,415
Dividends payable	7,934	15,842
Total liabilities	$12,428	$24,257
Commitments and Contingencies
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,231,184 and 132,015,635 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	132	132
Preferred stock, $0.001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Additional Paid in Capital	1,211,001	1,209,120
Accumulated deficit	(33,235)	(24,780)
Total equity	1,177,898	1,184,472
Total liabilities and equity	$1,190,326	$1,208,729
See accompanying notes to the unaudited condensed consolidated financial statements

Broadmark Realty Capital Inc.
Unaudited Condensed Consolidated Statements of Income
(dollar amounts in thousands, except share and per share amounts)
	Successor Three Months Ended June 30, 2020	Predecessor Three Months Ended June 30, 2019(2)	Successor Six Months Ended June 30, 2020	Predecessor Six Months Ended June 30, 2019(2)
Revenues
Interest income	$22,180	$23,456	$46,733	$44,079
Fee income	6,890	13,117	14,105	22,277
Total Revenue	29,070	36,573	60,838	66,356
Other Income (Expense):
Change in fair value of optional subscription liabilities	(1,458)	—	3,146	—
Expenses
Impairment:
Loan loss provision	309	297	3,931	73
Operating expenses:
Compensation and employee benefits	3,044	1,925	6,237	3,853
General and administrative	4,500	3,151	6,778	6,241
Total Expenses	7,853	5,373	16,946	10,167
Income before income taxes	19,759	31,200	47,038	56,189
Income tax provision	—	—	—	—
Net income	$19,759	$31,200	$47,038	$56,189
Earnings per common share:(1)
Basic	$0.15	$—	$0.36	$—
Diluted	$0.15	$—	$0.36	$—
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,165,005	—	132,120,290	—
Diluted	132,165,005	—	132,120,290	—

(1)
The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

(2)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to the unaudited condensed consolidated financial statements

Broadmark Realty Capital Inc.
Unaudited Condensed Consolidated Statement of Stockholders’ Equity
(dollar amounts in thousands, except share amounts)
	Preferred		Common stock		Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount			Total
Balances as of December 31, 2019	—	$—	132,015,635	$132	$1,209,120	$(24,780)	$1,184,472
Issuance of shares from vested RSUs	—	—	95,694	—	—	—	—
Net Income	—	—	—	—	—	27,279	27,279
Dividends	—	—	—	—	—	(31,700)	(31,700)
Stock-based compensation expense	—	—	—	—	914	—	914
Balances as of March 31, 2020	—	$—	132,111,329	$132	$1,210,034	$(29,201)	$1,180,965
Issuance of shares from vested RSUs	—	—	119,855	—	—	—	—
Net Income	—	—	—	—	—	19,759	19,759
Dividends	—	—	—	—	—	(23,793)	(23,793)
Stock-based compensation expense	—	—	—	—	967	—	967
Balances as of June 30, 2020	—	$—	132,231,184	$132	$1,211,001	$(33,235)	$1,177,898
See accompanying notes to the unaudited condensed consolidated financial statements

Broadmark Realty Capital Inc.
Unaudited Condensed Consolidated Statement of Stockholders’ Equity
(dollar amounts in thousands, except share amounts)
	Class A Units		Class P Units		Preferred Units		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)
	Units	Amount	Units	Amount	Units(1)	Amount			Total
Balances as of December 31, 2018 (Predecessor)	20,950	$1	50	$—	6,827,701	$684,979	$767	$(637)	$685,110
Contributions	850	200	—	—	796,028	79,535	—	—	79,735
Reinvestments	—	—	—	—	71,086	7,094	—	—	7,094
Net Income	—	—	—	—	—	—	—	24,989	24,989
Distributions	—	—	—	—	—	—	—	(24,134)	(24,134)
Redemptions	—	—	—	—	(133,513)	(13,331)	—	—	(13,331)
Compensation expense related to grant of profits interest	(100)	—	100	—	—	—	734	—	734
Grants of restricted units	150	—	—	—	—	—	134	—	134
Balances as of March 31, 2019 (Predecessor)	21,850	$201	150	$—	7,561,302	$758,277	$1,635	$218	$760,331
Contributions	—	—	—	—	1,441,711	122,414	—	—	122,414
Reinvestments	—	—	—	—	86,222	8,594	—	—	8,594
Net Income	—	—	—	—	—	—	—	31,200	31,200
Distributions	—	—	—	—	—	—	—	(29,125)	(29,125)
Redemptions	—	—	—	—	(227,248)	(22,927)	—	—	(22,927)
Grants of restricted units	—	—	—	—	—	—	170	—	170
Balances as of June 30, 2019 (Predecessor)	21,850	$201	150	$—	8,861,987	$866,358	$1,805	$2,293	$870,657

(1)
The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

(2)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to the unaudited condensed consolidated financial statements

Broadmark Realty Capital Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(dollar amounts in thousands)
	Successor Six Months Ended June 30, 2020	Predecessor Six Months Ended June 30, 2019(1)
Cash flows from operating activities
Net income	$47,038	$56,189
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	(821)	—
Depreciation	36	34
Compensation expense related to grant of profits interest	—	734
Stock-based compensation expense for restricted stock units	1,881	—
Grants of restricted units	—	304
Provision for loan losses	3,931	73
Write down of investment in real property	—	519
Change in fair value of optional subscription liabilities	(3,146)	—
Changes in operating assets and liabilities:
Interest and fees receivable	(4,878)	(4,284)
Deferred income	4,887	—
Change in other assets	(1,385)	(363)
Accounts payable and accrued liabilities	(775)	816
Net cash provided by operating activities	46,768	54,022
Cash flows from investing activities:
Investments in fixed assets	—	(67)
Proceeds from sale of real property	2,213	6,139
Improvements to investments in real property	(66)	(210)
Change in mortgage notes receivable	(5,759)	(132,497)
Net cash provided by (used in) investing activities	(3,612)	(126,635)
Cash flows from financing activities:
Contributions from members	—	203,005
Contributions received in advance	—	15,395
Dividends paid	(63,401)	—
Distributions	—	(36,174)
Redemptions of members	—	(36,258)
Net cash provided by (used in) financing activities	(63,401)	145,968
Net increase in cash and cash equivalents	(20,245)	73,355
Cash and cash equivalents, beginning of period	238,214	112,234
Cash and cash equivalents, end of period	$217,969	$185,589
Supplemental disclosure of non-cash investing and financing activities
Dividends payable	7,934	—
Reinvested distributions	—	15,688
Measurement period adjustment to goodwill and intangible assets	5,000	—

(1)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to the unaudited condensed consolidated financial statements

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Note 1 — Organization and business
Broadmark Realty Capital Inc. (“Broadmark Realty,” “the Company,” “Successor,” “we,” “us” and “our”) is an internally managed commercial real estate finance company that provides secured financing to real estate investors and developers. Broadmark Realty’s objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from its loan portfolio. Broadmark Realty operates in select states that it believes to have favorable demographic trends and provide Broadmark Realty the ability to efficiently access the underlying collateral in the event of borrower default.
On November 14, 2019 (the “Closing Date”), Broadmark Realty Capital Inc., a Maryland corporation (formerly named Trinity Sub Inc.) (“Broadmark Realty”), consummated a business combination (the “Business Combination”) pursuant to an Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among the Company, Trinity Merger Corp. (“Trinity”), Trinity Merger Sub I, Inc. (“Merger Sub I”), Trinity Merger Sub II, LLC (“Merger Sub II” and together with Trinity and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Predecessor Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”). As a result of the Mergers, Merger Sub II and Trinity became wholly owned subsidiaries of Broadmark Realty.
The consolidated subsidiaries of Broadmark Realty after the Business Combination include BRMK Lending, LLC, BRMK Management, Corp., and Broadmark Private REIT Management, LLC. BRMK Lending, LLC originates short-term loans secured by first deed of trust liens on residential and commercial real estate. BRMK Management, Corp. (the “Manager”) manages the underwriting, closing, servicing and disposition of mortgage notes, and performs all general and administrative duties. Broadmark Private REIT Management, LLC (the “Private REIT Manager”) was designed to manage the newly organized Broadmark Private REIT, LLC (the “Private REIT”), an unconsolidated affiliate of the Company that primarily participates in loans originated, underwritten and serviced by a subsidiary of Broadmark Realty.
Broadmark Realty intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with the tax period ending December 31, 2019. Broadmark Realty generally will not be subject to U.S. federal corporate income tax on that portion of its net income that is distributed to stockholders if it distributes at least 90% of its REIT taxable income to its stockholders by prescribed dates and complies with various other requirements. The Company also operates its business in a manner that permits it to maintain an exclusion from registration under the Investment Company Act of 1940. As a REIT, Broadmark Realty may own up to 100% of the stock of one or more taxable REIT subsidiaries (“TRSs”), which may earn income that would not be qualifying income if earned directly by a REIT. Broadmark Realty has a TRS being the Manager and this election applies to the wholly owned subsidiaries of the Company, including the Private Manager.
Unless the context otherwise requires, references to “Broadmark Realty,” the “Company,” “we,” “us” and “our” in the remainder of this report refer to Broadmark Realty and its consolidated subsidiaries after the Business Combination and refer to the Predecessor Company Group for periods prior to the Business Combination.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Note 2 — Summary of significant accounting policies
Basis of Presentation
For periods prior to November 15, 2019, the accompanying consolidated financial statements do not represent the financial position and results of operations of one controlling legal entity, but rather a combination of the historical results of the Predecessor Company Group, which was under common management. Therefore, any reference herein to the Predecessor financial statements is made on a combined basis. For periods from November 15, 2019 on, the accompanying consolidated financial statements represent the consolidated financial statements of the Company, beginning with BRELF II as the accounting acquirer and Successor entity. In addition, as a result of the Business Combination, the consolidated financial statements for periods from November 15, 2019 on, are presented on a new basis of accounting pursuant to Accounting Standards Codification (“ASC”) 805, Business Combinations (refer to Note 3) to reflect BRELF II acquiring the other entities within the Predecessor Company Group and Trinity in the successor period.
The financial information presented in the accompanying unaudited condensed consolidated financial statements has been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for quarterly reports on Form 10-Q and Article 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements and notes include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the condensed consolidated financial position, results of operations and cash flows for the periods presented. These unaudited condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and notes thereto for the year ended December 31, 2019 included in our Annual Report on Form 10-K filed on March 16, 2020 with the SEC (the “Annual Report”). The condensed consolidated balance sheet as of December 31, 2019, included herein, was derived from the audited financial statements of Broadmark Realty Capital Inc. as of that date. The results of the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020, for other interim periods or future years.
The presentation of the Predecessor period has been conformed to the current period’s presentation for the purposes of these consolidated financial statements. Additionally, certain balance sheet captions as of December 31, 2019 have been reclassified to conform to the current period’s presentation.
Principles of Consolidation
For Predecessor period, all intra-entity accounts, balances and transactions have been eliminated in the preparation of the unaudited condensed consolidated financial statements. Beginning November 15, 2019, all significant intercompany accounts, balances and transactions have been eliminated in consolidation. Broadmark Realty consolidates those entities in which it has control over significant operating, financial and investing decisions of the entity, as well as those entities deemed to be variable interest entities (“VIEs”), if any, in which Broadmark Realty is determined to be the primary beneficiary. As of June 30, 2020, Broadmark Realty is not the primary beneficiary of and, therefore, does not consolidate any VIEs.
Certain Significant Risks and Uncertainties
In the normal course of business, we encounter one primary type of economic risk in the form of credit risk. Credit risk is the risk of default on our investment in mortgage notes receivable resulting from a borrower’s inability or unwillingness to make contractually required payments. We believe that the carrying values of our investments reasonably consider this credit risk.
In addition, we are subject to significant tax risks. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal corporate income tax, which could be material.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Broadmark Realty operates in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, we believe that changes in any of the following areas could have a significant negative effect on us in terms of our future financial position, results of operations or cash flows: public health crises, like the novel coronavirus (“COVID-19”) pandemic; competition in our market; the stability of the real estate market and the impact of interest rate changes; changes in government regulation affecting our business; natural disasters and catastrophic events; our ability to attract and retain qualified employees and key personnel; protection of customers’ information and other privacy concerns, among other things.
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates relate to the fair value of financial instruments, such as impaired loans and real property, goodwill and identified intangibles, and warrant liabilities. Accordingly, actual results could differ from those estimates.
Reportable Segments
We operate the business as one reportable segment.
BALANCE SHEET MEASUREMENT
Cash and Cash Equivalents
We consider all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents. We have a cash management sweep account repurchase agreement whereby our bank nightly sweeps cash in excess of $750,000, sells us specific U.S. Government Agency securities and then repurchases them the next day.
We maintain our cash and cash equivalents with financial institutions. At times, such amounts may exceed federally insured limits. As of June 30, 2020 and December 31, 2019, the uninsured cash and cash equivalents balance was $216.4 million and $236.7 million, respectively. There were no restrictions on cash as of June 30, 2020 or December 31, 2019.
Mortgage Notes Receivable
Mortgage notes receivable (referred to herein as “mortgage notes receivable,” “construction loans,” “loans” or “notes”) are classified as held for investment as we have the intent and ability to hold until maturity or payoff and are carried at amortized cost, net of allowance for loan losses, interest reserve, construction holdbacks, deferred origination and extension fees. Mortgage notes receivable that are in contractual default are deemed to be non-performing and are evaluated for impairment. All of our loans are considered collateral dependent, and therefore, non-performing loans are evaluated for impairment based on the fair value of the collateral less estimated costs to sell.
Deferred income represents the amount of our origination and amendment or extension fees that have been deferred and will be recognized in income over the contractual maturity of the underlying loan.
Participations in mortgage notes receivables are accounted for as sales and derecognized from the balance sheet when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) a group of financial assets or a participating interest in an entire financial asset has been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. If the sales do not meet these criteria, the sale of the participation is treated as a secured borrowing.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
As of June 30, 2020, all participations in mortgage notes receivable sold to the Private REIT have achieved sale accounting. There were no participations as of December 31, 2019.
Real property
Real property owned by us consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure or deed in lieu of foreclosure is recorded at fair value at the time of acquisition, which generally approximates the net carrying value of the loan secured by such property. Costs related to acquisition, development, construction and improvements are capitalized. Expenditures for repairs and maintenance are charged to expense when incurred.
As of June 30, 2020 and December 31, 2019, real properties owned by us consist of real estate acquired as a result of foreclosure proceedings on one and two partially completed construction projects, respectively.
Goodwill
Goodwill represents the excess of the consideration paid over the fair value of net assets acquired in connection with the Business Combination in November 2019. Goodwill is not amortized, but rather tested for impairment annually or more frequently if events or changes in circumstances indicate potential impairment. In testing goodwill for impairment, we follow ASC 350, Intangibles — Goodwill and Other, which permits a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill. If the qualitative assessment determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill, then no impairment is determined to exist for the reporting unit. However, if the qualitative assessment determines that it is more likely than not that the fair value of the reporting unit is less than its carrying value including goodwill, the fair value of that reporting units is compared with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, goodwill is considered impaired with the impairment loss equal to the amount by which the carrying value of the goodwill exceeds the implied fair value of that goodwill.
Intangible Assets
As a result of the Business Combination in November 2019, we identified intangible assets in the form of customer relationships. We recorded the intangible assets at fair value at the acquisition date and are amortizing the value of these finite lived intangibles into expense over the expected useful life. Our intangible assets have estimated useful lives of three years.
Fixed Assets
Fixed assets, which are included in other assets in the accompanying unaudited condensed consolidated balance sheets are stated at cost, less accumulated depreciation. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line basis over the estimated useful life of the assets, which ranges from three to seven years.
Other Assets
Other assets primarily consist of prepaid insurance, right-of-use asset and other operating receivables. In connection with the Business Combination, we entered into an arrangement to sublease an operating lease and have recorded a right-of-use asset and a lease liability in the amount of $0.4 million, representing the present value of the remaining payments under the lease discounted based on our incremental borrowing rate as of November 14, 2019. As of June 30, 2020, the right-of-use asset and a lease liability are not significant to the condensed consolidated balance sheet.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities primarily consist of accruals for payments of professional services fees, lease liabilities, warrant liabilities and other operating payables.
INCOME RECOGNITION
Interest Income
Interest income on mortgage notes receivable is accrued based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the mortgage note. Many construction loans provide for minimum interest provisions, under which the contractual rate applies to between 50% and 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold.
Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed, which generally requires consecutive cash payments accompanied by a credit analysis that supports an ability to pay in accordance with the terms of the loan. The accrual of interest is discontinued when we believe, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. Interest previously accrued may be reversed at that time, and such reversal offset against interest income in the condensed consolidated statement of income.
Fee Income
We collect loan origination fees in conjunction with origination. In addition, we charge extension fees in conjunction with modification of the terms of our existing loans. We defer and amortize loan origination fees, direct loan origination costs and loan extension fees over the contractual terms of the loans. The Predecessor Companies did not defer origination fees, direct loan origination costs, and loan extension fees and, rather, recorded origination fees and costs at the time of origination due to the short-term nature of the loans, and the difference is not considered significant.
We charge inspection fees, which we use to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.
Interest and Fees Receivable
Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. In addition, we charge late fees on borrower payments. We monitor each note’s outstanding interest and fee receivables and, based on historical performance, generally write off the balance after a receivable is greater than 60 days past due.
Impairment of Loans
We designate loans as non-performing at such time as (1) the borrower fails to make the required monthly interest-only loan payments; (2) the loan has a maturity default; or (3) in the opinion of management, it is probable we will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer collectible.
The allowance for loan losses reflects our estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased by recording the loan loss provision or recovery in our consolidated statements of income and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.
The asset-specific allowance relates to estimated losses on individual impaired loans. We consider a loan to be impaired when, based upon current information and events, we believe that it is probable that we will be unable to collect all amounts due under the contractual terms of the loan agreement. This assessment is made on a monthly basis on factors such as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. An allowance is established for an impaired loan when the estimated fair value of the collateral is lower than the carrying value of that loan.
For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell in comparison to the carrying value. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. Given the short term nature of our loans, we evaluate the most recent external “as is” appraisal and depending on the age of the appraisal, may order a new appraisal or, where available, will evaluate against existing comparable sales or other pertinent information to estimate the fair value of the collateral for such loans. As of June 30, 2020, all of our allowance for loan losses represents an asset-specific allowance.
EXPENSE RECOGNITION
Operating Expenses
Operating expenses are expensed as incurred. General and administrative expenses primarily consist of professional services, insurance, excise taxes and amortization of intangible assets. During 2020, no commissions were paid to a related party and for the three and six months ended June 30, 2019, commissions paid to a related party were $1.8 and $3.1 million, respectively, which are included in general and administrative expenses.
Share-Based Payments
We follow the accounting guidance for share-based payments which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and non-employee directors. Awards are issued under the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan.
For awards made to our employees and directors, we initially value restricted stock units based on the grant date closing price of our common stock. For awards with periodic vesting, we recognize the related expense on a straight -line basis over the requisite service period for the entire award, subject to periodic adjustments to ensure that the cumulative amount of expense recognized through the end of any reporting period is at least equal to the portion of the grant date value of the award that has vested through that date. We account for forfeitures prospectively as they occur. If there are any modifications or cancellations of the underlying unvested share-based awards, we may be required to accelerate, increase or cancel any remaining unrecognized or previously recorded stock-based compensation expense.
Profit Interests (Predecessor)
The Predecessor Management Companies’ profits interests were accounted for as share-based compensation. The Predecessor Management Companies’ expensed the fair value of profits interests granted to its employees and directors over the period each award vested. Compensation cost was measured using the Black-Scholes model. All unvested profits interests vested at the time of the Business Combination.
Income Taxes (Successor)
We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes (the “Code”). As a REIT, we generally are not subject to U.S. federal

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
income taxes on net income we distribute to our shareholders. We intend to make timely distributions sufficient to satisfy the annual distribution requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regulator corporate tax rates. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property and U.S. federal income and excise taxes on our undistributed income and our TRSs are subject to U.S. federal income taxes.
Income Taxes (Predecessor)
The Predecessor Companies were taxed as partnerships and REITs under provisions of the Code. As such, the tax attributes of the partnerships are included in the individual tax returns of its members for partnerships and not for the Predecessor Company Group and the REIT entities met the qualifications to be taxed as REITs. Accordingly, the accompanying unaudited condensed consolidated statement of income for the three and six months ended June 30, 2019 includes no provision for income taxes for the Predecessor Company Group.
Earnings per Share
We follow the accounting guidance in ASC 260, Earnings Per Share, which requires the use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, net income is first reduced for dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the company and an objectively determinable contractual obligation to share in net losses of the company. The remaining earnings are allocated to common stockholders and participating securities to the extent that each security shares in earnings as if all of the earnings for the period had been distributed. Each total is then divided by the applicable weighted average number of common shares outstanding during the period to arrive at basic earnings per share. For the diluted earnings, the denominator includes all outstanding shares of common stock and all potential shares of common stock assumed issued if they are dilutive.
For purposes of the Predecessor period which includes the financial results of the Predecessor Company Group, we determined that earnings per unit would not be meaningful to the users of this filing, given the different unitholders and members’ equity structures of each individual entity in the Predecessor Company Group.
Recent Accounting Pronouncements
As an emerging growth company, the Jumpstart Our Business Startups Act (“JOBS Act”) permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to use this extended transition period and adopt certain new accounting standards on the private company timeline, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis. We will cease to qualify as an emerging growth company effective December 31, 2020 unless the eligibility standards are modified. Loss of emerging growth company status will result in our losing our reporting exemptions noted above.
In June 2016, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13.
The financial instruments-credit losses guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance, such as loan commitments, standby letters of credit, financial guarantees, and other similar instruments, and net investments in certain leases recognized by a lessor. In addition, the amendments in this update require that credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. We have formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. We expect to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which we adopt the standard. At this time, the impact on our consolidated financial statements is being evaluated. We are required to adopt the standard in the fourth quarter of 2020 for the annual period ending December 31, 2020 unless the requirements are modified.
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The updated guidance requires prospective adoption. We adopted the standard on January 1, 2020 and there was no material impact on our unaudited condensed consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), which (1) adds incremental requirements for entities to disclose (a) the amount of total gains or losses for the period recognized in other comprehensive income that is attributable to fair value changes in assets and liabilities held as of the balance sheet date and categorized within Level 3 of the fair value hierarchy (b) the range and weighted average used to develop significant unobservable inputs and (c) how the weighted average was calculated for fair value measurements categorized within Level of the fair value hierarchy and (2) eliminates disclosure requirements for (a) transfers between Level 1 and Level 2 and (b) valuation processes for Level 3 fair value measurements. We adopted the standard on January 1, 2020 and there was no material impact on our unaudited condensed consolidated financial statements.
Note 3 — Business Combination
As discussed in Note 1, the Company entered into the Merger Agreement with Trinity, the Trinity Parties, the Predecessor Companies and the Predecessor Management Companies. The Business Combination was accounted for in accordance with ASC 805, Business Combinations. The Company determined that BRELF II was the accounting acquirer. As such, the Business Combination culminated in two steps: the merger of the Trinity Parties with and into BRELF II as a recapitalization and simultaneous capital issuance, and the acquisition of 100% of the remaining entities within the Predecessor Company Group by BRELF II. In accordance with ASC 805, the merger of the Trinity Parties into BRELF II was accounted for as a recapitalization and is reflected as the issuance of shares for cash. The acquisition of the remaining entities within the Predecessor Company Group by BRELF II was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting. Cash proceeds from the recapitalization with Trinity Merger Sub I, Inc. were $327.1 million, partially offset by the consent fee paid to holders of the Company’s warrants to purchase one-fourth (1/4th) of one share of our common stock at an exercise price of $2.875 per warrant (the “Public Warrants”) in the aggregate amount of $66.7 million, for net proceeds of $260.4 million. The cash proceeds from the recapitalization with Trinity Merger Sub I, Inc. were used, in part, to pay cash consideration for the acquisition of the Predecessor Company Group and transaction costs (as further described below), leaving approximately $146.9 million remaining.
Separately, the cash and equity consideration transferred per the Merger Agreement was allocated between the legal amounts issued for the recapitalization of BRELF II and the cash and equity issued for the acquisition of the Predecessor Company Group. Given that the Merger Agreement was negotiated at arm’s length and based on the fair value of the entities, the legal consideration best depicted the relative fair

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
value of separating the acquisitions from the recapitalization. The amount of common stock issued in the transaction that was attributable to the recapitalization of BRELF II was $495.5 million, along with $12.7 million of transaction costs, which were recorded as operating expenses and were settled in cash of $11.3 million and common stock of $1.4 million.
Total consideration allocated to the Business Combination under ASC 805 is $581.8 million, which was measured at its acquisition date fair value, consisting of $102.2 million in cash and $479.6 million of the Company common stock. Such amounts are inclusive of seller-transaction costs of $13.5 million, settled by the acquirer at closing in cash of $11.9 million and common stock of $1.6 million.
The purchase price allocation of assets acquired, and liabilities assumed have been recorded at their fair values as of the closing of November 14, 2019, the date of acquisition. The difference between the fair value of net assets acquired, including the value of intangible assets acquired, and the consideration was recorded as goodwill.
The fair values of assets acquired and liabilities assumed by BRELF II on November 14, 2019 are as follows:
Consideration paid:	$(in thousands)
Cash	$102,245
Common stock	479,619
Total consideration paid	$581,864
Assets acquired:
Cash and cash equivalents	88,505
Investment in real property	8,413
Mortgage notes receivable	344,837
Interest and fees receivable	2,743
Intangible assets	1,000
Other assets	174
Total Assets	445,672
Liabilities assumed:
Accounts payable and accrued liability	205
Other liabilities	568
Total Liabilities	773
Net assets acquired	444,899
Goodwill	$136,965
In the first quarter of 2020, based on additional information obtained about facts and circumstances that existed as of November 14, 2019, we recorded a measurement period adjustment to reduce the fair value of intangible assets in the form of customer relationships from $6.0 to $1.0 million. This adjustment increased the preliminary amount of goodwill previously recorded by $5.0 million.
The purchase price for the acquisition was determined based on our expectations of future earnings and cash flows, resulting in the recognition of goodwill. Goodwill predominantly relates to the value of the assembled workforce and intangible assets that do not qualify for separate recognition at the time of the acquisition. Purchased goodwill is deductible for income tax purposes over 15 years.
The fair value of the customer relationships was determined using the replacement cost approach. The cost provides a systematic framework for estimating the value of the intangible asset based on the economic principle of substitution. Under this approach, value is estimated by developing the cost to either replace

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
or reproduce (replicate) the asset as if new. The preliminary useful lives for customer relationships were determined based upon the remaining useful economic lives of the assets that are expected to contribute to future cash flows and approximates between two to five years. Amortization expense is recorded on a straight-line method, refer to Note 6 for further information on the estimated useful lives and amortization related to the acquired intangible assets.
As described above, the Company incurred a total of $26.2 million of transaction-related costs for both the Business Combination and the recapitalization of BRELF II, of which $25.8 million was incurred and expensed in the Predecessor period and $0.4 million was incurred and expensed in the Successor period. Transaction-related expenses are comprised primarily of transaction fees, including legal, finance, consulting, professional fees and other third-party costs. These amounts were recorded as operating expenses in the consolidated statements of income in the periods incurred. At the closing of the transaction in the Successor period, the acquirer directly paid (or repaid to the sellers) the amounts owed for such expenses, settling them in a combination of cash and equity. From the perspective of the Successor entity, the settlement of these amounts by the acquirer at closing were allocated between purchase price for the business combination and recapitalization of BRELF II, using a methodology consistent with the allocation of the overall consideration transferred.
Included within the transaction-related expenses referred to above, is a termination fee of $10.0 million related to the termination of certain referral agreements the Predecessor Management Companies had in place with a related entity, which settled in $7.0 million of cash and $3.0 million of the Company common stock at closing.
Supplemental pro forma financial information
When giving effect to the Business Combination as if it closed on January 1, 2019, there are no material differences between historical revenue and earnings of the Company and results on a pro forma basis, except for the timing of transaction costs and amortization expense related to intangible assets, which would have been incurred as of an earlier date. Refer to Note 6 for the future impact of estimated amortization expense related to acquired intangible assets based on the preliminary fair values and preliminary estimated useful lives.
Note 4 — Mortgage notes receivable
The stated principal amount of loans receivable in our portfolio represents our interest in loans secured by first deeds of trust, security agreements or legal title to real estate located in the United States. Our lending standards require that all mortgage notes receivable be secured by a first deed of trust lien on real estate and that the maximum loan to value ratio (“LTV”) be no greater than 65%. The LTV is calculated on an “as-complete” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. The lending standards also limit the initial outstanding principal balance of the loan to a maximum LTV of up to 65% of the “as-is” appraised value of the underlying collateral as determined by an independent appraiser at the time of the loan origination. Unless otherwise indicated, LTV is measured by the total commitment amount of the loan divided by the “as-completed” appraisal. LTVs do not reflect interim loan activity such as construction draws or interest payments capitalized to loans, or partial repayments of the loan. The maximum amount of a single loan may not exceed 10% of our total assets and the maximum amount to a single borrower may not exceed 15% of our total assets. We consider the maximum LTV a credit quality indicator for the credit quality of a mortgage note receivable.
Mortgage notes receivable are recorded at cost, which represents the carrying value, and interest rates generally range from a fixed annual rate of 10% to 13%. Mortgage notes receivable are considered to be short-term financings, with initial terms ranging from five to 18 months in duration based on the size of the project and expected timeline for completion of construction, which we often elect to extend for several months based on our evaluation of the project. All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.
Mortgage notes receivable are presented net of construction holdbacks, interest reserves, allowance for loans losses and deferred origination and extension fee income in the consolidated balance sheets. The construction holdback represents amounts withheld from the funding of construction loans until we deem construction to be sufficiently completed. The interest reserve represents amounts withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The deferred origination and extension fee income represents amounts that will be recognized over the contractual life of the underlying mortgage notes receivable.
The following table summarizes information pertaining to mortgage notes receivable as of June 30, 2020 and December 31, 2019:
(dollars in thousands)	June 30, 2020	December 31, 2019
Total loan commitments	$1,121,521	$1,101,275
Less:
Construction holdbacks(1)	260,401	253,708
Interest reserves(1)	21,907	18,601
Private REIT participation(2)	6,931	—
Total principal outstanding for our mortgage notes receivable	832,282	828,966
Less:
Allowance for loan losses	6,795	4,096
Deferred fees	8,168	3,281
Mortgage notes receivable, net	$817,319	$821,589

(1)
Includes construction holdbacks of $7.1 million and interest reserves of $0.7 million on participating interests sold to the Private REIT as of June 30, 2020.

(2)
The Private REIT was determined to be a voting interest entity for which we, through our wholly owned subsidiary acting as manager with no equity investment, do not hold a controlling interest in and do not consolidate the Private REIT. Furthermore, the Private REIT participation in loans originated by us meets the characteristics of a participating interest in accordance with ASC 860 and therefore, is treated as a sale of mortgage notes receivable and is derecognized from our unaudited condensed consolidated financial statements.

Non-accrual status
Mortgage notes receivable that are in contractual default are deemed to be non-performing and are evaluated for impairment. Loans can be placed in contractual default status for any of the following reasons: (1) an interest payment is more than 30 days past due; (2) a note matures and the borrower fails to make payment of all amounts owed or extend the loan; or (3) the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from contractual default status if the late interest payments are brought current, the borrower complies with appropriate re-underwriting to extend the note, or additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%. No interest income is recognized on mortgage notes receivable that are in contractual default, unless the interest is paid in cash and collectability of all amounts due is reasonably assured. In addition, in certain instances, where the interest reserve on a current loan has been fully depleted and the interest payment is not expected to be collected from the borrower, we may place a current loan on non-accrual status and recognize interest income on a cash-basis. As of June 30, 2020 and

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2019, the principal outstanding on loans placed on non-accrual status were $177.0 and $32.9 million, respectively. For the three and six months ended June 30, 2020, the average recorded investments in loans placed on non-accrual status were $164.6 and $120.7 million, respectively. For the three and six months ended June 30, 2019, the average recorded investments in loans placed on non-accrual status were $11.0 and $11.1 million, respectively.
Impaired mortgage notes receivable
We evaluate each loan for impairment at least quarterly. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan, at which time, the loan is deemed to be impaired. Placing a loan in contractual default does not in and of itself result in an impairment if we deem it probable that we will ultimately collect all amounts due. If a loan is considered to be impaired, we record an allowance through the provision for loan losses to reduce the carrying value of the loan to the fair value of the collateral less estimated costs to sell, as all of our loans are classified as collateral dependent as repayment is expected solely from the collateral. As of June 30, 2020 and December 31, 2019, the principal outstanding on loans with impairment were $49.5 and $19.8 million, respectively. For the three and six months ended June 30, 2020, the average recorded investments in loans with impairment were $43.8 and $35.8 million, respectively. For the three and six months ended June 30, 2019, the average recorded investments in loans with impairment were $5.2 and $3.4 million, respectively.
The following table summarizes the activity in the allowance for loan losses for the three and six months ended June 30, 2020 and June 30, 2019. All of the allowance for loan losses relates to loans deemed to be impaired.
(dollars in thousands)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Beginning	$7,182	$1,480	$4,096	$1,704
Provision for loan losses (benefits)	309	297	3,931	73
Charge offs	(696)	—	(1,232)	—
Ending	$6,795	$1,777	$6,795	$1,777
Note 5 — Fair value measurements
The following tables present estimated fair values of our financial instruments as of the period indicated, whether or not recognized or recorded in the consolidated balance sheets at the period indicated:
	June 30, 2020		Fair Value Measurements Using
(dollars in thousands)	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
Financial Assets
Cash and cash equivalents	$217,969	$217,969	$217,969	$—	$—
Mortgage notes receivable, net	817,319	817,319	—	—	817,319
Interest and fees receivable	8,986	8,986	—	8,986	—
Investment in real property, net	3,690	3,690	—	—	3,690
Financial Liabilities
Accounts payable and accrued liabilities(1)	$4,494	$4,494	$—	$2,148	$2,346

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
	December 31, 2019		Fair Value Measurements Using
(dollars in thousands)	Carrying Value	Estimated Fair Value	Level 1	Level 2	Level 3
Financial Assets
Cash and cash equivalents	$238,214	$238,214	$238,214	$—	$—
Mortgage notes receivable, net	821,589	821,589	—	—	821,589
Interest and fees receivable	4,108	4,108	—	4,108	—
Investment in real property, net	5,837	5,837	—	—	5,837
Financial Liabilities
Accounts payable and accrued liabilities(1)	$8,415	$8,415	$—	$2,923	$5,492

(1)
Includes the level 3 valuation of the optional subscription liability derivative measured at fair value on a recurring basis.

We follow the accounting guidance in ASC 820, Fair Value Measurements and Disclosures, which requires the categorization of fair value measurement into three broad levels of the fair value hierarchy as follows:
Level 1 — Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The following table sets forth assets and liabilities measured and reported at fair value on a recurring and nonrecurring basis, as well as for which fair value is only disclosed, as of June 30, 2020 and December 31, 2019. All of these fair values are categorized as Level 3. The table also contains information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of June 30, 2020 and December 31, 2019:
	Level 3
(dollars in thousands)	June 30, 2020	December 31, 2019	Valuation technique	Unobservable inputs	Range of inputs
Optional subscription liability(1)	$2,346	$5,492	Valuation model	Refer to Note 7 for assumptions	0 – 5%
Real property(2)	3,690	5,837	Collateral valuations	Discount to appraised value based on comparable market prices	0 – 10%
Non-performing and impaired loans, net of allowance for loan losses(3)	211,467	28,853	Collateral valuations	Discount to appraised value based on comparable market prices	0 – 10%
Total	$217,503	$40,182

(1)
Optional subscription liability derivative measured at fair value on a recurring basis.

(2)
Real estate property is stated at lower of cost or fair value, a non-recurring measurement of fair value.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(3)
Includes non-accrual and impaired loans, net of allowance for loss on loans deemed to be impaired. For our collateral dependent loans, the fair value is based on the fair value less the costs to sell the underlying property. The carrying value of the non-performing and impaired loans, net of the allowance for loan losses, which approximates fair value.

Fair value on a recurring basis
In connection with the Mergers, Trinity Merger Corp. issued $75 million of common stock, along with 7.2 million warrants and an optional subscription of up to $25 million of additional common stock (the “Optional Subscription Liability”) in a private placement transaction with certain entities affiliated with Farallon Capital Management, LLC (“Farallon”), which transaction is described in further detail in Note 11. We account for the Optional Subscription Liability as a derivative and, in accordance with ASC 815, we measure at fair value on a recurring basis. The value of this Optional Subscription Liability is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets. The $3.1 million decrease in value for the six months ended June 30, 2020 was recorded as other income in the accompanying unaudited condensed consolidated statement of income for that period. The Optional Subscription Liability is valued using a lattice model that primarily incorporates observable inputs such as our common stock price, exercise price term of the option and the risk-free rate, however, it also incorporates an assumption for equity volatility based on the volatility of the common stock of comparable public companies. As the result of using unobservable inputs in the valuation, we classify the Optional Subscription Liability as Level 3 within the fair value hierarchy.
Fair value on a nonrecurring basis
Investments in real properties are initially recorded at the acquisition cost less estimated costs to sell, which approximates fair value. Upon transfer from mortgage notes receivable to investment in real estate property, the fair value less costs to sell becomes the new cost for the property. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real properties is based upon the most recent independent third-party appraisals of value discounted based upon our experience with actual liquidation values. These discounts to the appraisals generally range from 0% to 10%. As the result of using unobservable inputs in the valuation, we classify investments in real properties as Level 3 within the fair value hierarchy.
For mortgage notes receivable in contractual default status, fair values are based on the value of the underlying collateral less the costs to sell. At each reporting date, loans in contractual default status are evaluated based upon the most recent independent third-party appraisals of value discounted based upon our experience with actual liquidation values. These discounts to the appraisals generally range from 0% to 10%. As the result of using unobservable inputs in the valuation, we classify investments in real properties as Level 3 within the fair value hierarchy.
Fair value disclosure only
For certain of our financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued liabilities, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short-term maturities.
For mortgage notes receivable in current status, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower. The mortgage notes receivable are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The mortgage notes receivable generally have initial terms ranging between five and 18 months based on the size of the project and expected timeline for completion of construction and may be extended by paying additional fees. Due to the short-term maturity of the mortgage notes receivable, a premium or discount is not relevant and carrying value approximates fair value. As a result of the use of unobservable inputs, including discount rates and third-party appraisals, we classify mortgage notes receivable as Level 3 within the fair value hierarchy.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Note 6 — Goodwill and Intangible Assets
Goodwill
All of our goodwill relates to the Business Combination. As discussed in Note 3, in the first quarter of 2020, we recorded a measurement period adjustment to reduce the preliminary fair value of intangible assets in the form of customer relationships by $5.0 million and increased our preliminary value of goodwill by $5.0 million resulting in $137.0 million of goodwill as of June 30, 2020. As a result of this adjustment to preliminary values, $0.9 million of amortization of intangible assets recorded in 2019 was reversed in the first quarter of 2020.
In accordance with ASC Topic 350, we continuously evaluate the presence of triggering events that require an impairment test. In the first quarter of 2020, we determined that COVID-19 was a triggering event based on the adverse impact on our business and results of operations. Specifically, we noted that COVID-19 and containment measures have contributed to, among other things, adverse impacts on the progress of construction on our borrowers’ projects, the demand for and value of commercial and residential real estate that our borrowers have developed, the creditworthiness of our borrowers and other counterparties, the capital and credit market conditions and potential delays in foreclosure proceedings. We performed a quantitative assessment of our goodwill based on both the market and income approach and determined that, as of March 31, 2020, the fair value of the reporting unit exceeded the carrying value and there was no goodwill impairment. During the second quarter of 2020, we continued to monitor the impact of COVID-19 and determined there were no new triggering events to warrant updating our quantitative assessment of goodwill performed as of March 31, 2020. We will continue to monitor the impact of COVID-19 and will reevaluate the fair value of the reporting unit during our annual assessment in October 2020 or earlier in the case of another triggering event.
Intangible Assets
All of our intangible assets relate to the Business Combination, specifically the value of customer relationships. The following table summarizes the balances of intangible assets as of June 30, 2020:
(dollars in thousands)	Acquired Intangibles
Asset Type
Customer relationships	$1,000
Less: Accumulated amortization	209
Intangible assets, net	$791
The weighted average life remaining of the intangible assets is approximately 2.4 years. Amortization expense for the next three years, based on preliminary valuations and determinations of useful lives, is expected to be as follows:
	Year ended December 31,
(dollars in thousands)	2020	2021	2022
Estimated future intangible amortization expense	$168	$333	$290
Note 7 — Stockholders’ Equity and Members’ Equity
Stockholders’ Equity
The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. Holders of our

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
common stock are entitled to one vote for each share. As of June 30, 2020 and December 31, 2019, there were 132,231,184 and 132,015,635 shares of common stock issued and outstanding, respectively, and no shares of preferred stock issued and outstanding.
As of June 30, 2020 and December 31, 2019 there were 41.7 million Public Warrants and 5.2 million warrants outstanding to acquire one share of our common stock at a price of $11.50 per share outstanding (the “Private Warrants”). In the aggregate, we have outstanding warrants to purchase approximately 15.6 million shares of common stock at a price of $11.50 per whole share.
The liability for the Optional Subscription was $2.3 million as of June 30, 2020 and $5.5 million as of December 31, 2019 and is included in accounts payable and accrued liabilities. Descriptions of the warrants and the Optional Subscription Liability can be found in Note 7 of our audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 16, 2020 with the SEC.
The fair value of the Optional Subscription Liability was estimated using a lattice model in accordance with ASC 820, Fair Value, using the assumptions noted below in the following table. Expected volatility is based on the historical volatility of a peer group of public companies. The risk-free interest rate is based on the US Treasury Constant Maturity curve, commensurate with the time to expiry of warrants.
	As of June 30, 2020	As of December 31, 2019
Expected volatility	64.0%	13.0%
Expected dividend yield	7.6%	7.3%
Expected life (in years)	0.4	0.9
Risk-free interest rate	0.2%	1.6%
Earnings per Share
We present both basic and diluted earnings per share (“EPS”) amounts in our condensed consolidated financial statements. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted EPS reflects the maximum potential dilution that could occur from our outstanding warrants and restricted stock units. We consider two ways to measure dilution to earnings per share: (a) calculate the net number of shares that would be issued assuming any related proceeds are used to buy back outstanding shares (the treasury stock method), or (b) assume the gross number of shares are issued and calculate any related effects on net income available for shareholders, considering participating securities, such as certain unvested restricted stock units which are entitled to nonforfeitable dividends rights (the two-class method). For the period presented within these unaudited condensed consolidated financial statements, the two-class method was deemed to be insignificant. In accordance with GAAP, our policy is to apply the more

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
dilutive methodology upon issuance of such instruments. The table below presents the computation of basic and diluted net income per share of common stock for the three and six months ended June 30, 2020.
(dollars in thousands, except share and per share data):	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Basic Earnings
Net income and Basic Earnings	$19,759	$47,038
Diluted Earnings
Net income and Diluted Earnings	$19,759	$47,038
Number of Shares:
Basic weighted-average shares of common stock outstanding	132,165,005	132,120,290
Shares for warrants and restricted stock units	—	—
Diluted weighted-average shares of common stock outstanding(1)	132,165,005	132,120,290
Earnings Per Share Attributable to common stockholders
Basic	$0.15	$0.36
Diluted	$0.15	$0.36

(1)
We exclude anti-dilutive shares from calculation of weighted-average shares for diluted earnings per share. There were 15.6 million shares related to the Public and Private Warrants and 353,364 shares of unvested restricted stock awards, which are not included in the above calculation of diluted earnings per share because in doing so they would be anti-dilutive.

Members’ Equity (Predecessor)
Members’ Equity is presented on a consolidated basis for the Predecessor Company Group, which includes the consolidated preferred units for the Predecessor Companies and the total consolidated Class A and Class P units for the Predecessor Management Companies. The applicable Predecessor Management Company was the sole common unit holder of the Predecessor Company it managed, and, therefore all common units have been eliminated in the preparation of the condensed consolidated Predecessor Company Group financial statements, as they represent intra-entity balances between entities within the consolidated Predecessor Company Group.
Earnings Per Unit (Predecessor)
We determined that earnings per unit would not be meaningful to the users of these financial statements for the Predecessor period.
Note 8 — Income Taxes
For the Successor period, the Manager has elected to be treated as a TRS and this election applies to the wholly owned subsidiaries of the Manager, including the Private Manager, refer to Note 1 for further discussion. Having TRSs permit us to participate in certain activities from which REITs are generally precluded, as long as these activities meet specific criteria, are conducted within the parameters of certain limitations established by the Code and are conducted in entities which elect to be treated as taxable subsidiaries under the Code. To the extent these criteria are met, we will continue to maintain the qualification as a REIT.
We generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal income tax not to apply to our

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
earnings that we distribute. To the extent that we satisfy this distribution requirement but distribute less than 100% of our net taxable income, we will be subject to U.S. federal income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws.
Our qualification as a REIT also depends on our ability to meet various other requirements imposed by the Code, which relate to organizational structure, diversity of stock ownership, and certain restrictions with regard to the nature of assets and the sources of income. Even if we qualify as a REIT, we may be subject to certain U.S. federal income and excise taxes and state and local taxes on our income and assets. If we fail to maintain our qualification as a REIT for any taxable year, we may be subject to material penalties as well as federal, state, and local income tax on our taxable income at regular corporate rates and we would not be able to qualify as a REIT for the subsequent four full taxable years. As of June 30, 2020 and December 31, 2019, we were in compliance with all REIT requirements.
Based on our evaluation, we concluded that there are no significant uncertain tax positions requiring recognition in our unaudited condensed consolidated financial statements of a contingent tax liability for uncertain tax positions. Additionally, there were no amounts accrued for penalties or interest as of or during the periods presented in the accompanying unaudited condensed consolidated financial statements.
The state and local tax jurisdictions for which we are subject to tax-filing obligations recognize our status as a REIT, and therefore, we generally do not pay income tax in such jurisdictions. We may, however, be subject to certain minimum state and local tax filing fees as well as certain excise or business taxes. Our TRSs are subject to federal, state and local income taxes.
Note 9 — Equity Incentive Plan
Stock Incentive Plan
On November 14, 2019, we established the Broadmark Realty 2019 Stock Incentive Plan (the “Plan”), which allows for the issuance of up to 5,000,000 stock options, stock appreciation rights, restricted stock awards, restricted stock units or other equity-based awards or any combination thereof to the directors, employees, consultants or any other party providing services to us. The Plan is administered by the compensation committee of our board of directors.
As of June 30, 2020 and December 31, 2019, respectively, 4,431,087 and 4,569,378 share awards were available to be issued under the Plan. We awarded 568,913 restricted stock units (RSUs) to employees and directors with grant dates during the Successor period for financial reporting purposes. The RSUs generally vest from one to three years depending on the terms of the specific award other than one RSU grant which vested immediately.
All RSUs awarded will be settled upon vesting in shares of our common stock. If (1) the recipient becomes disabled and the recipient’s employment or service is terminated as a result, (2) the recipient dies during the vesting period, or (3) solely with respect to our Chief Executive Officer and Chief Financial Officer, the recipient’s employment is terminated without cause (as defined in the Plan) in connection with or within 24 months following a change in control (as defined in the Plan), then the vesting of the RSUs will fully accelerate as of the date of termination of employment.
Dividend equivalents are not paid on RSUs granted to executive officers and directors until settlement of those RSUs in shares of our common stock and these are not considered participating securities.
The RSUs granted to non-executive officer employees are considered participating or entitled to receive all dividends and other distributions paid with respect to those unvested shares of common stock, unless determined otherwise by the Compensation Committee.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid will again become available for the issuance of additional awards.
The following table summarizes the activity related to RSUs during 2020:
	Shares	Weighted Average Grant Date Fair Market Value
Unvested RSUs outstanding as of January 1, 2020	334,928	$11.08
Granted	186,759	11.77
Vested	(95,694)	11.08
Unvested RSUs outstanding as of March 31, 2020	425,993
Granted	47,226	9.64
Vested	(119,855)	$11.08
Unvested RSUs outstanding as of June 30, 2020	353,364
For the three and six months ended June 30, 2020, we recognized compensation expense related to RSUs of $1.0 and $1.9 million based on amortizing the fair value of the awards over the service (vesting) period. As of June 30, 2020, there was $3.1 million of net unrecognized compensation cost related to unvested stock-based compensation arrangements. This compensation is recognized on a straight-line basis with over half of the compensation expected to be expensed in the next six months and has a weighted-average recognition period of 1.3 years.
Profits Interests and Equity Compensation (Predecessor)
The Predecessor Company Group expensed the fair value of share-based compensation awards granted to employees and directors over the period each award vests. Compensation cost was measured using the Black-Scholes model. The Predecessor Company Group expensed the fair value of restricted unit awards granted to employees over the period each award vested. There were 150 units granted during the six months ended June 30, 2019 at $11,717 per unit, which were to vest ratably over 48 months. The fair value of restricted unit awards was equal to the fair value of the Predecessor Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. The restricted units were settled as part of the Business Combination and, accordingly, no share-based compensation related to the unit awards was recognized during the three and six months ended June 30, 2020.
Note 10 — Commitments and contingencies
The following table illustrates our contractual obligations and commercial commitments by due date as of June 30, 2020:
(dollars in thousands)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations	$12,076	$647	$1,879	$1,993	$7,557
Construction holdbacks	260,401	230,435	29,966	—	—
Total	$272,477	$231,082	$31,845	$1,993	$7,557
Our commitments and contingencies include usual obligations incurred by real estate lending companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 4. In addition, on March 18, 2020, we signed a new ten-year lease agreement for our Seattle headquarters which is expected to commence in the first or second quarter of 2021 upon completion of tenant improvements.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
From time to time, we are named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, we do not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect our results of operations, financial condition or cash flows.
Concentration Risk
We originate primarily short-term loans secured by first deed of trust liens on residential and commercial real estate located in 13 states and the District of Columbia. Our loan portfolio is also concentrated within ten counties, the largest being Wasatch in Utah. As of June 30, 2020, the top ten counties make up 46.7% of the total committed amount of loans in our total portfolio.
Note 11 — Related party transactions
Private Placement with Farallon
In connection with the Business Combination and concurrently with the execution of the Merger Agreement, the Company entered into certain subscription agreements with affiliates of Farallon Capital Management, L.L.C. (the “Farallon Entities”) for a private placement (the “PIPE Investment”) of the Company’s shares of common stock, pursuant to which the Company issued and sold to the Farallon Entities an aggregate of 7,174,163 shares of common stock for an aggregate purchase price of approximately $75.0 million immediately prior to the consummation of the Business Combination at a price per share equal to $10.45352229 (the “Reference Price”). In addition, pursuant to the subscription agreements, the Farallon Entities have an option to purchase up to $25.0 million of additional shares of common stock, exercisable at the Reference Price during the 365-day period following the consummation of the Business Combination. In connection with the PIPE Investment, the Company issued to the Farallon Entities an aggregate of 7,174,163 Public Warrants. The Farallon Entities received a fee for each warrant equal to the cash payable per each warrant held by unaffiliated Public Warrant holders in connection with the warrant amendment proposal approved as part of the Business Combination, in an amount equal to $1.60. In addition, the Farallon Entities are entitled to cash settle, in whole or in part, the exercise of their option to purchase up to $25.0 million of additional shares of common stock to the extent the delivery of the additional shares to the Farallon Entities would result, together with their affiliates and any other persons whose beneficial ownership of shares of common stock would be aggregated with the Farallon Entities or their affiliates for purpose of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in beneficial ownership in excess of 9.9% of the shares of common stock outstanding immediately after giving effect to such issuance of the shares of common stock. As a result of the PIPE Investment, the Farallon Entities own more than 5% of our outstanding common stock.
The Company also provided the Farallon Entities with certain registration rights in connection with the PIPE Investment, pursuant to which we registered in December 2019 the shares of our common stock, Public Warrants and shares issuable upon exercise of the option and Public Warrants under the Securities Act.
Broadmark Private REIT, LLC
The Private REIT is a private real estate finance company that primarily participates in short-term, first deed of trust loans secured by real estate that are originated, underwritten and serviced by Broadmark Realty Capital Inc. The Private REIT was determined to be a voting interest entity for which we, through our wholly owned subsidiary acting as manager with no equity investment, do not hold a controlling interest in and do not consolidate the Private REIT. Furthermore, the Private REIT participation in loans originated by us meets the characteristics of a participating interest in accordance with ASC 860 and therefore, is treated as a sale of mortgage notes receivable and is derecognized from our unaudited condensed consolidated financial statements. As of June 30, 2020, the Private REIT’s assets under management were approximately $12.4 million.

Broadmark Realty Capital Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
Note 12 — Subsequent events
Dividend Declaration
On July 13, 2020, our board of directors declared a common stock dividend of $0.06 per share for the month of July 2020, which is payable on August 14, 2020 to stockholders of record as of July 31, 2020. On August 10, 2020, our board of directors declared a common stock dividend of $0.06 per share for the month of August 2020, which is payable on September 15, 2020 to stockholders of record as of August 31, 2020.
Loan Portfolio
Subsequent to June 30, 2020, through August 7, 2020, we originated $88.0 million in face amounts of mortgage notes receivable.

Report of Independent Registered Public Accounting Firm
To the Members and the Board of Directors of
Broadmark Realty Capital, Inc. (the “Predecessor Company Group”)
Opinion on the Financial Statements
We have audited the accompanying combined balance sheet of the Predecessor Company Group, as defined in Note 1, (collectively, the “Predecessor”) as of December 31, 2018 and the related combined statements of income, members’ equity, and cash flows for the period from January 1, 2019 to November 14, 2019, and for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2018, and the results of its operations and its cash flows for the period from January 1, 2019 to November 14, 2019 and for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Predecessor’s management. Our responsibility is to express an opinion on the Predecessor’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Predecessor in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Predecessor is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Moss Adams LLP
Everett, Washington
March 16, 2020
We have served as the Predecessor’s auditor since 2019.

Registered Public Accounting Firm
To the Members and the Board of Directors of
Broadmark Realty Capital Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Broadmark Realty Capital Inc. (the “Company” or “Successor”) as of December 31, 2019, the related consolidated statements of income, stockholders’ equity, and cash flows for the period from November 15, 2019 to December 31, 2019 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019, and the consolidated results of its operations and its cash flows for the period from November 15, 2019 to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Moss Adams LLP
Everett, Washington
March 16, 2020
We have served as the Company’s auditor since 2019.

Broadmark Realty Capital Inc.
Consolidated Balance Sheets
(Dollar amounts in thousands, except share amounts)
	Successor December 31, 2019	Predecessor December 31, 2018(1)
Assets
Cash and cash equivalents	$238,214	$112,234
Mortgage notes receivable, net	821,589	589,572
Interest and fees receivable	4,108	2,053
Investment in real property, net	5,837	12,091
Right-of-use assets	518	—
Intangible assets, net	4,970	—
Goodwill	131,965	—
Other Assets	1,528	1,916
Total assets	$1,208,729	$717,866
Liabilities and Equity
Accounts payable and accrued liabilities	$7,897	$1,915
Dividends payable	15,842	6,334
Lease liabilities	518	—
Contributions received in advance	—	24,507
Total liabilities	24,257	32,756
Commitments and Contingencies
Common stock, $0.001 and $0.00 par value, 500,000,000 and 0 shares authorized, 132,015,635 and 0 shares issued and outstanding at December 31, 2019 and 2018	132	—
Preferred Stock and Units, $0.001 and $0.00 par value, 100,000,000 and 0 shares/units authorized, 0 and 6,827,701 shares/units issued and outstanding at December 31, 2019 and 2018	—	684,979
Additional Paid in Capital	1,209,120	767
Retained earnings/(Accumulated deficit)	(24,780)	(637)
Predecessor Equity	—	1
Total equity	1,184,472	685,110
Total liabilities and equity	$1,208,729	$717,866

(1)
Predecessor periods are combined as disclosed in Note 1

See accompanying notes to consolidated financial statements.

Broadmark Realty Capital Inc.
Consolidated Statements of Income
(Dollar amounts in thousands, except share and per share amounts)
	Successor	Predecessor	Predecessor	Predecessor
	Period from November 15, 2019 through December 31, 2019	Period from January 1, 2019 through November 14, 2019(2)	Year Ended December 31, 2018(2)	Year Ended December 31, 2017(2)
Revenues
Interest income	$13,207	$82,225	$58,429	$31,772
Fee income	2,767	32,785	37,417	20,447
Total Revenue	15,974	115,010	95,846	52,219
Expenses
Impairment:
Loan loss provision	—	3,342	1,783	330
Other Expense:
Change in fair value of warrant liabilities	4,924	—	—	—
Operating expenses:
Compensation and employee benefits	2,527	5,554	3,945	1,797
General and administrative	2,843	10,402	8,278	4,704
Transaction costs	367	25,789	—	—
Total Expenses	10,661	45,087	14,006	6,831
Income before income taxes	5,313	69,923	81,840	45,388
Income tax provision	—	—	90	—
Net income	$5,313	$69,923	$81,750	$45,388
Earnings per common share:(1)
Basic	$0.04
Diluted	$0.04
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,111,329
Diluted	132,499,386

(1)
The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

(2)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to consolidated financial statements.

Broadmark Realty Capital Inc.
Consolidated Statements of Members’ Equity
(Dollar amounts in thousands, except unit amounts)
	Class A Units		Class P Units		Preferred Units		Additional Paid in Capital	Retained Earnings (Accumulated Deficit)
	Units	Amount	Units	Amount	Units(1)	Amount			Total
Balances at January 1, 2017 (Predecessor)(3)	11,000	$1	—	$—	—	$250,912	$189	$491	$251,593
Contributions	8,500	—	—	—	—	130,645	—	—	130,645
Reinvestments	—	—	—	—	—	11,951	—	—	11,951
Net Income	—	—	—	—	—	—	—	45,388	45,388
Distributions	—	—	—	—	—	—	—	(46,340)	(46,340)
Redemptions	—	—	—	—	—	(10,913)	—	—	(10,913)
Grants of restricted stock	—	—	—	—	—	—	67	—	67
Balances at December 31, 2017 (Predecessor)(3)	19,500	$1	—	$—	—	$382,595	$256	$(461)	$382,391
Contributions	—	—	—	—	308,426,581	308,426	—	—	308,426
Reinvestments	—	—	—	—	21,477,478	21,478	—	—	21,478
Net Income	—	—	—	—	—	—	—	`81,750	81,750
Distributions	—	—	—	—	—	—	—	(81,926)	(81,926)
Redemptions	—	—	—	—	(27,520,106)	(27,520)	—	—	(27,520)
REIT Conversion, net(2)	—	—	—	—	(295,566,252)	—	—	—	—
Compensation expense related to grant of profits interest	(50)	—	50	—	—	—	259	—	259
Grants of restricted stock	1,500	—	—	—	—	—	252	—	252
Balances as of December 31, 2018 (Predecessor)(3)	20,950	$1	50	$—	6,827,701	$684,979	$767	$(637)	$685,110
Contributions	850	—	—	—	3,563,859	356,386	—	—	356,386
Reinvestments	—	—	—	—	336,366	33,637	—	—	33,637
Net Income	—	—	—	—	—	—	—	69,923	69,923
Distributions	—	—	—	—	—	—	—	(102,204)	(102,204)
Redemptions	—	—	—	—	(1,555,623)	(155,744)	—	—	(155,744)
Compensation expense related to grant of profits interests	(100)	—	100	—	—	—	734	—	734
Compensation expense related to grants of restricted stock units	150	—	—	—	—	—	474	—	474
Balances as of November 14, 2019 (Predecessor)(3)	21,850	$1	150	$—	9,172,303	$919,258	$1,975	$(32,918)	$888,316

(1)
Previous years equity classification differs from current year presentation due to change from prior capital structure. Portions of prior years’ equity have been reclassed to retained earnings to conform with current year presentation. No change to total equity.

(2)
Certain companies of the Predecessor converted to a REIT during 2018 and the previous equity structure was converted.

(3)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to consolidated financial statements.

Broadmark Realty Capital Inc.
Consolidated Statement of Stockholders’ Equity
(Dollar amounts in thousands, except share amounts)
	Preferred		Common stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount	Shares	Amount
Balances as of November 14, 2019 BRELF II, LLC	4,655,758	$467,235	—	$—	$—	$(12,259)	$454,976
Recapitalization of BRELF II, LLC and Broadmark	(4,655,758)	(467,235)	86,118,101	86	794,798	(1,992)	325,657
Consent fee paid to warrant holders	—	—	—	—	(66,679)	—	(66,679)
Issuance of shares in connection with Business Combination	—	—	45,896,534	46	479,573	—	479,619
Issuance of shares from the exercise of warrants	—	—	1000	—	11	—	11
Net Income	—	—	—	—	—	5,313	5,313
Dividends	—	—	—	—	—	(15,842)	(15,842)
Share based compensation expense	—	—	—	—	1,417	—	1,417
Balances as of December 31, 2019 (Successor)	—	$—	132,015,635	$132	$1,209,120	$(24,780)	$1,184,472

See accompanying notes to consolidated financial statements.

Broadmark Realty Capital Inc.
Consolidated Statements of Cash Flows
	Successor	Predecessor	Predecessor	Predecessor
(dollars in thousands)	Period from November 15, 2019 through December 31, 2019	Period from January 1, 2019 through November 14, 2019(1)	Year Ended December 31, 2018(1)	Year Ended December 31, 2017(1)
Cash flows from operating activities
Net income	$5,313	$69,923	$81,750	$45,388
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	1,030	1	1	1
Depreciation	8	111	96	48
Compensation expense related to grant of profits interest	—	734	259	—
Share-based compensation expense for restricted stock units	1,417	—	—	—
Compensation expense related to grant of Class A units	—	474	—	—
Grants of restricted units	—	—	252	67
Provision for loan losses	—	3,342	1,783	330
Gain on sale of real property	—	—	(317)	—
Write down of investment in real property	—	179	—	—
Change in unrealized loss on investments in real property	—	—	167	—
Fair value adjustment to warranty liability	4,924	—	—	—
Changes in operating assets and liabilities:
Change in fees receivable from escrow	—	—	(319)	(395)
Interest and fees receivable	1,908	(5,134)	(882)	1,440
Investment in real property	—	—	—	(51)
Change in other assets	(1,291)	(290)	(2,388)	192
Accounts payable and accrued liabilities	(7,669)	22,158	1,100	938
Net cash provided by operating activities	5,640	91,498	81,502	47,958
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(13,740)	—	—	—
Investments in fixed assets	—	(268)	(261)	(6)
Proceeds from sale of real property	2,577	6,363	6,970	—
Improvements to investments in real property	—	(308)	(1,790)	—
Investments in mortgage notes receivable	(14,729)	(222,178)	(280,569)	(127,790)
Net cash used in investing activities	(25,892)	(216,391)	(275,650)	(127,796)
Cash flows from financing activities:
Proceeds from recapitalization with Trinity Merger Sub	327,056	—	—	—
Contributions from members	—	356,386	308,426	130,645
Contributions received in advance	—	(24,507)	17,137	4,957
Dividends paid	—	—	2,640	1,172
Distributions	(1,992)	(74,900)	(60,448)	(34,327)
Redemptions of members	—	(155,744)	(27,520)	(10,913)
Proceeds from exercise of warrants	11	—	—	—
Consent fee paid to holders of Public Warrants	(66,679)	—	—	—
Net cash provided by financing activities	258,396	101,235	240,235	91,534
Net change in cash and cash equivalents	238,144	(23,658)	46,087	11,696
Cash and cash equivalents, beginning of period	70	112,234	66,147	54,451
Cash and cash equivalents, end of period	$238,214	$88,576	$112,234	$66,147
Supplemental disclosure of non-cash investing and financing activities
Common stock issued in connection with the Business Combination	$479,619	$—	$—	$—
Common stock issued in connection with the Recapitalization of BRELF II	495,496	—	—	—
Common stock issued for transaction expenses in connection with Business Combination and Recapitalization	1,391	—	—	—
Assumption of consent fee liability in connection with the recapitalization with Trinity Merger Sub I, Inc.	66,679	—	—	—
Dividends payable	15,842	—	—	—
Reinvested distributions	—	33,637	21,478	11,951
Mortgage notes receivable converted to real property owned	—	2,046	7,316	5,210

(1)
Predecessor periods are combined as disclosed in Note 1.

See accompanying notes to consolidated financial statements.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Note 1 — Organization and business
Broadmark Realty Capital Inc. (“Broadmark Realty,” “Company”, or “Successor”) is a internally managed commercial real estate finance company that offers short-term, first deed of trust loans, secured by real estate to fund the construction and development of, or investment in, residential or commercial properties. Broadmark Realty’s objective to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from its loan portfolio. Broadmark Realty operates in select states that it believes to have favorable demographic trends, providing more efficient and quicker access to collateral in the event of borrower default.
Broadmark Realty intends to elect to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with the tax period ending December 31, 2019. Broadmark Realty generally will not be subject to U.S. federal corporate income tax on that portion of its net income that is distributed to stockholders if it distributes at least 90% of its REIT taxable income to its stockholders by prescribed dates and complies with various other requirements. The Company also operates its business in a manner that permits it to maintain an exclusion from registration under the Investment Company Act of 1940. See Note 8 for additional information regarding Broadmark Realty’s taxable REIT subsidiaries.
On November 14, 2019 (the “Closing Date”), Broadmark Realty Capital Inc., a Maryland corporation (formerly named Trinity Sub Inc.) (“Broadmark Realty”), consummated a business combination (the “Business Combination”) pursuant to an Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among the Company, Trinity, Trinity Merger Sub I, Inc. (“Merger Sub I”), Trinity Merger Sub II, LLC (“Merger Sub II” and together with Trinity and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV”) and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Predecessor Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”). As a result of the Mergers, Merger Sub II and Trinity became wholly owned subsidiaries of Broadmark Realty.
References to “Broadmark Realty” and “Company,” refer to Broadmark Realty and its consolidated subsidiaries after the Business Combination and refer to the Predecessor Company Group for periods prior to the Business Combination.
Note 2 — Summary of significant accounting policies
Basis of Presentation
For periods prior to November 15, 2019, the accompanying consolidated financial statements do not represent the financial position and results of operations of one controlling legal entity, but rather a combination of the historical results of the Predecessor Company Group, which was under common management. Therefore, any reference herein to the Predecessor financial statements are made on a combined basis. For periods from November 15, 2019 on, the accompanying consolidated financial statements represent the consolidated financial statements of the Company, beginning with BRELF II as the accounting

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
acquirer and successor entity. In addition, as a result of the Business Combination, the consolidated financial statements for periods from November 15, 2019 on, are presented on a new basis of accounting pursuant to Accounting Standards Codification (“ASC”) 805, Business Combinations (refer to Note 3) to reflect BRELF II acquiring the other entities within the Predecessor Company Group and Trinity in the successor period.
The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The presentation of each Predecessor period has been conformed to the current period’s presentation for the purposes of these consolidated financial statements.
Principles of Consolidation
For Predecessor periods prior to November 15, 2019, all intra-entity accounts, balances and transactions have been eliminated in the preparation of the consolidated financial statements. Beginning November 15, 2019, all significant intercompany accounts, balances and transactions have been eliminated in consolidation.
Risks and Uncertainties
In the normal course of business, the Company encounters one primary type of economic risk in the form of credit risk. Credit risk is the risk of default on the Company’s investment in mortgage notes receivable resulting from a borrower’s inability or unwillingness to make contractually required payments. The Company believes that the carrying values of its investments reasonably consider this credit risk.
In addition, the Company is subject to significant tax risks. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to U.S. federal corporate income tax, which could be material.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates relate to the fair value of financial instruments, such as impaired loans and real property, identified intangibles, and derivative instruments. Accordingly, actual results could differ from those estimates.
Reportable Segments
The Company operates the business as one reportable segment.
BALANCE SHEET MEASUREMENT
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of 90 days or less at the date of purchase to be cash equivalents. The Company has a cash management sweep account repurchase agreement whereby its bank nightly sweeps cash in excess of $750,000, sells the Company specific U.S. Government Agency securities and then repurchases them the next day. These amounts were not insured by the Federal Deposit Insurance Corporation. The balance in the sweep account as of December 31, 2019 and December 31, 2018 was $0 and $108.7 million, respectively.
The Company maintains its cash and cash equivalents with financial institutions. At times, such amounts may exceed federally insured limits. As of December 31, 2019, the uninsured cash and cash

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
equivalents balance was $236.7 million. As of December 31, 2018, the uninsured cash and cash equivalents balance was approximately $110.5 million. There were no restrictions on cash at December 31, 2019 or 2018.
Mortgage Notes Receivable
Mortgage notes receivable (referred to herein as “mortgage notes receivable”, “construction loans”, “loans”, or “notes”) are classified as held for investment as the Company has the intent and ability to hold until maturity or payoff and are carried at amortized cost, net of interest reserve, construction holdbacks and deferred origination and extension fees. Mortgage notes receivable that are in default are deemed to be impaired. All of the Company’s loans are considered collateral dependent, and therefore, impaired loans are evaluated for impairment based on the fair value of the collateral less costs to sell.
Deferred income represents the amount of the Company’s origination and amendment or extension fees that have been deferred and will be recognized in income over the contractual maturity of the underlying loan.
The mortgage notes receivables are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The notes generally have terms ranging between 5 and 12 months and may be extended by paying extension fees.
Real property
Real property owned by the Company consists of real estate acquired in settlement of loans. Real estate acquired through foreclosure or deed in lieu of foreclosure is recorded at fair market value at the time of acquisition, which generally approximates the carrying value of the loan secured by such property. Costs related to acquisition, development, construction and improvements are capitalized. Expenditures for repairs and maintenance are charged to expense when incurred.
At December 31, 2019 and December 31, 2018, real properties owned by the Company consists of real estate acquired as a result of foreclosure proceedings on two and three non-performing loans, respectively.
Goodwill
Goodwill at December 31, 2019 represents the excess of the consideration paid over the fair value of net assets acquired in connection with the Business Combination in November 2019. Goodwill is not amortized, but rather tested for impairment annually or more frequently if events or changes in circumstances indicate potential impairment. In testing goodwill for impairment, the Company follows ASC 350, Intangibles — Goodwill and Other, which permits a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill. If the qualitative assessment determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill, then no impairment is determined to exist for the reporting unit. However, if the qualitative assessment determines that it is more likely than not that the fair value of the reporting unit is less than its carrying value including goodwill, the fair value of that reporting units is compared with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, goodwill is considered impaired with the impairment loss equal to the amount by which the carrying value of the goodwill exceeds the implied fair value of that goodwill.
Intangible Assets
As a result of the Business Combination in November 2019, the Company identified intangible assets in the form of customer relationships. The Company recorded the intangible assets at fair value at the acquisition date and will amortize the value of finite lived intangibles into expense over the expected useful life. The Company’s intangible assets have estimated useful lives of between two and five years.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Fixed Assets
Fixed assets, which are included in other assets in the accompanying consolidated balance sheets are stated at cost, less accumulated depreciation. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized. Depreciation is recorded on the straight-line basis over the estimated useful life of the assets, which ranges from three to seven years.
Leases
The Company is the sublessee in an arrangement to sublease an operating lease and, based on the guidance in ASC 842, recorded a right-of-use asset and a lease liability in the amount of $0.5 million, representing the present value of the remaining payments under the lease discounted based on the Company’s incremental borrowing rate. The amount is not significant to the consolidated balance sheets.
Other Assets
Other assets primarily consist of prepaid insurance and other operating receivables.
Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses primarily consist of accruals for payments of legal fees, audit fees, warrant liabilities and other operating payables.
INCOME RECOGNITION
Interest Income
Interest income on mortgage notes receivable is accrued based on contractual rates applied to the principal balance outstanding, unless there is a minimum interest provision in the mortgage note. Many construction loans provide for minimum interest provisions, under which the contractual rate applies to between 50% and 70% of the face amount of the note until the actual outstanding principal exceeds the minimum threshold.
Income recognition is suspended when a loan is designated non-performing and resumes only when the suspended loan becomes contractually current and performance is demonstrated to have resumed. The accrual of interest is discontinued when management believes, after considering collection efforts and other factors, the amount ultimately to be collected will be insufficient to cover the additional interest payments. Interest previously accrued may be reversed at that time, and such reversal offset against in interest income in the consolidated statement of income.
Fee Income
The Company collects loan origination fees in conjunction with origination. The Successor Company defers and amortizes loan origination fees and direct loan origination costs over the contractual terms of the loans. The Predecessor Companies’ did not defer origination fees or costs and, rather, recorded origination fees and costs at the time of origination due to the short-term nature of the loans, the difference is not considered significant.
In addition, the Company charges amendment or extension fees in conjunction with modification of the terms of its existing loans. Consistent with origination fees, the Successor Company defers and amortizes loan amendment and extension fees over the revised contractual term and the Predecessor did not defer and amortize such fees.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The Company charges inspection fees, which the Company uses to hire independent inspectors to report on the status of construction projects. These fees are earned and recognized upon each construction draw request.
Interest and Fees Receivable
Interest on performing loans is accrued and recognized as interest income at the contractual rate of interest, or at the contractual rate of monthly minimum interest. In addition, the Company charges late fees on borrower payments. The Company monitors its outstanding interest and fees receivables and, based on historical performance, generally writes off the balance after a receivable is 60 days past due.
Impairment of Loans
The Company designates loans as non-performing at such time as (i) the borrower fails to make the required monthly interest-only loan payments; (ii) the loan has a maturity default; or (iii) in the opinion of management, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan. Loans are charged off to the allowance for loan losses when the contractual amount is no longer realizable.
The allowance for loan losses reflects management’s estimate of loan losses inherent in the loan portfolio as of the balance sheet date. The allowance is increased or decreased by recording the loan loss provision or recovery in the Company’s consolidated statements of income and is decreased by charge-offs when losses are confirmed through the receipt of assets, such as in a pre-foreclosure sale or upon ownership control of the underlying collateral in full satisfaction of the loan upon foreclosure or when significant collection efforts have ceased. The allowance for loan losses is determined on an asset-specific basis.
The asset-specific allowance relates estimated for losses on individual impaired loans. The Company considers a loan to be impaired when, based upon current information and events, it believes that it is probable that the Company will be unable to collect all amounts due under the contractual terms of the loan agreement. This assessment is made on a monthly basis on factors such as payment status, lien position, borrower financial resources and investment collateral, collateral type, project economics and geographical location as well as national and regional economic factors. An allowance is established for an impaired loan when the estimated fair value of the collateral (for loans that are dependent on the collateral for repayment) is lower than the carrying value of that loan.
For collateral dependent impaired loans, impairment is measured using the estimated fair value of collateral less the estimated cost to sell in comparison to the carrying value. Valuations are performed or obtained at the time a loan is determined to be impaired and designated non-performing, and they are updated if circumstances indicate that a significant change in value has occurred. The Company generally will obtain external “as is” appraisals for loan collateral to estimate the fair value of the collateral for such loans.
EXPENSE RECOGNITION
Operating Expenses
Operating expenses are accrued as the expenses are incurred. Included in general and administrative costs for periods prior to November 15, 2019 are commissions paid to a related party that is not part of the Predecessor Company Group. See Note 11. These commissions totaled $5.7, $4.6 and $2.3 million for the period from January 1, 2019 through November 14, 2019 and the years ended December 31, 2018 and 2017, respectively.
Included in the caption entitled transaction costs within the operating expenses section of the consolidated statements of income are Business Combination related costs that are described in Note 3, Business Combination.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Share-Based Payments
The Company follows the accounting guidance for share-based payments which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and non-employee directors. Awards are issued under the Broadmark Realty Capital Inc. 2019 Stock Incentive Plan.
For awards made to the Company’s employees and directors, the Company initially values restricted stock units based on the grant date closing price of the Company’s common stock. For awards with periodic vesting, the Company recognizes the related expense on a straight-line basis over the requisite service period for the entire award, subject to periodic adjustments to ensure that the cumulative amount of expense recognized through the end of any reporting period is at least equal to the portion of the grant date value of the award that has vested through that date. The Company accounts for forfeitures prospectively as they occur. If there are any modifications or cancellations of the underlying unvested share-based awards, the Company may be required to accelerate, increase or cancel any remaining unrecognized or previously recorded stock-based compensation expense.
Profit Interests (Predecessor)
The Predecessor Management Companies’ profits interests were accounted for as share-based compensation under ASC 718 Compensation- Stock Compensation. The Predecessor Management Companies’ expensed the fair value of profits interests granted to its employees and directors over the period each award vests. Compensation cost was measured using the Black-Scholes model.
Income Taxes
Period from November 15, 2019 through December 31, 2019 (Successor)
The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. As a REIT, the Company generally is not subject to U.S. federal income taxes on net income it distributes to its shareholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to U.S. federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and U.S. federal income and excise taxes on its undistributed income.
Period from January 1, 2019 through November 14, 2019, the years ended December 31, 2018 and 2017 (Predecessor)
The Predecessor Management Companies were taxed as partnerships and REITs under provisions of the Internal Revenue Code. As such, the tax attributes of these companies are included in the individual tax returns of its members for partnerships and not for the Predecessor Company Group. The accompanying consolidated financial statements for the years ended December 31, 2018 and December 31, 2017 and includes $90 thousand and no provision for income taxes for the Predecessor Company Group, respectively.
The Predecessor Company Group has completed its determination of the accounting implications of the Tax Cuts and Jobs Act of 2017 on its tax accruals, and the impact was immaterial to the years ended December 31, 2018 and December 13, 2017 financial statements.
Earnings per Share
ASC 260, Earnings Per Share (“ASC 260”) requires the use of the two-class method of computing earnings per share for all periods presented for each class of common stock and participating security as if all earnings for the period had been distributed. Under the two-class method, net income is first reduced for

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
dividends declared on all classes of securities to arrive at undistributed earnings. During periods of net losses, the net loss is reduced for dividends declared on participating securities only if the security has the right to participate in the earnings of the entity and an objectively determinable contractual obligation to share in net losses of the entity. The remaining earnings are allocated to common stockholders and participating securities to the extent that each security shares in earnings as if all of the earnings for the period had been distributed. Each total is then divided by the applicable weighted average number of common shares outstanding during the period to arrive at basic earnings per share. For the diluted earnings, the denominator includes all outstanding shares of common stock and all potential shares of common stock assumed issued if they are dilutive.
For purposes of the Predecessor period which includes the financial results of the Predecessor Company Group, the Company determined that earnings per unit would not be meaningful to the users of this filing, given the different unitholders and members’ equity structures of each individual entity in the Predecessor Company Group.
Recent Accounting Pronouncements
As an emerging growth company, the Jumpstart Our Business Startups (JOBS) Act permits the Company an extended transition period for complying with new or revised accounting standards affecting public companies. The Company has elected to use this extended transition period and adopt certain new accounting standards on the private company timeline, which means that the Company’s financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.
In June 2016, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), and in 2019 issued ASU 2019-04, which provides codification improvements, and ASU 2019-05, which provides targeted transition relief for entities adopting ASU 2016-13.
ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates: January 1, 2023. The update finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses, leases, and hedging standards.
The financial instruments-credit losses guidance replaces the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (CECL) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to maturity debt securities. It also applies to off-balance sheet credit exposures not accounted for as insurance (loan commitments, standby letters of credit, financial guarantees, and other similar instruments) and net investments in certain leases recognized by a lessor. In addition, the amendments in this Update require credit losses be presented as an allowance rather than as a write-down on available-for-sale debt securities. The Company has formed a CECL committee that is assessing data and system needs in order to evaluate the impact of adopting the new guidance. The Company expects to recognize a one-time cumulative effect adjustment to the allowance for loan losses as of the beginning of the first reporting period in which the Company adopts the standard. At this time, the impact is being evaluated. The Company is required to adopt the standard on or before the year beginning January 1, 2023.
Pronouncements Adopted
In February 2016, FASB issued ASU No. 2016-02, Leases, which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are to be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. A modified retrospective transition approach is required, applying the new standard to all leases existing at

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on January 1, 2019 and used the effective date as the date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. The new standard provides several optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company determined that the adoption of this guidance did not have a material effect on the Company’s results of operations, cash flows and financial condition because the Company is not a party to any material long-term leases.
In August 2016, FASB issued ASU No. 2016 15, Classification of Certain Cash Receipts and Cash Payments, which provides guidance regarding the presentation of certain cash receipts and cash payments in the statement of cash flows, addressing eight specific cash flow classification issues, in order to reduce existing diversity in practice. The Company adopted the pronouncement on January 1, 2018. The adoption of ASC 2016-15 did not have a material impact on the Company’s financial position, results of operations, or cash flows.
In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception, (ASU 2017-11). Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted ASU 2017-11 on January 1, 2019 and the adoption did not have a material impact on the Company’s consolidated financial statements.
Note 3 — Business Combination
As discussed in Note 1, the Company entered into a Merger Agreement with Trinity, the Trinity Parties, the Predecessor Companies and the Predecessor Management Companies. The Business Combination was accounted for in accordance with ASC 805, Business Combinations. The Company determined that BRELF II was the accounting acquirer. As such, the Business Combination culminated in two steps: the merger of the Trinity Parties with and into BRELF II as a recapitalization and simultaneous capital issuance, and the acquisition of 100% of the remaining entities within the Predecessor Company Group by BRELF II. In accordance with ASC 805, the merger of the Trinity Parties into BRELF II was accounted for as a recapitalization and is reflected as the issuance of shares for cash. The acquisition of the remaining entities within the Predecessor Company Group by BRELF II was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting. Cash proceeds from the recapitalization with Trinity Merger Sub I, Inc. were $327.1 million, partially offset by the consent fee paid to holders of public warrants in the amount of $66.7 million, for net proceeds of $260.4 million. The cash

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
proceeds from the recapitalization with Trinity Merger Sub I, Inc. were used, in part, to pay cash consideration for the acquisition of the Predecessor Company Group and transaction costs (as further described below), leaving approximately $146.9 million remaining.
Separately, the cash and equity consideration transferred per the Merger Agreement was allocated between the legal amounts issued for the recapitalization of BRELF II and the cash and equity issued for the acquisition of the Predecessor Company Group. Given that the Merger Agreement was negotiated at arm’s length and based on the fair value of the entities, the legal consideration best depicted the relative fair value of separating the acquisitions from the recapitalization. The amount of common stock issued in the transaction that was attributable to the recapitalization of BRELF II was $495.5 million, along with $12.7 million of transaction costs, which were recorded as operating expenses and were settled in cash of $11.3 million and common stock of $1.4 million.
Total consideration allocated to the Business Combination under ASC 805 is $581.8 million, which was measured at its acquisition date fair value, consisting of $102.2 million in cash and $479.6 million of the Company common stock. Such amounts are inclusive of seller-transaction costs of $13.5 million, settled by the acquirer at closing in cash of $11.9 million and common stock of $1.6 million.
The purchase price allocation of assets acquired, and liabilities assumed have been recorded at their preliminary fair values as of the closing of November 14, 2019, the date of acquisition. The difference between the fair value of net assets acquired, including the value of intangible assets acquired, and the consideration was recorded as goodwill.
The preliminary fair values of assets acquired and liabilities assumed by BRELF II on November 14, 2019 are as follows:
$ (in thousands)
Consideration paid:
Cash	$102,245
Common stock	479,619
Total consideration paid	$581,864
Assets acquired:
Cash and cash equivalents	88,505
Investment in real property	8,413
Mortgage notes receivable	344,837
Interest and fees receivable	2,743
Intangible assets	6,000
Other assets	174
Total Assets	450,672
Liabilities assumed:
Accounts payable and accrued liability	205
Other liabilities	568
Total Liabilities	773
Net assets acquired	449,899
Goodwill	$131,965
The purchase price allocation is preliminary pending final determination of the fair values of certain assets and liabilities. As of December 31, 2019, certain items related to the fair value of intangible assets

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
have not been finalized and may be subject to change as additional information is received. The finalization of these matters and any additional information received that existed as of acquisition date may result in changes to the underlying assets, liabilities and goodwill. These changes may be material. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date.
The purchase price for the acquisition was determined based on the Company’s expectations of future earnings and cash flows, resulting in the recognition of goodwill. The purchase consideration was also allocated to the preliminary fair value of identifiable intangible assets, including $6.0 million to customer relationships.
The preliminary fair value of the customer relationships was determined using the replacement cost approach. The cost provides a systematic framework for estimating the value of the intangible asset based on the economic principle of substitution. Under this approach, value is estimated by developing the cost to either replace or reproduce (replicate) the asset as if new. The preliminary useful lives for customer relationships were determined based upon the remaining useful economic lives of the assets that are expected to contribute to future cash flows and approximates between two to five years. Amortization expense is recorded on a straight-line method.
Goodwill predominantly relates to the value of the assembled workforce and intangible assets that do not qualify for separate recognition at the time of the acquisition. The goodwill is not deductible for income tax purposes.
See Note 6 for further information on the estimated useful lives and amortization related to the acquired intangible assets.
As described above, the Company incurred a total of $26.2 million of transaction-related costs for both the Business Combination and the recapitalization of BRELF II, of which $25.8 million was incurred and expensed in the predecessor period and $0.4 million was incurred and expensed in the successor period. Transaction-related expenses are comprised primarily of transaction fees, including legal, finance, consulting, professional fees and other third-party costs. These amounts were recorded as operating expenses in the consolidated statements of income in the periods incurred. At the closing of the transaction in the successor period, the acquirer directly paid (or repaid to the sellers) the amounts owed for such expenses, settling them in a combination of cash and equity. From the perspective of the Successor entity, the settlement of these amounts by the acquirer at closing were allocated between purchase price for the business combination and recapitalization of BRELF II, using a methodology consistent with the allocation of the overall consideration transferred.
Included within the transaction-related expenses referred to above, is a termination fee of $10.0 million related to the termination of certain referral agreements the Predecessor Management Companies had in place with a related entity, which settled in $7.0 million of cash and $3.0 million of the Company common stock at closing.
Supplemental pro forma financial information
When giving effect to the Business Combination as if it closed on January 1, 2018, there are no material differences between historical revenue and earnings of the Company and results on a pro forma basis, except for the timing of transaction costs and amortization expense related to intangible assets, which would have been incurred as of an earlier date. Refer to Note 6 for the future impact of estimated amortization expense related to acquired intangible assets based on the preliminary fair values and preliminary estimated useful lives.
Note 4 — Mortgage notes receivable
The stated principal amount of loans receivable in the Company’s portfolio represents the Company’s interest in loans secured by first deeds of trust and is presented net of interest reserve, construction reserve holdbacks and deferred origination and extension fee income and allowance for loan losses in the consolidated balance sheets.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The interest reserve holdback represents amounts withheld from the funding of certain mortgage notes receivable for the purpose of satisfying monthly interest payments over all or part of the term of the related note. Accrued interest is paid out of the interest reserve and recognized as interest income at the end of each month. The construction reserve holdback represents amounts withheld from the funding of construction loans until the Company’s management deems construction to be sufficiently completed. The deferred origination and extension fee income represents amounts that will be recognized over the contractual life of the underlying mortgage notes receivable.
The Company’s lending standards require that all mortgage notes receivable be first position liens and that the maximum loan to value ratio be 65%, and prior to funding, all loan packages will include an appraisal by a third-party qualified appraiser. The maximum amount of a single loan may not exceed 10% and the maximum amount to a single borrower may not exceed 15% of the total assets of the Company.
At December 31, 2019, the Company had mortgage notes receivable, net of $821.6 million. This is comprised of the loan balances less interest reserves of $18.6 million, construction reserves of $253.7 million, deferred fee income of $3.3 million and allowance for loan losses of $4.1 million. At December 31, 2018, the Predecessor Company Group had mortgage notes receivable, net outstanding of $589.6 million. This is comprised of the loan balances less of interest reserves of $28.8 million, construction reserves of $278.0 million and allowance for loan losses of $1.7 million, respectively. The mortgage notes receivable are recorded at their cost, which approximate their face amounts, and interest rates generally range from 10% to 13%. The mortgage notes receivable are considered to be short-term financings, with the expectation of repayment generally within 5 to 12 months. All loans require monthly interest only payments. Most loans are structured with an interest reserve holdback that covers the interest payments for most of the initial term of the loan. Once the interest reserve is depleted, borrowers are expected to make their monthly interest payment within 10 days of month end.
Defaulted mortgage notes receivable
Loans can be placed in default status if an interest payment is more than 30 days past due; if a note matures and the borrower fails to extend; or if the collateral becomes impaired in such a way that the ultimate collection of the note is doubtful. A loan can be removed from default status if the late interest payments are brought current; if the borrower complies with appropriate re-underwriting to extend the note; or if additional collateral is provided for the note to provide cash flow or bring the loan to collateral value ratio below 65%.
Non-accrual on defaulted loans and impaired loans
No interest income is reported on mortgage notes receivable that are in default, unless the interest is paid in cash and collectability of all amounts due is reasonably assured. At December 31, 2019 and December 31, 2018, all defaulted and impaired loans were on nonaccrual status and any cash received on these loans was not significant.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The composition of the loan portfolio is as follows:
	Successor	Predecessor
(dollars in thousands)	At December 31, 2019	At December 31, 2018
Current mortgage notes receivable	$796,017	$580,003
Defaulted and impaired loans(1)	32,949	11,273
Outstanding balances for mortgage notes receivable before deferred fees and allowance for loan losses	828,966	591,276
Less:
Deferred fees	3,281	—
Allowance for loan losses	4,096	1,704
Carrying value for mortgage notes receivable	$821,589	$589,572

(1)
Average recorded investment in defaulted and impaired loans was $2.2 million and $2.1 million for the year ended December 31, 2019 and December 31, 2018, respectively.

The following table summarizes the activity in the allowance for loan loss, as of and for the periods indicated. All of the allowance for loan losses relates to loans in default. During the year ended, December 31, 2017, there was provision expense and associated charge-offs of $0.3 million.
(dollars in thousands)	Allowance for loans in default	Total reserves
Beginning January 1, 2018 (Predecessor)	$—	$—
Provision for loan losses	1,783	1,783
Charge offs	(340)	(340)
Recoveries	261	261
Ending December 31, 2018 (Predecessor)	1,704	1,704
Provision for loan losses	3,342	3,342
Charge offs	(452)	(452)
Recoveries	—	—
Ending November 14, 2019 (Predecessor)	4,594	4,594
Beginning November 15, 2019 (Successor)(1)	4,096	4,096
Provision for loan losses	—	—
Charge offs	—	—
Recoveries	—	—
Ending December 31, 2019 (Successor)	$4,096	$4,096

(1)
The balance at November 15, 2019 (Successor) represents the allowance of the acquirer, BRELF II.

Note 5 — Fair value measurements
ASC 820, “Fair Value Measurements and Disclosures”, requires the categorization of fair value measurement into three broad levels of the fair value hierarchy as follows:
Level 1 — Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Level 2 — Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 — Inputs to the valuation methodology are unobservable and significant to the fair value measurement.
The following table sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a recurring and nonrecurring basis, as well as for which fair value is only disclosed, as of December 31, 2019:
(dollars in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Warrant Liability(A)	$—	$—	$5,492
Real property(B)	—	—	5,837
Mortgage notes receivable(C)	—	—	821,589
Total	$—	$—	$832,918

(A)
Warrant liability derivative measured at fair value on a recurring basis.

(B)
Real estate property is measured at lower of cost or market, a non-recurring measurement of fair value.

(C)
Mortgage notes receivable are held at amortized cost. At December 31, 2019, the carrying value of Mortgage notes receivable approximates fair value.

The following table sets forth by level within the fair value hierarchy assets and liabilities measured and reported at fair value on a recurring and nonrecurring basis, as well as for which fair value is only disclosed, as of December 31, 2018:
	Quotes prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant other unobservable inputs (Level 3)
Real estate property(A)	$—	$—	$12,091
Mortgage notes receivable(B)	—	—	589,572
Total	$—	$—	$601,663

(A)
Real estate property is measured at lower of cost or market, a non-recurring measurement of fair value.

(B)
Mortgage notes receivable are held at amortized cost. At December 31, 2018, the carrying value of Mortgage notes receivable approximates fair value.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The following table presents additional information about valuation methodologies and inputs used for assets that are measured at fair value and categorized within Level 3 as of December 31, 2019 and 2018 (amounts in thousands):
Investments	At December 31, 2019	At December 31, 2018	Valuation technique	Unobservable input	Range of inputs
(dollars in thousands)	(Successor)	(Predecessor)
Warrant liability	$5,492	$—	Valuation Model	Equity Volatility	0% – 5%
Mortgage notes receivable	821,589	589,572	Market Comparable	Adjustment to Appraisal Value	0% – 10%
Real property	5,837	12,091	Market Comparable	Adjustment to Appraisal Value	0% – 10%
Total	$832,918	$601,663
Fair value on a recurring basis
In connection with the Mergers, Trinity Merger Corp. issued $75 million of common stock, along with 7.2 million warrants and an optional subscription of up to $25 million of additional common stock (the “Farallon Optional Subscription”) in a private placement transaction with certain entities affiliated with Farallon Capital Management, LLC (“Farallon”). The Company accounts for the Farallon Optional Subscription as a derivative and, in accordance with ASC 815, the Company measures at fair value on a recurring basis. The value of this warrant liability is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet. The initial value was $0.6 million and a $4.9 million increase in value was recorded as other expense in the consolidated statement of income for the period from November 15, 2019 through December 31, 2019. The Farallon Optional Subscription is valued using a pricing model that primarily incorporates observable inputs such as the Company’s common stock price, exercise price term of the option and the risk-free rate, however, it also incorporates an assumption for equity volatility based on the volatility of the common stock of comparable public companies. As the result of the Company using unobservable inputs in the valuation, the Company classifies the Farallon Optional Subscription as Level 3 within the fair value hierarchy.
Fair value on a nonrecurring basis
Investments in real properties are initially recorded at the acquisition cost less estimated costs to dispose, which approximates fair value. Upon transfer from mortgage notes receivable to investment in real estate property, the fair value less costs to sell becomes the new cost for the property. Costs related to acquisition, development, construction and improvements are capitalized. At each reporting date, the fair value of real properties is based upon the most recent independent third-party appraisals of value discounted based upon the Company’s experience with actual liquidation values. These discounts to the appraisals generally range from 0% to 10%. As the result of the Company using unobservable inputs in the valuation, the Company classifies investments in real properties as Level 3 within the fair value hierarchy.
Fair value disclosure only
For certain of the Company’s financial instruments, including cash equivalents, interest and fees receivable, other receivables, accounts payable, and accrued liabilities, which are classified under Level 1 within the fair value hierarchy, the carrying amounts approximate fair value due to their short-term maturities.
For mortgage notes receivable, fair values are based on discounted cash flows considering interest rate risk and creditworthiness of the borrower or, in the case of loans in default, based on the value of the underlying collateral. The mortgage notes receivable are secured by first deeds of trust, security agreements or legal title to real estate located in the United States. The mortgage notes receivable generally have terms ranging between 5 and 12 months and may be extended by paying additional fees. Due to the short-term

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
maturity of the mortgage notes receivable, a premium or discount is not relevant and carrying value approximates fair value. As a result of the use of unobservable inputs, including discount rates and third-party appraisals, the Company classifies mortgage notes receivable as Level 3 within the fair value hierarchy.
Note 6 — Goodwill and Intangible Assets
Goodwill
All of the Company’s goodwill relates to the Business Combination and there have been no changes to the amount recorded for the period from November 15, 2019 through December 31, 2019.
Intangible Assets
All of the Company’s intangible assets, which resulted from purchase accounting for the merger relate to the value of customer relationships and the recorded amounts as of December 31, 2019 consist of the following:
(dollars in thousands)	Acquired Intangibles
Asset Type
Customer relationships	$6,000
Less Accumulated Amortization	1,030
$4,970
The weighted average life remaining of the intangible assets is approximately 2.7 years. Amortization expense for the next three years, based on preliminary valuations and determinations of useful lives, is expected to be as follows:
	Year ended December 31,
(dollars in thousands)	2020	2021	2022
Estimated future intangible amortization expense	$1,728	$1,728	$1,514
Note 7 — Stockholders’ Equity and Members’ Equity
Stockholders’ Equity (Successor)
Common Stock
The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2019, there were 132,015,635 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
PIPE Investment
In connection with, but prior to, the Business Combination and concurrently with the execution of the Merger Agreement, the Company entered into certain subscription agreements (the “PIPE Subscription Agreements”) with Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Four Crossings Institutional Partners V, L.P., and Farallon Capital (AM) Investors, L.P., each an entity affiliated with Farallon Capital Management, L.L.C. (collectively, the “Farallon Entities”), for a private placement (the “PIPE Investment”) of the Company common stock. Pursuant to the PIPE Subscription Agreements, the Company issued and sold to the Farallon Entities $75.0 million of shares of the Company common stock in

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
the aggregate at a price per share equal to the reference price of approximately $10.45 (the “Reference Price”) immediately prior to the consummation of the Business Combination. The PIPE Investment was conditioned on the substantially concurrent closing of the Mergers and other customary closing conditions.
Warrants
Warrant Exchange and Company Warrants:
In connection with, but prior to, the Business Combination, warrant holders that held public warrants of Trinity (the “Trinity Public Warrants”) and private warrants of Trinity (the “Trinity Private Placement Warrants” and, together with the Trinity Public Warrants, the “Trinity Warrants”) approved an amendment (the “Initial Warrant Amendment”) to the terms of Trinity’s warrant agreement (the “Warrant Agreement”). Upon the completion of the Business Combination, (i) the anti-dilution provisions contained in the Warrant Agreement relating to the payment of cash dividends and applicable to both the Trinity Public Warrants and the Trinity Private Placement Warrants were amended; (ii) each of the outstanding Trinity Public Warrants, which entitled the holder thereof to purchase one share of Trinity’s Class A common stock, par value $0.0001 per share (the “Trinity Class A Common Stock”), at an exercise price of $11.50 per share, became exercisable for one-quarter of one share of the Company’s common stock at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), and (iii) each holder of a Trinity Public Warrant received, for each such Trinity Public Warrant (in exchange for the amendment to cash dividend anti-dilutive provision and reduction in the number of shares for which such Trinity Public Warrants were exercisable), a consent fee of $1.60 for a total payment of $66.7 million which was paid upon completion of the Business Combination.
Upon completion of the Business Combination, each outstanding Trinity Public Warrant automatically converted into an equal number of warrants issued by the Company that are publicly traded (the “Company Public Warrants”) and each outstanding Trinity Private Placement Warrant automatically converted into an equal number of warrants issued by the Company that are privately held (the “Company Private Placement Warrants”) and, together with the Company Public Warrants, the “Company Warrants”), and became exercisable on the same terms as were in effect with respect to such Trinity Public Warrants or Trinity Private Placement Warrants, respectively, immediately prior to the Business Combination, as amended by the Initial Warrant Amendment. Pursuant to the Initial Warrant Amendment, a holder of Trinity Public Warrants may not exercise its Trinity Public Warrants for fractional shares of the Company’s common stock and therefore only four Trinity Public Warrants (or a number of Trinity Public Warrants evenly divisible by four) may be exercised at any given time by the holder of Trinity Public Warrants.
The Company Warrants meet each of the requirements for equity classification.
Farallon PIPE Warrants:
In connection with the PIPE Investment, the Company issued 7.2 million warrants to the Farallon Entities in an amount equal to the number of shares of common stock purchased pursuant to the initial $75.0 million investment with the same terms as the Company Public Warrants (“Farallon PIPE Warrants”) and an expiration date of five years following the Business Combination. The 7.2 million Farallon PIPE Warrants are exercisable for approximately 1.8 million shares of common stock in the aggregate.
The Farallon PIPE Warrants meet each of the requirements for equity classification.
Immediately after the closing of the Business Combination, the Company had 34.5 million Company Public Warrants outstanding, 7.2 million Farallon PIPE Warrants and 5.2 million Company Private Placement Warrants outstanding. The publicly traded warrants are listed on the NYSE American LLC (“NYSE Amex”) under the ticker symbol “BRMK WS.”
As of December 31, 2019, there were 34.5 million Company Public Warrants, 7.2 million Farallon PIPE Warrants and 5.2 million Company Private Placement Warrants outstanding to purchase approximately 15.6 million shares of common stock in the aggregate at a price of $11.50 per share.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Farallon Optional Subscription
Additionally, as part of the PIPE Investment, the Farallon Entities have an option to purchase up to $25 million of additional shares of common stock, which will be exercisable during the 365-day period following the consummation of the Business Combination at the Reference Price (the “Farallon Optional Subscription”). The Farallon Entities are entitled to cash settle, in whole or in part, the exercise of the Farallon Optional Subscription, and therefore, the Farallon Optional Subscription does not meet the requirements for equity classification and is assumed to be settled in cash and therefore classified as a liability in the Company’s consolidated balance sheet. The liability for the Farallon Optional Subscription was $0.6 million as of November 15, 2019 and $5.5 million as of December 31, 2019 and is included in accounts payable and accrued liabilities.
The fair value of the warrant liability was estimated using a lattice model in accordance with ASC 820, Fair Value, using the assumptions noted below in the following table. Expected volatility is based on the historical volatility of a peer group of public companies. The risk-free interest rate is based on the US Treasury Constant Maturity curve, commensurate with the time to expiry of warrants.
	As of November 15, 2019	As of December 31, 2019
Expected volatility	12.0%	13%
Expected dividend yield	11.3%	7.3%
Expected life (in years)	1.0	0.9
Risk-free interest rate	1.6%	1.6%
Earnings per Share
The Company presents both basic and diluted earnings per share (“EPS”) amounts in its consolidated financial statements. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding for the period. Diluted EPS reflects the maximum potential dilution that could occur from the Company’s outstanding warrants and restricted stock units. The Company considers two ways to measure dilution to earnings per share: (a) calculate the net number of shares that would be issued assuming any related proceeds are used to buy back outstanding shares (the treasury stock method), or (b) assume the gross number of shares are issued and calculate any related effects on net income available for shareholders, considering participating securities, such as certain unvested restricted stock units which are entitled to nonforfeitable dividends rights (the two-class method). For the period presented within these consolidated financial statements, the two-class method was deemed to be insignificant. As appropriate, the Company’s policy is to apply the more dilutive methodology upon issuance of such instruments. The table below presents the computation of basic and diluted net income per share of common stock for the period from November 15, 2019 through December 31, 2019 (Successor).
Successor
(dollars and shares in thousands except per share amounts):	Period from November 15, 2019 through December 31, 2019
Basic Earnings
Net income and Basic Earnings	$5,313
Diluted Earnings
Net income and Diluted Earnings	$5,313
Number of Shares:
Basic weighted-average shares of common stock outstanding(a)	132,111
Shares for warrants and restricted stock units	388

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Successor
(dollars and shares in thousands except per share amounts):	Period from November 15, 2019 through December 31, 2019
Diluted weighted-average shares of common stock outstanding(b)	132,499
Earnings Per Share Attributable to common stockholders
Basic	$0.04
Diluted	$0.04

(a)
Basic weighted-average shares of common stock outstanding include approximately 96 thousand restricted stock units which were deemed to be granted on November 15, 2019. Such awards were fully vested when granted and are issuable to the holder for no consideration and therefore were included as outstanding for purposes of calculating the number of basic weighted-average shares of common stock outstanding for the successor period.

(b)
The Company excludes anti-dilutive shares from calculation of weighted-average shares for diluted earnings per share. There were 2.4 million shares related to warrants which have a cash settlement feature at the option of the holder, which are not included in the above calculation of diluted earnings per share because in doing so they were anti-dilutive.

Members’ Equity (Predecessor)
Members’ Equity is presented on a consolidated basis for the Predecessor Company Group, which includes the consolidated preferred units for the Predecessor Companies and the total consolidated Class A and Class P units for the Predecessor Management Companies. The applicable Predecessor Management Company (as defined previously) was the sole common unit holder of the Predecessor Company it managed, and, therefore all common units have been eliminated in the preparation of the consolidated Predecessor Company Group financial statements, as they represent intra-entity balances between entities within the consolidated Predecessor Company Group.
Predecessor Companies
Preferred Units of the Predecessor Companies
Effective with certain of the Predecessor Companies REIT elections, the preferred units were exchanged in a reverse split of one unit for each 100 preferred units outstanding. As of December 31, 2018, there were 6,817,701 preferred units outstanding on a consolidated basis for the four Predecessor Companies. After one year, preferred unit holders were permitted to request redemptions from available cash, subject to the applicable gate and the Predecessor Company’s manager’s sole discretion to establish reserves and to determine cash available for redemptions. All redemption requests made in any calendar quarter were paid from available cash on the first day of the subsequent quarter. The actual redemption amount was equal to the unit value in effect at the time of the redemption payment, multiplied by the number of units redeemed by the member. No new mortgages were funded until all outstanding redemption requests from the previous quarters were met subject to the applicable gate and available cash, with the exception of draws on construction loans, which were funded irrespective of outstanding redemption requests. The preferred unit holders of each Predecessor Company had the right by majority vote to replace the manager.
Preferred unit holders of the Predecessor Companies expected to receive a monthly preferred return, per preferred unit held, determined as of the date the distribution of the preferred return was declared. The preferred return was paid out of the fees and other income received. The preferred return was not guaranteed and was only paid monthly to the extent earned by the Predecessor Companies.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Distributions of the Predecessor Companies
The Predecessor Companies made distributions of available cash at the discretion of the manager; however, generally the Predecessor Companies made distributions of preferred return monthly within 15 days after the last day of the previous month. Distributions, when made, were made to and among the members and manager as follows:
(a)   First, to and among all the members any fee -based income (defined as 20% of the loan fee income received from origination points, late fees and renewal fees);
(b)   Second, to and among the members, pro rata in accordance with their preferred units, the unpaid preferred return (for the current month if any, inclusive of the fee -based income) due to each member as of the date of distribution; and
(c)   Thereafter, after deducting expenses, the distribution of residual earnings was as follows:
(i)   Eighty percent (80%) to the preferred unit holder’s pro rata; and
(ii)  Twenty percent (20%) to the manager.
Earnings Per Unit:
The Company determined that earnings per unit would not be meaningful to the users of these financial statements for the Predecessor period.
Note 8 — Income Taxes
For the Successor period, a subsidiary of the Company has elected to be treated as a Taxable REIT Subsidiary (TRS). Having a TRS permits the Company to participate in certain activities from which REITs are generally precluded, as long as these activities meet specific criteria, are conducted within the parameters of certain limitations established by the Code and are conducted in entities which elect to be treated as taxable subsidiaries under the Code. To the extent these criteria are met, the Company will continue to maintain its qualification as a REIT.
The Company generally must distribute annually at least 90% of its net taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal income tax not to apply to the Company’s earnings that it distributes. To the extent that the Company satisfies this distribution requirement but distributes less than 100% of its net taxable income, the Company will be subject to U.S. federal income tax on its undistributed taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax if the actual amount that it pays out to its stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws.
The Company’s qualification as a REIT also depends on its ability to meet various other requirements imposed by the Code, which relate to organizational structure, diversity of stock ownership, and certain restrictions with regard to the nature of assets and the sources of income. Even if the Company qualifies as a REIT, it may be subject to certain U.S. federal income and excise taxes and state and local taxes on our income and assets. If the Company fails to maintain its qualification as a REIT for any taxable year, the Company may be subject to material penalties as well as federal, state, and local income tax on its taxable income at regular corporate rates and the Company would not be able to qualify as a REIT for the subsequent four full taxable years. As of December 31, 2019, the Company was in compliance with all REIT requirements.
Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements of a contingent tax liability for uncertain tax positions. Additionally, there were no amounts accrued for penalties or interest as of or during the periods presented in these consolidated financial statements.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The state and local tax jurisdictions for which the Company is subject to tax-filing obligations recognize the Company’s status as a REIT, and therefore, the Company generally does not pay income tax in such jurisdictions. The Company may, however, be subject to certain minimum state and local tax filing fees as well as certain excise or business taxes. The Company’s TRS is subject to federal, state and local taxes.
The Predecessor was treated as a partnership for U.S. federal, and most applicable state and local income tax purposes. As a partnership, Predecessor was not subject to entity-level federal or state income taxation. Any taxable income or loss generated by Predecessor was passed through to, and included in, the taxable income or loss of its members on a pro rata basis. For any periods in which the Predecessor Companies were a REIT any undistributed earnings would have been subject to federal or state income taxation where applicable.
Note 9 — Equity Incentive Plan
Stock Incentive Plan (Successor)
On November 14, 2019, the Company established the Broadmark Realty 2019 Stock Incentive Plan (the “Plan”), which allows for the issuance of up to 5,000,000 stock options, stock appreciation rights, restricted stock awards, restricted stock units or other equity-based awards or any combination thereof to the directors, employees, consultants or any other party providing services to the Company. The Plan is administered by the compensation committee of the Company’s board of directors.
As of December 31, 2019, 4,569,378 share awards were available to be issued under the Plan after giving effect to the granted RSUs in 2019 for financial reporting purposes for which final legal approvals were completed in February 2020. The Company awarded 430,622 restricted stock units (RSUs) to company executives, the Company’s non-executive Chairman and the Company’s non-executive officer employees with grant dates during the Successor Period for financial reporting purposes. The RSUs awarded vest immediately for one grant, but generally from one to three years depending the terms of the specific award.
All RSUs awarded will be settled upon vesting in shares of Company common stock. If (i) the recipient becomes disabled and the recipient’s employment or service is terminated as a result, (ii) the recipient dies during the vesting period, or (iii) solely with respect to the Company’s Chief Executive Officer and Chief Financial Officer, the recipient’s employment is terminated without Cause (as defined in the Plan) in connection with or within 24 months following a Change in Control (as defined in the Plan), then the vesting of the RSUs will fully accelerate as of the date of termination of employment.
Dividend equivalents will not be paid on RSUs granted to executive officers and directors until settlement of those RSUs in shares of Company common stock and these are not considered participating securities.
The RSU’s granted to non-executive officer employees are considered participating or entitled to receive all dividends and other distributions paid with respect to those unvested shares of Common Stock, unless determined otherwise by the Compensation Committee.
If an award granted under the Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid will again become available for the issuance of additional awards.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The following table summarizes the activity related to RSUs deemed to occur for financial reporting purposes during the period from November 15, 2019 through December 31, 2019 (Successor):
	Shares	Weighted Average Grant Date Fair Market Value
Outstanding at November 15, 2019 (Successor)	—	—
Granted	430,622	$11.08
Vested	(95,694)	$11.08
Forfeited	—	—
Outstanding at December 31, 2019 (Successor)	334,928	$11.08
For the period from November 15, 2019 through December 31, 2019 (Successor), the Company recognized compensation related to RSUs of $1.4 million based on amortizing the fair value of the awards over the service (vesting) period. As of December 31, 2019, there was $2.6 million of net unrecognized compensation cost related to unvested stock-based compensation arrangements. This compensation is recognized on a straight-line basis with over half of the compensation expected to be expensed in the next twelve months and has a weighted-average recognition period of 1.8 years.
Profits Interests and Equity Compensation (Predecessor)
The Predecessor Company Group expensed the fair value of share-based compensation awards granted to its employees and directors over the period each award vests. Compensation cost was measured using the Black-Scholes model. The Predecessor Company Group expensed the fair value of restricted unit awards granted to our employees over the period each award vests. There were 0, 1,500 and 150 units granted during 2017, 2018 and 2019 at $0, $645 and $11,717 per unit, respectively, which vested ratably over 48 months. The fair value of restricted unit awards is equal to the fair value of the Company’s units at the date of grant. The units were valued using an internal model with market inputs available on the date of grant. As of December 31, 2018, there was $0.7 million of total unrecognized compensation cost related to non-vested restricted unit awards. The restricted units were settled as part of the Business Combination and therefore there were no amounts recognized during the period from November 15, 2019 through December 31, 2019 (Successor).
Note 10 — Commitments and contingencies
The Company’s commitments and contingencies include usual obligations incurred by real estate companies in the normal course of business. These include interest reserves and construction holdbacks as disclosed in Note 4. In the opinion of management, these matters will not have a material adverse effect on the Company’s financial position and results of operations.
From time to time, the Company is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. Although there can be no assurance of the outcome of such legal actions, in the opinion of management, the Company does not have a potential liability related to any current legal proceeding or claim that would individually or in the aggregate materially affect its results of operations, financial condition or cash flows.
Concentration Risk
The Company originates primarily short-term commercial and single-family construction and land development mortgage notes receivable secured by first deeds of trust, mortgages or legal title in real property located in 14 states and the District of Columbia. The Company’s loan portfolio is also concentrated within ten counties, the largest being King County, Washington, which comprises the cities of Seattle and Bellevue. As of December 31, 2019, the top ten counties make up 54.6% of the face amount of loans in the Company’s total portfolio.

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
Note 11 — Related party transactions
Predecessor Period
The Predecessor Management Companies performed loan closing and loan servicing for the Predecessor Companies within the Predecessor Company Group. The Predecessor Management Companies received reimbursement of their costs related to performing such services.
Tranceka Capital, LLC (formerly known as Broadmark Capital, LLC and referred to herein as “Tranceka Capital”), a related party not included in the Predecessor Company Group, leased office space, a portion of which was occupied by the Predecessor Management Companies on a month to month basis during the predecessor period. MgCo I reimbursed Tranceka Capital for 80% of the cost of the office lease and for certain other office costs. Subsequent to the Business Combination, the Company assumed the lease from Tranceka Capital.
Under Financial Advisory/Investment Banking Agreements between Tranceka Capital and certain of the Predecessor Management Companies, Tranceka Capital provided services to the applicable Predecessor Management Company related to raising capital for the applicable Predecessor Company. Under these agreements, Tranceka Capital was paid a commission from the Company of 1% in the month capital was raised, and after 12 months also received a “tail” commission of 0.5% per year, payable in quarterly installments. These agreements terminated on November 14, 2019.
Note 12 — Selected Quarterly Financial Data (Unaudited)
The following table sets forth the selected quarterly financial data for the Company.
	For the Period from November 15 to December 31,	For the Period from October 1 to November 14,	For the Quarters Ended September 30,	For the Quarters Ended June 30,	For the Quarters Ended March 31,
(dollars and shares in thousands except per share amounts)	Successor	Predecessor
2019:
Revenue	$15,974	$14,073	$34,581	$36,573	$29,783
Net income	5,313	(12,125)	25,856	31,202	24,990
Earnings per common share data:
Earnings per share
Basic and diluted	$0.04	$—	$—	$—	$—
Weighted average number of common shares:
Basic	132,111	—	—	—	—
Diluted	132,499	—	—	—	—

Broadmark Realty Capital Inc.
Notes to Consolidated Financial Statements
The consolidated statements of income prior to November 14, 2019 represented the activity of the Predecessor. The Company determined that earnings per unit would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.
	For the Quarters Ended
(dollars in thousands)	December 31,	September 30,	June 30,	March 31,
	Predecessor
2018:
Revenue	$28,972	$28,027	$21,500	$17,348
Net income	24,290	24,520	18,438	14,503
Note 13 — Subsequent events
Dividend Declaration
On January 10, 2020, the Company’s board of directors declared a common stock dividend of $0.08 per share of for the month of January 2020, which was paid on February 14, 2020 to stockholders of record as of January 31, 2020.
On February 18, 2020, the Company’s board of directors declared a common stock dividend of $0.08 per share of for the month of February 2020, which was paid on March 13, 2020 to stockholders of record as of February 28, 2020.
On March 10, 2020, the Company’s board of directors declared a common stock dividend of $0.08 per share of for the month of March 2020, which is payable on April 13, 2020 to stockholders of record as of March 31, 2020.
Subsequent to December 31, 2019 through March 16, 2020, the Company originated and/or refinanced 18 mortgage notes receivable with a total commitment of $100.9 million.
Private REIT
In March 2020, the Company formed a newly organized real estate finance company called Broadmark Private REIT, LLC (the “Private REIT”) that primarily participates in short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties located in the United States that are originated, underwritten and serviced by a subsidiary of the Company. The Private REIT will be managed by Broadmark Private REIT Management, LLC, a subsidiary of the Company. Similar to the Company, the Private REIT’s investment objective is to provide attractive risk-adjusted returns primarily through origination fees and income primarily generated from its real estate loan portfolio. The Private REIT expects to elect to qualify as a REIT commencing with its initial taxable year of 2020.

TRINITY MERGER CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2019 (unaudited)	December 31, 2018 (audited)
Assets
Current Assets
Cash	$148,499	$650,629
Prepaid expenses	74,094	47,730
Cash and marketable securities held in Trust Account	360,197,326	—
Total Current Assets	360,419,919	698,359
Cash and marketable securities held in Trust Account	—	355,633,275
Total Assets	$360,419,919	$356,331,634
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,496,840	$130,814
Income taxes payable	5,146	36,021
Promissory note — related party	1,000,000	—
Total Current Liabilities	4,501,986	166,835
Deferred underwriting fee payable	15,525,000	15,525,000
Total Liabilities	20,026,986	15,691,835
Commitments
Common stock subject to possible redemption, 32,131,082 and 32,572,779 shares at redemption value at September 30, 2019 and December 31, 2018, respectively	335,392,928	335,639,798
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 2,368,918 and 1,927,221 issued and outstanding (excluding 32,131,082 and 32,572,779 shares subject to possible redemption) at September 30, 2019 and December 31, 2018, respectively	237	193
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	863	863
Additional paid-in capital	2,100,741	1,853,915
Retained earnings	2,898,164	3,145,030
Total Stockholders’ Equity	5,000,005	5,000,001
Total Liabilities and Stockholders’ Equity	$360,419,919	$356,331,634
 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Nine Months Ended September 30, 2019	For the Period from January 24, 2018 (inception) through September 30, 2018
Formation and operating costs	$5,050,505	$406,603
Loss from operations	(5,050,505)	(406,603)
Other income:
Interest income on marketable securities held in Trust Account	6,119,764	2,596,644
(Loss) income before provision for income taxes	1,069,259	2,190,041
Provision for income taxes	(1,316,125)	(524,295)
Net (loss) income	$(246,866)	$1,665,746
Weighted average shares outstanding of Class A common stock	34,500,000	34,500,000
Basic and diluted net income per share, Class A	$0.13	$0.07
Weighted average shares outstanding of Class B common stock	8,625,000	8,625,000
Basic and diluted net loss per share, Class B	$(0.56)	$(0.10)
 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(814)	(814)
Balance – March 31, 2018 (unaudited)	—	—	8,625,000	863	24,137	(814)	24,186
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	325,116,319	—	325,119,769
Sale of 12,350,000 Private Placement Warrants	—	—	—	—	12,350,000	—	12,350,000
Common stock subject to redemption	(32,587,602)	(3,259)	—	—	(332,931,834)	—	(332,935,093)
Net income	—	—	—	—	—	441,139	441,139
Balance – June 30, 2018 (unaudited)	1,912,398	191	8,625,000	863	4,558,622	440,325	5,000,001
Change in value of common stock subject to possible redemption	6,974	1	—	—	(1,225,422)	—	(1,225,421)
Net income	—	—	—	—	—	1,225,421	1,225,421
Balance – September 30, 2018 (unaudited)	1,919,372	$192	8,625,000	$863	$3,333,200	$1,665,746	$5,000,001
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2019	1,927,221	$193	8,625,000	$863	$1,853,915	$3,145,030	$5,000,001
Change in value of common stock subject to possible redemption	18,983	2	—	—	(1,358,659)	—	(1,358,657)
Net income	—	—	—	—	—	1,358,657	1,358,657
Balance – March 31, 2019 (unaudited)	1,946,204	195	8,625,000	863	495,256	4,503,687	5,000,001
Change in value of common stock subject to possible redemption	135,944	13	—	—	(41,227)	—	(41,214)
Net income	—	—	—	—	—	41,214	41,214
Balance – June 30, 2019 (unaudited)	2,082,148	208	8,625,000	863	454,029	4,544,901	5,000,001
Change in value of common stock subject to possible redemption	286,770	29	—	—	1,646,712	—	1,646,741
Net loss	—	—	—	—	—	(1,646,737)	(1,646,737)
Balance – September 30, 2019 (unaudited)	2,368,918	$237	8,625,000	$863	$2,100,741	$2,898,164	$5,000,005
 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30, 2019	For the Period from January 24, 2018 (inception) Through September 30, 2018
Cash Flows from Operating Activities:
Net (loss) income	$(246,866)	$1,665,746
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(6,119,764)	(2,596,644)
Changes in operating assets and liabilities:
Income tax receivable	—	(25,705)
Prepaid expenses	(26,364)	(66,169)
Accounts payable and accrued expenses	3,366,026	156,465
Income taxes payable	(30,875)	—
Net cash used in operating activities	(3,057,843)	(866,307)
Cash Flow from Investing Activities:
Investment of cash in Trust Account	—	(351,900,000)
Cash withdrawn from Trust Account	1,555,713	550,250
Net cash provided by (used in) investing activities	1,555,713	(351,349,750)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	341,550,000
Proceeds from sale of Private Placement Warrants	—	12,350,000
Proceeds from promissory note – related party	1,000,000	213,000
Repayment of promissory note – related party	—	(213,000)
Payment of offering costs	—	(905,231)
Net cash provided by financing activities	1,000,000	353,019,769
Net Change in Cash	(502,130)	803,712
Cash – Beginning of the period	650,629	—
Cash – End of the period	$148,499	$803,712
Supplemental cash flow information:
Cash paid for income taxes	$1,347,000	$550,250
Supplemental disclosure of non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$332,485,331
Change in value of common stock subject to possible redemption	$(246,870)	$1,675,183
Deferred underwriting fee charged to additional paid in capital	$—	$15,525,000
 The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
See Notes to Consolidated Financial Statements.

TRINITY MERGER CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2019
(Unaudited)
Note 1 — Description of Organization and Business Operations
Trinity Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company is focusing its search on acquiring an operating company or business with a real estate component (such as a business within the hospitality, lodging, gaming, real estate or property services, or asset management industries). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The Company’s subsidiaries are comprised of Trinity Sub Inc., a Maryland corporation and wholly-owned subsidiary of the Company (“PubCo”), Trinity Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub I”) and Trinity Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of PubCo (“Merger Sub II”).
On January 26, 2018, the Company received an initial capital contribution (see Note 5) and entered into a promissory note agreement (see Note 5) with HN Investors LLC, a Delaware limited liability company (the “Sponsor”). On May 17, 2018, the Company closed its initial public offering (“Initial Public Offering”) with the sale of 34,500,000 units (each a “Unit” and collectively the “Units”), generating gross proceeds of $345,000,000, as described in Note 4. All activity through September 30, 2019 relates to the Company’s formation, its Initial Public Offering and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the Initial Public Offering.
On August 9, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) to effect a business combination with PubCo, Merger Sub I and Merger Sub II; PBRELF I, LLC, BRELF II, LLC, BRELF III, LLC and BRELF IV, LLC, each a Washington limited liability company (collectively, the “Broadmark Companies”); and Pyatt Broadmark Management, LLC, Broadmark Real Estate Management II, LLC, Broadmark Real Estate Management III, LLC and Broadmark Real Estate Management IV, LLC, each a Washington limited liability company (collectively, the “Management Companies” and, together with the Broadmark Companies, the “Broadmark Group”) (see Note 6).
The Company has until November 17, 2019 (or December 17, 2019, if the Extension (as defined below) is approved and becomes effective) to consummate a Business Combination (see Note 9).
Note 2 — Liquidity and Going Concern
As of September 30, 2019, the Company had $148,499 in its operating bank accounts, $360,197,326 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $4,279,393. As of September 30, 2019, approximately $8,297,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the earlier of the consummation of a Business Combination or November 17, 2019 (or December 17, 2019, if the Extension (as defined below) is approved by the Company’s stockholders and becomes effective), the scheduled liquidation date (see Note 9). These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Note 3 — Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 15, 2019, which contains the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2019, cash equivalents, comprised of U.S. Treasury Bills, amounted to $360,196,236. The Company did not have any cash equivalents as of December 31, 2018.
Cash and Marketable Securities Held in Trust Account
At September 30, 2019, assets held in the Trust Account were comprised of $1,090 in cash and $360,196,236 in U.S. Treasury Bills. At December 31, 2018, assets held in the Trust Account were comprised of $4,285 in cash and $355,628,990 in U.S. Treasury Bills. During the nine months ended September 30, 2019, we withdrew approximately $1,556,000 of interest income to pay for our franchise and income taxes.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The common stock subject to possible redemption will be based on the requirement that the Company may not redeem publicly owned shares in an amount that would cause the Company’s net tangible assets be less than $5,000,001 upon consummation of a Business Combination (so that it is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirements which may be contained in the agreement related to the Company’s Business Combination. Accordingly, at September 30, 2019 and December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet.

Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $19,880,231were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Fair Value of Financial Instruments
Fair value is determined under the guidance of ASC 820, “Fair Value Measurements,” is a market-based measurement and is determined based on the assumptions that market participants would use in pricing an asset or liability. The GAAP valuation hierarchy is based upon the transparency of using observable inputs and unobservable inputs in order to value the assets and liabilities inputs as of the measurement date. The three levels are defined as follows:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).
Revenue Recognition
The Company recognizes interest income when earned, typically on a monthly basis. The interest income is reinvested in the Trust Account, less money released to the Company to pay its franchise and income taxes.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2019 and December 31, 2018, the Company has a deferred tax asset of approximately $1,090,400 and $0, respectively, which had a full valuation allowance recorded against it of approximately $1,090,400 and $0, respectively.
The Company’s currently taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and nine months ended September 30, 2019, the Company recorded income tax expense of $375,168 and $1,316,125, respectively, primarily related to interest income earned on the Trust Account. The Company’s effective tax rate for the three and nine months ended September 30, 2019 was approximately (29.5%) and 123.1%, which differs from the expected income tax rate due to the start-up costs (discussed above) which are not currently deductible.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. As of September 30, 2019 and December 31, 2018, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 46,850,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s condensed consolidated statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
Note 4 — Initial Public Offering
The registration statement for the Company’s Initial Public Offering was declared effective on May 14, 2018. On May 17, 2018, the Company closed its the Initial Public Offering of 34,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000. Each Unit consists of one share of Class A common stock (the “Public Shares”) and one redeemable warrant (each a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 7).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,350,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”)

at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s Sponsor, generating total gross proceeds of $12,350,000 (see Note 5).
In connection with the closing of the Initial Public Offering on May 17, 2018, an amount of $351,900,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account (the “Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Offering costs amounted to $19,880,231, consisting of $3,450,000 of underwriting fees, $15,525,000 of deferred underwriting fees (see Note 6) and $905,231 of other costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The holders of the Public Shares (the “public stockholders”) will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the Public Shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination by November 17, 2019 (the “Combination Period”), unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered (other than the independent public accountants) or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 5 — Related Party Transactions
Founder Shares
On January 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.001 (“Class B common stock”) for an aggregate price of $25,000. The

Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 7. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the initial stockholders to the extent that the over-allotment option from the Initial Public Offering was not exercised in full by the underwriter so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to exercise their over-allotment option in full, 1,125,000 Founder Shares are no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,350,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $12,350,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On January 26, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of June 30, 2018 or the completion of the Initial Public Offering. The Company borrowed $213,000 under the Note, which was repaid at the closing of the Initial Public Offering on May 17, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

Promissory Note — Related Party
On August 9, 2019, the Company entered into a promissory note with the Sponsor for an aggregate principal amount of $1,000,000. Proceeds will be used to pay the Company’s Business Combination transaction expenses. The promissory note is payable at the earlier of the closing of a Business Combination and the liquidation of Company prior to the consummation of the Company’s initial Business Combination. At September 30, 2019, $1,000,000 was outstanding under the promissory note.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on May 14, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the three and nine months ended September 30, 2019, the Company incurred $30,000 and $90,000 of administrative service fees, respectively. For the three months ended September 30, 2018 and for the period from January 24, 2018 (inception) through September 30, 2018, the Company incurred $30,000 and $45,000 of administrative service fees. At September 30, 2019 and December 31, 2018, $5,000 of such fees is included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets.
Note 6 — Commitments and Contingencies
Registration Rights
Pursuant to a registration rights agreement entered into on May 14, 2018, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The underwriter was paid a cash underwriting discount of one percent (1.0%) of the gross proceeds of the Initial Public Offering, or $3,450,000. In addition, the underwriter is entitled to a deferred fee of four and one-half percent (4.5%) of the gross proceeds of the Initial Public Offering, or $15,525,000. The deferred fee will be paid in cash to the underwriter upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Merger Agreement
On August 9, 2019, the Company entered into the Merger Agreement to effect a business combination with PubCo, Merger Sub I and Merger Sub II, the Broadmark Companies and the Management Companies.
The Broadmark Group is a commercial real estate finance group based in Seattle, Washington. Its primary business is originating short-term, first deed of trust construction, land and development, or “CLD,” loans, which are loans secured by real estate to fund the construction and development of, or investment in, residential or commercial properties.
Upon the terms and subject to the conditions set forth in the Merger Agreement, the parties thereto intend to enter into a business combination pursuant to which (i) Merger Sub I will merge with and into the Company, with the Company being the surviving entity of such merger, (ii) immediately following such merger, each of the Broadmark Companies will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger, and (iii) immediately following such merger, each of the Management Companies will merge with and into the Company, with the Company being the surviving entity of such merger. As a result of the business combination, Merger Sub II and the Company will become wholly owned subsidiaries of PubCo.
Upon consummation of the business combination, PubCo will be renamed Broadmark Realty Capital Inc. and will become a new publicly traded company. It is expected that Broadmark Realty Capital Inc., which as noted above will be incorporated in Maryland, will qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. In connection with the transaction, Broadmark Realty Capital Inc. intends to apply for registration of its securities on the New York Stock Exchange, Inc. under a new ticker symbol.
Each share of the Company’s common stock issued and outstanding immediately prior to the effective time of its merger with Merger Sub I will be cancelled and retired and automatically converted into the right to receive one share of common stock in the new public company, subject to adjustment for any stock split, reverse stock split, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change. Each issued and outstanding warrant of the Company (or portion thereof) immediately prior to the effective time of the Company’s merger with Merger Sub I will be modified to provide that such warrant (or portion thereof) will no longer entitle the holder thereof to purchase the referenced number of shares of Company Common Stock, and in substitution thereof, such warrant (or portion thereof) will entitle the holder thereof to acquire such equal number of shares of the new public company’s common stock.
Each preferred unit of the Broadmark Companies and each unit of the Management Companies issued and outstanding immediately prior to the effective time of the such entity’s merger with Merger Sub II or the Company, respectively, will be cancelled and retired and automatically converted into the right to receive a number of shares of the new public company’s common stock equal to the amount of consideration per such unit calculated per the terms of the Merger Agreement.
The parties to the Merger Agreement, HN Investors LLC, a Delaware limited liability company (the “Sponsor”), and, where applicable, their respective directors and members also entered into various other agreements to effect the business combination and provide a framework for the relationship between such parties leading up to and after the consummation of the business combination. These agreements include voting agreements pertaining to Company common stock and interests in the Management Companies; an agreement providing for the surrender of certain shares of Company common stock and rights by the Sponsor; employment agreements covering continued employment of certain Broadmark Group personnel at PubCo; equity lock-up agreements restricting equity sales by such parties; and agreements containing restrictive covenants on hiring and employee solicitation, competition, confidentiality, non-disparagement and use of certain of the Broadmark Group’s intellectual property.
Consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions of the respective parties, and conditions customary to special purpose acquisition companies, including, among others: (i) approval of the Company’s stockholders; (ii) approval of the members of the Broadmark Group; (iii) there being no laws or injunctions by governmental authorities or other legal restraint prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) completion of the Company’s offer to redeem the shares of its public stockholders (the “Offer”) in accordance with the terms of the Merger Agreement, the organizational documents of the Company, the Trust Agreement, and the joint proxy and consent solicitation statement/prospectus; (v) the Company having at least $5,000,001 in net tangible assets; (vi) the new public company having at least $100 million in cash following the consummation of the transactions, completion of the Offer, and payment of expenses and indebtedness required to be paid at the closing of the transactions; (vii) consummation of the PIPE Investment (as discussed in further detail below); (viii) obtaining an amendment to the agreement governing the Company’s warrants to remove certain anti-dilution provisions contained therein relating to the payment of cash dividends; and (ix) the Company’s and PubCo’s receipt of certain tax opinions related to the transactions and REIT qualification.
More information about the Merger Agreement and the transactions contemplated thereby is included in the combined definitive joint proxy statement/prospectus that the Company and the Broadmark Companies filed with the Securities and Exchange Commission and dated October 18, 2019. The definitive joint proxy statement/prospectus contained the notice of special meeting of stockholders of the Company to vote on and adopt the Merger Agreement and the transactions contemplated thereby and to vote on certain related proposals. The special meeting is scheduled for November 12, 2019 (the “Special Meeting”). There is no guarantee that the Company will be able to hold the Special Meeting on November 12, 2019, or that the conditions to the closing of the transactions contemplated by the Merger Agreement will be satisfied prior to, or following such meeting (see Note 9).
Private Placement
On August 9, 2019, PubCo entered into a subscription agreement with entities affiliated with Farallon Capital Management LLC (the “PIPE Investors”), pursuant to which it will issue and sell to the PIPE Investors approximately $75.0 million of its common stock immediately prior to the consummation of the business combination (the “PIPE Investment”). The PIPE Investment is conditioned on the substantially concurrent closing of the mergers and a number of other closing conditions. The proceeds from the PIPE Investment will be used to pay transaction-related expenses and to help fund the ongoing business operations of PubCo. In addition, the PIPE Investors will have an option, exercisable at their election either in connection with or during the 365-day period following the consummation of the business combination to acquire up to an additional $25 million of common stock from PubCo. In connection the PIPE Investment, PubCo will issue to the PIPE Investors warrants in an amount equal to the number of shares of common stock of PubCo purchased by the PIPE Investors pursuant to their initial $75.0 million investment (such warrants to be on substantially the same terms as the warrants that will be held by public stockholders of PubCo upon consummation of the business combination).
Note 7 — Stockholder’s Equity
Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. At September 30, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.
Common Stock
Class A Common Stock — The Company is authorized to issue 400,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At September 30, 2019 and December 31, 2018, there were 2,368,918 and 1,927,221 shares of common stock issued and outstanding, excluding 32,131,082 and 32,572,779 shares of common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At September 30, 2019 and December 31, 2018, there were 8,625,000 shares of common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Warrants — The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its reasonable best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time during the exercise period;

•
upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 — Fair Value Measurements
The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost in the accompanying condensed consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

Cash held in the Trust Account amounted to $1,090 and $4,285 at September 30, 2019 and December 31, 2018, respectively.
The gross holding gains and fair value of held-to-maturity securities at September 30, 2019 and December 31, 2018 are as follows:
Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
September 30, 2019
U.S. Treasury Securities (Mature on 10/22/2019)	$360,196,236	$24,135	$360,220,371
Total	$360,196,236	$24,135	$360,220,371
December 31, 2018
U.S. Treasury Securities (Mature on 2/14/2019)	$177,713,107	$2,169	$177,715,276
U.S. Treasury Securities (Mature on 3/14/2019)	177,915,883	11,908	177,927,791
Total	$355,628,990	$14,077	$355,643,067
The fair value of the Company’s held-to-maturity securities are based upon Level 1 observations as of September 30, 2019 and December 31, 2018.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.
The Company has until November 17, 2019 to consummate a Business Combination. The Company has scheduled the Special Meeting to approve the Business Combination for November 12, 2019, and is using its best efforts to complete the Business Combination on or prior to November 17, 2019. While the Company is seeking to complete the Business Combination on or prior to November 17, 2019, the Company has scheduled a special meeting of its stockholders for November 15, 2019, pursuant to which, in the event the Business Combination has not been completed prior to such time, it will seek stockholder approval to, among other matters, amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate a Business Combination from November 17, 2019 to December 17, 2019 (the “Extension”). There is no guarantee that the Company’s stockholders will vote to approve the Extension. The Company’s board of directors believes that it is in the best interests of its stockholders that, in the event the Business Combination is not completed prior to the time of the special meeting to vote on the Extension, the Extension be obtained so that the Company will have a limited additional amount of time to consummate the Business Combination. Without the Extension, if the Company, despite its best efforts, is not able to complete the Business Combination on or before November 17, 2019, the Company would be precluded from completing the transactions consummated by the Merger Agreement and would be forced to liquidate even if its stockholders are otherwise in favor of the Business Combination. More information about the Extension is included in the proxy statement that the Company filed with the Securities and Exchange Commission on November 1, 2019.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Trinity Merger Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Trinity Merger Corp. (the “Company”) as of December 31, 2018, the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 24, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from January 24, 2018 (inception) through December 31, 2018, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2018.
Honolulu, Hawaii
March 15, 2019

Trinity Merger Corp.
Balance Sheet
December 31, 2018
Assets
Current Assets
Cash	$650,629
Prepaid expenses	47,730
Total Current Assets	$698,359
Cash and marketable securities held in Trust Account	355,633,275
Total Assets	$356,331,634
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$130,814
Income taxes payable	36,021
Total Current Liabilities	$166,835
Deferred underwriting fee payable	15,525,000
Total Liabilities	$15,691,835
Commitments
Common stock subject to possible redemption, 32,572,779 shares at redemption value	335,639,798
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 400,000,000 shares authorized; 1,927,221 issued and outstanding (excluding 32,572,779 shares subject to possible redemption)	193
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	1,853,915
Retained earnings	3,145,030
Total Stockholders’ Equity	$5,000,001
Total Liabilities and Stockholders’ Equity	$356,331,634
The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.
Statement of Operations
For the Period From January 24, 2018 (Inception) Through December 31, 2018
Operating costs	$552,724
Loss from operations	(552,724)
Other income:
Interest income on marketable securities held in Trust Account	4,533,775
Income before provision for income taxes	3,981,051
Provision for income taxes	(836,021)
Net income	$3,145,030
Weighted average shares outstanding of Class A common stock	34,500,000
Basic and diluted net income per share, Class A	0.13
Weighted average shares outstanding of Class B common stock	8,625,000
Basic and diluted net loss per share, Class B	$(0.15)
The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.
Statements of Changes in Stockholders’ Equity
For the Period From January 24, 2018 (Inception) Through December 31, 2018
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 24, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	325,116,319	—	325,119,769
Sale of 12,350,000 private placement warrants	—	—	—	—	12,350,000	—	12,350,000
Common stock subject to redemption	(32,572,779)	(3,257)	—	—	(335,636,541)	—	(335,639,798)
Net income	—	—	—	—	—	3,145,030	3,145,030
Balance – December 31, 2018	1,927,221	$193	8,625,000	$863	$1,853,915	$3,145,030	$5,000,001
The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.
Statement of Cash Flows
For the Period From January 24, 2018 (Inception) Through December 31, 2018
Cash Flows from Operating Activities:
Net income	$3,145,030
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,533,775)
Changes in operating assets and liabilities:
Prepaid expenses	(47,730)
Accounts payable and accrued expenses	130,814
Income tax payable	36,021
Net cash used in operating activities	(1,269,640)
Cash Flow from Investing Activities:
Investment of cash in Trust Account	(351,900,000)
Cash withdrawn from Trust Account	800,500
Net cash used in investing activities	(351,099,500)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	341,550,000
Proceeds from sale of private placement warrants	12,350,000
Proceeds from promissory note – related party	213,000
Repayment of promissory note – related party	(213,000)
Payment of offering costs	(905,231)
Net cash provided by financing activities	353,019,769
Net Change in Cash	650,629
Cash – Beginning of the period	—
Cash – End of the period	$650,629
Supplementary cash flow information:
Cash paid for income taxes	$800,500
Supplemental disclosure of non-cash investing and financing activities:
Initial classification of common stock subject to redemption	$332,485,331
Change in value of common stock subject to redemption	$3,154,467
Deferred underwriting fee charged to additional paid in capital	$15,525,000
The accompanying notes are an integral part of the financial statements.

Trinity Merger Corp.
Notes to Condensed Financial Statements
Note 1 — Description of Organization and Business Operations
Trinity Merger Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company is focusing its search on acquiring an operating company or business with a real estate component (such as a business within the hospitality, lodging, gaming, real estate or property services, or asset management industries). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
On January 26, 2018, the Company received an initial capital contribution (see Note 4) and entered into a promissory note agreement (see Note 4) with HN Investors LLC, a Delaware limited liability company. On May 17, 2018, the Company closed its initial public offering with the sale of 34,500,000 Units, generating gross proceeds of $345,000,000, as described in Note 3. All activity through December 31, 2018 relates to the Company’s formation, its initial public offering and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on marketable securities from the proceeds derived from the initial public offering.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018.
Cash and Marketable Securities Held in Trust Account
At December 31, 2018, assets held in the Trust Account were comprised of $4,285 in cash and $355,628,990 in U.S. Treasury Bills.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The common stock subject to possible redemption will be based on the requirement that the Company may not redeem publicly owned shares in an amount that would cause the Company’s net tangible assets be less than $5,000,001 upon consummation of a Business Combination (so that it is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirements which may be contained in the agreement related to the Company’s Business Combination. Accordingly, at December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the initial public offering. Offering costs amounting to $19,880,231 were charged to stockholders’ equity upon the completion of the initial public offering.

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
Fair Value of Financial Instruments
Fair value is determined under the guidance of ASC 820, “Fair Value Measurements,” is a market-based measurement and is determined based on the assumptions that market participants would use in pricing an asset or liability. The GAAP valuation hierarchy is based upon the transparency of using observable inputs and unobservable inputs in order to value the assets and liabilities inputs as of the measurement date. The three levels are defined as follows:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).
Revenue Recognition
The Company recognizes interest income when earned, typically on a monthly basis. The interest income is reinvested in the Trust Account, less money released to the Company to pay its franchise and income taxes.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2018, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of warrants sold in the initial public offering and private placement to purchase 46,850,000 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock outstanding for the period. Net loss per common share, basic and diluted for Class B common stock is calculated by dividing the net income (loss), less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the period.
Recent Accounting Pronouncements
In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification,” amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule is effective on November 5, 2018. The Company is evaluating the impact of this guidance on its financial statements. The Company anticipates its first interim presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
The registration statement for the Company’s initial public offering was declared effective on May 14, 2018. On May 17, 2018, the Company closed its the initial public offering of 34,500,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000. Each Unit consists of one share of Class A common stock (the “Public Shares”) and one redeemable warrant (each a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 6).
Simultaneously with the closing of the initial public offering, the Company consummated the sale of 12,350,000 warrants (each, a “Private Placement Warrant” and collectively, the “private placement warrants”)

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s Sponsor, generating total gross proceeds of $12,350,000 (see Note 4).
In connection with the closing of the initial public offering on May 17, 2018, an amount of $351,900,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the initial public offering and the private placement warrants was placed in a Trust Account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Offering costs amounted to $19,880,231, consisting of $3,450,000 of underwriting fees, $15,525,000 of deferred underwriting fees (see Note 5) and $905,231 of other costs.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the sale of the private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide its holders of the Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The holders of the Public Shares (the “public stockholders”) will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the Public Shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the initial public offering in favor of approving a Business Combination. In addition, the initial

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A common stock sold in the initial public offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination by November 17, 2019 (the “Combination Period”), unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered (other than the independent public accountants) or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
Note 4 — Related Party Transactions
Founder Shares
On January 26, 2018, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.001 (“Class B common stock”) for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the initial stockholders to the extent that the over-allotment option from the initial public offering was not exercised in full by the underwriter so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the initial public offering. As a result of the underwriters’ election to exercise their over-allotment option in full, 1,125,000 Founder Shares are no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of an initial Business Combination or (B) subsequent to an initial Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the initial public offering, the 12,350,000 private placement warrants at a price of $1.00 per Unit in Company consummated the sale of a private placement to the Sponsor, generating gross proceeds of $12,350,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the private placement warrants were added to the proceeds from the initial public offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the private placement warrants are held by someone other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.
The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On January 26, 2018, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the initial public offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and payable on the earlier of June 30, 2018 or the completion of the initial public offering. The Company borrowed $213,000 under the Note, which was repaid at the closing of the initial public offering on May 17, 2018.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account.
In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-transaction company at a price of $1.00 per warrant. The warrants would be identical to the private placement warrants.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on May 14, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. For the period from January 24, 2018 (inception) through December 31, 2018, the Company incurred $75,000 of administrative service fees, of which $5,000 is payable and included in accounts payable and accrued expenses in the accompanying balance sheet.
Note 5 — Commitments and Contingencies
Registration Rights
Pursuant to a registration rights agreement entered into on May 14, 2018, the holders of the Founder Shares, private placement warrants and any warrants that may be issued upon conversion of the Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriters Agreement
The underwriter was paid a cash underwriting discount of one percent (1.0%) of the gross proceeds of the initial public offering, or $3,450,000. In addition, the underwriter is entitled to a deferred fee of four and one-half percent (4.5%) of the gross proceeds of the initial public offering, or $15,525,000. The deferred fee will be paid in cash to the underwriter upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Note 6 — Stockholder’s Equity
Preferred Stock — The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018, there were no shares of preferred stock issued or outstanding.
Common Stock
Class A Common Stock — The Company is authorized to issue 400,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2018, there were 1,927,221 shares of common stock issued and outstanding, excluding 32,572,779 shares of common stock subject to possible redemption.

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At December 31, 2018, there were 8,625,000 shares of common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the initial public offering and related to the closing of an initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the initial public offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Warrants — The public warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the initial public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants. The Company will use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The public warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the public warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time during the exercise period;

•
upon a minimum of 30 days’ prior written notice of redemption; and

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
•
if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Income Tax
The income tax provision for the period from January 24, 2018 (inception) through December 31, 2018 consists of the following:
Federal
Current	$836,021
Deferred	—
State
Current	—
Deferred	—
Change in valuation allowance	—
Income tax provision	$836,021
As of December 31, 2018, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company did not have any deferred tax assets or liabilities at December 31, 2018.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2018 is as follows:
Statutory federal income tax rate	(21.0)%
State taxes, net of federal tax benefit	0.0%
Income tax provision (benefit)	(21.0)%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns for

Trinity Merger Corp.
Notes to Condensed Financial Statements — (Continued)
the period from January 24, 2018 (inception) through December 31, 2018 remain open and subject to examination. The Company considers Hawaii to be a significant state tax jurisdiction.
Note 8 — Fair Value Measurements
The Company classifies its U. S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost in the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
Cash held in the Trust Account amounted to $4,285 at December 31, 2018.
The gross holding gains and fair value of held-to-maturity securities at December 31, 2018 are as follows:
Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
U.S. Treasury Securities (Mature on 2/14/2019)	$177,713,107	$2,169	$177,715,276
U.S. Treasury Securities (Mature on 3/14/2019)	177,915,883	11,908	177,927,791
Total	$355,628,990	$14,077	$355,643,067
The fair value of the Company’s held-to-maturity securities are based upon Level 1 observations as of December 31, 2018.
Note 9 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company reinvested its U.S. Treasury Securities upon maturity in 2019. Based upon this review, the Company did not identify any other subsequent events that require adjustment or disclosure in the financial statements.
Note 10 — Selected Quarterly Information (Unaudited)
The following table presents summarized unaudited quarterly financial data for each of the four quarters for the period from January 24, 2018 (inception) through December 31, 2018. The data has been derived from the Company’s unaudited financial statements that, in management’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the financial statements and notes thereto. The results of operations for any quarter are not necessarily indicative of the results of operations for any future period.
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
For the period from January 24, 2018 (inception) through December 31, 2018
Operating costs	$814	$182,192	$223,597	$146,121
Interest income	—	775,735	1,820,909	1,937,131
Provision for income taxes	—	(152,404)	(371,891)	(311,726)
Net income (loss)	(814)	441,139	1,225,421	1,479,284
Basic and diluted income per share, Class A common stock	—	0.02	0.05	0.05
Basic and diluted income (loss) per share, Class B	$(0.00)	$(0.02)	$(0.06)	$(0.02)

BROADMARK REALTY CAPITAL INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2020 and twelve months ended December 31, 2019 are based on (i) the unaudited consolidated financial statements of Broadmark Realty, as of and for the six months ended June 30, 2020 and (ii) the audited consolidated statement of income of Broadmark Realty for the year ended December 31, 2019, each included within this prospectus. We have not presented an unaudited pro forma condensed consolidated balance sheet as our most recent balance sheet as of June 30, 2020 reflects the consummated Business Combination.
The unaudited pro forma condensed consolidated statements of income give effect to the Business Combination as if the Business Combination had occurred on January 1, 2019.
The unaudited pro forma condensed consolidated statements of income have been adjusted to give effect to pro forma events that are (i) directly attributable to the Business Combination, (ii) factually supportable and, (iii) expected to have a continuing impact on the combined results. The pro forma adjustments included in the accompanying unaudited pro forma condensed consolidated financial statements are based on currently available data and assumptions that we believe are reasonable.
The unaudited pro forma condensed consolidated statements of income and accompanying notes present the impact of the following items that are directly attributable to the Business Combination:
•
Elimination of the fair value adjustment on the optional subscription liabilities;

•
Elimination of one-time compensation awards;

•
Introduction of new compensation arrangements for executive officers of the public company;

•
Amortization of the fair value of vested restricted stock units (“RSUs”) awarded to employees, executive officers and directors as if granted on January 1, 2019;

•
Amortization of the fair value of intangible assets acquired in the Business Combination; and,

•
Elimination of one-time, non-recurring transaction costs.

The unaudited pro forma condensed consolidated financial information has been prepared for informational and illustrative purposes only and should be read in conjunction with the Notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, our unaudited financial statements for the six months ended June 30, 2020, and our audited consolidated financial statements for the year ended December 31, 2019 included herein.
The unaudited pro forma condensed consolidated financial information does not purport to reflect our results of operations or financial condition had the Business Combination occurred at an earlier date and also should not be considered representative of our future financial condition or results of operations.
In the accompanying unaudited pro forma condensed consolidated financial information, the Business Combination has been accounted for as a business combination under the provisions of Accounting Standards Codification No. 805, Business Combinations, (“ASC 805”) and the pro forma assumptions and adjustments described in the accompanying notes have been applied.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2020
(dollars in thousands, except share and per share data)
	Historical Broadmark Realty For the six months ended June 30, 2020	Pro forma Adjustments For the six months ended June 30, 2020		Pro forma Combined For the six months ended June 30, 2020
Revenues
Interest income	$46,733	—		$46,733
Fee income	14,105	—		14,105
Total Revenue	60,838	—		60,838
Other Income:
Change in fair value of optional subscription liabilities	3,146	(3,146)	A	—
Expenses
Impairment:
Loan loss provision (recovery)	3,931	—		3,931
Operating expenses:
Compensation and employee benefits	6,237	(1,613)	B	4,624
General and administrative	6,778	1,070	C	7,848
Total Expenses	16,946	(543)		16,403
Income before income taxes	47,038	(2,603)		44,435
Income tax provision	—	—		—
Net income	$47,038	(2,603)		$44,435
Earnings per common share:(1)
Basic	$0.36			0.34
Diluted	$0.36			0.34
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,120,290			132,120,290
Diluted	132,120,290			132,120,290

(1)
The Company has not presented earnings per unit in the predecessor periods as it believes the information would not be meaningful to investors given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2019
(dollars in thousands, except share and per share data)
	Historical Broadmark Realty For the year ended December 31, 2019	Pro forma Adjustments For the year ended December 31, 2019		Pro forma Combined For the year ended December 31, 2019
Revenues
Interest income	$95,432	—		95,432
Fee income	35,552	—		35,552
Total Revenue	130,984			130,984
Expenses
Impairment:
Loan loss provision (recovery)	3,342	—		3,342
Other Expense:
Change in fair value of optional subscription liabilities	4,924	—		4,924
Operating expenses:
Compensation and employee benefits	8,081	3,716	D	11,797
General and administrative	13,245	(1,685)	E	11,560
Transaction costs	26,156	(26,156)	F	—
Total Expenses	55,748	(24,125)		31,623
Income before income taxes	75,236	24,125		99,361
Income tax provision	—
Net income	$75,236	24,125		99,361
Earnings per common share:(1)
Basic	0.57			0.75
Diluted	0.57			0.75
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,111,329	330,197	G	132,441,526
Diluted	132,499,386	330,197	G	132,829,583

(1)
The Company has not presented earnings per unit in the predecessor periods as it believes the information would not be meaningful to investors given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Note 1. Business Combination
On November 14, 2019 (the “Closing Date”), Broadmark Realty consummated a business combination (the “Business Combination”) pursuant to an Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among the Company, Trinity, Trinity Merger Sub I, Inc. (“Merger Sub I”), Trinity Merger Sub II, LLC (“Merger Sub II” and together with Trinity and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Predecessor Companies” and each a “Predecessor Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Predecessor Management Companies” and each a “Predecessor Management Company,” and the Predecessor Management Companies, together with the Predecessor Companies and their subsidiaries, the “Predecessor Company Group”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Predecessor Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each of the Predecessor Management Companies merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”). As a result of the Mergers, Merger Sub II and Trinity became wholly owned subsidiaries of Broadmark Realty.
The Business Combination was accounted for in accordance with ASC 805 in two steps: the merger of the Trinity Parties with and into BRELF II as a recapitalization and simultaneous capital issuance, and the acquisition of 100% of the remaining entities within the Predecessor Company Group by BRELF II as the accounting acquirer.
Note 2. Basis of Presentation
For periods prior to November 15, 2019, the accompanying consolidated financial statements do not represent the financial position and results of operations of one controlling legal entity, but rather a combination of the historical results of the Predecessor Company Group, which was under common management. Therefore, any reference herein to the Predecessor financial statements are made on a combined basis. For periods from November 15, 2019 on, the accompanying consolidated financial statements represent the consolidated financial statements of the Company, beginning with BRELF II as the accounting acquirer and successor entity. In addition, as a result of the Business Combination, the consolidated financial statements for periods from November 15, 2019 on, are presented on a new basis of accounting pursuant to ASC 805 to reflect BRELF II acquiring the other entities within the Predecessor Company Group and Trinity in the successor period.
The accompanying unaudited pro forma condensed consolidated statements of income have been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated statements of income were prepared using:
•
the historical unaudited condensed consolidated statement of income of Broadmark Realty for the six months ended June 30, 2020; and

•
the historical audited consolidated statement of income of Broadmark Realty for the period from November 15, 2019 to December 31, 2019 and the combined period from January 1, 2019 to November 14, 2019.

Broadmark Realty’s historical unaudited and audited consolidated financial statements were prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting with BRELF II as the accounting acquirer. Accordingly, the historical consolidated financial statements have been adjusted to give effect to the acquisition related adjustments, including consideration transferred, arising from the Business Combination.

We have separated our historical financial results into predecessor and successor periods in our audited consolidated financial statements for the year ended December 31, 2019, which is required under U.S. GAAP to reflect the change in accounting basis from the application of acquisition accounting as a result of the Business Combination. The historical combined information of Broadmark Realty for the year ended December 31, 2019 represents the mathematical addition of the period from January 1, 2019 to November 14, 2019 (predecessor) and the period from November 15, 2019 to December 31, 2019 (successor). These are considered to be separate periods for financial reporting purposes and they should be evaluated separately as applicable; however, for pro forma purposes, we have presented the historical financial statements on a combined basis for December 31, 2019.
Note 3. Pro Forma Adjustments
Pro Forma Adjustments for the Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2020
A.
The adjustment reflects the elimination of the decrease in fair value recorded related to the option subscription liabilities of $3.1 million as the option expires twelve months from the consummation of the Business Combination or December 31, 2019 for purposes of the pro forma condensed consolidated financial information.

B.
The adjustment reflects the elimination of compensation expense amounting to $1.6 million related to RSUs granted to employees and directors directly attributable to the Business Combination that would have fully vested in 2019 had the Business Combination occurred on January 1, 2019.

C.
The adjustment reflects an increase in amortization of $1.1 million related to the reversal of a measurement period adjustment and to present two quarters of amortization of the $1.0 million in intangible assets acquired in the Business Combination, which have an expected useful life of three years.

Pro Forma Adjustments for the Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2019
D.
The adjustment to Compensation and employee benefits reflects the impact on compensation to employees, officers and directors directly attributable to the Business Combination had the Business Combination been consummated as of January 1, 2019.

Compensation and employee benefits was adjusted on a pro forma basis to reflect the following:
•
Eliminate a one-time award of $1.0 million granted to our Non-Executive Chairman;

•
Reflect new compensation arrangements of $1.0 million for newly appointed executive officers of the public company post Business Combination; and,

•
Reflect the compensation expense related to $3.7 million of RSUs granted to employees, directors and officers that were scheduled to vest within one year of the Business Combination.

E.
The adjustment reflects (i) a decrease in amortization of $0.7 million to present one year of amortization of the $1.0 million in intangible assets acquired in the Business Combination, which have an expected useful life of three years, and (ii) elimination of $1.0 million in one-time fees paid to legal counsel and accounting firms that are directly attributable to the Business Combination and represent non-recurring fees.

F.
The adjustment reflects the elimination of $26.2 million in non-recurring fees paid to investment banks, legal counsel, accounting firms and certain other one-time payments of transaction costs directly attributable to the Business Combination.

G.
The adjustment to the weighted-average shares of common stock outstanding, basic and diluted reflects the issuance of 330,197 shares to employees, executive officers and directors for RSUs as discussed in Adjustment D above.

The presentation of each predecessor period has been conformed to the current period’s presentation for the purposes of these consolidated financial statements:

	Historical Successor Period from November 15, 2019 through December 31, 2019	Historical Predecessor Period from January 1, 2019 through November 14, 2019	Historical Broadmark Realty For the year ended December 31, 2019
Revenues
Interest income	$13,207	$82,225	$95,432
Fee income	2,767	32,785	35,552
Total Revenue	15,974	115,010	130,984
Expenses
Impairment:
Loan loss provision (recovery)	—	3,342	3,342
Other Expense:
Change in fair value of optional subscription liabilities	4,924	—	4,924
Operating expenses:
Compensation and employee benefits	2,527	5,554	8,081
General and administrative	2,843	10,402	13,245
Transaction costs	367	25,789	26,156
Total Expenses	10,661	45,087	55,748
Income before income taxes	5,313	69,923	75,236
Income tax provision	—	—	—
Net income	$5,313	$69,923	$75,236
Earnings per common share:(1)
Basic	$0.04	—	—
Diluted	$0.04	—	—
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,111,329	—	—
Diluted	132,499,386	—	—

(1)
The Company has not presented earnings per unit in the predecessor periods as it believes the information would not be meaningful to investors given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

Note 4. Items Not Included in Pro Forma Condensed Consolidated Statements of Income
The unaudited pro forma condensed consolidated statements of income do not include any expected cost savings or restructuring actions which may be achievable, or which may occur subsequent to the Business Combination. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2019 also does not reflect any changes to the optional subscription liability that may have occurred between January 1, 2019 and December 31, 2019 as a result of changes to inputs to derive the fair value of the optional subscription liability, if the transaction had happened on January 1, 2019, as such adjustment would not be factually supportable, as our common stock was not traded for periods prior to the Business Combination.